                                                       REGISTRATION NO. 333-4201

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 SHONEY'S, INC.
             (Exact name of registrant as specified in its charter)

           TENNESSEE                        5812                        62-0799798
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification No.)

                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210
                                 (615) 391-5201
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                W. CRAIG BARBER
                                 SHONEY'S, INC.
                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210
                            TELEPHONE (615) 231-2385
                            FACSIMILE (615) 231-2531
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ---------------------
                                With Copies to:


            CYNTHIA W. YOUNG, ESQ.                      RICHARD A. GOLDBERG, ESQ.
            WYATT, TARRANT & COMBS                      SHEREFF, FRIEDMAN, HOFFMAN
             2800 CITIZENS PLAZA                              & GOODMAN, LLP
          500 WEST JEFFERSON STREET                          919 THIRD AVENUE
          LOUISVILLE, KENTUCKY 40202                  NEW YORK, NEW YORK 10022-9998
           TELEPHONE (502) 562-7292                      TELEPHONE (212) 758-9500
           FACSIMILE (502) 589-0309                      FACSIMILE (212) 758-9526


                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and after conditions contained in the Reorganization Agreement have been satisfied.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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- --------------------------------------------------------------------------------

                                 SHONEY'S, INC.

                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B)


 ITEM                                                            LOCATION OR CAPTION IN PROXY
NUMBER                    ITEM IN S-4                                STATEMENT-PROSPECTUS
- ------    --------------------------------------------   --------------------------------------------
   1.     Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus....   Facing page of Registration Statement;
                                                         Outside Front Cover Page
   2.     Inside Front and Outside Back Cover Pages of
            Prospectus................................   Available Information; Incorporation of
                                                         Certain Information by Reference; Table of
                                                           Contents
   3.     Risk Factors. Ratio of Earnings to Fixed
            Charges and Other Information.............   Summary; Risk Factors; The Shoney's Special
                                                           Meeting; The Enterprises Special Meeting;
                                                           The Reorganization
   4.     Terms of the Transaction....................   Summary; Incorporation of Certain Documents
                                                         by Reference; The Reorganization
   5.     Pro Forma Financial Information.............   Summary; Unaudited Pro Forma Condensed
                                                           Combined Financial Statements
   6.     Material Contracts with the Company Being
            Acquired..................................   The Reorganization; The Reorganization
                                                           Agreement
   7.     Additional Information Required for
            Reoffering by Persons and Parties Deemed
            to be Underwriters........................   Not Applicable
   8.     Interests of Named Experts and Counsel......   Not Applicable
   9.     Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities...............................   Not Applicable
  10.     Information with Respect to S-3
            Registrants...............................   Incorporation of Certain Documents by
                                                           Reference; The Reorganization Parties
  11.     Incorporation of Certain Information by
            Reference.................................   Incorporation of Certain Documents by
                                                         Reference
  12.     Information with Respect to S-2 or S-3
            Registrants...............................   Not Applicable
  13.     Incorporation of Certain Information by
            Reference.................................   Not Applicable
  14.     Information With Respect to Registrants
            Other than S-3 or S-2 Registrants.........   Not Applicable
  15.     Information with Respect to S-3
            Companies.................................   Incorporation of Certain Documents by
                                                           Reference; The Reorganization Parties
  16.     Information with Respect to S-2 or S-3
            Companies.................................   Not Applicable
  17.     Information With Respect to Companies Other
            Than S-3 or S-2 Companies.................   Not Applicable
  18.     Information if Proxies, Consents or
            Authorizations are to be Solicited........   Outside Front Cover Page; Incorporation of
                                                           Certain Documents by Reference; Summary;
                                                           The Shoney's Special Meeting; The
                                                           Enterprises Special Meeting; The
                                                           Reorganization Parties; The
                                                           Reorganization; Experts
  19.     Information if Proxies, Consents or
            Authorizations are not to be Solicited or
            in an Exchange Offer......................   Not Applicable

                         [LETTERHEAD OF SHONEY'S, INC.]


                                 July   , 1996


Dear Shoney's, Inc. Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of Shoney's, Inc. ("Shoney's") to be held in the fifth floor auditorium of the
First American Center, Nashville, Tennessee, on           , August   , 1996 at
1:00 p.m., local time (the "Shoney's Special Meeting").



     At the Shoney's Special Meeting, you will be asked to approve: (1) a proposed amendment to Shoney's charter increasing the authorized shares of Shoney's common stock, par value $1.00 per share ("Shoney's Common Stock"), from 100 million to 200 million shares (the "Charter Amendment"); (2) the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated as of March 15, 1996, as amended (the "Reorganization Agreement"), by and among Shoney's, TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, and TPI Enterprises, Inc. ("Enterprises"); and (3) proposed amendments to the Shoney's, Inc. 1981 Stock Option Plan (the "Shoney's Option Plan"), as described in the accompanying Joint Proxy Statement/Prospectus. Pursuant to the Reorganization Agreement, Shoney's will acquire substantially all of the assets of Enterprises in exchange for the issuance by Shoney's of shares and associated rights, stock options, warrants and rights to purchase shares and associated rights, of Shoney's Common Stock and the assumption of certain liabilities, contracts and other obligations of Enterprises (the "Reorganization").


     The accompanying Joint Proxy Statement/Prospectus provides information about each of the proposals your Board of Directors will be recommending at the Shoney's Special Meeting. It contains detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, benefits to certain Enterprises directors and executive officers, potential adverse effects to public shareholders of Shoney's and other risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your Shoney's Common Stock be represented at the Shoney's Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Shoney's Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Shoney's Special Meeting.

     Your Board of Directors believes that the Reorganization is fair to, and in the best interests of, Shoney's and its shareholders. The Board has approved the Reorganization Agreement, the proposed amendment to Shoney's Charter and the proposed amendments to the Shoney's Option Plan. Accordingly, the Board recommends that you vote to approve the Reorganization Agreement and the issuance of Shoney's Common Stock pursuant to the Reorganization Agreement, as well as the proposed amendment to Shoney's Charter and the proposed amendments to the Shoney's Option Plan.

                                          Sincerely,

                                          C. Stephen Lynn,
                                          Chairman of the Board, Chief Executive
                                          Officer
                                          and President

                                 SHONEY'S, INC.
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD             , AUGUST    , 1996



     Notice is hereby given that a Special Meeting of Shareholders of Shoney's, Inc. ("Shoney's") has been called by the Board of Directors and will be held in the fifth floor auditorium of the First American Center, 326 Union Street,
Nashville, Tennessee on           , August   , 1996 at 1:00 p.m. local time, for
the following purposes:



          1. To consider and vote upon a proposal to approve the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996 among Shoney's, TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, and TPI Enterprises, Inc., as amended (the "Reorganization Agreement"), including the issuance of shares and associated rights, stock options, warrants and conversion rights to purchase shares, and associated rights, of Shoney's common stock, par value $1.00 per share ("Shoney's Common Stock"), contemplated thereby;


          2. To consider and vote upon a proposed amendment to Shoney's charter increasing the authorized capital stock of Shoney's from 100 million to 200 million shares of Shoney's Common Stock;

          3. To consider and vote upon proposed amendments to the Shoney's, Inc. 1981 Stock Option Plan (the "Shoney's Option Plan"), as described in the accompanying Joint Proxy Statement/Prospectus; and

          4. To transact other business as may properly come before the meeting or any adjournments or postponements thereof.


     The Board of Directors of Shoney's has fixed the close of business on June 28, 1996 as the record date for the determination of the holders of Shoney's Common Stock entitled to notice of and to vote at the Special Meeting. The Reorganization Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.


     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Robert M. Langford
                                          Executive Vice President, General
                                          Counsel and Secretary

Nashville, Tennessee

Dated: July   , 1996

                     [LETTERHEAD OF TPI ENTERPRISES, INC.]


                                 July   , 1996


To the Shareholders of TPI ENTERPRISES, INC.:


     You are cordially invited to attend a Special Meeting of Shareholders of TPI Enterprises, Inc. ("Enterprises") to be held at Palm Beach Gardens Marriott,
4000 RCA Boulevard, Palm Beach Gardens, Florida, on      , August   , 1996 at
the hour of 9.00 a.m., local time (the "Enterprises Special Meeting").



     At the Enterprises Special Meeting, you will be asked to approve the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended (the "Reorganization Agreement"), by and among Shoney's, Inc. ("Shoney's"), TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's ("TPAC"), and Enterprises, including the dissolution and liquidation of Enterprises under the terms of a plan of complete liquidation contemplated by the Reorganization Agreement. Approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of the common stock, $0.01 par value per share (the "Enterprises Common Stock"), entitled to vote at the Enterprises Special Meeting.


     The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, benefits to certain Enterprises directors and executive officers, potential adverse effects to public shareholders and other risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your Enterprises Common Stock be represented at the Enterprises Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Enterprises Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Enterprises Special Meeting.

     Your Board of Directors believes that the Reorganization is fair to, and in the best interests of, Enterprises and its shareholders. The disinterested members of the Board have unanimously approved the Reorganization Agreement and the full Board unanimously recommends that you vote to approve the Reorganization Agreement and the dissolution of Enterprises.

                                          Sincerely,

                                          J. Gary Sharp
                                          President and Chief Executive Officer

                             TPI ENTERPRISES, INC.
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD AUGUST    , 1996


To all Shareholders of TPI ENTERPRISES, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of TPI Enterprises, Inc., a New Jersey corporation ("Enterprises"), has been called by the Board of Directors and will be held at Palm Beach Gardens Marriott, 4000 RCA
Boulevard, Palm Beach Gardens, Florida on           , August   , 1996 at the
hour of 9:00 a.m. local time, for the following purposes:



          1. To consider and vote upon a proposal to approve the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended (the "Reorganization Agreement") by and among Shoney's, Inc. ("Shoney's"), TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, and Enterprises, including the dissolution and liquidation of Enterprises under a plan of complete liquidation contemplated by the Reorganization Agreement.


          2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


     The Board of Directors of Enterprises has fixed the close of business on June 24, 1996 as the record date for the determination of the holders of the common stock, $0.01 par value per share, of Enterprises entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The Reorganization and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.


     PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                          FREDERICK W. BURFORD,
                                          Secretary

Palm Beach Gardens, Florida

July   , 1996


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF ENTERPRISES, AND RETURN IT TO ENTERPRISES IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

        SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED JUNE   , 1996


                             JOINT PROXY STATEMENT
                    SHONEY'S, INC. AND TPI ENTERPRISES, INC.
                             ---------------------
                                   PROSPECTUS

                                 SHONEY'S, INC.

     This Joint Proxy Statement and Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Shoney's, Inc., a Tennessee corporation ("Shoney's"), and TPI Enterprises, Inc., a New Jersey corporation ("Enterprises"), in connection with the solicitation of proxies by the Boards of Directors of Shoney's and Enterprises for use at their respective Special Meetings of Shareholders, and any adjournments or postponements thereof (collectively, the "Special Meetings"), to be held at the time and place and for the purposes set forth in the accompanying notice. It is anticipated that the mailing of this Joint Proxy Statement/Prospectus and the enclosed proxy card
will commence on or about             , 1996.


     At the Special Meetings, shareholders of Shoney's and Enterprises will, among other things, be asked to approve a Plan of Tax-Free Reorganization Under
Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended (the "Reorganization Agreement"), and the transactions contemplated thereby. As more fully described herein, subject to the terms and conditions of the Reorganization Agreement, Shoney's will acquire substantially all of Enterprises' assets, including the subsidiaries through which Enterprises conducts operations as Shoney's largest franchisee, in exchange for the issuance of shares of common stock, $1.00 par value per share, of Shoney's ("Shoney's Common Stock") and the assumption, by Shoney's, of certain liabilities, contracts and other obligations of Enterprises (the "Reorganization"). The number of shares of Shoney's Common Stock to be issued to Enterprises in the Reorganization is equal to the sum of: (a) 5,577,102; plus
(b) $10,000,000 divided by the average closing market price of the Shoney's Common Stock on the New York Stock Exchange (the "NYSE") over the ten day trading period ending on the day prior to the closing (the "Closing") of the Reorganization (the "Average Closing Market Price"), subject to certain adjustments as provided in the Reorganization Agreement (the "Exchange Shares"). Shoney's Common Stock is traded on the NYSE under the symbol "SHN." On June 21, 1996, the closing price for Shoney's Common Stock as reported by the NYSE Composite Tape was $11.00 per share. Had the Closing occurred on June 24, 1996, the Average Closing Market Price would have been $11.5375, and Shoney's would have issued an aggregate of 6,521,329 shares of Shoney's Common Stock to Enterprises, or .3158 shares of Shoney's Common Stock per share of common stock, $0.01 par value per share, of Enterprises ("Enterprises Common Stock"), and Enterprises would have held, immediately after the Reorganization, approximately 13.5% of the aggregate number of the then outstanding shares of Shoney's Common Stock. Pursuant to the Reorganization Agreement, Enterprises will retain in the Reorganization up to $7,350,000 in cash, for the sole purpose of paying certain wind-up expenses, and up to an additional $7,500,000 in cash. Had the Closing occurred on June 24, 1996, based on the assumptions set forth elsewhere in this Joint Proxy Statement/Prospectus, Enterprises would have been able to retain approximately $14,523,000 in cash at the Closing, of which approximately $7,350,000 would be allocated for the sole purpose of paying certain wind-up expenses which would be adjusted for wind-up expenses paid prior to Closing. Upon completion of the Reorganization, Enterprises will wind-up its operations and, after paying or making adequate provisions for its liabilities, will distribute the Exchange Shares received in the Reorganization and any cash remaining, other than as discussed in this Joint Proxy Statement/Prospectus, to its shareholders on a pro rata basis based upon their ownership of shares of Enterprises Common Stock. Based on the number of shares of Enterprises Common Stock outstanding at June 24, 1996, and assuming the Closing had occurred on such date and that $1,000,000 of the cash to be retained by Enterprises and not allocated to pay specified wind-up expenses is required to be distributed by Enterprises to satisfy its remaining liabilities and assuming that the options and warrants of Enterprises are exercised prior to the complete liquidation of Enterprises, Enterprises' shareholders would receive approximately .3158 shares of Shoney's Common Stock and approximately $0.26 in cash in respect of each share of Enterprises Common Stock upon the liquidation of Enterprises.



FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE
        REORGANIZATION, SEE "RISK FACTORS," LOCATED ON PAGES 19 THROUGH
                 23 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.


     All information contained in this Joint Proxy Statement/Prospectus with respect to Shoney's and its subsidiaries has been provided by Shoney's. All information contained in this Joint Proxy Statement/Prospectus with respect to Enterprises and its subsidiaries has been provided by Enterprises.

THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN APPROVED OR
   DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
     SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus, which also constitutes Shoney's Prospectus for up to 11,500,000 shares of Shoney's Common Stock, is
            , 1996.

                             AVAILABLE INFORMATION

     Shoney's (Commission File No. 0-4377) and Enterprises (Commission File No. 0-7961) are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained by mail, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Shoney's Common Stock is listed on the NYSE and material filed by Shoney's can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Enterprises Common Stock is listed on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") and material filed by Enterprises can be inspected at the offices of the Nasdaq National Market, 9513 Key West Avenue, 3rd Floor, Rockville, Maryland 20850.

     This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which Shoney's has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to Shoney's and the Shoney's Common Stock offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an appendix hereto.
                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SHONEY'S OR ENTERPRISES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SHONEY'S OR ENTERPRISES SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


     CERTAIN STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE, INCLUDING STATEMENTS CONCERNING THE CONSIDERATION PAYABLE BY SHONEY'S IN THE REORGANIZATION, THE LIABILITIES ENTERPRISES WILL BE REQUIRED TO SATISFY FOLLOWING THE REORGANIZATION AND THE AMOUNT OF CASH IT WILL HAVE AVAILABLE THEREFOR, AND THE SYNERGIES, EFFICIENCIES AND COST SAVINGS THAT ARE ANTICIPATED TO RESULT FROM THE REORGANIZATION AND SHONEY'S OPERATIONAL IMPROVEMENT PROGRAM. SUCH STATEMENTS REFLECT SHONEY'S AND ENTERPRISES' MANAGEMENTS' CURRENT VIEWS, ARE BASED ON MANY ASSUMPTIONS AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THESE STATEMENTS TO DIFFER MATERIALLY FROM WHAT ACTUALLY OCCURS. CERTAIN OF SUCH FACTORS ARE DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 19 OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF SHONEY'S AND ENTERPRISES ARE CAUTIONED TO CAREFULLY CONSIDER SUCH FACTORS.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................
SUMMARY...............................................................................
  The Reorganization Transaction and the Dissolution of Enterprises...................
  Parties to the Reorganization.......................................................
  Special Meetings....................................................................
     Time, Place and Date.............................................................
     Purpose of the Meetings..........................................................
     Votes Required; Record Date......................................................
  Reasons for the Reorganization......................................................
  Recommendation of the Shoney's Board................................................
  Recommendation of the Enterprises Board.............................................
  Opinions of Financial Advisors......................................................
  Enterprises Stock Options...........................................................
  Enterprises Warrants................................................................
  Liabilities Assumed or Satisfied....................................................
  Interests of Certain Persons in the Reorganization..................................
  Conditions to the Reorganization....................................................
  Closing Date........................................................................
  Termination of the Reorganization Agreement.........................................
  Certain Differences in Shareholders' Rights.........................................
  Dissenters' Rights..................................................................
  Certain Federal Income Tax Consequences.............................................
  Accounting Treatment................................................................
  Resale Restrictions.................................................................
  Comparative Market Prices of Common Stock...........................................
  Summary Financial Data..............................................................
  Comparative Per Share Data..........................................................
RISK FACTORS..........................................................................
  Uncertainties Related to the Reorganization.........................................
  Interests of Certain Persons in the Reorganization..................................
  Indebtedness and Interest Rate Sensitivity..........................................
  Stock Price Fluctuations; Fixed Exchange Ratio......................................
  Possible Reductions to Retained Cash and Expense Allotment..........................
  Provision for Liabilities of Enterprises Before Distribution of Exchange Shares and
     Cash.............................................................................
  No Assurance of Public Market for Enterprises Common Stock Following the Closing;
     Delisting and Deregistration of Enterprises Common Stock.........................
  Litigation..........................................................................
  Tax Risks...........................................................................
  Limitation on Liabilities Assumed...................................................
  Differences in Rights of Shareholders...............................................
  Limitations on Acquisition and Change in Control Could Deter a Takeover Which Might
     Otherwise be in the Shareholders' Best Interests.................................
  Shares Available for Future Sale Could Adversely Affect Price of Shoney's Common
     Stock............................................................................
THE REORGANIZATION PARTIES............................................................
  Shoney's............................................................................
  TPAC................................................................................
  Enterprises.........................................................................
  Combined Entity.....................................................................

                                                                                        PAGE
                                                                                        ----
THE SHONEY'S SPECIAL MEETING..........................................................
  Purposes of the Shoney's Special Meeting............................................
  Charter Amendment Increasing Number of Authorized Shares............................
  Record Date; Voting Rights; Proxies.................................................
  Solicitation of Proxies.............................................................
  Dissenters' Rights..................................................................
  Quorum..............................................................................
  Required Vote.......................................................................
THE ENTERPRISES SPECIAL MEETING.......................................................
  Purposes of the Enterprises Special Meeting.........................................
  Record Date; Voting Rights; Proxies.................................................
  Required Vote.......................................................................
  Solicitation of Proxies.............................................................
  Dissenters' Rights..................................................................
  Quorum..............................................................................
THE REORGANIZATION....................................................................
  The Reorganization Transaction......................................................
     Obligations and Liabilities Assumed..............................................
     Adjustments to Consideration.....................................................
     Dissolution of Enterprises, Wind-up Expenses.....................................
  Background of the Reorganization....................................................
  Reasons for the Reorganization; Recommendation of the Shoney's Board................
  Reasons for the Reorganization; Recommendation of the Enterprises Board.............
  Opinions of Financial Advisors......................................................
     Opinion of Shoney's Financial Advisor............................................
     Opinion of Financial Advisor to the Special Committee of the Enterprises Board...
  Interests of Certain Persons in the Reorganization..................................
  Class Action Settlement.............................................................
  Marlin Claims.......................................................................
  Stock Options.......................................................................
  Warrants............................................................................
  Public Debentures...................................................................
  Accounting Treatment................................................................
  Certain Federal Income Tax Consequences.............................................
  Regulatory Approvals................................................................
  Resale Restrictions.................................................................
  NYSE Listing........................................................................
  Shoney's Financing..................................................................
  Plan of Complete Liquidation........................................................
     Summary of the Plan of Complete Liquidation......................................
     Powers of Directors After Dissolution............................................
     Liquidating Distribution.........................................................
     Reserve for Liabilities and Subsequent Liquidating Distributions.................
     Liquidating Agent................................................................
  Representations and Warranties......................................................
  Certain Covenants...................................................................
  No Solicitation of Transactions.....................................................
  Conditions to Consummation of the Reorganization....................................
  Termination of the Reorganization Agreement.........................................
     Grounds for Termination..........................................................
     Break-up Fee.....................................................................

                                                                                        PAGE
                                                                                        ----
  Extension and Waiver................................................................
  Amendment...........................................................................
  Expenses............................................................................
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...........................
DESCRIPTION OF SHONEY'S CAPITAL STOCK.................................................
  Shoney's Common Stock...............................................................
  Share Purchase Rights...............................................................
  Business Combination Provisions of Shoney's Charter.................................
EFFECT OF THE REORGANIZATION ON RIGHTS OF SHAREHOLDERS................................
  Removal of Directors................................................................
  Number of Directors.................................................................
  Conflict-of-Interest Transactions...................................................
  Special Meetings....................................................................
  Required Vote for Authorization of Certain Actions..................................
  Action by Written Consent...........................................................
  Inspection Rights...................................................................
  Amendment of Bylaws.................................................................
  Voluntary Dissolution...............................................................
  Indemnification.....................................................................
  Business Combination Statute........................................................
  Business Combination Provisions of Shoney's Charter.................................
  Control Share Acquisition Act.......................................................
  Investor Protection Act.............................................................
  Authorized Corporation Protection Act...............................................
  Greenmail Act.......................................................................
  Dividends and Other Distributions...................................................
  Dissenters' Rights..................................................................
  Preemptive Rights...................................................................
DESCRIPTION OF THE SHONEY'S OPTION PLAN...............................................
  Federal Tax Consequences of Shoney's Option Plan....................................
SHONEY'S EXECUTIVE COMPENSATION.......................................................
  Summary Compensation................................................................
  Option Grants in Last Fiscal Year...................................................
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values...
  Compensation of Directors...........................................................
  Employment Contracts................................................................
  Compensation Committee Interlocks and Insider Participation.........................
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................
LEGAL MATTERS.........................................................................
EXPERTS...............................................................................


APPENDIX A   Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal
             Revenue Code and Agreement, as amended by Amendment No. 1
APPENDIX B   Salomon Brothers Inc Opinion
APPENDIX C   Alex. Brown & Sons Incorporated Opinion
APPENDIX D   Plan of Complete Liquidation of TPI Enterprises, Inc.
APPENDIX E   Shoney's, Inc. 1981 Stock Option Plan, As Amended and Restated Through
             May 1, 1996

                      (This page intentionally left blank)

                                    SUMMARY


     THIS SUMMARY IS NECESSARILY GENERAL AND ABBREVIATED AND HAS BEEN PREPARED TO ASSIST SHAREHOLDERS IN THEIR REVIEW OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE EXPLANATION OF THE MATTERS COVERED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN, WHICH SHAREHOLDERS ARE URGED TO READ CAREFULLY. SHAREHOLDERS OF SHONEY'S AND ENTERPRISES SHOULD CAREFULLY REVIEW THE MATTERS SET FORTH UNDER "RISK FACTORS," BEGINNING ON PAGE 19 OF THIS JOINT PROXY STATEMENT/PROSPECTUS, BEFORE VOTING UPON THE MATTERS TO BE CONSIDERED BY SHAREHOLDERS HEREIN.


THE REORGANIZATION TRANSACTION AND THE DISSOLUTION OF ENTERPRISES


     In accordance with, and subject to the terms and conditions of, the Reorganization Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A, Shoney's will acquire from Enterprises all of the issued and outstanding shares of capital stock of TPI Restaurants, Inc. ("TPIR"), TPI Entertainment, Inc. ("TPIE") and TPI Insurance Corporation ("TPII"), certain intercompany accounts, and all of the cash and cash equivalents of Enterprises, TPIR, TPIE and TPII (except as discussed below) in exchange for the issuance of shares of Shoney's Common Stock and the assumption, by Shoney's, of certain liabilities, contracts and other obligations of Enterprises. The number of shares of Shoney's Common Stock to be issued to Enterprises at the Closing is the sum of (a) 5,577,102, plus (b) $10,000,000 divided by the average closing market price of Shoney's Common Stock on the NYSE over the ten day trading period ending on the day prior to the closing date (the Average Closing Market Price), subject to certain adjustments. See "The Reorganization -- The Reorganization Transaction." At the Closing, Shoney's will issue Enterprises a stock certificate or stock certificates representing the Exchange Shares. Following the Reorganization, TPIR, TPIE and TPII will exist as wholly-owned subsidiaries of Shoney's.



     Pursuant to the Reorganization Agreement, Enterprises will be entitled to retain up to $14,850,000 in cash, consisting of an amount (the "Expense Allotment"), not to exceed $7,350,000, which is designated to pay certain specified wind-up expenses, and up to an additional $7,500,000 (the "Retained Cash"). If the wind-up expenses are less than the Expense Allotment, Enterprises will be required to transfer the difference to Shoney's; if the expenses are greater, the excess will be paid from the Retained Cash of up to $7,500,000 and, to the extent the Retained Cash is inadequate to satisfy remaining liabilities, the remaining liabilities will be paid with Exchange Shares. See "The Reorganization -- The Reorganization Transaction -- Dissolution of Enterprises; Wind-up Expenses." To satisfy the requirements for a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), the amount of the Retained Cash, when added to that portion of the Expense Allotment representing unaccrued wind-up expenses for federal income tax purposes as of the Closing (the "Unaccrued Expenses") (currently estimated at $570,000, in the aggregate), cannot exceed 10% of the net asset value of Enterprises as of the Closing Date. In addition, under the Reorganization Agreement, the amount of the Retained Cash may not exceed an amount which equals 10% of the value of the Exchange Shares, based on the closing price of Shoney's Common Stock on the NYSE as reported by the Wall Street Journal on the last trading day prior to the closing date. In the event that, as a result of this limitation, Enterprises is unable to retain the entire $7,500,000 as Retained Cash, Shoney's will issue additional shares of Shoney's Common Stock to Enterprises, valued at the Average Closing Market Price, to compensate Enterprises for the entire amount of the reduced Retained Cash. If, notwithstanding such an adjustment, the amount of the Retained Cash (as adjusted as set forth in the preceding sentence), when added to the Expense Allotment for the Unaccrued Expenses, exceeds 10% of Enterprises' net asset value on the Closing Date, the amount of cash that can be retained for wind-up expenses will be reduced accordingly in order to satisfy conditions to Closing.



     Following the Reorganization, Enterprises will dissolve as a corporation in the State of New Jersey under the terms of a plan of complete liquidation (the "Plan of Complete Liquidation") adopted by the Board of Directors of Enterprises (the "Enterprises Board"). In connection with its dissolution and liquidation after the consummation of the Reorganization, Enterprises will wind-up its operations and, after paying or making provision for its liabilities, distribute the Exchange Shares received in the Reorganization and any cash remaining to its shareholders on a pro rata basis based upon their ownership of Enterprises Common Stock. If the cash retained to pay specified wind-up expenses is not sufficient to cover its liabilities, Enterprises would be required to utilize all or a portion of its Retained Cash to satisfy such liabilities. If the amount of such liabilities also exceeds the Retained Cash, Enterprises would be required to distribute a sufficient number of shares of Shoney's Common Stock received by Enterprises in the Reorganization to satisfy its creditors. Therefore, depending upon the amount of its liabilities, Enterprises could be unable to distribute to its shareholders some or all of the Retained Cash and a portion of shares of Shoney's Common Stock received by Enterprises in the Reorganization. Based upon currently contemplated wind-up expenses, Enterprises estimates that its liabilities will exceed the Expense Allotment by an amount ranging between $750,000 and $1,000,000. If current estimates of these expenses are too low or additional expenses arise, such shortfall could increase. The shortfall will be satisfied out of the Retained Cash, which will decrease the amount available for distribution to Enterprises' shareholders. See "The Reorganization -- The Reorganization Agreement -- Dissolution of Enterprises; Wind-up Expenses." Fractional shares of Shoney's Common Stock will not be issued to the shareholders of Enterprises. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market on behalf of all such holders. See "The Reorganization -- Plan of Complete Liquidation."



     If the Reorganization had been consummated as of June 24, 1996, the Average Closing Market Price would have been $11.5375, and a total of approximately 6,521,329 shares of Shoney's Common Stock, representing approximately 13.5% of the aggregate number of then outstanding shares of Shoney's Common Stock, would have been issued in the Reorganization. Based upon the number of shares of Enterprises Common Stock outstanding or issuable at such date, and assuming $6,173,000 in Retained Cash will be retained by Enterprises for distribution to its shareholders and $1,000,000 in Retained Cash will be distributed by Enterprises to satisfy its remaining liabilities and assuming that the options and warrants of Enterprises are exercised prior to the complete liquidation of Enterprises, Enterprises' shareholders would receive approximately .3158 shares of Shoney's Common Stock, and approximately $0.26 in cash in respect of each share of Enterprises Common Stock upon the liquidation of Enterprises. See "The Reorganization -- The Reorganization Transaction."


PARTIES TO THE REORGANIZATION


     Shoney's, Inc. Shoney's operates and franchises a chain of 1,499 restaurants in 34 states as of June 9, 1996. The diversified food service chain consists of three restaurant divisions: "Shoney's", "Captain D's" and a casual dining group. As of June 9, 1996, Shoney's operated 725 restaurants and franchised the operation of 774 restaurants. Shoney's principal concepts are "Shoney's" full service family dining restaurants and "Captain D's" quick service seafood restaurants. Shoney's also operates 34 casual dining restaurants under the names "Fifth Quarter," "Pargo's" and "BarbWire's."


     Shoney's was incorporated under the laws of the State of Tennessee in 1968. Its principal executive offices are located at 1727 Elm Hill Pike, Nashville, Tennessee 37210, and its telephone number is (615) 391-5201. See "The Reorganization Parties -- Shoney's."

     Additional information about Shoney's is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."


     TPI Enterprises, Inc. Enterprises is principally engaged in the operation of restaurants as a franchisee and, through its subsidiary TPIR, is one of the largest restaurant franchisees in the United States and is the largest franchisee of "Shoney's" and "Captain D's" restaurants. As of June 21, 1996, TPIR owned and operated 244 restaurants, comprised of 177 "Shoney's" Restaurants and 67 "Captain D's" restaurants in 11 states, primarily in the southern United States.


     Enterprises was incorporated under the laws of the State of New Jersey in 1970. Its principal executive offices are located at 3950 RCA Boulevard, Suite 5001, Palm Beach Gardens, Florida 33410, and its telephone number is (407) 691-8800. See "The Reorganization Parties -- Enterprises."

     Additional Information about Enterprises is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

SPECIAL MEETINGS

  Time, Place and Date


     The Special Meeting of Shoney's shareholders will be held in the fifth floor auditorium of the First American Center, Nashville, Tennessee on
          , August   , 1996, at 1:00 p.m., local time (including any and all
adjournments or postponements thereof, the "Shoney's Special Meeting"). See "The Shoney's Special Meeting."



     The Special Meeting of Enterprises' shareholders will be held at Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida, on
          , August   , 1996, at the hour of 9:00 a.m., local time (including any and all adjournments or postponements thereof, the "Enterprises Special Meeting"). See "The Enterprises Special Meeting."


  Purpose of the Meetings

     The Shoney's Special Meeting. At the Shoney's Special Meeting, holders of Shoney's Common Stock will consider and vote upon (1) a proposal to approve the Reorganization Agreement, including the issuance of shares and associated rights, stock options, warrants and rights to purchase shares and associated rights, of Shoney's Common Stock contemplated thereby, (2) a proposal to amend the restated charter of Shoney's ("Shoney's Charter") to increase the number of authorized shares of capital stock from 100 million to 200 million shares of Shoney's Common Stock, (3) proposed amendments to the Shoney's, Inc. 1981 Stock Option Plan, as heretofore amended (the "Shoney's Option Plan"), and (4) any other matter that may properly come before the Shoney's Special Meeting. See "The Shoney's Special Meeting -- Purposes of the Shoney's Special Meeting."

     The Enterprises Special Meeting. At the Enterprises Special Meeting, holders of Enterprises Common Stock will consider and vote upon (1) a proposal to approve the Reorganization Agreement, including the dissolution and liquidation of Enterprises under the terms of the Plan of Complete Liquidation contemplated by the Reorganization Agreement, and (2) any other matter that may properly come before the Enterprises Special Meeting. See "The Enterprises Special Meeting -- Purposes of the Enterprises Special Meeting."

  Votes Required; Record Date


     Shoney's. The affirmative vote of the holders of a majority of the shares outstanding as of the Shoney's Record Date (defined below) of Shoney's Common Stock at the Shoney's Special Meeting is required to approve the Reorganization under the Reorganization Agreement. Approval of the amendment to Shoney's Charter to increase the number of authorized shares of Shoney's Common Stock and approval of the proposed amendments to the Shoney's Option Plan require that more votes be cast for the proposal than votes cast against the proposal. Abstentions and broker non-votes will have the effect of a vote against the Reorganization Agreement but, assuming a quorum is present, will have no effect on the outcome of the proposals to amend Shoney's Charter or approve the proposed amendments to the Shoney's Option Plan. Holders of Shoney's Common Stock are entitled to one vote per share. Only holders of Shoney's Common Stock at the close of business on June 28, 1996 (the "Shoney's Record Date") will be entitled to notice of and to vote at the Shoney's Special Meeting. As of the Shoney's Record Date, directors and executive officers of Shoney's and their
affiliates were beneficial owners of           shares of the Shoney's Common
Stock entitled to vote at the Shoney's Special Meeting, representing
approximately      % of the total number of shares of Shoney's Common Stock
entitled to vote at the Shoney's Special Meeting. The affirmative votes by the holders of these shares may affect the outcome of the vote. See the "Shoney's Special Meeting -- Record Date; Voting Rights; Proxies."



     Enterprises. The Reorganization requires approval of the Reorganization Agreement by the affirmative vote of a majority of the votes cast by holders of Enterprises Common Stock entitled to vote thereon at the Enterprises Special Meeting. Holders of Enterprises Common Stock are entitled to one vote per share. Only holders of Enterprises Common Stock at the close of business on June 24, 1996 (the "Enterprises Record Date") will be entitled to notice of and to vote at the Enterprises Special Meeting. As of the Enterprises

Record Date, directors and executive officers of Enterprises and their affiliates and persons and entities related to the foregoing were beneficial owners of 5,745,826 shares of Enterprises Common Stock representing approximately 25.8% of the outstanding shares of Enterprises Common Stock. The affirmative votes by the holders of these shares may affect the outcome of the vote. See "The Enterprises Special Meeting -- Record Date; Voting Rights; Proxies."


REASONS FOR THE REORGANIZATION


     In the discussions which led to the signing of the Reorganization Agreement, the respective managements of Shoney's and Enterprises identified a number of potential benefits resulting from the Reorganization, including expanded marketing, purchasing and distribution opportunities; shared industry experience and expertise; more efficient operations and synergies in support services and commissary operations; and expanded management depth. In addition, the Board of Directors of Shoney's (the "Shoney's Board") believes that the Reorganization offers Shoney's opportunities to implement more rapidly its strategic operational improvement plan by increasing the number of restaurants under Shoney's direct control, and reinforces Shoney's commitment to the family dining segment. The Enterprises Board believes that the Reorganization (i) represents the most attractive financial alternative available to Enterprises' shareholders; (ii) will provide Enterprises' shareholders with better access to the capital markets and greater liquidity; and (iii) giving effect to the complementary operating efficiencies contemplated by the Reorganization, gives Enterprises' shareholders, as holders of the combined company's common stock, the potential for greater long-term appreciation. See "The
Reorganization -- Reasons for the Reorganization; Recommendation of the Shoney's Board" and " -- Reasons for the Reorganization; Recommendation of the Enterprises Board."


     The number of Exchange Shares to be issued by Shoney's to Enterprises was determined as a result of arm's-length negotiations between Shoney's and Enterprises. The number of Exchange Shares was determined by analysis of (i) the cash flow contribution of each company to the reorganized entity, (ii) the prevailing equity values of Enterprises and Shoney's, and (iii) other factors considered relevant. See "The Reorganization -- Opinions of Financial Advisors."

RECOMMENDATION OF THE SHONEY'S BOARD

     The Shoney's Board has approved the Reorganization Agreement and recommends a vote for approval of the Reorganization by the shareholders of Shoney's at the Shoney's Special Meeting. The Shoney's Board believes that the terms of the Reorganization are fair to, and in the best interest of, Shoney's and its shareholders. For a discussion of the factors considered by the Shoney's Board in reaching its decision, see "The Reorganization -- Background of the Reorganization" and "The Reorganization -- Reasons for the
Reorganization -- Recommendation of the Shoney's Board."

     The Shoney's Board has also approved the proposed amendment to the Shoney's Charter and the proposed amendments to the Shoney's Option Plan and recommends a vote for approval of these proposals at the Shoney's Special Meeting.

RECOMMENDATION OF THE ENTERPRISES BOARD

     The disinterested members of the Enterprises Board have unanimously approved the Reorganization Agreement and the full Enterprises Board has unanimously approved the Plan of Complete Liquidation contemplated by the Reorganization Agreement and recommends a vote for approval of the Reorganization Agreement and the dissolution of Enterprises by the shareholders of Enterprises at the Enterprises Special Meeting. Three directors abstained from voting on the Reorganization Agreement due to a perceived conflict of interest. See "The Reorganization -- Interest of Certain Persons in the Reorganization." The Enterprises Board believes that the terms of the Reorganization are fair to, and in the best interests of, Enterprises and its shareholders. For a discussion of the factors considered by the Enterprises Board in reaching its decision, see "The Reorganization -- Background of the Reorganization" and "The Reorganization -- Reasons for the
Reorganization -- Recommendation of the Enterprises Board."

OPINIONS OF FINANCIAL ADVISORS

     Salomon Brothers Inc Fairness Opinion. Salomon Brothers Inc ("Salomon") delivered to the Shoney's Board on February 26, 1996 the oral opinion of Salomon to the effect that, as of that date, the consideration to be paid by Shoney's in the Reorganization in exchange for the assets to be received from Enterprises was fair to Shoney's and its shareholders from a financial point of view. [On
            , 1996, Salomon delivered its written opinion to the Shoney's Board confirming its previously delivered oral opinion.] A copy of such written opinion is attached hereto as Appendix B and should be read carefully by Shoney's shareholders in its entirety with regard to the assumptions made, general procedures followed, other matters considered and the limitations on the review undertaken in arriving at such opinion. See "The
Reorganization -- Opinions of Financial Advisers -- Opinion of Shoney's Financial Advisor."


     Alex. Brown Fairness Opinion. On March 15, 1996, Alex. Brown & Sons Incorporated ("Alex. Brown") delivered its written opinion to the Enterprises Board that, as of that date, and subject to certain assumptions, factors and limitations as described herein, the consideration to be received by Enterprises in exchange for the assets being transferred to Shoney's pursuant to the terms and conditions of the Reorganization Agreement was fair, from a financial point
of view, to the shareholders of Enterprises. On                , 1996, Alex.
Brown confirmed its March 15, 1996 opinion in a written opinion. A copy of the confirmation of such opinion is set forth as Appendix C and should be read carefully by Enterprises' shareholders in its entirety with respect to the assumptions made, general procedures followed, other matters considered and the limitations on the review undertaken in arriving at such opinion. See "The Reorganization -- Opinions of Financial Advisors -- Opinion of Financial Advisor to the Special Committee of the Enterprises Board."


ENTERPRISES STOCK OPTIONS

     Pursuant to the Reorganization Agreement, at the Closing, each employee of Enterprises, TPIR, TPIE or TPII or of any of the subsidiaries of TPIR who has outstanding an option to acquire shares of Enterprises Common Stock granted under one of Enterprises' stock option plans (an "Enterprises Option") will be issued an option to purchase shares, and associated rights, of Shoney's Common Stock (a "Shoney's Option") in exchange for the Enterprises Option. Following the Reorganization, Enterprises will remain obligated to each of these optionholders to pay the optionholder, upon exercise of the Shoney's Option, the amount of cash (but not the Exchange Shares) he or she would have been entitled to receive in the liquidation and dissolution of Enterprises, had the Enterprises Option been exercised immediately prior to the Reorganization. In order to receive such a cash payment, the optionholder will be required to exercise the Shoney's Option prior to the Final Liquidating Distribution Record Date, as defined in the Plan of Complete Liquidation. See "The
Reorganization -- Plan of Complete Liquidation."

     The number of shares of Shoney's Common Stock subject to a Shoney's Option will be that number of shares subject to the Enterprises Option for which the Shoney's Option was exchanged multiplied by a fraction, the numerator of which is the number of Exchange Shares and the denominator of which is the number of shares of Enterprises Common Stock outstanding on the closing date of the Reorganization Agreement (the "Exchange Ratio"). The exercise price for the shares subject to the Shoney's Option shall be the exercise price for the shares subject to the Enterprises Option for which the Shoney's Option was exchanged divided by the Exchange Ratio. In determining the vesting or exercisability, as well as the term, of any Shoney's Option granted, the grant date of the Shoney's Option will be the grant date of the Enterprises Option for which the Shoney's Option was exchanged subject to any acceleration of vesting or exercisability of the Enterprises Option for which the Shoney's Option was exchanged which occurs as a result of the Closing. See "The Reorganization -- Stock Options."

ENTERPRISES WARRANTS

     Pursuant to the Reorganization Agreement, at the Closing, the holders of warrants to purchase shares of Enterprises Common Stock contained in the Warrant Purchase Agreement dated March 19, 1993, by and among Enterprises and The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P.,

Lee M. Bass and The Airlie Group L.P. (the "Enterprises Warrants") will be issued warrants to purchase shares, and associated rights, of Shoney's Common Stock pursuant to a Warrant Purchase Agreement to be dated as of the closing date of the Reorganization Agreement by and among Shoney's, The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group L.P. ("Shoney's Warrants"). Following the Reorganization, Enterprises will remain obligated to each of these warrantholders, to pay the warrantholder, upon exercise of the Shoney's Warrants, the amount of cash (but not the Exchange Shares) he or she would have been entitled to receive in the liquidation and dissolution of Enterprises, had the Enterprises Warrants been exercised immediately prior to the Reorganization. In order to receive such a cash payment, the warrantholder will be required to exercise the Shoney's Warrant prior to the Final Liquidating Distribution Record Date under the Plan of Complete Liquidation. See "The Reorganization -- Plan of Complete Liquidation."

     The number of shares of Shoney's Common Stock subject to the Shoney's Warrants will be the number of shares of Enterprises Common Stock subject to the Enterprises Warrants multiplied by the Exchange Ratio. The exercise price for the shares subject to the Shoney's Warrants will be the exercise price for the shares subject to the Enterprises Warrants divided by the Exchange Ratio. The term of the Shoney's Warrants will be the same as the term of the Enterprises Warrants. See "The Reorganization -- Warrants."

LIABILITIES ASSUMED OR SATISFIED

     The Reorganization Agreement identifies those liabilities and obligations of Enterprises which are being assumed or satisfied by Shoney's in the Reorganization. In the Reorganization, Shoney's will assume the presently outstanding 8 1/4% Convertible Subordinated Debentures Due 2002 issued by Enterprises (the "Public Debentures"), having an outstanding aggregate principal amount of approximately $51,563,000. Following the Reorganization, each Public Debenture will be convertible into that number of shares of Shoney's Common Stock, and the right to be paid that amount of cash, as the holder thereof would have been entitled to receive in connection with the Reorganization, had the holder thereof converted the Public Debenture to shares of Enterprises Common Stock immediately prior to the Closing. See "The Reorganization -- Public Debentures." In addition, at the Closing, Shoney's will assume certain contractual obligations of Enterprises, including certain capital leases. The 5% Convertible Debentures Due 2003 issued by Enterprises (the "Private Debentures") in the aggregate principal amount of $15,000,000, and the revolving credit facility of TPIR, which is evidenced by that certain Second Amended and Restated Credit Agreement dated as of January 31, 1995, and which is guaranteed by Enterprises (the "TPIR Bank Debt"), will be discharged by Shoney's. See "The Reorganization -- The Reorganization Transaction -- Obligations and Liabilities Assumed or Satisfied." Following the Reorganization, Enterprises will be required to satisfy its remaining liabilities and obligations as a part of its liquidation and dissolution.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION


     In considering the recommendation of the Enterprises Board to approve the Reorganization Agreement and the transactions contemplated thereby, shareholders should be aware that certain officers and directors of Enterprises have interests in the Reorganization that are in addition to the interests of shareholders of Enterprises, generally, and which may create perceived conflicts of interest. These interests include the payment by Enterprises as a wind-up expense, or the assumption by Shoney's, of certain employment and severance obligations of Enterprises, the repayment and/or assumption of certain debt held by investors related to certain directors of Enterprises, the fact that such investors own equity and debt securities of Shoney's, the fact that an affiliate of a director of Enterprises has been retained, effective March 1, 1996, as a consultant to Shoney's, and the extended exercisability and acceleration of vesting of certain Enterprises Options, insurance and other arrangements for certain officers and directors of Enterprises. The Enterprises Board was aware of these interests and considered them, among other matters, in approving the Reorganization. In addition, since the date of approval by the Enterprises Board of the Reorganization Agreement, Haney Long, Vice President of Procurement and Distribution of TPIR, has become a consultant to Shoney's, effective June 5, 1996, and has accepted an offer of employment with Shoney's following the Closing and J. Gary Sharp, President, Chief Executive Officer and a director of Enterprises, has had preliminary discussions with Shoney's regarding the possibility of becoming a Shoney's franchisee after the Closing. See "The Reorganization -- Interests of Certain Persons in the Reorganization."

CONDITIONS TO THE REORGANIZATION


     The obligations of Shoney's and Enterprises to consummate the Reorganization are subject to the satisfaction or waiver of certain conditions, including among others (i) obtaining Enterprises' and Shoney's shareholder approval; (ii) the effectiveness of the Registration Statement with the Commission; (iii) the approval of the Exchange Shares for listing on the NYSE upon official notice of issuance; (iv) the absence of any material adverse change in the financial condition, business or operations of either party (other than any such change that affects both parties in a substantially similar manner); (v) the absence of any injunction prohibiting consummation of the Reorganization; (vi) the receipt of opinions of counsel to the effect that the transactions contemplated by the Reorganization Agreement will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code; (vii) the funding of the bridge loan Shoney's has obtained for the primary purpose of financing the Reorganization; and (viii) obtaining all material consents, authorizations, orders and approvals of governmental agencies and third parties. Shoney's and Enterprises each have the right to waive any conditions to their respective obligations to consummate the Reorganization. For a description of the status of compliance with regulatory requirements and the conditions to Closing, see "The Reorganization -- Regulatory Approvals" and " -- Conditions to Consummation of the Reorganization."


CLOSING DATE


     The Closing will occur on the second business day following the date on which the last of the conditions set forth in the Reorganization Agreement to be fulfilled or waived shall have been fulfilled or waived or on such other date as Shoney's and Enterprises may agree (the "Closing Date"). It is estimated that the Reorganization will be consummated on or before August 30, 1996.


TERMINATION OF THE REORGANIZATION AGREEMENT


     The Reorganization Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Closing Date, before or after the approval of the shareholders of Shoney's and Enterprises, in the certain circumstances specified in the Reorganization Agreement, including among others, (i) with the mutual consent of Shoney's and Enterprises, (ii) if the Reorganization is not consummated on or prior to August 30, 1996, and (iii) if the conditions to the terminating party's obligations under the Reorganization have not been satisfied or waived in full. For a discussion of such circumstances, as well as of the break up fee that could become payable by Enterprises under certain circumstances, see "The Reorganization Agreement -- Termination of the Reorganization Agreement."


CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

     The rights of shareholders of Enterprises, a New Jersey corporation, are governed by the New Jersey Business Corporation Act (the "NJBCA") and by Enterprises' Restated Certificate of Incorporation (as amended to date, the "Enterprises Certificate") and Enterprises' Bylaws (as amended to date, the "Enterprises Bylaws"). Upon completion of the Reorganization and Enterprises' distribution of the Exchange Shares to its shareholders in accordance with the Plan of Complete Liquidation, Enterprises' shareholders will become shareholders of Shoney's, and their rights as shareholders of Shoney's will be determined by the Tennessee Business Corporation Act (the "TBCA") and by Shoney's Charter and Shoney's Bylaws (as amended to date, "Shoney's Bylaws"). The rights of shareholders of Shoney's differ from rights of the shareholders of Enterprises with respect to certain important matters, including the ability of shareholders to remove directors, the ability of shareholders to call special meetings and the required vote of the shareholders for authorization of certain actions. For a summary of these differences, see "Effect of the Reorganization on Rights of Shareholders."

DISSENTERS' RIGHTS

     Under the TBCA and the NJBCA, respectively, neither shareholders of Shoney's nor shareholders of Enterprises will have the right to dissent from the Reorganization if the Reorganization Agreement is approved and the Reorganization is consummated. See "The Shoney's Special Meeting -- Dissenters' Rights" and "The Enterprises Special Meeting -- Dissenters' Rights."


FEDERAL INCOME TAX CONSEQUENCES



     It is intended that, for federal income tax purposes, the Reorganization will be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and, accordingly, that for federal income tax purposes, no gain or loss will be recognized by either Enterprises or Shoney's as a result of the Reorganization, and Enterprises' shareholders will not recognize any loss in connection with the Reorganization, and will recognize gain in connection with the Reorganization only to the extent of any cash received in the Reorganization. Consummation of the Reorganization is dependent upon, among other conditions, receipt by each of Shoney's and Enterprises of an opinion of their respective counsel, dated as of the Closing Date, that the Reorganization will be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. See "The Reorganization -- Federal Income Tax Consequences." No ruling from the Internal Revenue Service ("IRS") has been or will be requested regarding the federal income tax consequences of the Reorganization.


ACCOUNTING TREATMENT

     The Reorganization will be accounted for as a purchase under generally accepted accounting principles ("GAAP"). See "The Reorganization -- Accounting Treatment."

RESALE RESTRICTIONS

     All Shoney's Common Stock received by Enterprises' shareholders will be freely transferable under the Securities Act except that Shoney's Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Enterprises at the time of the Enterprises Special Meeting may be resold by them only in certain permitted circumstances. See "The Reorganization -- Resale Restrictions."

COMPARATIVE MARKET PRICES OF COMMON STOCK


     Shoney's Common Stock has traded on the NYSE (symbol: SHN) since April 5, 1989. Enterprises Common Stock has traded on the Nasdaq National Market (symbol:
TPIE) since January 12, 1979. The following table sets forth the last reported sales prices per share of the Shoney's Common Stock and the Enterprises Common Stock on September 1, 1995, the last business day preceding public announcement that a letter of intent with respect to the Reorganization had been signed; on December 5, 1995, the last business day preceding public announcement that the letter of intent had been modified; on March 15, 1996, the last business day preceding public announcement that the Reorganization Agreement had been executed; and on June 24, 1996, the date used for purposes of calculating the number of Exchange Shares in the preparation of the pro forma financial information presented herein. The table also indicates, as of each such date, the market value on an equivalent per share basis of the Enterprises Common Stock.



                                                                                  ENTERPRISES COMMON
                                                      SHONEY'S     ENTERPRISES          STOCK
                                                    COMMON STOCK   COMMON STOCK     EQUIVALENT(1)
                                                    ------------   ------------   ------------------
September 1, 1995.................................    $ 11.375       $ 4.750           $ 15.041
December 5, 1995..................................    $ 11.375       $ 3.375           $ 10.687
March 15, 1996....................................    $  8.875       $ 2.438           $  7.720
June 24, 1996.....................................    $ 11.250       $ 3.6875          $ 11.677


- ---------------


(1) The Enterprises Common Stock Equivalent was determined utilizing an exchange ratio of .3158 shares of Shoney's Common Stock for each outstanding share of Enterprises Common Stock. The actual number of Exchange Shares will vary from that assumed, and the distribution of the Exchange Shares to Enterprises' shareholders will be subject to the terms and conditions of the Plan of Complete Liquidation. See Note A.2 under the "Unaudited Condensed Combined Pro Forma Financial Statements" and "The Reorganization -- Plan of Complete Liquidation."

     BECAUSE A SUBSTANTIAL MAJORITY OF THE NUMBER OF EXCHANGE SHARES IS FIXED AND THE MARKET PRICE OF THE SHONEY'S COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHONEY'S COMMON STOCK THAT HOLDERS OF ENTERPRISES COMMON STOCK WILL RECEIVE IN THE REORGANIZATION MAY INCREASE OR DECREASE PRIOR TO THE CLOSING DATE. IN ADDITION, THE MARKET VALUE OF THE SHONEY'S COMMON STOCK MAY INCREASE OR DECREASE FOLLOWING THE REORGANIZATION. SHAREHOLDERS ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHONEY'S COMMON STOCK AND THE ENTERPRISES COMMON STOCK.

SUMMARY FINANCIAL DATA

     The following selected unaudited pro forma combined financial information has been prepared giving effect to the Reorganization as if it had been consummated at the beginning of the earliest period presented for statement of operations data, and as of the date presented for the balance sheet data. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited pro forma condensed combined financial information and the notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus and the separate historical financial statements and the notes thereto incorporated in this Joint Proxy Statement/Prospectus by reference. The unaudited pro forma condensed combined financial information has been included for comparative purposes only and is not necessarily indicative of the results of operations or financial position which actually would have been obtained if the Reorganization had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future. See "Incorporation of Certain Information by Reference," "Summary -- Comparative Per Share Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                    SHONEY'S, INC. AND TPI RESTAURANTS, INC.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following Selected Unaudited Pro Forma Combined Financial Information includes Shoney's and the acquired subsidiaries of Enterprises (consisting principally of TPIR).


                                                                       TWENTY-EIGHT      FISCAL
                                                                           WEEKS          YEAR
                                                                           ENDED          ENDED
                                                                          MAY 12,      OCTOBER 29,
                                                                           1996           1995
                                                                       -------------   -----------
STATEMENT OF OPERATIONS DATA:
Revenues.............................................................    $ 702,107     $ 1,332,026
Income (loss) from continuing operations.............................    $   3,303     $     6,487
Income (loss) from continuing operations per common
  share -- primary(A)................................................    $    0.07     $      0.14
Weighted average shares outstanding -- primary(A)....................       48,146          47,991
BALANCE SHEET DATA:
Current assets.......................................................    $ 111,658
Property, plant and equipment (net)..................................      581,347
Total assets.........................................................      760,492
Current liabilities..................................................      220,280
Long-term debt and obligations under capital leases..................      489,881
Shareholders' equity (deficit)(A)....................................      (13,743)


- ---------------


(A) This calculation assumes the issuance of an aggregate of 6,472 shares of Shoney's Common Stock in connection with the Reorganization. The assumed number of Shoney's shares to be issued when the Closing occurs is based on the terms of the Reorganization Agreement providing for the issuance of 5,577 shares of Shoney's Common Stock, $10,000 of additional shares of Shoney's Common Stock (867 shares) and an additional 28 shares issued to reflect an assumed $327 reduction in Retained Cash pursuant to the Reorganization Agreement. These calculations assume the Average Closing Market Price for Shoney's Common Stock will be $11.5375 per share. This calculation excludes the Enterprises Options and Enterprises Warrants assuming that none will be exercised on the Closing Date, based on the respective exercise/conversion prices. The Public Debentures are not considered common stock equivalents for purposes of calculating primary earnings per share. Fully diluted earnings per share were not presented because the effect of the assumed conversion of the Public Debentures was anti-dilutive. The actual number of shares of Shoney's Common Stock issuable in this Reorganization may vary.



     Pursuant to the terms of the Reorganization Agreement, in the event that, after November 7, 1995 and prior to the Closing, Enterprises issues additional shares in connection with the NationsBank Defined Contribution Master Plan and Trust Agreement (the "Enterprises 401(k) Plan") or the TPI Enterprises, Inc. 1995 Employee Stock Purchase Plan (the "Enterprises Stock Purchase Plan") or in the event of exercise of Enterprises Options or Enterprises Warrants granted prior to September 1, 1995, Shoney's will issue additional shares of Shoney's Common Stock to Enterprises equal to such number of additional shares of Enterprises Common Stock multiplied by the Exchange Ratio. Shares issued after November 7, 1995 have not been reflected in the condensed combined financial statements presented in this Joint Proxy Statement/Prospectus. Between November 7, 1995 and June 24, 1996, Enterprises issued, transferred from treasury or allocated approximately 156 shares of Enterprises Common Stock pursuant to the Enterprises 401(k) Plan and the Enterprises Stock Purchase Plan, which would have resulted in additional consideration of 49 shares of Shoney's Common Stock had the Closing occurred on June 24, 1996. The final number of Exchange Shares may vary.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



     The following table sets forth certain historical financial data for Shoney's and Enterprises, presented on the basis of their respective fiscal years and for the twenty-eight week period ended May 12, 1996, in the case of Shoney's, and for the twenty-eight week period ended April 21, 1996, in the case of Enterprises. The selected financial data for the past five fiscal years are derived from the consolidated financial statements of Shoney's and Enterprises. The financial data for the twenty-eight week periods presented are derived from the unaudited financial statements and are not necessarily indicative of the results of operations for the remainder of the year or any future period.



                               TWENTY-EIGHT                   FISCAL YEAR ENDED OCTOBER
                               WEEKS ENDED    ----------------------------------------------------------
                               MAY 12, 1996      1995         1994         1993        1992       1991
                               ------------   ----------   ----------   ----------   --------   --------
SHONEY'S(1)
STATEMENT OF OPERATIONS DATA:
Revenues.....................    $557,889     $1,053,332   $1,072,459   $1,051,747   $985,201   $917,572
Income (loss) from continuing
  operations.................       8,055         11,202       52,318       46,803    (37,335)    28,507
Income (loss) from continuing
  operations per share.......         .19            .27         1.21         1.11       (.91)       .70
BALANCE SHEET DATA:
Total assets.................    $547,093     $  535,016   $  554,978   $  525,520   $467,421   $427,668
Long-term debt and
  obligations under capital
  leases.....................     384,853        406,032      414,026      389,898    460,546    542,359
Cash dividends per share.....          --             --           --           --         --         --



                               TWENTY-EIGHT
                               WEEKS ENDED                    FISCAL YEAR ENDED DECEMBER
                                APRIL 21,     ----------------------------------------------------------
                                   1996          1995         1994         1993        1992       1991
                               ------------   ----------   ----------   ----------   --------   --------
ENTERPRISES(2)
Revenues.....................    $146,873     $  283,578   $  287,384   $  289,439   $277,390   $261,130
Income (loss) from continuing
  operations.................       2,496        (11,309)      (3,717)     (36,488)       662    (12,053)
Income (loss) from continuing
  operations per share.......         .12           (.55)        (.18)       (1.81)       .04       (.63)
BALANCE SHEET DATA:
Total assets.................    $243,322     $  248,876   $  254,496   $  258,839   $255,607   $282,794
Long-term obligations
  including minority
  interest...................      81,484         81,628      107,721      106,773    110,937    107,710
Cash dividends per share.....          --             --           --           --         --         --


- ---------------


(1) Fiscal years ended October 29, 1995, October 30, 1994, October 31, 1993, October 25, 1992 and October 29, 1991 and the twenty-eight weeks ended May 12, 1996. The fiscal year ended October 31, 1993, was a 53 week year. For fiscal year ended October 25, 1992, net income before a special charge for settlement of a lawsuit was $50,663 or $1.14 per share. For fiscal year ended October 30, 1994, income before extraordinary charge and cumulative effect of change in accounting principle was $1.43 per share.


(2) Fiscal years ended December 31, 1995, December 25, 1994, December 26, 1993, December 31, 1992 and December 31, 1991 and the twenty-eight weeks ended April 21, 1996. The selected historical consolidated financial data presented is that of Enterprises, the parent of TPIR and the other subsidiaries to be acquired by Shoney's in the Reorganization. In the twenty-eight weeks ended April 21, 1996, Enterprises reduced its valuation allowance based upon the difference in the carrying value of the net assets and the estimated fair value of the consideration to be received from Shoney's by $16,200. In 1995, Enterprises recorded a gain of $10,100, net of taxes, resulting from the settlement of a lawsuit and recognized a

     $17,000 provision for asset valuation resulting from the Reorganization. Enterprises recognized a $5,300 gain, net of tax, in 1993 following the sale of its remaining equity interest in a partnership and provided $35,000 for restructuring charges. During 1992, Enterprises recorded an extraordinary loss, net of tax, of $11,900 in connection with an early extinguishment of debt. Discontinued operations in 1991 include a gain of $17,500 from the settlement of litigation, and a gain of $7,900 related to the aforementioned partnership.


COMPARATIVE PER SHARE DATA

     The following table sets forth for the periods indicated Shoney's and Enterprises' historical per share data, unaudited pro forma per share data giving effect to the Reorganization using the purchase method of accounting and the equivalent pro forma combined per share amounts of Enterprises. The pro forma combined data is presented for comparative purposes only and is not necessarily indicative of what the actual financial position and results of operations would have been as of and for the periods indicated had the Reorganization been consummated nor does such data purport to represent results for future periods after consummation of the Reorganization.


                                                                                       ENTERPRISES
                                                            SHONEY'S            -------------------------
                                                    -------------------------                 EQUIVALENT
                                                    HISTORICAL   PRO FORMA(1)   HISTORICAL   PRO FORMA(2)
                                                    ----------   ------------   ----------   ------------
PER COMMON SHARE
Net Income (Loss) From Continuing Operations:
  Year Ended October 29, 1995.....................    $  .27        $  .14        $ (.55)       $  .04
  Twenty-eight Weeks Ended May 12, 1996...........    $  .19        $  .07        $  .12        $  .02
Cash Distributions/Dividends:(3)
  October 29, 1995................................        --            --            --            --
  May 12, 1996....................................        --            --            --            --
Book Value:(4)
  October 29, 1995................................    $(2.61)          N/A        $ 3.26           N/A
  May 12, 1996....................................    $(1.77)         (.29)       $ 3.76        $ (.09)


- ---------------


(1) The pro forma combined per share data for Shoney's and Enterprises has been prepared assuming that, in the Reorganization, 6,472,000 shares of Shoney's Common Stock have been issued to Enterprises and distributed to Enterprises' shareholders, resulting in total weighted average outstanding shares of Shoney's Common Stock of 47,991,000 shares for the year ended October 29, 1995 and 48,146,000 shares for the twenty-eight weeks ended May 12, 1996. The actual number of Exchange Shares may vary. See Note A2 under the "Unaudited Condensed Combined Pro Forma Financial Statements."


(2) The equivalent pro forma combined per share amounts of Enterprises are calculated by multiplying pro forma Net Income From Continuing Operations and pro forma Book Value per share for Shoney's by .3158 so that the per share amounts are equated to the comparative values for each share of Enterprises Common Stock.


(3) Shoney's and Enterprises currently are restricted from making distributions to shareholders and Shoney's has no plans to begin making distributions in the foreseeable future. Enterprises will be making distributions to shareholders in connection with its dissolution and liquidation. See "The Reorganization -- Plan of Complete Liquidation."

(4) The pro forma Book Value per share has been computed assuming the number of shares set forth in Note (1) above.

                                  RISK FACTORS

     In addition to the other information in this Joint Proxy
Statement/Prospectus, the following factors should be considered carefully by shareholders of Shoney's and Enterprises before voting on the matters described herein and in evaluating Shoney's and its business.

UNCERTAINTIES RELATED TO THE REORGANIZATION

     Enterprises has incurred net losses during each of its last three fiscal years. The "Shoney's" Restaurants operated by both Enterprises and Shoney's have experienced declining comparable store sales and operating margins since 1993. There can be no assurance that the restructuring plan Shoney's implemented in 1995 to improve its operational performance will be successful, or that Shoney's will realize any of the anticipated benefits of the Reorganization. There can be no assurance that Shoney's will be successful in efficiently integrating the acquired business into its own, or that Shoney's will retain key TPIR management personnel.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION


     Although the Reorganization was unanimously approved by the independent members of the Enterprises Board, in considering approval of the Reorganization Agreement, Enterprises' shareholders should be aware that certain officers and directors of Enterprises have interests in the Reorganization that are in addition to the interests of shareholders of Enterprises, generally, and which may create perceived conflicts of interest. These interests include the payment by Enterprises as wind-up expenses, or the assumption by Shoney's, of certain employment and severance obligations of Enterprises; the repayment and/or assumption of certain debt held by investors related to certain directors of Enterprises; the fact that such investors own equity and debt securities of Shoney's; the fact that an affiliate of a director of Enterprises has been retained, effective March 1, 1996, as a consultant to Shoney's; the extended exercisability and acceleration of vesting of certain Enterprises Options; and certain insurance and other arrangements for certain officers and directors of Enterprises. The Enterprises Board was aware of these interests and considered them, among other matters, in approving the Reorganization. In addition, since the date of approval by the Enterprises Board of the Reorganization Agreement, Haney Long, Vice President of Procurement and Distribution of TPIR, has become a consultant to Shoney's, effective June 5, 1996, and has accepted an offer of employment with Shoney's following the Closing and J. Gary Sharp, President, Chief Executive Officer and a director of Enterprises, has had preliminary discussions with Shoney's regarding the possibility of becoming a Shoney's franchisee after the Closing. See "The Reorganization -- Interests of Certain Persons in the Reorganization."


INDEBTEDNESS AND INTEREST RATE SENSITIVITY


     Shoney's is highly leveraged and is sensitive to interest rate changes. In connection with the Reorganization, Shoney's will be obligated to assume or discharge approximately $107,000,000 of aggregate indebtedness of Enterprises, at an average interest rate of 8.32%. Shoney's indebtedness will increase by approximately $107,000,000 in connection with the Reorganization.



     At May 12, 1996, Shoney's had a shareholders' deficit of $73,675,000 and, except for certain property, plant and equipment with an appraised value of approximately $136,000,000, substantially all of its assets are pledged to secure its senior debt. The terms of Shoney's senior debt and the Public Debentures being assumed by Shoney's in the Reorganization prohibit the payment of dividends or distributions on Shoney's Common Stock while such senior debt and/or Public Debentures are outstanding.



UNCERTAINTIES IN DETERMINING NUMBER OF EXCHANGE SHARES



     Because the number of Exchange Shares will depend, in part, on the market prices at which Shoney's Common Stock is traded during the ten day trading period prior to the Closing Date, it will not be possible to determine the exact number of Exchange Shares to be issued to Enterprises in the Reorganization or the number of shares reserved for issuance for Shoney's Options or Warrants or Public Debentures issued or assumed by Shoney's in the Reorganization prior to the Closing Date. Moreover, the number of Exchange Shares to be distributed to Enterprises' shareholders in the dissolution and liquidation of Enterprises will be subject to the additional uncertainty that, following the Closing, Enterprises must satisfy, or make adequate provision for the satisfaction of, its liabilities, including contingent liabilities, to the extent they are not assumed by Shoney's in the Reorganization or satisfied from the Expense Allotment or Retained Cash. See
"-- Provision for Liabilities of Enterprises Before Distribution of Exchange Shares and Cash."


STOCK PRICE FLUCTUATIONS; FIXED EXCHANGE RATIO

     The relative stock prices of the Shoney's Common Stock and the Enterprises Common Stock at the Closing Date may vary significantly from the prices as of the date of the execution of the Reorganization Agreement, the date hereof or the date on which the shareholders vote on the Reorganization, due to changes in the business, operations and prospects of Shoney's or Enterprises; market assessments of the likelihood that the Reorganization will be consummated and the timing thereof; general market and economic conditions; and other factors.

     Although the relative stock prices of the Shoney's Common Stock and the Enterprises Common Stock will change prior to the time the Reorganization is consummated, a substantial majority of the number of shares of Shoney's Common Stock to be issued to Enterprises is fixed, subjecting Enterprises' shareholders to the risk of a decrease in the value of consideration to be received by Enterprises' shareholders resulting from a decline in the market price of Shoney's Common Stock and subjecting the Shoney's shareholders to the risk of an increase in the value of consideration to be issued by Shoney's resulting from an increase in the market price of Shoney's Common Stock. See "The Reorganization -- The Reorganization Transaction."

POSSIBLE REDUCTIONS TO RETAINED CASH AND EXPENSE ALLOTMENT


     Pursuant to the Reorganization Agreement, Enterprises will be entitled to retain up to $14,850,000 in cash, consisting of the Expense Allotment, not to exceed $7,350,000, which is designated to pay certain specified wind-up expenses, and an additional amount of up to $7,500,000 in Retained Cash. The $14,850,000 in Retained Cash and the Expense Allotment that Enterprises will be entitled to retain is subject to reduction under certain circumstances. Under the Reorganization Agreement, the amount of the Retained Cash may not exceed an amount which equals 10% of the value of the Exchange Shares, based on the closing price of Shoney's Common Stock on the NYSE as reported by the Wall Street Journal on the last trading day prior to the Closing Date. In the event that, as a result of this limitation, Enterprises is unable to retain the entire $7,500,000 as Retained Cash, Shoney's will issue additional shares of Shoney's Common Stock to Enterprises, valued at the Average Closing Market Price, to compensate Enterprises for the entire amount of such reduction in Retained Cash. If, notwithstanding such an adjustment, the amount of the Retained Cash (as adjusted as set forth in the preceding sentence), when added to the Expense Allotment for Unaccrued Expenses, exceeds 10% of Enterprises' net asset value on the Closing Date, the amount of cash that can be retained for wind-up expenses will have to be reduced accordingly to satisfy conditions to Closing. Had the Closing occurred on June 24, 1996, based on the assumptions set forth elsewhere in this Joint Proxy Statement/Prospectus, Enterprises would be able to retain approximately $14,523,000 of the $14,850,000 in cash at the Closing, of which $7,173,000 would represent Retained Cash and $7,350,000 would represent the Expense Allotment. See "The Reorganization Agreement -- Dissolution of Enterprises; Wind-up Expenses."



     In addition, an aggregate of up to approximately $759,000 (assuming $6,173,000 in Retained Cash will be retained by Enterprises for distribution to its shareholders) is required to be retained by Enterprises for the benefit of holders of Shoney's Options and Shoney's Warrants to satisfy Enterprises' continuing obligations to the holders of such options and warrants if they are exercised before they terminate or expire. The Plan of Complete Liquidation provides that any cash retained for the benefit of holders of Shoney's Options and Warrants which are not exercised prior to the Final Liquidating Distribution Record Date (as defined in "The Reorganization -- Plan of Complete Liquidation") will be distributed to shareholders of Enterprises as of such record date. See the discussion under the heading "The Reorganization -- Plan of Complete Liquidation."


PROVISION FOR LIABILITIES OF ENTERPRISES BEFORE DISTRIBUTION OF EXCHANGE SHARES AND CASH

     Prior to distributing to its shareholders the shares of Shoney's Common Stock received by Enterprises in the Reorganization and the cash retained by it, Enterprises must pay or make provision for its outstanding liabilities. These liabilities include the amounts to be borne by Enterprises, as specified wind-up expenses, for repair and maintenance expenses. Repair and maintenance expenses include the sum of: (a) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the two periods ended February 25, 1996 exceed $1,457,000; plus (b) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the year ended December 31, 1995 exceed $13,235,000, as well as amounts, if any, payable under pending litigation relating to repair and maintenance work. Based on the terms of a settlement (the "Marlin Settlement") with Marlin Services, Inc., and Marlin Electric, Inc., d/b/a Marlin Services, Inc. ("Marlin"), Enterprises currently estimates that it will use an aggregate of $1,870,000 of the Expense Allotment for costs related to repair and maintenance expenses, of which $385,000 represents excess repair and maintenance expenses over the levels set forth in the Reorganization Agreement, $1,150,000 represents the amount of the Marlin Settlement and $335,000 represents anticipated fees and expenses incurred in connection with the Marlin Settlement. See "The Reorganization Agreement -- Marlin Claims." If the cash retained to pay specified wind-up expenses is not sufficient to cover its liabilities, Enterprises would be required to utilize all or a portion of its Retained Cash to satisfy such liabilities. If the amount of such liabilities also exceeds the Retained Cash, Enterprises would be required to distribute a sufficient number of shares of Shoney's Common Stock received by Enterprises in the Reorganization to satisfy its creditors. Therefore, depending upon the amount of its liabilities, Enterprises could be unable to distribute to its shareholders some or all of the Retained Cash and a portion of the shares of Shoney's Common Stock received by Enterprises in the Reorganization. Based upon currently contemplated wind-up expenses, Enterprises estimates that its liabilities will exceed the Expense Allotment by an amount ranging between $750,000 and $1,000,000. If current estimates of these expenses are too low or additional expenses arise, such shortfall could increase. The shortfall will be satisfied out of the Retained Cash and Exchange Shares, if necessary, which will decrease the amount available for distribution to Enterprises' shareholders. See "The Reorganization -- The Reorganization Agreement -- Dissolution of Enterprises; Wind-up Expenses."



     Enterprises has agreed to deliver to Shoney's its irrevocable commitment to promptly divest itself of sufficient Exchange Shares to reduce the outstanding shares of Shoney's Common Stock beneficially owned by it below 10%. If Enterprises is unable to promptly divest itself of sufficient Exchange Shares, and fails to comply with certain conditions set forth in Shoney's Shareholder Rights Plan, Enterprises may become an Acquiring Person (as defined in Shoney's Shareholder Rights Plan) and trigger a Distribution Date (as defined in Shoney's Shareholder Rights Plan). See "Description of Shoney's Capital Stock -- Share Purchase Rights."


NO ASSURANCE OF PUBLIC MARKET FOR ENTERPRISES COMMON STOCK FOLLOWING THE
CLOSING;
DELISTING AND DEREGISTRATION OF ENTERPRISES COMMON STOCK


     Following the Closing, the Nasdaq National Market may delist the Enterprises Common Stock as Enterprises will at that time be committed to dissolve and liquidate under the terms of the Plan of Complete Liquidation. Further, the assets of Enterprises may fall to a level whereby the Enterprises Common Stock will no longer meet the continuing listing requirements of the Nasdaq National Market. At such time as the Enterprises Common Stock is delisted from the Nasdaq National Market, the Enterprises Common Stock would no longer be eligible as a margin security. Following the Closing, Enterprises intends to seek "no action" relief from the Commission to limit the scope of the informational filings required to be made by Enterprises following the Closing. Moreover, Enterprises may deregister the Enterprises Common Stock under the Exchange Act if the number of Enterprises' shareholders falls below 300. Therefore, there is no assurance that an active trading market for Enterprises Common Stock will continue or be sustained after the Closing, or that Enterprises will continue to meet the requirements for continued quotation of the Enterprises Common Stock on the Nasdaq National Market or continued registration under the Exchange Act. In such event, the liquidity of the Enterprises Common Stock after the Closing would be adversely affected. Moreover, at such time as the Complete Liquidation Date, as defined in the Plan of Complete Liquidation, occurs, which is expected to occur no later than the first anniversary of the Enterprises Special Meeting, the stock transfer books of Enterprises will be closed. After the Complete Liquidation Date, the Enterprises Common Stock will no longer be transferable and the only rights of the holders of Enterprises Common Stock thereafter will be to receive liquidating distributions. See "The Reorganization -- Plan of Complete Liquidation."

LITIGATION


     During 1995, three shareholder suits (the "Class Action Lawsuits") were filed against Enterprises and the Enterprises Board. The plaintiffs alleged, among other things, that Enterprises' shareholders would receive inadequate consideration in the proposed Reorganization, that the proposed Reorganization was the result of unfair dealing and economic coercion and that the Enterprises Board breached its fiduciary duties to Enterprises' shareholders to maximize shareholder value. The plaintiffs sought class action status to enjoin the proposed Reorganization and to recover damages. Concurrent with the execution of the Reorganization Agreement, Enterprises signed a letter of understanding on March 15, 1996 for the settlement (the "Class Action Settlement") of the Class Action Lawsuits. The Class Action Settlement would entail the payment of up to $250,000 in legal fees and expenses and the consolidation and settlement of the Class Action Lawsuits and is subject to several conditions, including court approval of the Class Action Settlement and the Closing. The Class Action Settlement will not require any additional payments to be made to the plaintiffs. There can be no assurance that the Class Action Settlement will be consummated. See "The Reorganization -- Class Action Settlement."



     In late February 1996, Enterprises concluded that Marlin had been significantly overcharging TPIR for restaurant maintenance services under an agreement entered into in October 1995. On March 7, 1996, Enterprises filed a civil action in the Circuit Court of Palm Beach County against Marlin and The Aetna Casualty and Surety Company ("Aetna") contending, among other things, that Marlin breached the terms of a maintenance service agreement that TPIR had entered into with Marlin by failing to perform timely maintenance as required by the agreement, overcharging for parts and materials, improperly billing for labor and improperly charging for overhead (the "Marlin Claims"). Also, on March 7, 1996, Marlin filed a separate action in the U.S. District Court of Virginia against TPIR alleging, among other things, that TPIR breached its contract with Marlin by failing to pay amounts owed under the contract and claiming damages in excess of $2,200,000. Enterprises has since that time terminated its agreement with Marlin. On June 27, 1996, TPIR and Marlin entered into the Marlin Settlement. The Marlin Settlement provides for the payment to Marlin of an aggregate of $1,150,000 in cash in settlement of the civil action brought by Marlin against TPIR. Under the terms of the Marlin Settlement, Marlin shall be obligated to use the settlement proceeds to fulfill its obligations with all subcontractors hired by Marlin to perform work under Marlin's maintenance service agreement with TPIR and Marlin shall be entitled to the excess, if any, after all of the subcontractors have been paid. No payment shall be made to any subcontractor unless the subcontractor fully releases TPIR from any liability and releases all liens filed against TPIR. As part of the Marlin Settlement, mutual releases have been exchanged among the parties and the two civil actions will be dismissed. Based on the terms of the Marlin Settlement, Enterprises currently estimates that it will use an aggregate of $1,870,000 of the Expense Allotment for specified wind-up expenses for costs related to repair and maintenance expenses, of which $385,000 represents excess repair and maintenance expenses over the levels set forth in the Reorganization Agreement, $1,150,000 represents the amount of the Marlin Settlement and $335,000 represents anticipated fees and expenses incurred in connection with the Marlin Settlement. See "The Reorganization -- Marlin Claims."



     For a discussion of other litigation matters to which Enterprises is a party, see the notes to the financial statements contained in Enterprises' Quarterly Report on Form 10-Q for the quarter ended April 21, 1996, which is incorporated herein by reference. For a discussion of litigation matters to which Shoney's is a party, see the notes to the financial statements contained in Shoney's Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, which is incorporated herein by reference.


TAX RISKS


     The Reorganization is intended to be a tax-free reorganization for federal income tax purposes. Neither Shoney's nor Enterprises intends to request a ruling from the IRS that the Reorganization qualifies as a tax-free reorganization. It is a condition of the Closing that Enterprises receive the opinion of Shereff, Friedman, Hoffman & Goodman, LLP and that Shoney's receive the opinion of Sullivan & Cromwell that, based on certain assumptions and representations, the Reorganization will so qualify. Such assumptions will be based in part upon actions to be taken following the Closing. Persons receiving this Joint Proxy Statement/Prospectus should be aware that opinions of counsel are not binding on the IRS or any court. If the Reorganization fails to qualify as a tax-free reorganization, such transaction would be treated for federal income tax purposes as a taxable sale by Enterprises of its assets to Shoney's, followed by the taxable liquidation of Enterprises. In such event, Enterprises would incur substantial federal income tax liability and Enterprises' shareholders would be subject to federal tax on any gain realized on their exchange of Enterprises Common Stock for Shoney's Common Stock and cash upon the liquidation of Enterprises.


LIMITATION ON LIABILITIES ASSUMED

     While the Reorganization Agreement limits the liabilities of Enterprises being assumed by Shoney's, certain liabilities might still be imposed on Shoney's through its acquisition and ownership of TPIR, TPIE and TPII as former subsidiaries of Enterprises. Following Enterprises' dissolution and liquidation, Shoney's recourse against Enterprises for such liabilities will be limited.

DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     The rights of Enterprises' shareholders are governed by the NJBCA and the Enterprises Certificate and Enterprises Bylaws. After consummation of the Reorganization, the rights of Enterprises' shareholders, as shareholders of Shoney's, will be governed by the TBCA and the Shoney's Charter and Bylaws.

     Certain material differences between the rights of shareholders of Shoney's and the rights of shareholders of Enterprises include the following: the ability of shareholders to remove directors, the ability of shareholders to call special meetings and the required vote of the shareholders for authorization of certain actions. See "Effects of the Reorganization on Rights of Shareholders."

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL COULD DETER A TAKEOVER WHICH MIGHT
OTHERWISE BE IN THE SHAREHOLDERS' BEST INTERESTS


     Any acquisition or change in control of Shoney's would be limited by: (1) various anti-takeover statutes of the state of Tennessee; (2) a Shareholder Rights Agreement of Shoney's (the "Shareholder Rights Plan"), pursuant to which rights, representing rights to acquire shares of Shoney's Common Stock, subject to certain adjustments (the "Rights"), have been distributed with respect to shares of Shoney's Common Stock; and (3) certain provisions of Shoney's Charter which would have the effect of limiting a change in control. See "Effect of the Reorganization on Rights of Shareholders" and "Description of Shoney's Capital Stock."


SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT PRICE OF SHONEY'S COMMON STOCK

     Sales of a substantial number of shares of Shoney's Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Shoney's Common Stock. The Shoney's Common Stock to be issued upon consummation of the Reorganization will be freely tradable, except that the shares of Shoney's Common Stock to be received by persons who are deemed to be "affiliates" of Enterprises at the time of the Enterprises Special Meeting may be resold by them only in certain permitted circumstances. See "The Reorganization -- Resale Restrictions." No prediction can be made about the effect that future sales of Shoney's Common Stock will have on the market prices of the Shoney's Common Stock.

                           THE REORGANIZATION PARTIES

SHONEY'S


     Shoney's, a Tennessee corporation, is principally engaged in the operation and franchising of restaurants in the United States. As of June 9, 1996, Shoney's operated 725 and franchised the operation of 774 restaurants in 34 states. Shoney's principal concepts are "Shoney's", full service family dining restaurants, and "Captain D's", quick service restaurants specializing in seafood. Shoney's operates casual dining restaurants under the names "Fifth Quarter," "Pargo's" and "BarbWire's." For a more complete description of Shoney's, see "Incorporation of Certain Information By Reference."


TPAC

     TPAC is a Tennessee corporation that was recently organized by Shoney's for the purpose of facilitating the Reorganization. The Reorganization Agreement permits Shoney's to acquire the designated assets and assume the specified liabilities of Enterprises directly or through its wholly-owned subsidiary, TPAC. Shoney's intends to consummate the Reorganization directly, rather than through TPAC.

ENTERPRISES


     Enterprises, through its subsidiary, TPIR, is one of the largest restaurant franchisees in the United States and is the largest franchisee of Shoney's. As of June 21, 1996, TPIR owned and operated 244 restaurants, comprised of 177 "Shoney's" Restaurants and 67 "Captain D's" restaurants in 11 states, primarily in the southern United States. TPIR is the largest "Shoney's" and "Captain D's" franchisee, operating more than four times as many "Shoney's" Restaurants as the next largest "Shoney's" franchisee and more than three times as many "Captain D's" restaurants as the next largest "Captain D's" franchisee. TPIR operates its "Shoney's" and "Captain D's" restaurants under license agreements with Shoney's. Approximately 82% and 18% of Enterprises' revenues from continuing operations in 1995 were from its "Shoney's" and "Captain D's" restaurants, respectively. For a more complete description of Enterprises, see "Incorporation of Certain Information By Reference." A copy of Enterprises' annual report to shareholders for the fiscal year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended April 21, 1996 accompanies this Joint Proxy Statement/Prospectus.


COMBINED ENTITY


     Following the Reorganization, Shoney's will own and operate approximately 62% of all "Shoney's" and "Captain D's" restaurants, increasing from 27 to 28 the number of states in which company-owned restaurants are located. It is anticipated that the directors and executive officers of Shoney's will continue to serve as such following the Reorganization and, in addition, Haney Long, Vice President of Procurement and Distribution of TPIR and an executive officer of Enterprises, will join Shoney's as a Senior Vice President following the Closing. Shoney's will continue to pursue its programs designed to improve operational performance and will seek to achieve synergies by combining, and reducing, the number of distribution facilities and consolidating staff support functions.



     Following the Reorganization, Shoney's presently intends to close approximately 35 under-performing "Shoney's" Restaurants acquired from Enterprises as a part of its operational improvement program. See "Unaudited Pro Forma Condensed Combined Financial Statements," including the notes thereto. Otherwise, Shoney's, through its subsidiaries, intends to employ substantially all of the "Shoney's" and "Captain D's" restaurant personnel currently employed by TPIR upon consummation of the Reorganization.


     As a part of its strategy to improve operational performance and concentrate on opportunities for long-term growth, Shoney's from time to time investigates and holds discussions and negotiations concerning, among other things, capital raising opportunities, acquisitions of restaurants and the divestiture of lines of businesses. There are no material transactions pending, and it is not anticipated that any such transaction of a material nature will be entered into before the closing of the Reorganization. There can be no assurance, however, that such transactions will not be pursued or entered into prior to the Closing.

                          THE SHONEY'S SPECIAL MEETING

PURPOSES OF THE SHONEY'S SPECIAL MEETING

     The Reorganization. At the Shoney's Special Meeting, holders of Shoney's Common Stock will consider and vote upon the Reorganization Agreement, including the issuance of shares and associated rights, stock options, warrants and conversion rights to acquire shares and associated rights of Shoney's Common Stock in accordance with the Reorganization Agreement.

     Charter Amendment. Shoney's shareholders will also consider and vote upon a proposed amendment to the Shoney's Charter to increase authorized capitalization from 100 million to 200 million shares of Shoney's Common Stock.


     Shoney's Option Plan Amendment. Shoney's shareholders will also consider and vote upon the proposed amendments to the Shoney's Option Plan described in "Description of the Shoney's Option Plan."


     Other Matters. Shoney's shareholders will also consider and vote upon any other matters that may properly come before the Shoney's Special Meeting.

     THE SHONEY'S BOARD HAS APPROVED THE REORGANIZATION AGREEMENT AND THE REORGANIZATION AND RECOMMENDS THAT SHONEY'S SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT. THE SHONEY'S BOARD HAS APPROVED THE PROPOSED CHARTER AMENDMENT AND RECOMMENDS THAT SHONEY'S SHAREHOLDERS VOTE FOR APPROVAL OF THE CHARTER AMENDMENT. THE SHONEY'S BOARD HAS APPROVED THE PROPOSED AMENDMENTS TO THE SHONEY'S OPTION PLAN AND RECOMMENDS THAT SHONEY'S SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE SHONEY'S OPTION PLAN. SEE "THE REORGANIZATION -- BACKGROUND OF THE REORGANIZATION" AND "THE
REORGANIZATION -- REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE SHONEY'S BOARD."

CHARTER AMENDMENT INCREASING NUMBER OF AUTHORIZED SHARES

     Shoney's proposes to amend the Shoney's Charter to increase the number of authorized shares of Shoney's Common Stock from 100 million to 200 million. If the proposed amendment is adopted, paragraph 6 of Shoney's Charter will read as follows:

          6. Stock. The maximum number of shares that the corporation shall have the authority to issue is two hundred million (200,000,000) shares of common stock with a par value of One Dollar ($1.00) each, which shall have the right to receive the net assets of the corporation upon dissolution.

     Shoney's is now authorized to issue 100 million shares of Shoney's Common
Stock, of which           shares were issued and outstanding on the Shoney's
Record Date. Shoney's has no specific plans or commitments for the issuance of the additional shares proposed to be authorized except as discussed below. The Shoney's Board believes that an increase in the authorized shares of Shoney's Common Stock is desirable in order that shares will be available for issuance from time to time as needed for corporate purposes deemed appropriate by the Shoney's Board. Such corporate purposes might include the raising of additional capital through public offerings, the acquisition by Shoney's of other companies or assets, the declaration of stock splits or stock dividends, and the issuance of stock under Shoney's employee benefit plans. Also, depending upon the number of shares acquired in triggering the rights and the then market price of Shoney's Common Stock, additional shares could be required to be authorized in order to fully exercise the rights pursuant to Shoney's Shareholder Rights Plan.

     Increasing the number of shares available for issuance might have the effect of discouraging or making more difficult an attempt to remove incumbent management or to gain control of Shoney's, even if such activities were perceived by shareholders generally to be favorable to them. The shares could be used to dilute the stock ownership of persons seeking to obtain control of Shoney's. The shares also could be privately placed with purchasers opposed to an effort to seek control. The proposed increase in authorized capitalization is not designed to have an anti-takeover effect, to dilute the stock ownership of any person seeking to obtain control of Shoney's nor are there any plans to privately place any of the shares to be added to the authorized capitalization by the proposed charter amendment.

     The proposal to increase the authorized shares of Shoney's Common Stock will, in effect, delegate authority to the Shoney's Board to issue the additional shares without further approval of the shareholders, except when shareholder approval is required under the rules of the NYSE or otherwise. If the proposed amendment is adopted, the additional shares when properly issued will have the same voting and other rights as Shoney's presently authorized shares. The holders of shares do not and will not have preemptive rights to subscribe for any additional stock of Shoney's that may be approved for issuance in the future.

     If the amendment is not approved, Shoney's will have a sufficient number of authorized shares for issuance, or reservation for issuance, as provided for in the Reorganization Agreement. However, except as noted above, without the proposed increase, there may not be a sufficient number of authorized shares of Shoney's Common Stock available to fully exercise the rights that have been issued with respect to Shoney's Common Stock as contemplated by Shoney's Shareholder Rights Plan if Shoney's were called upon to issue shares pursuant to that plan. See "Description of Shoney's Common Stock."

RECORD DATE; VOTING RIGHTS; PROXIES


     The Shoney's Board has fixed the close of business on June 28, 1996 as the Shoney's Record Date for determining holders entitled to notice of and to vote at the Shoney's Special Meeting.


     As of the Shoney's Record Date, there were           shares of Shoney's
Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Shoney's Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH SHONEY'S COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT, IN FAVOR OF THE AMENDMENT TO SHONEY'S CHARTER AND IN FAVOR OF THE AMENDMENT TO THE SHONEY'S STOCK OPTION PLAN. Shoney's does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the Shoney's Special Meeting. If any other matter or matters are properly presented for action at the Shoney's Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Shoney's, by signing and returning a later dated proxy, or by voting in person at the Shoney's Special Meeting; however, mere attendance at the Shoney's Special Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the Shoney's Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Under the rules of the NYSE, brokers do not have discretionary authority to vote shares held by them on the Reorganization or the amendment to Shoney's Charter or the Shoney's Option Plan and, thus, such shares will not be considered as present and entitled to vote on such matter.

SOLICITATION OF PROXIES

     Shoney's will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Shoney's Common Stock held in their names. In addition to the use of the mails, Shoney's has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to assist in the solicitation of proxies, for a fee of $7,500 plus expenses. Proxies may also be solicited by directors, officers and regular employees of Shoney's, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their representatives.

DISSENTERS' RIGHTS

     No holder of Shoney's Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Shoney's Special Meeting relating to the Reorganization, the proposed amendment of Shoney's Charter or the proposed amendments to Shoney's Option Plan.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding Shoney's Common Stock entitled to vote at the Shoney's Special Meeting is necessary to constitute a quorum at the Shoney's Special Meeting.

REQUIRED VOTE


     Under the Reorganization Agreement, approval of the Reorganization Agreement requires the affirmative vote of the holders of the majority of the outstanding shares of Shoney's Common Stock entitled to vote thereon at the Shoney's Special Meeting. Approval of the Reorganization Agreement will constitute approval of all of the transactions contemplated as a part of the Reorganization, including the issuance of shares, and the associated rights, of Shoney's Common Stock in exchange for assets of Enterprises, the issuance of Shoney's Warrants in exchange for Enterprises Warrants, the adoption of a plan pursuant to which Shoney's will issue Shoney's Options in exchange for Enterprises Options (thereby assuming Enterprises' obligation to issue shares of common stock thereunder), and the assumption by Shoney's of the Public Debentures which thereafter will be convertible into shares and the associated rights of Shoney's Common Stock, as required by the Reorganization Agreement. Under the rules of the NYSE, the issuance of Shoney's Common Stock in connection with the Reorganization is required to be approved by the shareholders of Shoney's because the shares of Shoney's Common Stock that may be issued in connection with the Reorganization, including shares issuable under stock options, warrants and convertible debentures that will be granted or assumed as a part of the Reorganization, may equal or exceed 20% of the presently outstanding shares of Shoney's Common Stock as of the Closing Date. Had the Closing occurred on June 24, 1996, based on the assumptions set forth elsewhere in this Joint Proxy Statement/Prospectus, an aggregate of approximately 9,940,488 shares of Shoney's Common Stock would have been issued or issuable upon exercise of options, warrants or convertible debentures granted or assumed in connection with the Reorganization, representing 23.9% of the number of shares of Shoney's Common Stock outstanding on the Shoney's Record Date. Abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Reorganization Agreement. In addition, under Tennessee law, approval of the rights associated with the securities to be issued pursuant to Shoney's Shareholder Rights Plan may be required.


     The approval of the proposed amendment to Shoney's Charter requires that the number of votes cast in favor of the proposal at the Shoney's Special Meeting exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal to approve the proposed amendment to Shoney's charter.

     The approval of the proposed amendments to the Shoney's Option Plan requires that the number of votes cast in favor of the proposal at the Shoney's Special Meeting exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal to approve the proposed amendments to Shoney's Option Plan. Approval of the amendments to the Shoney's Option Plan is required if executive officers and directors who receive options under the Shoney's Option Plan, as amended, are to be eligible for the exemption provided under Rule 16b-3 promulgated by the Commission under Section 16(b) of the Exchange Act.

     Only holders of Shoney's Common Stock on the Shoney's Record Date will be entitled to notice of and to vote on the Reorganization Agreement. As of the Shoney's Record Date, directors and executive officers and
their affiliates held        shares of the Common Stock entitled to vote at the
Shoney's Special Meeting, representing approximately      % of the total number
of shares of Shoney's Common Stock entitled to vote at the Shoney's Special Meeting. The affirmative votes by the holders of such shares may affect the outcome of the vote.


     THE MATTERS TO BE CONSIDERED AT THE SHONEY'S SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF SHONEY'S. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                        THE ENTERPRISES SPECIAL MEETING

PURPOSES OF THE ENTERPRISES SPECIAL MEETING

     The Reorganization and the Dissolution of Enterprises. At the Enterprises Special Meeting, holders of Enterprises Common Stock will consider and vote upon a proposal to approve the Reorganization Agreement, including the dissolution and liquidation of Enterprises under the terms of the Plan of Complete Liquidation.

     THE DISINTERESTED MEMBERS OF THE ENTERPRISES BOARD UNANIMOUSLY APPROVED AND ADOPTED THE REORGANIZATION AGREEMENT AND THE FULL ENTERPRISES BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED A PLAN OF COMPLETE LIQUIDATION FOR THE DISSOLUTION OF ENTERPRISES AFTER THE REORGANIZATION AND RECOMMENDS THAT ENTERPRISES' SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND THE DISSOLUTION OF ENTERPRISES. THREE DIRECTORS ABSTAINED FROM VOTING ON THE REORGANIZATION AGREEMENT DUE TO A PERCEIVED CONFLICT OF INTEREST. SEE "THE REORGANIZATION -- BACKGROUND OF THE REORGANIZATION," "THE
REORGANIZATION -- REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE ENTERPRISES BOARD," AND "THE REORGANIZATION -- INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION."

     Other Matters. Enterprises' shareholders will also consider and vote upon such other matters that may properly come before the Enterprises Special Meeting.

RECORD DATE; VOTING RIGHTS; PROXIES


     The Enterprises Board has fixed the close of business on June 24, 1996 as the Enterprises Record Date for determining holders entitled to notice of and to vote at the Enterprises Special Meeting.



     As of the Enterprises Record Date, there were 20,636,198 shares of Enterprises Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Enterprises Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF ENTERPRISES COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT IN ACCORDANCE WITH THE RECOMMENDATION OF THE ENTERPRISES BOARD. Enterprises does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the Enterprises Special Meeting. If any other matter or matters are properly presented for action at the Enterprises Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Enterprises, by signing and returning a later dated proxy, or by voting in person at the Special Meeting; however, mere attendance at the Enterprises Special Meeting will not in and of itself have the effect of revoking the proxy.

REQUIRED VOTE


     Assuming a quorum is present, the approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of Enterprises Common Stock. As of the Enterprises Record Date, directors and executive officers and their affiliates, and persons and entities related to the foregoing, held 4,129,267 shares of Enterprises Common Stock, representing approximately 20.0% of the issued and outstanding Enterprises Common Stock entitled to vote at the Enterprises Special Meeting. The affirmative votes by the holders of such shares may affect the outcome of the vote.


     Votes cast by proxy or in person at the Enterprises Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Under the rules of the Nasdaq National Market, brokers do not have discretionary authority to vote shares held by them on the Reorganization Agreement and, thus, such shares will not be considered as present and entitled to vote on such matter.

SOLICITATION OF PROXIES


     Enterprises will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Enterprises Common Stock held in their names. In addition to the use of the mails, Enterprises has retained Kissel-Blake Inc., 110 Wall Street, New York, New York 10005, to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by directors, officers and regular employees of Enterprises, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their representatives.


DISSENTERS' RIGHTS

     No holder of Enterprises Common Stock will have any appraisal or dissenters' rights in connection with, or as a result of, the matters to be acted upon relating to the Reorganization at the Enterprises Special Meeting.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Enterprises Common Stock entitled to vote at the Enterprises Special Meeting is necessary to constitute a quorum at the Enterprises Special Meeting. Abstentions will be counted for purposes of determining whether a quorum is present at the Enterprises Special Meeting.

     THE MATTERS TO BE CONSIDERED AT THE ENTERPRISES SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF ENTERPRISES. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               THE REORGANIZATION

     This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Reorganization and the Reorganization Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Capitalized terms used in this section but not defined in this Joint Proxy Statement/Prospectus have the meanings ascribed to them in the Reorganization Agreement. All shareholders are urged to read the Reorganization Agreement in its entirety.

THE REORGANIZATION TRANSACTION

     The Reorganization Agreement provides for a business combination between Shoney's and Enterprises in which, subject to the terms and conditions thereof, at the Closing Date, Enterprises will transfer to Shoney's all of the issued and outstanding shares of capital stock of TPIR, TPIE and TPII, certain intercompany accounts and all cash and cash equivalents of Enterprises, TPIR, TPIE, TPII and TPIR's subsidiaries (except as described below) in exchange for the issuance of the Exchange Shares and the assumption of certain liabilities of Enterprises by Shoney's. The Reorganization Agreement permits Shoney's to acquire the assets and assume the designated liabilities directly or through its wholly-owned subsidiary, TPAC. Upon consummation of the Reorganization, TPIR, and its subsidiaries, and TPIE and TPII will continue to exist as subsidiaries of Shoney's.


     Pursuant to the Reorganization Agreement, Enterprises will be entitled to retain up to $14,850,000 in cash, consisting of the Expense Allotment, not to exceed $7,350,000, which is designated to pay certain specified wind-up expenses, and an additional amount of up to $7,500,000 in Retained Cash. If the wind-up expenses are less than the Expense Allotment, Enterprises will be required to transfer the difference to Shoney's; if the expenses are greater, the excess will be paid from the Retained Cash. See "The Reorganization -- The Reorganization Transaction -- Dissolution of Enterprises; Wind-up Expenses." To satisfy the requirements for a tax-free reorganization under the Code, the amount of the Retained Cash, when added to that portion of the Expense Allotment representing Unaccrued Expenses, cannot exceed 10% of the net asset value of Enterprises as of the Closing Date. In addition, under the Reorganization Agreement, the amount of the Retained Cash may not exceed an amount which equals 10% of the value of the Exchange Shares, based on the closing price of Shoney's Common Stock on the NYSE as reported by the Wall Street Journal on the last trading day prior to the Closing Date. In the event that, as a result of this limitation, Enterprises is unable to retain the entire $7,500,000 as Retained Cash, Shoney's will issue additional shares of Shoney's Common Stock to Enterprises, valued at the Average Closing Market Price, to compensate Enterprises for the entire amount of the reduced Retained Cash. If, notwithstanding such an adjustment, the amount of the Retained Cash (as adjusted as set forth in the preceding sentence), when added to the Expense Allotment for Unaccrued Expenses, exceeds 10% of Enterprises' net asset value on the Closing Date, the amount of cash that can be retained for wind-up expenses will have to be reduced accordingly to satisfy conditions to Closing. Had the Closing occurred on June 24, 1996, based on the assumptions set forth elsewhere in this Joint Proxy Statement/Prospectus, Enterprises would be able to retain approximately $14,523,000 of the $14,850,000 in cash, of which $7,173,000 would represent Retained Cash and $7,350,000 would represent the Expense Allotment.


  Obligations and Liabilities Assumed or Satisfied

     Enterprises has outstanding options granted under the Telecom Equipment Corp. Incentive Stock Option Plan, Telcom Plus International, Inc. 1983 Stock Option Plan, Telcom Plus International, Inc. 1984 Stock Option Plan, 1992 TPI Enterprises, Inc. Stock Option and Incentive Plan, and the TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan (the "Enterprises Option Plans"). There are also outstanding warrants to purchase Enterprises Common Stock pursuant to that certain Warrant Purchase Agreement dated March 18, 1993, among Enterprises and The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group L.P. In the Reorganization, Shoney's will assume Enterprises' obligations to issue shares under these outstanding options and warrants by issuing, in exchange therefor, Shoney's Options and Shoney's Warrants.

     Under the Reorganization Agreement, Shoney's will also assume the Public Debentures of Enterprises, pursuant to a supplemental indenture, as well as certain specified contractual obligations and will cause the Private Debentures of Enterprises and the TPIR Bank Debt to be discharged. As of June 24, 1996, there were outstanding $15,000,000 Private Debentures, all of which were owned by persons and entities related to certain directors of Enterprises, and approximately $22,400,000 principal amount of TPIR Bank Debt. Except as specifically provided in the Reorganization Agreement, neither Shoney's nor any of its affiliates will assume or be liable for any other liabilities or obligations of Enterprises.


  Adjustments to Consideration

     The number of Exchange Shares to be issued to Enterprises on the Closing Date, as consideration for its transfer of assets, is equal to: (a) 5,577,102; plus (b) $10,000,000 divided by the Average Closing Market Price, subject to adjustment as described below.

     The number of Exchange Shares to be issued to Enterprises will be adjusted in the event of any reclassification, stock split or stock dividend with respect to Shoney's Common Stock, any change of the Shoney's Common Stock into other securities or any other dividend or distribution with respect to the Shoney's Common Stock, if the record or effective date with respect to any of the foregoing should occur prior to the Closing.


     In the event that, between March 15, 1996 and the Closing Date, any Person exercises an Enterprises Option granted prior to September 1, 1995, exercises any Enterprises Warrants or converts any Public Debentures or Private Debentures into shares of Enterprises Common Stock, in each case in accordance with the terms of the governing instruments, Shoney's shall issue to Enterprises in the Reorganization an additional number of shares of Shoney's Common Stock equal to:
(a) the number of shares of Enterprises Common Stock issued pursuant to the exercise of such options or warrants or the conversion of debentures multiplied by (b) the Exchange Ratio (as determined without reference to the adjustments described in this paragraph). From March 15, 1996 to June 24, 1996, no options or warrants have been exercised for, and no debentures have been converted into, shares of Enterprises Common Stock.



     In the event that, between November 7, 1995 and the Closing Date, any shares of Enterprises Common Stock are issued, transferred from treasury or allocated in connection with the Enterprises 401(k) Plan or the Enterprises Stock Purchase Plan, Shoney's shall issue to Enterprises in the Reorganization an additional number of shares of Shoney's Common Stock equal to: (a) the number of shares of Enterprises Common Stock so issued multiplied by (b) the Exchange Ratio (as determined without reference to the adjustment described by this paragraph). From November 7, 1995 through June 24, 1996, approximately 155,750 shares of Enterprises have been issued, transferred from treasury or allocated in connection with the Enterprises 401(k) Plan or the Enterprises Stock Purchase Plan.



     The amount of the $7,500,000 in Retained Cash permitted to be retained by Enterprises at the Closing may not exceed an amount which equals 10% of the value of the Exchange Shares, based on the closing price of Shoney's Common Stock on the NYSE as reported by the Wall Street Journal on the last trading day prior to the Closing Date. In the event the amount of the $7,500,000 in Retained Cash that Enterprises is otherwise entitled to retain is reduced in order to satisfy the requirements specified above, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) $7,500,000 less the number of dollars retained divided by (b) the Average Closing Market Price. Had the Closing occurred on June 24, 1996, based on the number of shares of Enterprises Common Stock then outstanding, and the then Average Closing Market Price, Enterprises would be able to retain approximately $6,173,000 of the Retained Cash allocated to Enterprises (assuming $1,000,000 of the Retained Cash is required to be distributed by Enterprises to satisfy its remaining liabilities), of which a maximum of approximately $759,000 will be required to be retained by Enterprises for the benefit of holders of Shoney's Options and Shoney's Warrants until such time as such options and warrants are exercised, are terminated or expire. For a discussion of the manner in which Enterprises intends to account for the cash allocated for the benefit of such option and warrant holders, see "The Reorganization -- Plan of Complete Liquidation." For a discussion of further adjustments that may be made to the amount of the Expense Allotment, see "The Reorganization -- The Reorganization
Transaction -- Dissolution of Enterprises; Wind-up Expenses."

     In the event (and only to the extent) that the net proceeds (the "Net Proceeds") of the Maxcell Settlement (as hereinafter defined) are required by TPIR's lenders to be used to permanently retire all or any portion of the TPIR Bank Debt, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) the amount (not to exceed (x) $7,350,000 plus that amount of Retained Cash that may be retained by Enterprises pursuant to the prior paragraph; minus (y) that amount of cash and cash equivalents held by Enterprises at the Closing) by which the TPIR Bank Debt was reduced permanently using the Net Proceeds, divided by (b) the Average Closing Market Price. As of June 24, 1996, none of the Net Proceeds had been used to permanently retire any of the TPIR Bank Debt.



     Had the Closing occurred on June 24, 1996, based on the assumptions set forth elsewhere in this Joint Proxy Statement/Prospectus, Shoney's would have issued an aggregate of approximately 6,521,329 shares of Shoney's Common Stock, or .3158 shares of Shoney's Common Stock for each share of Enterprises Common Stock, to Enterprises at the Closing. Based on the number of shares of Enterprises Common Stock outstanding at such date, and assuming $1,000,000 of the Retained Cash is required to be distributed by Enterprises to satisfy its remaining liabilities and the exercise of all Enterprises Options and Enterprises Warrants prior to the Final Liquidating Distribution Record Date, Enterprises' shareholders would receive approximately .3158 shares of Shoney's Common Stock and approximately $0.26 in cash in respect of each share of Enterprises Common Stock upon the liquidation of Enterprises. Based upon currently contemplated wind-up expenses, Enterprises estimates that its liabilities will exceed the Expense Allotment by an amount ranging between $750,000 and $1,000,000. If current estimates of these expenses are too low or additional expenses arise, such shortfall could increase. The shortfall will be satisfied out of the Retained Cash, which will decrease the amount available for distribution to Enterprises' shareholders.



  Dissolution of Enterprises; Wind-up Expenses


     Upon consummation of the Reorganization, Enterprises will liquidate and dissolve in accordance with the Plan of Complete Liquidation adopted by the Enterprises Board, as contemplated by the Reorganization Agreement. See "Plan of Complete Liquidation." Enterprises will wind-up its operations and, after paying or making provision for its liabilities, will distribute the Exchange Shares received in the Reorganization and any of the up to $7,500,000 in Retained Cash remaining to its shareholders on a pro rata basis based upon their ownership of the Enterprises Common Stock.


     An aggregate of up to approximately $759,000 (assuming $6,173,000 in Retained Cash will be retained by Enterprises for distribution to its shareholders) is required to be retained by Enterprises for the benefit of holders of Shoney's Options or Shoney's Warrants until such time as the options and warrants are exercised, are terminated or expire. Under the Plan of Complete Liquidation, if Shoney's Options or Shoney's Warrants are not exercised prior to the Final Liquidating Distribution Record Date, such cash, after providing for the expenses of the distribution thereof, will be distributed to Enterprises' shareholders.


     Fractional shares of Shoney's Common Stock will not be issued to Enterprises' shareholders. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market on behalf of all such holders.


     To pay specified wind-up expenses, the Reorganization Agreement permits Enterprises to retain in cash on the Closing Date an Expense Allotment not to exceed $7,350,000. To satisfy the requirements for a tax-free reorganization, the amount of the Retained Cash, when added to the Unaccrued Expenses (currently estimated at $570,000, in the aggregate), cannot exceed 10% of the net asset value of Enterprises as of the Closing Date. If, notwithstanding the adjustment in the additional $7,500,000 in Retained Cash required by the Reorganization Agreement, the amount of the Retained Cash, when added to the Expense Allotment for Unaccrued Expenses exceeds 10% of Enterprises' net asset value on the Closing Date, the amount of cash that can be retained for wind-up expenses will be reduced accordingly in order to satisfy conditions to Closing. Had the Closing occurred on June 24, 1996, based on the estimated amount of Unaccrued Expenses, the number of Exchange Shares and the then closing market price of Shoney's Common Stock, Enterprises would be able to retain the entire Expense Allotment at the Closing.

     Included in the wind-up expenses of Enterprises are the acquisition of a directors and officers liability policy, severance payments under employment agreements to J. Gary Sharp, the President, Chief Executive Officer and a director of Enterprises, and Frederick W. Burford, the Executive Vice President, Chief Financial Officer, Secretary and a director of Enterprises, and the legal and accounting fees and expenses of Enterprises for the Reorganization and the dissolution of Enterprises.


     Also included in the wind-up expenses is the sum of (a) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the year ended December 31, 1995 exceed $13,235,000; plus (b) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the two periods ended February 25, 1996 exceed $1,457,000. Based on the terms of the Marlin Settlement, Enterprises currently estimates that it will use an aggregate of $1,870,000 of the Expense Allotment for costs related to repair and maintenance expenses, of which $385,000 represents excess repair and maintenance expenses over the levels set forth in the Reorganization Agreement, $1,150,000 represents the amount of the Marlin Settlement and $335,000 represents anticipated fees and expenses incurred in connection with the Marlin Settlement. See "The Reorganization -- Marlin Claims."



     If the specified wind-up expenses are less than the Expense Allotment, Enterprises is required to transfer the difference to Shoney's; if the expenses are greater, the excess will be paid from the Retained Cash Enterprises is entitled to retain in the Reorganization or by transferring to creditors shares of Shoney's Common Stock received by Enterprises in the Reorganization. Based upon currently contemplated wind-up expenses, Enterprises estimates that its liabilities will exceed the Expense Allotment by an amount ranging between $750,000 and $1,000,000. If current estimates of these expenses are too low or additional expenses arise, such shortfall could increase. The shortfall will be satisfied out of the Retained Cash and, if the Retained Cash is insufficient to satisfy Enterprises' remaining liabilities, through the transfer to creditors of Exchange Shares, which will decrease the amount available for distribution to Enterprises' shareholders. Any cash or shares of Shoney's Common Stock used to pay specified wind-up expenses will not be available for distribution to Enterprises' shareholders.


BACKGROUND OF THE REORGANIZATION

     In August 1993, the Enterprises Board authorized Enterprises' Executive Committee, or designees thereof, to enter into discussions regarding a possible merger with Shoney's, and a representative of Enterprises' Executive Committee delivered to the Shoney's Board a letter requesting that Shoney's authorize a full investigation of a merger between Enterprises and Shoney's. Based on a variety of considerations, including an implied exchange ratio of over .5 shares of Shoney's Common Stock for each share of Enterprises Common Stock, the Shoney's Board informed Enterprises' Executive Committee that Shoney's was not interested in conducting such an investigation.

     Following the selection of C. Stephen Lynn as the new Chief Executive Officer of Shoney's, various meetings between representatives of Enterprises and Shoney's occurred regarding the strategic partnership of the two companies. On April 21, 1995 and again on May 25, 1995, representatives of Enterprises met with Mr. Lynn to discuss various of these strategic issues, including synergies between the two companies related to the consolidation of the two companies' commissary operations. On June 1, 1995 and again on June 6, 1995, representatives of Enterprises met with representatives of Shoney's to discuss consolidation of the commissary operations.

     On June 22, 1995 and July 19, 1995, representatives of Shoney's and Enterprises met and determined that an overall merger between Enterprises and Shoney's should also be explored. Discussions continued thereafter as to the synergies that could be obtained by consolidating commissary operations or by merging the two entities.

     On July 26, 1995, confidentiality agreements were executed by Enterprises and Shoney's. Following the execution of the confidentiality agreements, various information was exchanged between the parties. On July 27, 1995, representatives of Enterprises met with representatives of Shoney's to discuss in detail the commissary synergies.

     From mid-August to August 31, 1995, various meetings and conversations occurred among representatives of Shoney's and representatives of Enterprises during which a proposed term sheet for the transaction was negotiated. Shoney's Board reviewed the proposed terms of the transaction at a meeting held August 31, 1995, and, following a presentation by Salomon, authorized management to proceed with a letter of intent. The term sheet was transmitted to all Enterprises Board members prior to the Enterprises Board meeting held on September 1, 1995.

     On September 1, 1995, the Enterprises Board conducted a discussion of the term sheet. The discussion included a financial analysis of the proposed transaction. The term sheet described a proposed tax-free merger of Enterprises into a wholly-owned subsidiary of Shoney's in which each holder of Enterprises Common Stock would receive for each share thereof (i) .28 shares of Shoney's Common Stock, (ii) a warrant to purchase .32 shares of Shoney's Common Stock with an exercise price of $21.50 per share and a five-year term and (iii) contingent rights to receive additional shares of Shoney's Common Stock up to a maximum of .28 shares of Shoney's Common Stock based upon a formula intended to provide to the shareholders of Enterprises the net proceeds of a judgment or settlement of the then pending lawsuit filed by Enterprises and its wholly-owned subsidiary, Maxcell Telecom Plus, Inc. ("Maxcell") against McCaw Cellular Communications Corp. and various related parties (the "Maxcell Lawsuit").

     At the September 1, 1995 meeting of the Enterprises Board, Mr. Douglas K. Bratton stated that he and Messrs. John L. Marion, Jr. and Thomas M. Taylor would abstain from voting on the proposed transaction in light of the fact that The Airlie Group L.P., of which Messrs. Bratton, Marion and Taylor are designees on the Enterprises Board, and certain related persons and entities held certain equity and debt securities of Shoney's and Enterprises. The Enterprises Board, without Messrs. Bratton, Marion, Taylor and Lawrence F. Levy (who was not present), then authorized continued negotiations of the proposed transaction and approved the establishment of a special committee of the Enterprises Board (the "Special Committee"). After certain perceived conflicts of interest were disclosed to the Enterprises Board, on September 4, 1995, the Enterprises Board determined that Messrs. Cisneros, Spievack and Siu should serve on the Special Committee. See "The Reorganization -- Interests of Certain Persons in the Reorganization." On September 4, 1995 the Enterprises Board, without Messrs. Bratton, Marion, Taylor (who abstained due to the above-described conflict of interest), Levy (who was not present) and Cisneros (who abstained in order to consult with his personal counsel, Shereff, Friedman, Hoffman & Goodman, LLP, who was not present at the meeting), approved a letter of intent.

     On September 4, 1995, Shoney's and Enterprises entered into a letter of intent, dated as of September 3, 1995 (the "Letter of Intent"), setting forth the mutual understandings of the parties with respect to the proposed transaction. The Letter of Intent provided that it was merely a statement of the mutual intentions of the parties with respect to the proposed transaction and that a binding commitment with respect to the proposed transaction would result only after execution and delivery of a definitive agreement.

     The Special Committee retained Alex. Brown to act as its investment advisor and, in connection therewith, to render an opinion as to the fairness, from a financial point of view, to Enterprises' shareholders of the consideration to be offered in the proposed acquisition of Enterprises by Shoney's. The Special Committee also retained Shereff, Friedman, Hoffman & Goodman, LLP to act as its legal counsel.

     Over the next two months, the Special Committee, aided by its advisors, commenced its legal and financial due diligence of Enterprises and Shoney's, including visits to Shoney's, Enterprises and their commissary facilities, and began to discuss with Shoney's and its advisors the necessary steps to be taken to execute a definitive agreement. On October 30, 1995, the Special Committee and Shoney's executed an amendment to the Letter of Intent, providing that all provisions of the Letter of Intent would expire on November 30, 1995.

     During September, October and December 1995, the Class Action Lawsuits were filed, alleging, among other things, that Enterprises' shareholders would receive inadequate consideration in the proposed transaction, that the proposed transaction was the result of unfair dealing and economic coercion and that the Enterprises Board breached its fiduciary duties to Enterprises' shareholders to maximize shareholder value. See "The Reorganization -- Class Action Settlement."

     On November 1, 1995, the Enterprises Board approved the settlement of the Maxcell Lawsuit (the "Maxcell Settlement") for an aggregate payment to Enterprises of $30,000,000 resulting in a net payment, after expenses, of approximately $17,000,000. The Maxcell Settlement resulted in certain issues not specifically contemplated by the letter of intent, such as the need for Enterprises to utilize net operating loss carryforwards prior to the Closing which would otherwise have inured to the benefit of Shoney's to offset the gain from the Maxcell Settlement and certain other tax driven structural issues.

     On November 29 and 30, 1995, representatives of Shoney's and the Special Committee met in Nashville, Tennessee to attempt to resolve the remaining legal, tax, accounting and structural issues. Issues under discussion included price, preserving the tax-free nature of the transaction, limitations on the liabilities of Enterprises to be assumed by Shoney's in the transaction, the treatment of net operating loss carry-forwards, the inclusion of warrants in the transaction, the amount of wind-up expenses, the nature of the representations and warranties, the conditions to closing and similar issues.

     Following further discussions and negotiations of the issues, on December 5, 1995, Shoney's and Enterprises executed a revised non-binding letter of intent for Shoney's to purchase substantially all of the assets of Enterprises, including the capital stock of TPIR, TPII and TPIE, through a tax-free plan of reorganization in exchange for an aggregate of 6,456,223 shares of Shoney's Common Stock. In addition, Enterprises would be allowed to use its net operating loss carry-forwards to offset the gain from the Maxcell Settlement, discussed below in this Joint Proxy Statement/Prospectus, and retain up to $7,500,000 (subject to the maximum allowable amount which could be retained while still satisfying the requirements for a tax-free reorganization) in cash to pay wind-up expenses, if necessary, or for distribution to its shareholders. Enterprises was also allowed to retain up to $6,100,000 for payment of specified wind-up expenses to be incurred in connection with the dissolution of Enterprises after consummation of the transaction. Enterprises agreed that this transaction structure would not involve its receipt of warrants to purchase shares of Shoney's Common Stock, in part in order to preserve the tax-free nature of the transaction.

     From mid-December 1995 to mid-March 1996, the parties negotiated the terms of a definitive Reorganization Agreement. Following the negotiations, the terms of the transaction were revised as follows: in consideration for the sale of substantially all of the assets of Enterprises, including the capital stock of TPIR, TPII and TPIE, to Shoney's, Enterprises would receive 5,577,102 shares of Shoney's Common Stock, subject to adjustment, and shares of Shoney's Common Stock having a value of $10,000,000. Shoney's also agreed, to the extent that Enterprises was required to reduce permanently the TPIR Bank Debt with proceeds of the Maxcell Settlement, to issue shares of Shoney's Common Stock having equal value to the debt permanently reduced, subject to certain restrictions. Shoney's agreed to a materiality threshold of $500,000 and the representations and warranties were limited, for the most part, to knowledge of the directors and executive officers on the date of signing of the Reorganization Agreement. Given the agreement to structure the transaction as a sale of assets, to be followed by the dissolution of Enterprises, Shoney's agreed that the representations and warranties in the Reorganization Agreement would not survive the Closing. Shoney's and Enterprises agreed to form an operating committee (the "Operating Committee"), comprised of four members of the Enterprises Board, two of which would be designated by Shoney's and two designated by Enterprises, to resolve disputes as to operations between signing and Closing. The provision for wind-up expenses was increased to $7,350,000.


     On February 20, 1996, after a presentation by Alex. Brown in which Alex. Brown orally indicated to the Special Committee and the Enterprises Board that it expected to be able to render an opinion to the effect subsequently rendered (as summarized in "The Reorganization -- Opinion of Financial
Advisors -- Opinion of Financial Advisor to the Special Committee of the Enterprises Board"), the Special Committee unanimously recommended to the Enterprises Board that it approve the Reorganization Agreement, and the Enterprises Board, by a vote of 6-0 (with Messrs. Bratton, Taylor and Marion abstaining), approved the Reorganization Agreement, with such non-material changes as management may agree upon, subject to approval of the Reorganization Agreement by the Shoney's Board. On February 26, 1996, after a presentation to the Shoney's Board, Salomon advised the Shoney's Board of its opinion as to the fairness, from a financial point of view, of the consideration to be paid in exchange for the assets of Enterprises to be received in the Reorganization. After evaluating the information provided, the Shoney's Board approved the Reorganization

Agreement, subject to its completion and the completion of other information as required by the Reorganization Agreement.

     On or about March 4, 1996, Enterprises notified Shoney's of the existence of an issue concerning TPIR's repair and maintenance expenses which resulted in TPIR being significantly overcharged by its supplier of restaurant maintenance services. See "The Reorganization -- Marlin Claims." After considering such facts, Shoney's and Enterprises agreed to revise the Reorganization Agreement to provide for a cap in the amount of repair and maintenance expense exposure to be assumed by Shoney's, based on historical repair and maintenance costs, with the remainder to be retained by Enterprises and offset against the Expense Allotment set aside for specified wind-up costs or the additional Retained Cash, if necessary.

     On March 14, 1996, the Enterprises Board, by a vote of 6-0 (with Messrs. Bratton, Taylor and Marion abstaining), approved the Reorganization Agreement, as so revised, with such non-material changes as management may agree upon, subject to the approval of shareholders and others. On March 15, 1996, the parties completed the Reorganization Agreement and the other required information and the Reorganization Agreement was executed.

     From February to mid-March, representatives of the Special Committee had a number of discussions with counsel to the plaintiffs in the three pending Class Action Lawsuits. On March 15, 1996, a letter of understanding was executed for the Class Action Settlement. See "The Reorganization -- Class Action Settlement."


     On June 14, 1996, the Reorganization Agreement was amended to extend the date after which it can be terminated by either party from June 30, 1996 to August 30, 1996.


REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE SHONEY'S BOARD

     The Shoney's Board believes that the terms of the Reorganization are fair to, and in the best interests of, Shoney's and its shareholders. The primary reasons that the Shoney's Board approved, and is recommending that Shoney's shareholders approve the Reorganization Agreement are that it believes that the Reorganization (a) provides Shoney's with the opportunity to enhance shareholder value by capitalizing on the substantial opportunities to reduce the combined company's overall general and administrative costs and the costs of operating its commissary operations; (b) facilitates more rapid deployment and greater market penetration for Shoney's operational performance improvement plan for its "Shoney's" Restaurants by including the adjoining TPIR markets in Shoney's operational performance improvement program; (c) provides Shoney's greater operational control over its core concepts through its ownership of 62% of both the "Shoney's" and the "Captain D's" restaurant systems; and (d) reinforces Shoney's commitment to the family dining segment.

     In approving the Reorganization Agreement and recommending approval of the Reorganization, the Shoney's Board considered, among other things:

          (a) information relating to the financial performance, condition, business operations and prospects of Enterprises and Shoney's and current industry, economic and market conditions;


          (b) the terms of the Reorganization Agreement, including the Exchange Ratio. In this regard, the Shoney's Board noted that the Exchange Ratio was the result of arm's-length negotiations. The Shoney's Board also considered in its analysis the opinion of Salomon as to the fairness, from a financial point of view, to Shoney's and its shareholders of the consideration to be paid to Enterprises in exchange for the Enterprises assets being transferred to Shoney's. See "The Reorganization -- Opinions of Financial Advisors;"


          (c) the underperformance, based on comparable store sales and average unit volumes, of the "Shoney's" Restaurants operated by TPIR compared to those operated by Shoney's and certain other franchisees; the net losses sustained by Enterprises and TPIR over the last seven years; the lack of capital investment by Enterprises to improve its "Shoney's" Restaurants along with concerns with the financial liquidity of Enterprises; and, to the extent TPIR was unable to improve the operational performance of its "Shoney's" Restaurants, the impact a significant number of underperforming TPIR restaurants might have on the "Shoney's" operational improvement program begun in 1995; and

          (d) the ability to take advantage of the complementary strategy and the opportunity for greater enhancement of the two companies, including potential cost reductions, economies of scale and other operating efficiencies, including a reduction in general and administrative costs.

     The Shoney's Board also considered certain potentially negative factors in its deliberations concerning the Reorganization, including, among others:

          (a) the additional expense and potential management distraction resulting from simultaneously integrating the TPIR "Shoney's" Restaurants and "Captain D's" restaurants while Shoney's continues to implement a performance improvement plan for its "Shoney's" Restaurants;

          (b) the diversion of limited financial and human resources from Shoney's performance improvement plan to activities associated with the Reorganization and the assumption of management responsibility for the TPIR restaurants;

          (c) the risk that the cost reductions, economies of scale and other operating efficiencies contemplated by the Reorganization will not be realized or will not be realized as quickly as projected;

          (d) the risk that the turnaround in the operating performance of the "Shoney's" Restaurants will not occur as quickly as if the transaction were not consummated;

          (e) the historical operating performance of TPIR, and the declines in sales at its "Shoney's" Restaurants over each of the last three years; and

          (f) the fact that, although the relative stock prices of the Shoney's Common Stock and the Enterprises Common Stock will change prior to the time the Reorganization is consummated, a substantial majority of the number of shares of Shoney's Common Stock to be issued to Enterprises is fixed, subjecting Shoney's shareholders to the risk of an increase in the value of consideration to be paid to Enterprises' shareholders in the Reorganization resulting from an increase in the market price of Shoney's Common Stock.

     The Shoney's Board considered all of the foregoing factors without attaching a relative weight to any of them. However, the Shoney's Board concluded that the positive factors outweighed the negative factors cited.

REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE ENTERPRISES BOARD

     The Enterprises Board believes that the terms of the Reorganization are fair to, and in the best interests of, Enterprises and its shareholders. The primary reasons that the Enterprises Board approved the Reorganization Agreement and is recommending its approval to the Enterprises' shareholders are that it believes that the Reorganization (i) represents the most attractive financial alternative available to Enterprises' shareholders, (ii) will provide Enterprises' shareholders with better access to the capital markets, including greater liquidity; and (iii) giving effect to the complementary strengths of Shoney's and Enterprises, along with the potential cost reductions, economies of scale and other operating efficiencies contemplated by the Reorganization, gives the holders of Shoney's Common Stock after the Reorganization the potential for greater long-term appreciation than the holders of the Enterprises Common Stock.

     In making its determination with respect to the Reorganization, the Enterprises Board considered, among other things:

          (a) information relating to the financial performance, condition, business operations and prospects of Enterprises and Shoney's and current industry, economic and market conditions;


          (b) the terms of the Reorganization Agreement, including the Exchange Ratio. In this regard, the Enterprises Board noted that the Exchange Ratio was the result of arm's-length negotiations. The Enterprises Board also considered in its analysis the opinion of Alex. Brown as to the fairness, from a financial point of view, to the holders of Enterprises Common Stock of the consideration to be received by Enterprises in exchange for the assets being transferred to Shoney's. See "The Reorganization -- Opinions of Financial Advisors;"

          (c) the opportunity for Enterprises' shareholders to become shareholders of a larger company, which would provide better access to the capital markets. In addition, because the Shoney's Common Stock is traded on the NYSE and has greater research coverage and institutional ownership than the Enterprises Common Stock, the Enterprises Board concluded that Enterprises' shareholders would have greater liquidity through ownership of Shoney's Common Stock;

          (d) the fact that holding shares of Shoney's, the franchisor for the restaurants operated by Enterprises, is a stronger position for Enterprises' shareholders than holding shares of Enterprises, the franchisee;

          (e) the ability to take advantage of the complementary strategy of the two entities, including potential cost reductions, economies of scale and other operating efficiencies; and


          (f) the fact that the financial performance of Enterprises had been declining for some time and that there were concerns as to the liquidity of Enterprises on a standalone basis, taking into account the need to continue to open new restaurants and invest in existing restaurants and the then anticipated expiration of the TPIR Bank Debt on June 3, 1996.


     The Enterprises Board also considered certain potentially negative factors in its deliberations concerning the Reorganization, including, among others:

          (a) the fact that a substantial majority of the total number of Exchange Shares is fixed, subjecting Enterprises' shareholders to a risk of a decline in the price of Shoney's Common Stock which would reduce the value of the consideration to be received by Enterprises' shareholders in the Reorganization;

          (b) the risks that the complementary strengths of Shoney's and Enterprises, and the cost reductions, economies of scale and other operating efficiencies contemplated by the Reorganization, would not be realized; and

          (c) the risk that, if the Reorganization could not be consummated, Enterprises would be in a weaker position to make the necessary changes to survive on a standalone basis than if it were to pursue such changes immediately.

     In view of the wide variety of factors considered by the Enterprises Board, the Enterprises Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the Enterprises Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors it considered in its deliberations relating to the Reorganization.

OPINIONS OF FINANCIAL ADVISORS

  Opinion of Shoney's Financial Advisor

     Salomon. Salomon has acted as a financial advisor to Shoney's in connection with the Reorganization. In connection with such engagement, Salomon delivered to the Shoney's Board on February 26, 1996 its oral opinion to the effect that, as of that date, the consideration to be paid by Shoney's in the Reorganization in exchange for the assets to be received from Enterprises was fair to Shoney's and its shareholders from a financial point of view. [The written opinion set forth as Appendix B to this Joint Proxy Statement/Prospectus
is Salomon's confirmation, as of             , 1996, of the oral opinion
previously given to Shoney's Board.] No limitations were imposed by the Shoney's Board upon Salomon with respect to the investigations made or the procedures followed by Salomon in rendering its opinion.

     [The full text of the written opinion of Salomon, dated             , 1996,
which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Joint Proxy Statement/Prospectus and is incorporated herein in its entirety by reference.] Shoney's shareholders are urged to read such opinion carefully and in its entirety. Salomon's opinion is directed only to the fairness, from a financial point of view, of the consideration to be paid by Shoney's in the Reorganization in exchange for the Enterprises assets to be received and has been provided solely for the use of the Shoney's

Board in its evaluation of the Reorganization, does not address any other aspect of the Reorganization or related transactions and does not constitute a recommendation to any Shoney's shareholder as to how such shareholder should vote. Shoney's, the Shoney's Board and Shoney's shareholders have the ultimate responsibility to decide whether it is appropriate and reasonable to effect the Reorganization. The summary of the opinion of Salomon set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Salomon reviewed certain publicly available business and financial information relating to Shoney's and Enterprises, as well as certain other information, including financial projections, provided to Salomon by Shoney's and Enterprises. Salomon discussed the past and current operations and financial condition and prospects of Shoney's and Enterprises with members of senior management of Shoney's and, on a more limited basis, with members of senior management of Enterprises. In arriving at its opinion, Salomon conducted physical inspections of a limited number of Shoney's and Enterprises' properties and facilities, but did not conduct physical inspections of most of such properties or facilities and did not make or obtain any evaluations or appraisals of any of the properties, facilities, assets or liabilities of Shoney's or Enterprises. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as it deemed relevant.

     Salomon assumed, and relied on, the accuracy and completeness of the information reviewed by it for the purpose of its opinion and Salomon did not assume any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of Shoney's or Enterprises, including the assets to be acquired by Shoney's in the Reorganization. With respect to Shoney's and Enterprises' financial projections, including financial projections for the assets to be acquired in the Reorganization, Salomon assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Shoney's and Enterprises' management and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon's opinion was necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion and did not address Shoney's underlying business decision to effect the Reorganization or constitute a recommendation to any holder of Shoney's Common Stock as to how such holder should vote with respect to the Reorganization. Salomon's opinion does not imply any conclusion as to the likely trading range for the Shoney's Common Stock following the consummation of the Reorganization, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors, including performance, that generally influence the price of securities. Salomon assumed that the transaction contemplated by the Reorganization Agreement would constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and would be tax-free.

     The following is a summary of the report (the "Salomon Report") presented by Salomon to the Shoney's Board on February 26, 1996, in connection with the delivery of the Salomon oral fairness opinion.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Salomon estimated the present value of the future cash flows that Enterprises could produce over a five-year period from 1996 through 2000, if Enterprises were to perform on a standalone basis in accordance with forecasts developed by Shoney's management and certain variants thereof. Salomon determined certain equity value per share reference ranges for Enterprises based upon the sum of
(i) the aggregate discounted value (using various discount rates ranging from 11.0% to 14.0%) of the five-year unleveraged free cash flows of Enterprises plus
(ii) the discounted value (using various discount rates ranging from 11.0% to 14.0%) of the product of (a) the final year's projected earnings before interest, taxes, depreciation and amortization ("EBITDA") multiplied by (b) numbers representing various terminal or exit multiples (ranging from 5.0 x to 6.5x). This analysis resulted in an equity value per share reference range of the assets being acquired from Enterprises of $4.25 to $5.25.

     Private Market Analysis. Salomon reviewed the consideration paid or proposed to be paid in other recent acquisitions of restaurant companies. Specifically, Salomon reviewed the following acquiror/target transactions: CKE Restaurants, Inc./Summit Family Restaurants Inc.; RTM, Inc./Lee's Famous Recipe Chicken (Shoney's, Inc.); Wendy's International, Inc./Tim Hortons (632687 Alberta Ltd.); Apple South, Inc./Applebee's (Marcus Corporation); Quality Dining Inc./Grayling Corporation; Applebee's International,

Inc./Pub Ventures of New England; and DavCo Restaurants Inc./Southern Hospitality Corporation. Based on Salomon's analysis of these transactions, Salomon determined the following ranges of multiples of the firm value (defined as fully diluted equity market value adjusted by adding total debt and subtracting cash and marketable securities) of each such transaction to total revenues (range of 50.0% to 60.0%) and EBITDA (range of 6.0x to 7.0x) in each case for the last twelve months. Salomon applied these multiples to Enterprises' total revenues and EBITDA for the corresponding periods. This analysis resulted in an equity value per share reference range of the assets being acquired from Enterprises of $2.00 to $3.00. Salomon also applied these multiples to Enterprises' results for the corresponding periods adjusted for the administrative synergies that Shoney's management expects to achieve following the Reorganization. This analysis resulted in an equity value per share reference range of the assets being acquired from Enterprises of $3.00 to $4.50.

     Asset Replacement Value Analysis. Salomon reviewed and analyzed the estimated replacement value of the Enterprises assets being acquired, primarily the 188 Shoney's restaurant units and 68 Captain D's restaurant units. In accordance with estimates developed by Shoney's management, Salomon calculated the aggregate replacement value of the land, building, equipment and leaseholds associated with the following: 69 Shoney's units and 28 Captain D's units at which Enterprises owns both the land and the building; 38 Shoney's units and 25 Captain D's units at which Enterprises leases the land and owns the building; and the 81 Shoney's units and 15 Captain D's units at which Enterprises leases both the land and the building. This analysis resulted in an equity value per share reference range of the assets being acquired from Enterprises of $3.75 to $4.75.

     Exchange Ratio Analysis. Salomon reviewed and analyzed the historical ratio of the daily closing prices of Enterprises Common Stock to Shoney's Common Stock based on various averages during the five-year period preceding the public announcement of the Reorganization. The exchange ratio of the daily closing price of one share of Enterprises Common Stock to one share of Shoney's Common Stock ranged from a low of 0.242 to a high of 0.546 over the period analyzed. Based upon the trading prices of the Shoney's Common Stock during the ten trading days preceding February 26, 1996, a total of 6,792,907 shares of Shoney's Common Stock would have been issued pursuant to the Reorganization. On a when and if distributed basis to the shareholders of Enterprises, this corresponded to an Exchange Ratio of 0.331 of a share (excluding any cash distribution to be made to Enterprises' shareholders).

     Pro Forma Earnings Per Share Analysis. Salomon analyzed certain pro forma effects on Shoney's resulting from the Reorganization for the projected twelve-month period ending October 31, 1996. This analysis, based upon the assumptions described above and estimates provided by Shoney's management of Shoney's 1996 standalone earnings per share, showed dilution to the shareholders of Shoney's in earnings per share for the period ending October 31, 1996, of (a) assuming the transaction occurred November 1, 1995, (i) 28.0% without giving effect to the administrative synergies Shoney's management expects to achieve following the Reorganization and (ii) 6.7% giving effect to such synergies; or
(b) assuming the transaction occurred May 1, 1996, (i) 14.5% without giving effect to such synergies and (ii) 2.7% giving effect to such synergies. The actual results achieved following the Reorganization may vary from projected results and the variations may be material.

     Public Market Analysis. Salomon reviewed and compared the financial and market performance of the following group of six publicly traded restaurant companies with those of Enterprises and Shoney's: Bob Evans Farms, Inc.; Cracker Barrel Old Country Store, Inc.; Flagstar Companies, Inc.; IHOP Corp.; Perkins Family Restaurants, L.P.; and VICORP Restaurants, Inc. (collectively, the "Comparable Group"). Salomon examined certain publicly available financial data of the Comparable Group for the latest twelve months. Utilizing this data, Salomon determined the following range of firm value multiples to total revenues (range of 45.0% to 55.0%). Salomon applied these multiples to Enterprises' results for the corresponding periods. This analysis resulted in an equity value per share reference range of the assets being acquired from Enterprises of $1.75 to $2.50.

     In arriving at its opinion and in preparing the Salomon Report, Salomon performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Salomon. In addition, Salomon believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by them, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses as set forth in the opinion and the Salomon Report. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the private market analysis and the public market analysis summarized above, Salomon selected comparable private and public companies on the basis of various factors, including the size of the private or public company and similarity of the line of business; however, no private or public company or transaction utilized as a comparison is identical to Shoney's, Enterprises or the Reorganization. An analysis of the foregoing is not merely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which Shoney's, Enterprises and the Reorganization are being compared.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Shoney's and Enterprises. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon many factors, including events affecting the restaurant industry, general economic, market and interest rate conditions and other factors, including performance, which generally influence the price of securities.

     Salomon is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Shoney's Board selected Salomon to act as financial advisor on the basis of Salomon's international reputation and Salomon's familiarity with Shoney's, Enterprises and the restaurant industry. In the ordinary course of its business, Salomon actively trades the securities of Shoney's and Enterprises for Salomon's own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon is not affiliated with Shoney's or Enterprises.


     Pursuant to letter agreements dated December 8, 1994 and July 6, 1995, between Shoney's and Salomon, Salomon agreed to act as financial advisor to Shoney's. During the twelve months preceding the date of this Joint Proxy Statement/Prospectus, Shoney's has paid Salomon investment banking fees in connection with Shoney's divestiture of its Lee's Famous Recipe division and Mike Rose Foods, Inc. Shoney's has agreed to pay Salomon fees of approximately $1,200,000 (based on Shoney's closing stock price of $11.00 on June 21, 1996) in connection with the Reorganization. Shoney's has also agreed to reimburse Salomon for its out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Salomon and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Salomon or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagements.


     As noted under the caption "The Reorganization -- Reasons for the Reorganization; Recommendations of the Shoney's Board," the fairness opinion of Salomon was only one of many factors considered by the Shoney's Board in determining to approve the Reorganization Agreement. The opinion of Salomon does not address the relative merits of the Reorganization as compared to any alternative business strategies that might exist for Shoney's or the effect of any other transaction in which Shoney's might engage.

  Opinion of Financial Advisor to the Special Committee of the Enterprises Board

     Alex. Brown has acted as a financial advisor to the Special Committee in connection with the Reorganization. In connection with such engagement, the Special Committee requested Alex. Brown to render to the Enterprises Board an opinion as to the fairness, from a financial point of view, to the shareholders of Enterprises of the consideration to be received by Enterprises in exchange for the assets being transferred to Shoney's, including all of the issued and outstanding shares of capital stock of TPIR, TPIE and TPII, all intercompany accounts and all of the cash and cash equivalents of Enterprises and its subsidiaries (other than (a) an amount not to exceed $7,350,000, to pay specified wind-up expenses and (b) an amount of Retained

Cash equal to $7,500,000, subject to reduction in certain circumstances) being transferred to Shoney's pursuant to the terms and conditions of the Reorganization Agreement. Pursuant to the Reorganization Agreement, in exchange for the transferred assets and the assumption or discharge of certain liabilities of Enterprises by Shoney's as specified in the Reorganization Agreement, Enterprises will receive (i) 5,577,102 shares of Shoney's Common Stock (the "Base Exchange Shares") plus (ii) the number of shares of Shoney's Common Stock determined by dividing $10,000,000 by the Average Closing Market Price (the "Cash Exchange Shares"). The consideration is subject to adjustment in certain circumstances as provided in the Reorganization Agreement, including an increase in the event of (i) reduction in the amount of Retained Cash pursuant to the Reorganization Agreement and (ii) the use of any of the Net Proceeds to permanently retire any portion of the TPIR Bank Debt.


     On February 20, 1996, in connection with the evaluation of the Reorganization Agreement by the Special Committee and the Enterprises Board, Alex. Brown made presentations to the Special Committee and, at the Special Committee's request, the Enterprises Board with respect to the Reorganization Agreement. In connection with these presentations, the Special Committee and the Enterprises Board reviewed written materials analyzing the Reorganization Agreement which Alex. Brown had previously distributed. In addition, Alex. Brown orally indicated that it expected to be able to render an opinion to the effect subsequently rendered as set forth below. On March 15, 1996, Alex. Brown rendered its oral opinion, subsequently confirmed in writing as of March 15, 1996, that, as of that date, and subject to certain assumptions, factors and limitations as described below, the consideration to be received by Enterprises in exchange for the assets being transferred to Shoney's pursuant to the terms and conditions of the Reorganization Agreement was fair, from a financial point
of view, to the shareholders of Enterprises. On                     , 1996,
Alex. Brown delivered its written opinion (the "Alex. Brown Opinion"), described below, which does not differ in any material respect from its March 15, 1996 written opinion.


     THE FULL TEXT OF THE ALEX. BROWN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND THE LIMITATIONS ON THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION, IS INCLUDED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ENTERPRISES' SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF THE ALEX. BROWN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     The Alex. Brown Opinion addresses only the fairness, from a financial point of view, to the shareholders of Enterprises of the consideration to be received by Enterprises in exchange for the assets being transferred to Shoney's pursuant to the terms and conditions of the Reorganization Agreement, and does not constitute a recommendation to any Enterprises shareholder as to how to vote with respect to the Reorganization Agreement or the transactions contemplated thereby.

     Alex. Brown advised the Special Committee with respect to elements of the negotiations between Enterprises and Shoney's pursuant to which the terms of the Reorganization were determined, but the final terms were determined through arm's-length negotiations and were not determined by Alex. Brown. Alex. Brown was not requested or authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the capital stock of TPIR, TPIE or TPII, Enterprises or any of its constituent businesses or any other transaction as an alternative to the Reorganization Agreement. In its analysis, however, Alex. Brown took into consideration that since the public announcement of the Letter of Intent and the public announcement of the engagement of Alex. Brown by the Special Committee, Enterprises had not received any offers or proposals relating to any such acquisition or any other transaction as an alternative to the Reorganization Agreement.

     In rendering its opinion, Alex. Brown reviewed certain publicly available financial and other information concerning Enterprises and Shoney's and certain internal financial analyses and other information with respect to the business, operations and prospects of Enterprises furnished by the management of Enterprises to Alex. Brown. Alex. Brown also held discussions with members of the senior management of Enterprises and Shoney's regarding the business and prospects of their respective companies. In addition, Alex. Brown (a) reviewed the reported price and trading activity for Enterprises Common Stock and Shoney's Common Stock; (b) compared certain financial and stock market information for Enterprises and Shoney's with similar information for certain selected companies within the restaurant industry whose securities are publicly traded; (c) reviewed the financial terms of certain recent business combinations which Alex. Brown deemed relevant in whole or in part; and (d) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate for the purpose of rendering the opinion. Alex. Brown also reviewed the Reorganization Agreement.

     In connection with its review, Alex. Brown assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion, and did not assume any responsibility to independently verify any of such information. With respect to the information relating to the prospects of Enterprises and Shoney's provided to Alex. Brown by the managements of Enterprises and Shoney's, in rendering its opinion and in making its presentations to the Special Committee and the Enterprises Board described below, Alex. Brown assumed that such information was reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of Enterprises and Shoney's at the time of preparation as to the likely respective future financial performance of Enterprises and Shoney's. Alex. Brown expressed no view as to such information or the assumptions on which it was based. Alex. Brown assumed that the transactions contemplated by the Reorganization Agreement would constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and that the Maxcell Lawsuit would be settled in accordance with the terms of the Maxcell Settlement (and Alex. Brown expressed no opinion with respect thereto). Alex. Brown further assumed that pursuant to the Reorganization Agreement a substantial portion of the Retained Cash would be distributed to shareholders of Enterprises. In arriving at its opinion, Alex. Brown conducted physical inspections of a limited number of Shoney's and Enterprises' properties and facilities, but did not conduct physical inspections of most of such properties or facilities and did not make or obtain any evaluations or appraisals of any of the properties, facilities, assets or liabilities of Enterprises or Shoney's. Alex. Brown's opinion was based upon market, economic and other conditions as they existed and could be evaluated as of the date thereof.

     Alex. Brown did not express any opinion as to the price at which Shoney's Common Stock will trade subsequent to consummation of the Reorganization.

     In connection with its presentations to the Special Committee and the Enterprises Board on February 20, 1996 and its oral and written opinions of March 15, 1996, Alex. Brown performed certain financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Alex. Brown did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Alex. Brown believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Enterprises and Shoney's. Any estimates contained in Alex. Brown's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.


     In connection with the delivery of its written opinions dated March 15,
1996 and                     , 1996, Alex. Brown utilized substantially the same
types of analyses as it utilized in providing its presentation on February 20, 1996.


     Overview of Terms of Reorganization Agreement and Valuation of Shoney's Proposal. Alex. Brown reviewed the principal terms and conditions of the Reorganization Agreement. Alex. Brown discussed the difficulties Shoney's and Enterprises were experiencing with the Shoney's concept, and noted that (as is the case with most franchisees) the overall success or failure of Enterprises was linked to the overall success or failure of its franchisor, Shoney's, and the Shoney's concept. In light of this, Alex. Brown noted that the Reorganization, if consummated, potentially would enable Enterprises' shareholders to participate in any benefits potentially arising out of cost reductions, economies of scale and other operating efficiencies associated with the Reorganization Agreement. See "Pro Forma Contribution Analysis."

     Alex. Brown also analyzed the potential effects on Enterprises of Enterprises continuing as an independent public entity. Alex. Brown noted that the Reorganization Agreement potentially would enable Enterprises' shareholders to benefit from the greater depth of management at Shoney's at a time when Shoney's had committed itself to the revitalization of the Shoney's concept. Alex. Brown also noted that Shoney's and Enterprises on a combined basis could be expected to have significantly greater access to financing alternatives than Enterprises would on a standalone basis. See "Liquidity Analysis."

     Alex. Brown analyzed the implied exchange ratio of the Exchange Shares for shares of Enterprises Common Stock under the Reorganization Agreement and noted that such ratio was 0.331 (which consisted of 0.272 shares of Shoney's Common Stock per share of Enterprises Common Stock constituting the Base Exchange Shares and, based on the February 16, 1996 market price per share of Shoney's Common Stock of $8.25, 0.059 shares of Shoney's Common Stock per share of Enterprises Common Stock constituting the Cash Exchange Shares). In its analysis, Alex. Brown noted that the actual number of Cash Exchange Shares would be determined by dividing $10,000,000 by the Average Closing Market Price. Alex. Brown further noted that, based on the February 16, 1996 market price per share of Shoney's Common Stock, the aggregate implied exchange ratio for the Exchange Shares plus the Retained Cash was 0.376 shares of Shoney's Common Stock per share of Enterprises Common Stock (which consisted of 0.331 shares of Shoney's Common Stock per share of Enterprises Common Stock constituting all of the Exchange Shares plus 0.045 shares of Shoney's Common Stock per share of Enterprises Common Stock assuming that all of the Retained Cash was invested in Shoney's Common Stock at its February 16, 1996 market price of $8.25).

     Alex. Brown calculated the implied market value of the 0.331 shares of Shoney's Common Stock per share of Enterprises Common Stock, based on the February 16, 1996 market price per share of Shoney's Common Stock, as $2.73. Alex. Brown noted that the Retained Cash would have a market value of $0.37 per share of Enterprises Common Stock assuming (as it did throughout its analysis described below) that Enterprises' actual wind-up expenses do not exceed the cash amount to be retained to pay the specified wind-up expenses and that the full amount of the Retained Cash would be available to Enterprises' shareholders. This assumed cash amount per share, when combined with the $2.73 implied market value per share of Enterprises Common Stock of the Exchange Shares, resulted in total implied consideration per share of Enterprises Common Stock of $3.10.

     Historical Stock Price Analysis. Alex. Brown reviewed and analyzed the ratio of closing prices per share of the Enterprises Common Stock in relation to the Shoney's Common Stock on a monthly basis during the period from December 31, 1990 through February 16, 1996, noting that the average historical ratio was
0.385. Alex. Brown compared this ratio with the implied aggregate exchange ratio under the Reorganization Agreement of 0.376 for the aggregate of all of the Exchange Shares and the Retained Cash (assuming for such purposes that all of the Retained Cash was invested in Shoney's Common Stock at its February 16, 1996 market price). Alex. Brown noted that the implied aggregate exchange ratio of
0.376 was slightly lower than the average historical ratio of 0.385, but was above the ratio of closing prices per share in effect at all times subsequent to the November 1, 1995 announcement of the terms of the Maxcell Settlement.

     Alex. Brown reviewed and analyzed the performance of the per share market prices of the Enterprises Common Stock and the Shoney's Common Stock with an index of publicly traded stocks that Alex. Brown deemed to be relevant to Enterprises and Shoney's (the "Index") and with composite indices of certain publicly traded stocks of family dining companies and franchisee companies that Alex. Brown deemed to be relevant to Enterprises and Shoney's (together, the "Selected Company Indices"). Alex. Brown noted that since August 1994 the Enterprises Common Stock and the Shoney's Common Stock generally did not perform as well as the Index or any of the Selected Company Indices.

     Historical and Projected Income Statements of Enterprises and
Shoney's. Alex. Brown reviewed the projections for fiscal year 1996 of Enterprises and Shoney's based on internal estimates provided by the management of each of Enterprises and Shoney's, and on the basis of various scenarios as to assumed increases and decreases in same store sales volumes and operating margins of each of Enterprises and

Shoney's. In performing its analyses, Alex. Brown assumed, as stated above, that the projections and assumptions were reasonably prepared on bases reflecting the best available estimates and judgments of the managements of Enterprises and Shoney's at the time of preparation as to the future financial performance of Enterprises and Shoney's. Alex. Brown expressed no view as to the projections or the assumptions on which they were based.

     Alex. Brown also reviewed the performance of Enterprises and Shoney's on an historical financial basis, noting that, in recent periods, Enterprises experienced significant declines in revenues, EBITDA and net income. Alex. Brown also noted that Shoney's had experienced declines in revenues, EBITDA and net income, albeit to a lesser extent than Enterprises.

     Comparison of Multiples. Alex. Brown compared selected financial data of Enterprises with selected financial data of Shoney's, and compared such data for Enterprises and Shoney's with certain data from publicly traded companies engaged in businesses considered by Alex. Brown to be relevant to that of Enterprises and Shoney's.

     Specifically, Alex. Brown calculated ratios for total market enterprise value (equity market value plus long-term debt less cash) as a multiple of EBITDA (the "Market EBITDA Multiples") for Enterprises and Shoney's for various periods, including for fiscal year 1995, on a latest twelve months ("LTM") trailing basis as of October 1995, for projected fiscal year 1996 and on a projected LTM trailing basis as of October 1996. For Enterprises, Alex. Brown also calculated ratios for the implied total enterprise value of Enterprises, giving effect to the consideration under the Reorganization Agreement, as a multiple of EBITDA (the "Reorganization EBITDA Multiples") for similar periods. Alex. Brown calculated these ratios for Enterprises for 1995 as a multiple of EBITDA, both including and excluding the Net Proceeds from the Maxcell Settlement. Alex. Brown calculated the Reorganization EBITDA Multiples excluding the Net Proceeds in order to analyze the valuation of Enterprises exclusive of cash received from non-operating activities.

     Based on this analysis, and as discussed more fully below, Alex. Brown noted that the Reorganization EBITDA Multiples for Enterprises were higher than each of (i) the Market EBITDA Multiples for Enterprises based on then-current trading prices for the Enterprises Common Stock, (ii) the Market EBITDA Multiples for Shoney's based on then-current trading prices for the Shoney's Common Stock and (iii) the Market EBITDA Multiples for selected publicly traded restaurant companies. Based upon Alex. Brown's analysis of the Market EBITDA multiples for public franchisees and related franchisors, Alex. Brown also noted that the franchisee Market EBITDA Multiples are generally lower than those of franchisors.

     Alex. Brown calculated that Enterprises' LTM October 1995 and fiscal 1995 Reorganization EBITDA Multiples (with EBITDA calculated on an as-reported basis, adjusted for certain one-time events) excluding the Net Proceeds were 7.61x and 8.14x, respectively, which were higher than each of (i) the LTM October 1995 and fiscal 1995 Market EBITDA Multiples for Enterprises (excluding the Net Proceeds) of 6.89x and 7.37x, respectively, (ii) the LTM October 1995 Market EBITDA Multiple for Shoney's of 6.64x and (iii) the Market EBITDA Multiples for the Family Dining Companies Group and the Franchisee Companies Group (each as defined below) of 6.6x and 5.6x, respectively. In addition, Alex. Brown calculated that Enterprises' LTM October 1995 and fiscal 1995 Reorganization EBITDA Multiples including the Net Proceeds were 8.47x and 9.04x, respectively, which were higher than the LTM October 1995 and fiscal 1995 Market EBITDA Multiples for Enterprises (including the Net Proceeds) of 7.82x and 8.35x, respectively. Alex. Brown noted that the Enterprises Reorganization EBITDA Multiples calculated to include litigation proceeds also were higher than the Market EBITDA Multiples for the Family Dining Companies Group and the Franchisee Companies Group of 6.6x and 5.6x, respectively.

     For purposes of the analysis described above, Alex. Brown separated publicly traded companies engaged in businesses considered by Alex. Brown to be relevant to that of Enterprises and Shoney's into two groups -- family dining companies and selected franchisee companies (the "Family Dining Companies Group" and the "Franchisee Companies Group," respectively). The Family Dining Companies Group consisted of the following companies: IHOP, Perkins Family Restaurants, Ryan's Steakhouses and Shoney's. The Franchisee Companies Group consisted of the following companies: DavCo Restaurants, Morgan's Foods, NPC International and Family Steakhouses of Florida.

     Future Enterprises Standalone Stock Price Analysis. Alex. Brown computed hypothetical future trading values per share for the Enterprises Common Stock based on four alternative projections, which were derived by Enterprises' management, of future changes in same store sales volumes for the calendar years 1996 to 1998 and multiples of EBITDA for such calendar years. Such analysis showed, based on an illustrative multiple of 5.6x, trading prices per share of Enterprises Common Stock for 1996 ranging from $0.99 to $2.91. Although in certain of the projection alternatives trading values per share of Enterprises Common Stock in 1997 and 1998 ranged higher than the implied market value of the Exchange Shares (using the February 16, 1996 closing market price of Shoney's Common Stock of $8.25), Alex. Brown noted that the reliability of the projections in such years was significantly reduced, particularly in light of the fact that (i) the projections had utilized assumptions of significant cost savings for which no specific plans had yet been prepared and (ii) Enterprises' actual revenues and earnings in the 1996 fiscal year-to-date period were below the anticipated results used in such projections.

     Liquidity Analysis. Alex. Brown discussed at length with the Special Committee and the Enterprises Board Enterprises' cash needs, as well as available financing alternatives. In analyzing the possibility that Enterprises would continue to operate as an independent public entity, Alex. Brown noted that based on then-current trends, Enterprises' management expected that Enterprises could reach its cash flow coverage and net worth covenants contained in long-term debt agreements in the first quarter of 1996 and that the TPIR Bank Debt would expire in June 1996. Alex. Brown also noted that the terms of refinancing of such indebtedness were likely to be costly, if available at all.

     Merger Premium Analysis. Alex. Brown analyzed (i) the discount or premium to the market price per share of Enterprises Common Stock of the implied value per share of Enterprises Common Stock under the Reorganization Agreement and
(ii) the percentage change of such market price from the average market price per share of Enterprises Common Stock for the 30 days prior to September 5, 1995 (the date of the Letter of Intent) and at various dates from November 1, 1993 (the date the Maxcell Lawsuit was filed) to February 16, 1996. Alex. Brown noted that the implied value per share of Enterprises Common Stock under the Reorganization Agreement represented (i) a 24.0% premium to the market price per share of Enterprises Common Stock on February 16, 1996 and (ii) a 0.8% discount to the market price per share of Enterprises Common Stock on November 6, 1995, one week after the Maxcell Settlement was announced. As of those dates, the market prices per share of Enterprises Common Stock represented decreases of 40.5% and 25.6%, respectively, from the average price per share of Enterprises Common Stock for the 30 days prior to September 5, 1995. However, Alex. Brown discounted the significance of this analysis for a number of reasons, including that the trading price of Enterprises Common Stock was likely to have been significantly affected by Enterprises' weakening financial performance and by the amount of the Maxcell Settlement. Alex. Brown noted that the market price per share of the Enterprises Common Stock dropped from $4.00 on November 1, 1995 (the date of announcement of the Maxcell Settlement) to $3.13 on November 6, 1995, one week later.

     Analysis of Selected Publicly Traded Companies. Alex. Brown compared selected financial data of Enterprises with certain financial data from the Family Dining Companies Group, the Franchisee Companies Group and other selected restaurant industry companies (including Apple South, Volunteer Capital Corp., Cracker Barrel and Bob Evans). Based on a range of EBITDA multiples of from 4.6x to 6.6x and Enterprises' 1995 EBITDA as reported, Alex. Brown calculated that the implied value per share of Enterprises Common Stock ranged from $0.10 to $1.83, which Alex. Brown noted was less than the implied market value per share of the consideration payable under the Reorganization Agreement (including the Exchange Shares and the Retained Cash).

     Discounted Cash Flow Analysis. Alex. Brown performed a discounted cash flow analysis with respect to Enterprises on a standalone basis, based on various scenarios as to assumed increases and decreases in same store sales volumes and operating margins. The discounted cash flow analysis is a standard technique employed in the valuation of businesses. One important parameter in such analysis is the terminal value (i.e., the long-term sale or disposal value) of the relevant business, which can be determined, for the purposes of such analysis, by a variety of techniques, including using an assumed multiple of cash flow or earnings. Alex. Brown calculated the terminal values at the end of 1998 by applying multiples of from 5.3x to 5.9x to the terminal year's projected EBITDA. These terminal values reflected Alex. Brown's judgment as to an appropriate range, based on its assessment of the trading multiples of LTM EBITDA for the companies in the Franchisee Companies Group. The cash flow streams and terminal values were then discounted using discount rates of from 18% to 22%. These discount rates reflected Alex. Brown's judgment as to an appropriate range, based on its assessment of the trading price volatility and implied costs of capital for Enterprises, with consideration given to the Capital Assets Pricing Model widely used in the industry. Alex. Brown calculated the estimated unleveraged free cash flow Enterprises is expected to generate over the three-year calendar period ending December 31, 1998 based on management's projections.

     Alex. Brown's discounted cash flow analyses resulted in present values ranging from $(0.44) to $1.93 per share. Alex. Brown noted that these implied values were less than the implied market value of the consideration payable under the Reorganization Agreement (including the Exchange Shares and the Retained Cash). Alex. Brown noted that these analyses did not purport to be indicative of actual values or expected values of the shares of Enterprises Common Stock. Alex. Brown noted that the discounted cash flow analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including earnings, growth rates, dividend payout rates, terminal values and discount rates.

     Analysis of Selected Merger Transactions. Alex. Brown compared selected financial data, including (where available) equity purchase price as a multiple of LTM net income and book value, and total enterprise value (equity value plus long-term debt less cash) as a multiple of LTM revenue, LTM EBITDA and LTM EBIT, for selected restaurant industry acquisitions. Alex. Brown noted there were very few relevant merger and acquisition transactions for which sufficient financial data was available to enable relevant cash flow or earnings multiples for the acquisitions to be derived. Alex. Brown noted that while there were several acquisitions for which cash flow and earnings multiples were available, Alex. Brown noted that the companies involved had significantly different business strategies, significant differences in corporate size, operating margins, operating trends and customer segments, and the existence of intangible assets not reflected in earnings than those of Enterprises. While Alex. Brown analyzed revenue multiples for selected restaurant industry transactions, Alex. Brown noted that the use of such multiples would not produce a reliable indication of the value of Enterprises, particularly compared to cash flow and earnings multiples, which are regarded as more appropriate indicators of value.

     Pro Forma Earnings per Share Analysis of the Reorganization. Alex. Brown analyzed the pro forma EPS of Shoney's and Enterprises on a combined basis based on managements' projections, giving effect to certain synergies anticipated to result from the Reorganization. Alex. Brown noted that substantial synergies would need to be achieved if the transaction were to be accretive to Shoney's earnings.

     Pro Forma Contribution Analysis. Alex. Brown analyzed the contribution of each of Enterprises and Shoney's to the pro forma 1995 operating results and projected pro forma 1996 operating results of the combined company based on managements' projections under various scenarios for future same store sales growth and margins. For fiscal 1995, Alex. Brown calculated that Enterprises would have contributed 12.8% of pro forma EBITDA, 2.8% of pro forma EBIT and a net loss for 1995 (assuming no synergies). For projected 1996, Alex. Brown calculated that Enterprises would contribute a range of from 13.8% to 14.8% of pro forma EBITDA, a range of from 4.8% to 7.6% of pro forma EBIT, and a net loss (assuming no synergies). Alex. Brown then calculated that the Exchange Shares would represent 14% of the pro forma market capitalization of Enterprises and Shoney's on a combined basis, which Alex. Brown noted was approximately equal to or greater than the relative earnings and cash flow contribution made by Enterprises to the pro forma combined entity.

     General. Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for other purposes. In the ordinary course of business, Alex. Brown may actively trade the securities of Shoney's and Enterprises for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities. In addition, Alex. Brown regularly publishes research reports regarding the businesses and securities of publicly owned companies in the restaurant industry, including

Shoney's. The Special Committee selected Alex. Brown as its financial advisor because of Alex. Brown's expertise, reputation and familiarity with the restaurant industry.

     Pursuant to the terms of the Alex. Brown engagement letter, in connection with the Reorganization, Alex. Brown will be entitled to aggregate fees from Enterprises of $600,000, of which (a) $100,000 was paid upon Alex. Brown's engagement, (b) $250,000 was paid upon initial submission of its March 15, 1996 written opinion, (c) $50,000 is payable in connection with Alex. Brown's providing testimony in connection with the plaintiffs' confirmatory discovery agreed to as part of the Class Action Settlement and (d) the remainder of which ($200,000) will become payable upon consummation of the Reorganization. Enterprises has also agreed to reimburse Alex. Brown for expenses incurred by Alex. Brown (including the fees and disbursements of Alex. Brown's counsel) and to indemnify Alex. Brown against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     Certain directors and officers of Enterprises have interests in the Reorganization that are in addition to the interests of shareholders of Enterprises, generally, and which may create perceived conflicts of interests. These interests include the payment by Enterprises, as wind-up expenses, or the assumption by Shoney's of certain employment and severance obligations of Enterprises, the repayment and/or assumption of certain debt held by investors related to certain directors of Enterprises, the fact that such investors own equity and debt securities of Shoney's, the fact that a director of Enterprises has been retained, effective March 1, 1996, as a consultant to Shoney's and the extended exerciseability and acceleration of vesting of certain Enterprises Options held by officers and directors of Enterprises. These interests are discussed below.


     The employment agreements of J. Gary Sharp, the President, Chief Executive Officer and a director of Enterprises, and Frederick W. Burford, the Executive Vice President, Chief Financial Officer, Secretary and a director of Enterprises, are with both Enterprises and TPIR, and the severance provisions therein will be triggered by the Reorganization. To the extent that Mr. Sharp and/or Mr. Burford do not continue his or their employment with Shoney's and/or Enterprises after the Reorganization, such person or persons will be entitled to receive severance payments, and such severance obligations will be paid out of the cash allocated to Enterprises for wind-up expenses. The amounts payable to Messrs. Sharp and Burford under their employment agreements would be approximately $810,000 and $246,000, respectively. Mr. Burford could also be entitled to certain additional payments under Enterprises' relocation policy.


     Douglas K. Bratton, Thomas M. Taylor and John L. Marion, Jr., directors of Enterprises, are affiliated with The Airlie Group L.P. Messrs. Bratton, Taylor and Marion abstained from voting on the Reorganization Agreement in view of the fact that (a) The Airlie Group L.P. and certain related investors (collectively, the "Investor Group") own 1,899,120 shares of Enterprises Common Stock and own Enterprises Warrants to acquire an additional 1,000,000 shares of Enterprises Common Stock, (b) the Enterprises Warrants are proposed to be exchanged for Shoney's Warrants in the Reorganization, (c) the Investor Group owns all of the outstanding principal amount of the Private Debentures, which are proposed to be redeemed by Shoney's at the Closing, and an aggregate of $7,100,000 in principal amount of the Public Debentures, which are proposed to be assumed by Shoney's at the Closing, and (d) the Investor Group owns an aggregate of 901,300 shares of Shoney's Common Stock and $10,000,000 in principal amount of Shoney's Subordinated Zero Convertible Debentures.

     Lawrence F. Levy, a director of Enterprises, voted in favor of the Reorganization Agreement after disclosing to the Enterprises Board that (a) Levy Food Service Limited Partnership, a partnership affiliated with Mr. Levy, was retained as a consultant to Shoney's in connection with "Shoney's" Restaurants concept development and certain related issues on a month to month basis, effective March 1, 1996, for a fee of $15,000 per month, (b) Levy Restaurants, Inc., a corporation affiliated with Mr. Levy, has a consulting arrangement with The Airlie Group L.P. to provide general advice on the restaurant industry (including advice relating to Enterprises) for which it is compensated, and (c) a corporation owned by Mr. Taylor has had discussions with Mr. Levy regarding the formation of a partnership for investment in restaurant companies (other than Enterprises and Shoney's) in which both Mr. Levy and such corporation would invest.

     The officers and directors of Enterprises are owners of Enterprises Options in varying amounts. The terms of the employment agreements of J. Gary Sharp and Frederick W. Burford provide that each will be deemed to be an "employee" for a period of one year following the termination of his employment agreement solely for purposes of retaining the exerciseability of his Enterprises Options during that period. Pursuant to the terms of a Termination Agreement, Receipt and Release dated January 26, 1995, Stephen R. Cohen, the former Chairman of the Board and a shareholder of Enterprises, will be deemed an "employee" of Enterprises until July 31, 1998 solely for purposes of retaining the exerciseability of his Enterprises Options. The December 26, 1983 employment agreement between TPIR and Gary W. Borth, the Vice President of Operations of TPIR, provides that, upon a change in control of TPIR, Mr. Borth may elect to surrender to TPIR all of his rights in outstanding Enterprises Options and receive payment equal to the difference between: (a) the option prices of the shares subject to the surrendered Enterprises Options; and (b) the higher of the average aggregate price per share paid in connection with the change in control or the then fair market value per share of such shares. Substantially all of the Shoney's Options issued in exchange for the Enterprises Options pursuant to the Reorganization Agreement will have exercise prices which are significantly above the current market price of Shoney's Common Stock, and, except as noted above, will be required to be exercised within 90 days of the time such person ceases to be an officer or director of Enterprises, TPIR or TPIR's successor.


     In addition, since the date of approval by the Enterprises Board of the Reorganization Agreement, Haney Long, Vice President of Procurement and Distribution of TPIR and an executive officer of Enterprises, has become a consultant to Shoney's, effective June 5, 1996, and has accepted an offer of employment with Shoney's following the Closing and J. Gary Sharp, President, Chief Executive Officer and a director of Enterprises, has had preliminary discussions with Shoney's regarding the possibility of becoming a Shoney's franchisee after the Closing.


     The members of the Special Committee are Osvaldo Cisneros, Paul James Siu and Edwin B. Spievack. Members of the Special Committee each received a fee of $2,000, plus out-of-pocket expenses, for each in-person meeting of the Special Committee attended by such member and for each day (other than a day during which an in-person meeting of the Special Committee occurred) from and after September 12, 1995, the date the Special Committee was established, through February 20, 1996, the date the Special Committee delivered its recommendation of the Reorganization Agreement to the Enterprises Board, during which such member devoted a substantial portion of the day to Special Committee affairs. Mr. Cisneros received $0, Mr. Siu received $59,185 and Mr. Spievack received $89,917 as compensation for their activities with respect to the Special Committee.

CLASS ACTION SETTLEMENT


     During 1995, the three Class Action Lawsuits were filed against Enterprises and the Enterprises Board. The plaintiffs alleged, among other things, that Enterprises' shareholders would receive inadequate consideration in the proposed Reorganization, that the proposed Reorganization was the result of unfair dealing and economic coercion and that the Enterprises Board has breached its fiduciary duties to Enterprises' shareholders to maximize shareholder value. The plaintiffs sought class action status and to enjoin the proposed Reorganization and recover damages. Concurrent with the execution of the Reorganization Agreement, Enterprises signed a letter of understanding on March 15, 1996 for the Class Action Settlement of the Class Action Lawsuits. The Class Action Settlement would entail the payment of up to $250,000 in legal fees and expenses and the consolidation and settlement of the Class Action Lawsuits and is subject to several conditions, including court approval of the Class Action Settlement and the closing of the Reorganization. The Class Action Settlement will not require any additional payments to be made to the plaintiffs. There can be no assurance that the Class Action Settlement will be consummated.


MARLIN CLAIMS

     In late-February 1996, Enterprises concluded that Marlin had been significantly overcharging TPIR for restaurant maintenance services under an agreement entered into in October 1995. On or about March 4, 1996, Enterprises notified Shoney's of the existence of the issue. On March 7, 1996, Enterprises filed a civil action in the Circuit Court of Palm Beach County against Marlin and Aetna. Enterprises contends, among other things, that Marlin breached the terms of a maintenance service agreement that TPIR had entered into with Marlin by failing to perform timely maintenance as required by the agreement, overcharging for parts and materials, improperly billing for labor and improperly charging for overhead (the "Marlin Claims"). Also, on March 7, 1996, Marlin filed a separate civil action in the U.S. District Court of Virginia against TPIR alleging, among other things, that TPIR breached its contract with Marlin by failing to pay amounts owed under the contract and claiming damages in excess of $2,200,000.


     Shoney's and Enterprises agreed in the Reorganization Agreement to provide for a cap in the amount of repair and maintenance expense exposure to be assumed by Shoney's, based on historical repair and maintenance expenses, with the remainder to be offset against the Expense Allotment set aside for specified wind-up expenses or the additional Retained Cash, if necessary. The amount of repair and maintenance expenses to be borne by Enterprises out of the specified wind-up expenses is the sum of (a) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the year ended December 31, 1995 exceed $13,235,000; plus (b) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the two periods ended February 25, 1996 exceed $1,457,000.


     On June 27, 1996, TPIR and Marlin entered into the Marlin Settlement. The Marlin Settlement provides for the payment to Marlin of an aggregate of $1,150,000 in cash in settlement of the civil action brought by Marlin against TPIR. Under the terms of the Marlin Settlement, Marlin shall be obligated to use the settlement proceeds to fulfill its obligations with all subcontractors hired by Marlin to perform work under Marlin's maintenance service agreement with TPIR, and Marlin shall be entitled to the excess, if any, after all of the subcontractors have been paid. No payment shall be made to any subcontractor unless the subcontractor fully releases TPIR from any liability and releases all liens filed against TPIR. As part of the Marlin Settlement, mutual releases have been exchanged among the parties and the two civil actions will be dismissed. Based on the terms of the Marlin Settlement, Enterprises currently estimates that it will use an aggregate of $1,870,000 of the Expense Allotment, of which $385,000 represents excess repair and maintenance expenses, over the levels set forth in the Reorganization Agreement, $1,150,000 represents the amount of the Marlin Settlement and $335,000 represents anticipated fees and expenses incurred in connection with the Marlin Settlement.


STOCK OPTIONS

     Pursuant to the Reorganization Agreement, at the Closing, each employee of Enterprises, TPIR, TPIE or TPII or of any of the subsidiaries of TPIR who has outstanding an Enterprises Option will be issued a Shoney's Option to purchase shares of Shoney's Common Stock in exchange for the Enterprises Option.

     The number of shares of Shoney's Common Stock subject to the Shoney's Option will be that number of shares subject to the Enterprises Option for which the Shoney's Option was exchanged multiplied by the Exchange Ratio, which is calculated as a fraction. The numerator of the Exchange Ratio is the number of Exchange Shares and the denominator of the Exchange Ratio is the number of shares of Enterprises Common Stock outstanding on the Closing Date of the Reorganization Agreement. The exercise price for the shares subject to the Shoney's Option shall be the exercise price for the shares subject to the Enterprises Option for which the Shoney's Option was exchanged divided by the Exchange Ratio. In determining the vesting or exercisability, as well as the term, of any Shoney's Option granted, the grant date of the Shoney's Option will be the grant date of the Enterprises Option for which the Shoney's Option was exchanged subject to the extended exerciseability and the acceleration of vesting of certain Enterprises Options for which Shoney's Options are exchanged which occurs as a result of the Closing.


     Following the Reorganization, Enterprises will remain obligated to each of these optionholders to pay the optionholder, upon exercise of the Shoney's Option, an amount of cash (but not Exchange Shares) he or she would have been entitled to receive in the liquidation of Enterprises, had the Enterprises Option been exercised immediately prior to the Reorganization. An aggregate of up to approximately $497,000 (assuming $6,173,000 in Retained Cash will be retained by Enterprises for distribution to its shareholders) is required to be retained by Enterprises for the benefit of holders of Shoney's Options until such time as such options are exercised, are terminated or expire. Under the Plan of Complete Liquidation, if Shoney's Options are not exercised prior to the Final Liquidating Distribution Record Date, such cash, after providing for the expenses of the distribution thereof, will be distributed to Enterprises' shareholders.


     As of June 24, 1996, a total of 1,894,207 shares of Enterprises Common Stock, with an average exercise price of approximately $7.24 per share, were subject to outstanding Enterprises Options. Had the Closing occurred on June 24, 1996, Shoney's Options to purchase, in the aggregate, 598,191 shares of Shoney's Common Stock with an average exercise price of approximately $22.93 per share, would have been issued in exchange for the Enterprises Options.


WARRANTS

     Pursuant to the Reorganization Agreement, at the Closing, the holders of the Enterprises Warrants to purchase shares of Enterprises Common Stock contained in the Warrant Purchase Agreement dated March 19, 1993, by and among Enterprises and The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group L.P. will be issued Shoney's Warrants to purchase shares of Shoney's Common Stock pursuant to a Warrant Purchase Agreement to be dated as of the Closing Date by and among Shoney's, The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group, L.P.

     The number of shares of Shoney's Common Stock subject to the Shoney's Warrants will be the number of shares of Enterprises Common Stock subject to the Enterprises Warrants multiplied by the Exchange Ratio. The exercise price for the shares subject to the Shoney's Warrants will be the exercise price for the shares subject to the Enterprises Warrants divided by the Exchange Ratio.


     As of June 24, 1996, a total of 1,000,000 shares of Enterprises Common Stock, at an exercise price of $11.00 per share, were subject to the Enterprises Warrants. Had the Closing occurred on June 24, 1996, Shoney's Warrants to purchase, in the aggregate, 315,800 shares of Shoney's Common Stock at an exercise price of approximately $35.19 per share, would have been issued in exchange for the Enterprises Warrants.



     Following the Reorganization, Enterprises will remain obligated to each of these warrantholders to pay the warrantholder, upon exercise of the Shoney's Warrants, an amount of cash (but not Exchange Shares) such warrantholders would have been entitled to receive in the liquidation of Enterprises, had the Enterprises Warrant been exercised immediately prior to the Reorganization. An aggregate of up to approximately $262,000 (assuming $6,173,000 in Retained Cash will be retained by Enterprises for distribution to its shareholders) is required to be retained by Enterprises for the benefit of holders of Shoney's Warrants until such time as such options and warrants are exercised, are terminated or expire. Under the Plan of Complete Liquidation, if Shoney's Warrants are not exercised prior to the Final Liquidating Distribution Record Date, such cash, after providing for the expenses of the distribution thereof, will be distributed to Enterprises' shareholders.


PUBLIC DEBENTURES

     Enterprises has outstanding $51,563,000 in aggregate principal amount of Public Debentures. The Public Debentures are convertible at the option of the holder into shares of Enterprises Common Stock at any time prior to maturity, except under certain circumstances when the Public Debentures have been called for redemption or have become subject to repurchase, at a conversion price of $6.50 per share, subject to adjustment in certain events. The Public Debentures mature on July 15, 2002 and are redeemable, in whole or in part, at the option of Enterprises at any time on or after July 15, 1995, initially at 105.775% of their principal amount, with such redemption price declining each July 15th thereafter by .825% until the Public Debentures are redeemable at a redemption price of 100% of their principal amount on July 15, 2002, together with accrued and unpaid interest. The holders of the Public Debentures may also require Enterprises to repurchase the Public Debentures, in whole or in part, in certain circumstances involving a change in control of Enterprises as defined in the indenture covering the Public Debentures (the "Indenture"). The Reorganization is not deemed to be a change in control of Enterprises, as defined in the Indenture. The Public Debentures are unconditionally guaranteed (the "Guarantee") on a subordinated basis by TPIR. The Public Debentures and the Guarantee are subordinated in right of payment to all existing and future senior indebtedness, as defined in the Indenture, of Enterprises.

     The Indenture does not prohibit or limit the ability of Enterprises or any of its subsidiaries to incur additional indebtedness, including that which will rank senior to the Public Debentures. The Indenture does, however, prohibit Enterprises and its subsidiaries from making (i) any dividend or any distribution on Enterprises Common Stock (other than dividends or distributions payable solely in capital stock of Enterprises), or (ii) any payment on the account of the purchase or redemption of Enterprises Common Stock, or (iii) any payment on the account of the redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (as defined in the Indenture); subject to exceptions for (x) the repurchase, redemption defeasance or other acquisition of common stock or Subordinated Indebtedness (as defined in the Indenture) in an amount not to exceed 100% of the gross proceeds received by Enterprises or TPIR from the issuance of common stock or Subordinated Indebtedness of Enterprises or TPIR, or (y) pursuant to an employee benefit or savings plan or any employment or termination agreement. The Indenture also restricts the ability of Enterprises and its subsidiaries from making certain investments, including the making of a loan or the purchase of stocks, bonds, or other securities issued by any other person or any capital expenditure, but excluding certain other investments, e.g. investments in the Restaurant Business (as defined in the Indenture).

     In the Reorganization, Shoney's will assume, by supplemental indenture, the Public Debentures, and Enterprises will be released from obligations and liabilities under the Public Debentures. Following the Reorganization, each of the Public Debentures will be convertible into that number of shares of Shoney's Common Stock, and the right to receive from Shoney's that amount of cash as the holder of such Public Debenture would have been entitled to receive in connection with the Reorganization, had the holder of such converted Public Debentures converted his or her Public Debenture into shares of Enterprises Common Stock immediately prior to the Closing, and Shoney's will be bound by the terms of the Indenture governing the Public Debentures, as supplemented. The assumption of the Public Debentures by Shoney's might have the effect of discouraging or making more difficult an attempt to remove incumbent management or to gain control of Shoney's, even if the transaction were perceived by shareholders generally to be favorable to them. Persons and entities related to certain directors of Enterprises own an aggregate of $7,100,000 in principal amount of the Public Debentures.


     As of June 24, 1996, the Public Debentures were convertible into an aggregate of 7,932,769 shares of Enterprises Common Stock. Had the Closing occurred on June 24, 1996, the Public Debentures would, upon assumption by Shoney's, be convertible into 2,505,168 shares of Shoney's Common Stock plus the right to receive from Shoney's cash in an amount equal to their proportionate share (assuming conversion of the Public Debentures immediately prior to the Closing) of the Retained Cash, if any, distributed to Enterprises' shareholders pursuant to the Plan of Complete Liquidation.


ACCOUNTING TREATMENT

     The Reorganization will be accounted for as a purchase for accounting and financial reporting purposes. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, debt securities, etc.) given by the acquiring firm is used as the valuation basis of the combination. The assets and liabilities of the acquired entity are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.


FEDERAL INCOME TAX CONSEQUENCES



     The discussion below describes the material federal income tax consequences of the Reorganization to shareholders of Enterprises that are U.S. persons, within the meaning of Section 7701(a)(30) of the Code. However, this discussion does not apply to shareholders, such as dealers in securities, insurance companies, financial institutions and tax-exempt organizations and trusts, that are subject to special tax regimes, or shareholders who acquired shares of Enterprises Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation or to holders of Enterprises Options, Enterprises Warrants, Public Debentures or Private Debentures. In addition, this discussion does not address any aspect of state, local or foreign taxation. The holders of Enterprises Common Stock are urged to consult their own tax advisers as to the specific tax consequences to them of the Reorganization which arise out of their particular individual circumstances.


     General. The principal federal income tax consequence that is expected to result from the Reorganization is that, for federal income tax purposes, the Reorganization will be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and, accordingly, (a) no gain or loss will be recognized by Shoney's or Enterprises as a result of the Reorganization; (b) Enterprises' shareholders will realize gain or loss in connection with the Reorganization in an amount equal to the difference between (i) the fair market value of the Shoney's Common Stock plus the amount of any cash received in the exchange, and (ii) their tax basis in the Enterprises Common Stock exchanged therefor, but no loss will be recognized by Enterprises' shareholders in connection with the Reorganization, and any gain realized will be recognized only to the extent of any cash received in the Reorganization; (c) the tax basis of the Shoney's Common Stock to be received by Enterprises' shareholders in connection with the Reorganization will be the same as the basis in the Enterprises Common Stock surrendered in exchange therefor, reduced by the amount of any cash received in the Reorganization and increased by the amount of any gain recognized in the Reorganization (other than gain recognized on the amount allocable to a fractional share interest for which cash is received); and (d) the holding period of the Shoney's Common Stock to be received by Enterprises' shareholders in connection with the Reorganization will include the holding period of the Enterprises Common Stock surrendered in exchange therefor, provided that the Enterprises Common Stock is held as a capital asset.


     Consummation of the Reorganization is dependent upon, among other conditions, receipt by Shoney's and Enterprises of opinions of Sullivan & Cromwell and Shereff, Friedman, Hoffman & Goodman, LLP, respectively, dated as of the Closing Date, that the Reorganization will be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. These opinions will be based on representations of management of Shoney's and Enterprises with respect to facts existing as of the Closing Date and matters subsequent to Closing. These representations will be substantially similar to the assumptions set forth in the opinions of Sullivan & Cromwell and Shereff, Friedman, Hoffman & Goodman, LLP set forth as Exhibits 8.1 and 8.2, respectively, to the Registration Statement on Form S-4 of which this Joint Proxy/Prospectus is a part. These representations, which generally are the representations required by the IRS in order for it to issue an advance ruling as to the tax-free status of a transaction such as the Reorganization, relate to, among other things, the lack of any intention of certain shareholders to sell their shares of Shoney's Common Stock to be received in the Reorganization, the percentage of assets of Enterprises to be acquired by Shoney's and the intention of Shoney's to continue the historic business, or use the historic business assets, of Enterprises. Persons receiving this Joint Proxy Statement/Prospectus should be aware that opinions of counsel are not binding on the IRS or any court. If the Reorganization fails to qualify as a tax-free reorganization, it would be treated for federal income tax purposes as a taxable sale by Enterprises of its assets to Shoney's, followed by a taxable liquidation of Enterprises.


     Consequences of Receipt of Cash in Lieu of Fractional Shares. Shareholders of Enterprises who are entitled to receive cash in lieu of a fractional share of Shoney's Common Stock in connection with the Reorganization generally will recognize, as of the Closing Date, gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain (or loss) recognized will be capital gain (or loss) if the Shoney's Common Stock is held by such shareholder as a capital asset. Any capital gain (or loss) will be a long term capital gain (or loss) if the holding period for the shares of Enterprises Common Stock is more than one year.

     No IRS Rulings. The parties do not intend to request a ruling from the IRS regarding the federal income tax consequences of the Reorganization.


     Backup Withholding. Payments in respect of Enterprises Common Stock may be subject to informational reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to an Enterprises shareholder or other payee if such shareholder or payee completes and returns a Form W-9 or otherwise establishes an exemption from backup withholding.

REGULATORY APPROVALS

     Shoney's and Enterprises have filed a notification with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). A 30 day waiting period is required under the HSR Act, unless earlier terminated by the FTC and the Antitrust Division. On May 3, 1996, Shoney's and Enterprises were notified of the early termination of the waiting period. At any time before or after the Closing Date, any state could take such action under its own antitrust laws as it deems necessary or desirable, including seeking to enjoin the consummation of the Reorganization or seeking divestiture of substantial assets of Shoney's or Enterprises. Private parties may also seek to take legal action under antitrust laws under certain circumstances.


     A filing with and the approval of the Hawaii Insurance Department is required in connection with Shoney's acquisition of TPII and TPIR as a part of the Reorganization. Shoney's has notified the Hawaii Insurance Department of the Reorganization and, on May 10, 1996, verbal approval was received from the Hawaii Insurance Department.


RESALE RESTRICTIONS

     The shares of Shoney's Common Stock issued pursuant to the Reorganization Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Enterprises for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of Shoney's Common Stock acquired in connection with the Reorganization except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Enterprises generally include individuals or entities that control or are controlled by or are under common control with Enterprises and may include certain officers and directors of Enterprises as well as principal shareholders of Enterprises.

     Enterprises has agreed in the Reorganization Agreement to use its best efforts to cause each director, executive officer and other person who is an affiliate of Enterprises to enter into and deliver to Shoney's prior to closing an agreement that such person will not, directly or indirectly, sell, pledge, transfer or otherwise dispose of shares of Shoney's Common Stock to be received by such person in the Reorganization except in compliance with the applicable provisions of the Securities Act and rules and regulations thereunder.

NYSE LISTING

     The Shoney's Common Stock is listed on the NYSE. It is a condition to Enterprises' obligation to consummate the Reorganization that the Shoney's Common Stock to be issued to Enterprises' shareholders in connection with the Reorganization shall have been approved for listing on the NYSE, subject only to official notice of issuance.

SHONEY'S FINANCING

     One condition of the Reorganization is that Shoney's receive a commitment (to be funded at the Closing of the Reorganization) for up to $60,000,000 to partially finance the transaction contemplated by the Reorganization.


     To facilitate the acquisition, as well as ongoing working capital and capital expenditure needs, Shoney's has secured a $100,000,000 senior secured Bridge Loan ("Bridge") from Canadian Imperial Bank of Commerce ("CIBC"). The Bridge bears interest at the London Interbank Offered Rate (LIBOR) plus 2.50% with 0.50% increases in the rate of interest nine, twelve, and eighteen months after Closing the Reorganization. The Bridge required an amendment to Shoney's Reducing Revolving Credit Facility ("Revolver") and the approval of a majority of the banks in the syndicate which underwrites that facility. Upon closing of the Bridge and the Amendment to the Revolver, $20,000,000 under the Bridge was made available to Shoney's. The remaining $80,000,000 will be made available upon Closing of the Reorganization, subject to the satisfaction of certain conditions, including the absence of any material adverse change in Shoney's business or financial condition. The Bridge will be secured by assets acquired from Enterprises in the Reorganization and a pledge of other unencumbered assets of Shoney's.


     Shoney's presently intends to repay the Bridge within twenty-four months of Closing of the Reorganization with proceeds derived from debt or equity issues and/or asset sales. If not repaid, the Bridge will convert into a term loan on May 3, 1998. The term loan will have a bullet maturity of October 22, 1999. Upon conversion into a term loan, Shoney's must pay a fee representing 3% of the outstanding balance of the Bridge at the conversion date.

PLAN OF COMPLETE LIQUIDATION

     The following is a brief summary of the material provisions of the Plan of Complete Liquidation, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary is qualified by reference to the full text of the Plan of Complete Liquidation.

  Summary of the Plan of Complete Liquidation

     The Plan of Complete Liquidation provides for the voluntary dissolution and complete liquidation of Enterprises in accordance with Chapter 12 of Title 14A of the NJBCA. The voluntary dissolution and complete liquidation is an integral aspect of the Reorganization and is called for by the Reorganization Agreement. As part of the approval of the Reorganization Agreement, Enterprises' shareholders are approving the voluntary dissolution and complete liquidation described in the Plan of Complete Liquidation. The approval of the Reorganization, including the Plan of Complete Liquidation, shall be deemed adopted and shall become effective upon its approval at the Enterprises Special Meeting by the affirmative vote of a majority of the votes cast by the holders of the Enterprises Common Stock, subject to the Closing, and upon filing of a Certificate of Dissolution with the Secretary of State of New Jersey.

     On and after the date of dissolution of Enterprises (the "Dissolution Date"), Enterprises shall continue its corporate existence but shall carry on no business except for the purpose of winding up its affairs by (a) collecting its assets, (b) conveying for cash or upon deferred payment, with or without security, such of its assets as are not to be distributed in kind to its shareholders (including returning to Shoney's any of the Expense Allotment not utilized for the payment of wind-up expenses), (c) paying, satisfying and discharging its debts and other liabilities and (d) doing all other acts required to liquidate its business and affairs. It is intended by the Enterprises Board that the liquidation of Enterprises shall commence on the Dissolution Date and that such liquidation, and the distribution of the net assets of Enterprises, shall be completed as soon as practicable thereafter and in any event within one year after the date of the Enterprises Special Meeting.

     Upon the dissolution of Enterprises, the officers, directors and shareholders of Enterprises shall continue to function in the same manner as if the dissolution had not occurred. Without limiting the generality of the foregoing: (i) the directors of Enterprises shall not be deemed to be trustees of its assets and shall be held to no greater standard of conduct than that prescribed by Section 14A:6-14 of the NJBCA; (ii) title to Enterprises' assets shall remain in Enterprises until transferred by it in the corporate name; (iii) the dissolution shall not change quorum or voting requirements for the Enterprises Board or Enterprises' shareholders, nor shall it alter provisions regarding election, appointment, resignation or removal of, or filling vacancies among, directors or officers, or provisions regarding amendment or repeal of by-laws or adoption of new by-laws; (iv) shares of Enterprises Common Stock may be transferred until the Final Liquidating Distribution Record Date; (v) Enterprises may sue and be sued in its corporate name and process may issue by and against Enterprises in the same manner as if dissolution had not occurred, subject to the provisions of New Jersey law; and (vi) no action brought against Enterprises prior to its dissolution shall abate by reason of such dissolution.

  Powers of Directors After Dissolution

     Upon dissolution of Enterprises, the directors of Enterprises shall have the following powers and authorities: (i) to employ, terminate the employment of, and fix the compensation and other terms of employment of such officers, employees, agents, attorneys, accountants and others as, in the discretion of the directors, are necessary or appropriate to effect the purpose of the Plan of Complete Liquidation; (ii) to fix the compensation and other terms of employment of the directors; provided, however, that the annual compensation (excluding expenses) of the directors shall be no greater than the annual cash compensation of the directors immediately prior to the Dissolution Date; (iii) to purchase, lease, or otherwise provide such offices and other facilities as in the discretion of the directors are necessary or appropriate to effect the purpose of the Plan of Complete Liquidation; (iv) to (1) collect its assets, (2) convey for cash or upon deferred payments, with or without security, such of its assets as are not to be distributed in kind to its shareholders and (3) pay, satisfy and discharge its debts and other liabilities; (v) to dispose of and convey the properties and assets (on going-concern or other bases as deemed by the directors to be in the best interests of the shareholders of Enterprises) and, to the extent necessary to pay creditors, to transfer shares of Shoney's Common Stock to creditors upon such terms and conditions as are deemed by the directors to be in the ultimate best interests of the shareholders of Enterprises but in a manner consistent with the Reorganization Agreement and the requirements of applicable securities laws to maintain a tax-free transaction; and (vi) to do all other acts required to liquidate its business and affairs, including to take and effect all other actions deemed by the directors to be necessary or appropriate to effect the purpose of the Plan of Complete Liquidation.

  Liquidating Distribution

     As soon as practicable after the Dissolution Date and upon determination by the directors that adequate provision has been made for payment of all creditors of Enterprises and all costs and expenses of liquidation, Enterprises shall make an initial liquidating distribution on a pro rata basis to the holders of outstanding shares of Enterprises Common Stock. Under the Plan of Complete Liquidation, holders of Enterprises Options and Enterprises Warrants immediately prior to the Closing who receive Shoney's Options and Warrants at the Closing (collectively, the "Derivative Securities") shall be entitled to a cash distribution, provided that such options or warrants are exercised or converted into shares of Shoney's Common Stock prior to the Final Liquidating Distribution Record Date. The initial liquidating distribution to holders of Enterprises Common Stock shall be comprised of cash and the Exchange Shares, or such portions thereof as the directors shall determine should be distributed to such holders of Enterprises Common Stock (and holders of Derivative Securities, provided that such options or warrants are exercised or converted into shares of Shoney's Common Stock prior to the Final Liquidating Distribution Record Date) after adequate provision for payment of creditors and costs and expenses of liquidation and a reserve for such cash distributions to the holders of Derivative Securities in accordance with the terms of the Plan of Complete Liquidation.

     Holders of Derivative Securities who exercise their Derivative Securities after the Closing but before the Final Liquidating Distribution Record Date and thereby acquire shares of Shoney's Common Stock in accordance with the terms of the Derivative Securities as in effect upon the Closing of the Reorganization Agreement, shall be entitled to receive, as soon as practicable after Enterprises or the Liquidating Agent receives notice of such exercise, their pro-rata portion of the cash portion of the initial liquidating distribution and of the cash portion of any subsequent liquidating distribution to the extent of such exercise. Holders of Derivative Securities shall not be entitled to participate in any liquidating distribution of Exchange Shares or other non-cash consideration received in the Reorganization. To become entitled to the liquidating distributions of cash, holders of Derivative Securities must exercise such Derivative Securities into shares of Shoney's Common Stock prior to the record date for the final liquidating distribution pursuant to the Plan of Complete Liquidation, which in no event shall be earlier than December 31, 1998 (the "Final Liquidating Distribution Record Date"); provided, however, that the Final Liquidating Distribution Record Date shall occur no later than the third anniversary after the Complete Liquidation Date (as hereinafter defined under the caption "-- Liquidating Agent"). Until the Final Liquidating Distribution Record Date, Enterprises or the Liquidating Agent shall retain in reserve the holder's pro rata portion of the cash portion of the initial liquidating distribution and of any subsequent liquidating distribution. Upon expiration or cancellation of any of a holder's Derivative Securities, or if such Derivative Securities are not exercised on or prior to the Final Liquidating Distribution Record Date, the cash and other property reserved for such holder shall be available for distribution to the holders of Enterprises Common Stock, provided that Enterprises or the Liquidating Agent shall be entitled to delay such distributions so that they may be reasonably aggregated.

  Reserve for Liabilities and Subsequent Liquidating Distributions.

     The directors shall be entitled, from time to time, to determine and pay, or make adequate provision for the payment of, all liabilities, known, contingent or potential, of Enterprises (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of Enterprises) and shall be entitled at all times to retain cash and other assets determined by the directors to be adequate to provide for the payment of all such liabilities. Subject to the foregoing, the directors from time to time shall make distributions in such amounts or in such property, pro-rata to holders of Enterprises Common Stock of record on such date or dates, as is determined by the directors and, as applicable, in satisfaction of all entitlements of holders of Derivative Securities. All such determinations shall be made in the exercise of the absolute discretion of the directors and the directors shall not be required to make, or be in any manner liable for not making, any liquidating distribution to holders of Enterprises Common Stock and, as applicable, in satisfaction of all entitlements of holders of Derivative Securities except in accordance with the express requirements of the Plan of Complete Liquidation.

     The NJBCA provides a mechanism through which creditors of Enterprises may assert claims against Enterprises' shareholders for their pro rata share of the assets distributed by Enterprises in its dissolution and liquidation, provided that the New Jersey Superior Court determines that good cause exists for the claim not having been asserted.

  Liquidating Agent


     On or prior to the date that is one year after the date of the Enterprises Special Meeting (the "Complete Liquidation Date"), one or more of the directors (unless shareholder or court approval of other persons is obtained) shall agree to serve as the liquidating agent for the holders of the Enterprises Common Stock and Derivative Securities (herein individually and collectively referred to as the "Liquidating Agent") pursuant to an agreement (the "Agency Agreement") entered into between Enterprises (as authorized by its directors) and such Liquidating Agent. On the Complete Liquidation Date, all then remaining monies, properties and assets of Enterprises and all interests therein, subject to any remaining claims against and liabilities of Enterprises, shall be transferred to an account designated by the Liquidating Agent pursuant to the Agency Agreement. The transfer books and other records of Enterprises will be closed on the Complete Liquidation Date. The Liquidating Agent shall be, and constituted as, the agent for the holders of Enterprises Common Stock and, as applicable, holders of Derivative Securities (i) to determine and pay or otherwise satisfy or finally provide for (whether by insurance or otherwise), within three years after the Complete Liquidation Date, all then remaining claims of creditors and other liabilities of Enterprises, including costs and expenses of the Liquidating Agent, the return of any portion of the Expense Allotment in cash not utilized for wind-up expenses to Shoney's and thereupon to distribute any remaining money, property, or assets to the holders of Enterprises Common Stock as provided below. The transfer books and other records of Enterprises shall be closed on the Complete Liquidation Date. At such time as the Liquidating Agent shall determine in the exercise of its absolute discretion that all debts and liabilities, known, contingent and potential, including the costs and expenses of completing the complete liquidation, of Enterprises have been paid or provided for, the Liquidating Agent shall thereupon fix the Final Liquidating Distribution Record Date and give the holders of the Derivative Securities 30 days' prior written notice of the Final Liquidating Distribution Record Date as it is so established. Thereafter, on a date (on or after the Final Liquidating Distribution Record Date) to be determined by the Liquidating Agent, the Liquidating Agent shall satisfy the entitlements of the holders of the Derivative Securities exercised on or prior to the Final Liquidating Distribution Record Date, and then distribute any funds or other property then held by or for the account of Enterprises pro rata to the holders of Enterprises Common Stock of record as of the Final Liquidating Distribution Record Date. Under the Plan of Complete Liquidation, there will be no funds available for payment of holders of Derivative Securities who have not exercised their Derivative Securities prior to the Final Liquidating Distribution Record Date.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains various customary representations and warranties relating to, among other things: (a) the due organization, power, authority and standing of Shoney's and Enterprises and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Reorganization Agreement; (c) the capital structure of Shoney's and Enterprises;
(d) conflicts under charter, certificate of incorporation or bylaws; (e) violations of any instruments or law; (f) required consents or approvals; (g) certain documents filed by Shoney's with the Commission, and certain financial information of Enterprises, and the accuracy of information contained therein;
(h) dissenters' rights; (i) litigation; (j) conduct of business in the ordinary course and the absence of certain changes or events that would have a Material Adverse Effect (as defined in the Reorganization Agreement) on the business, results of operations or financial condition of Enterprises or Shoney's, as the case may be; (k) insurance; (l) taxes; (m) bank accounts; (n) books, records and other documents; (o) properties; (p) environmental matters; (q) retirement and other employee benefit plans; (r) labor matters; (s) brokers' and finders' fees with respect to the Reorganization; (t) undisclosed liabilities; (u) receipt by Enterprises and Shoney's of fairness opinions; (v) ownership of the capital stock in the other company; (w) contracts and commitments; and (x) the issuance of Shoney's Common Stock in the Reorganization.

     For purposes of the Reorganization Agreement, "Material Adverse Change" or "Material Adverse Effect" is defined to mean, subject to the qualifications or limitations set forth in the definition, when used with respect to a Person, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the assets, condition (financial or otherwise) or results of operations of that Person. With respect to Enterprises, a Material Adverse Change or Material Adverse Effect shall not be deemed to have occurred unless a change, effect, condition or occurrence is or would reasonably be expected to materially adversely affect the ability of Enterprises to perform its obligations under the Reorganization Agreement. For the purposes of the Reorganization Agreement, a Material Adverse Change shall not be deemed to have occurred or a Material Adverse Effect shall not be deemed to exist with respect to TPIR, the TPIR Subsidiaries, TPIE and TPII, taken as a whole, unless a change or effect causes or results in a liability or expense in excess of $500,000. For the purposes of the Reorganization Agreement, a Material Adverse Change shall not be deemed to have occurred or a Material Adverse Effect shall not be deemed to exist with respect to Shoney's and its subsidiaries, taken as a whole, unless a change or effect causes or results in a liability or expense in excess of $500,000.

CERTAIN COVENANTS

     Shoney's and Enterprises have each agreed, among other things, prior to the consummation of the Reorganization: (a) to use its reasonable efforts, and to cause its subsidiaries and affiliates to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees; (b) to notify promptly the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained in the Reorganization Agreement; and (c) promptly to deliver to the other true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Reorganization Agreement.

     Enterprises has agreed that, among other things, prior to the Closing Date, unless Shoney's has been notified at least five business days in advance thereof and has not objected in writing thereto (in which case the matter shall be resolved by the Operating Committee), it shall and shall cause TPIR, TPIE, TPII and each TPIR Subsidiary to: (a) confer on a regular basis with representatives of Shoney's to report operational matters of materiality and any proposals to engage in material transactions; (b) conduct operations according to their usual, regular and ordinary course in substantially the same manner as theretofore conducted; (c) not acquire, enter into an option to acquire or lease or exercise an option or contract to acquire or lease additional real property, incur additional indebtedness for borrowed money, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, restaurant or other real estate projects; (d) maintain in the ordinary course of business their respective properties in their current condition of repair, ordinary wear and tear excepted, and assure that each of the Company Properties, at the Closing Date, has sufficient FF&E (furniture, fixtures and equipment, as further defined in the Reorganization Agreement), and Inventories to enable it to be operated in the usual and ordinary course of business; (e) maintain their books of account and records relating to their respective operations in the usual, regular and ordinary manner on a basis consistent with past practices and not make any changes in their accounting methods, principles or practices, except as may be required by generally accepted accounting principles; (f) pay when due and payable all Taxes and assessments relating to their operations; (g) except in the ordinary course of business in accordance with past practice, not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate or personal property Taxes assessed against any assets of the subsidiaries of Enterprises for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period; (h) not amend its charter or bylaws; (i) not (1) issue, transfer from treasury or allocate any additional shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (2) grant, confer or award any option, warrant, conversion right or other right not existing as of the date of the Reorganization Agreement to acquire any shares of TPIR, TPIE, TPII or any TPIR Subsidiary, (3) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (4) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan, supplemental employee retirement plan or severance arrangement), amend any existing employee benefit plan, program or practice or the individual benefits provided to any individual employee in any material respect, except for changes which are less favorable to participants in such plans or terminate any existing employee benefit plan; (j) not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the capital stock of TPIR, TPIE, TPII or any TPIR Subsidiary or make any commitment for any such action; (k) not sell, lease or otherwise dispose of (i) any Company Property; or (ii) except in the ordinary course of business, any assets; (l) not make any loans, advances or capital contributions to, or investments in, any other person; (m) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) included in the Company Financial Information or incurred in the ordinary course of business consistent with past practice; (n) not enter into any commitment or series of related commitments to purchase goods or services extending beyond July 31, 1996 which may result in total payments by or liability to it in excess of $100,000 (excluding certain commitments to meet anticipated needs); (o) not enter into any commitment with any officer, director or consultant of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII, any TPIR Subsidiary or any of their respective Affiliates; (p) (i) not use, transport, store, dispose of or in any manner deal with Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws; (ii) comply in all material respects with all applicable Environmental Laws, and to keep all Company Properties free and clear of any liens imposed pursuant to such Environmental Laws; and (iii) not install, or permit to be installed, Asbestos on any Company Property; (q) notify Shoney's in writing as soon as possible upon receipt of any notices from any persons, entities or Governmental Entities pertaining to Hazardous Materials on, from or affecting any Company Property or to alleged illegal activities or conditions at any of the Company Properties or operations; (r) not cancel any debts owed to TPIR, TPIE, TPII or any TPIR Subsidiary other than intercompany receivables due from Enterprises; (s) not enter into any contract or agreement of the type described in Sections 5.21 and 5.22 of the Reorganization Agreement (except using a $100,000 threshold for contracts or agreements which would otherwise be subject to a $50,000 threshold); (t) not pay the specified wind-up expenses in an amount in excess of the aggregate amount set forth in the Enterprises Disclosure Letter; (u) except pursuant to Shoney's marketing plans or Enterprises' marketing plans described in the Enterprises Disclosure Letter, not issue any certificates or coupons that would entitle the bearer thereof to receive a reduction in the price of food and/or beverages consumed at any of the Restaurants or to receive such food and/or beverages free of charge; (v) not invest cash in any investment other than a Cash Equivalent; (w) not allow Accounts Receivable to exceed $1,500,000; (x) prior to the Closing Date, to record on their books appropriate charges in accordance with generally accepted accounting principles with respect to any Inventories that are obsolete, spoiled or unusable and with respect to any Accounts Receivable that are not anticipated to be collected; and (y) not do any act, omit to do any act or permit any act within the control of

TPIR, TPIE, TPII or any TPIR Subsidiary which will cause a breach of any representation, warranty, covenant or agreement contained in the Reorganization Agreement. Pursuant to the Reorganization Agreement, the Operating Committee is composed of four persons, two of whom are designated by the Shoney's Board and two of whom are designated by the Enterprises Board. The present members of the Operating Committee are Douglas K. Bratton, Lawrence F. Levy, J. Gary Sharp and Paul James Siu.

     Shoney's has agreed that, among other things, prior to the Closing Date, it shall: (a) not, and shall not permit any of its Subsidiaries to, amend their respective articles of incorporation or bylaws; provided that TPAC may amend its articles of incorporation or bylaws for the sole purpose(s) of changing its name and/or authorizing the issuance of preferred stock; (b) not: (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any additional shares of Shoney's Common Stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, or (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Shoney's Common Stock, other than (x) options granted pursuant to and in accordance with Shoney's Stock Plans as in effect on the date of the Reorganization Agreement,
(y) options, redemption or conversion rights granted in connection with the acquisition of properties by Shoney's or (z) shares of Shoney's Common Stock granted pursuant to existing employee benefit plans of Shoney's; (c) not: (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to the Shoney's Common Stock, or (ii) except in connection with Shoney's Stock Plans or the use of shares of Shoney's Common Stock to pay the exercise price or tax withholding in connection with Shoney's Stock Plans, directly or indirectly redeem, purchase or otherwise acquire any Shoney's Common Stock or any of the shares of capital stock of any of its Subsidiaries, or make any commitment for any such action; (d) not, and not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of their respective properties other than (i) in the ordinary course of business, or (ii) sales, leases or disposals of assets which are not material, individually or in the aggregate; (e) cause TPAC to take all necessary corporate action to consummate the transactions contemplated by the Reorganization Agreement; (f) not, and not permit any of its Subsidiaries to acquire or commit to acquire, from the date of the Reorganization Agreement until the Closing Date, more than 20 restaurants from third parties or make any other material acquisition; and (g) not, and not permit any of its Subsidiaries, to do any act or permit any act within the control of Shoney's or any of its Subsidiaries which will cause a breach of any representation, warranty, covenant or agreement contained in the Reorganization Agreement.

     Shoney's and Enterprises will each take all action necessary in accordance with applicable law, the rules and regulations of the NYSE, the Nasdaq National Market and its respective certificate of incorporation or charter and bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon approval of the Reorganization Agreement and the transactions contemplated hereby.

     In addition, Enterprises and Shoney's are required to, and must cause each of their respective Subsidiaries (a) to use all reasonable efforts to cooperate with one another in (1) determining which filings are required to be made prior to the Closing Date, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from any Governmental Entities in connection with the execution and delivery of the Reorganization Agreement and the consummation of the transactions contemplated hereby and (2) timely make all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) to use their best efforts to obtain in writing any consents and financing commitments required from third parties in form reasonably satisfactory to Enterprises and Shoney's necessary to effectuate the transactions contemplated by the Reorganization Agreement, including, without limitation, the consent or approval of their respective lenders; and (c) to use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Reorganization Agreement, including, without limitation, satisfaction of the closing conditions set forth in the Reorganization Agreement.

     Enterprises has agreed to use all reasonable efforts to deliver to Shoney's certain letters from "affiliates," as defined under Rule 145 promulgated under the Securities Act. See "The Reorganization -- Resale Restrictions." Shoney's has agreed to file reports required to be filed by it under the Exchange Act and the rules and reasonably request, and to the extent required, from time to time, to enable such affiliate to sell

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

Shoney's Common Stock received by such affiliate in the Reorganization without registration under the securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

     Shoney's and Enterprises have agreed that, during the period from the date of the Reorganization Agreement until the Closing Date, neither Shoney's nor Enterprises will knowingly take or knowingly fail to take any action that would jeopardize qualification of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code.

NO SOLICITATION OF TRANSACTIONS


     Enterprises has agreed that neither it nor any of its Subsidiaries or Affiliates shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal (defined in the Reorganization Agreement to include, among other things, a merger, acquisition, tender offer or exchange offer for a significant portion of the assets or equity securities of Enterprises or any of its subsidiaries or affiliates) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Enterprises has agreed to cease immediately and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Reorganization Agreement with respect to any of the foregoing and to take the necessary steps to inform the individuals or entities referred to above of these obligations. Enterprises has also agreed to notify Shoney's immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with it; provided that the Enterprises Board may (1) furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Enterprises Board determines in good faith, based on the advice of Shereff, Friedman, Hoffman & Goodman, LLP, or such other counsel reasonably acceptable to Shoney's that such action is required for the Enterprises Board to comply with its fiduciary duties to shareholders imposed by law, and (B) subject to the exercise of fiduciary duties of the Enterprises Board, the requirements of the federal securities laws and any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the board of directors to comply with its fiduciary duties to shareholders imposed by law), such party keeps the other party to the Reorganization Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (2) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.


CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

     The respective obligations of Shoney's and Enterprises to effect the Reorganization are subject to the fulfillment or waiver of each of the following conditions, among others: (a) the Reorganization Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Shoney's Common Stock entitled to vote thereon and of the affirmative vote of a majority of the votes cast by holders of Enterprises Common Stock entitled to vote thereon; (b) all authorizations, consents or approvals of third parties, of which the failure to obtain would have a Material Adverse Effect on Enterprises or on Shoney's, as the case may be, shall have been obtained without either the payment of any fee or the amendment of any agreement; (c) the Registration Statement shall have been become effective under the Securities Act and shall not be the subject of any stop order and Shoney's shall have received all state securities laws or "Blue Sky" permits and other authorizations necessary to issue the Exchange Shares and otherwise consummate the transactions contemplated by the Reorganization Agreement; (d) the Exchange Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance;
(e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Reorganization Agreement shall be in effect, nor shall any proceeding by any

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

Governmental Entity seeking any of the foregoing which has a reasonable likelihood of success be pending, and no action shall have been taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the Reorganization Agreement, which makes their consummation illegal; (f) no holder of any of the outstanding shares of either Enterprises Common Stock or Shoney's Common Stock shall be determined by a court of competent jurisdiction to have been entitled to dissent from the transactions contemplated by the Reorganization Agreement or to demand payment for his or her shares of Enterprises Common Stock if the transactions contemplated by the Reorganization Agreement are effectuated; and (g) the obligations of Enterprises under the Public Debentures shall have been assumed by Shoney's in accordance with their terms, and a supplemental indenture shall have been entered into by Shoney's with respect to the Public Debentures and Shoney's shall have received all authorizations necessary under the securities laws to enter into and perform under such supplemental indenture.

     The conditions to the obligations of Enterprises to effect the Reorganization are subject to the satisfaction or waiver by Enterprises prior to the Closing Date of the following conditions, among others: (a) each of the representations and warranties of Shoney's set forth in Section 6.1 through
Section 6.9 of the Reorganization Agreement shall be true and correct on the Closing Date; (b) each of the representations and warranties of Shoney's and TPAC (other than those set forth in Section 6.1 through Section 6.9 of the Reorganization Agreement) set forth in the Reorganization Agreement shall be true and correct in all material respects as of the date of the Reorganization Agreement and as of the Closing Date (without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) as though made on and as of the Closing Date, except when any such breach of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty), individually or aggregated with any other breach or breaches of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole; (c) Shoney's and TPAC shall have performed in all material respects all obligations required to be performed by it under the Reorganization Agreement at or prior to the Closing Date, and Enterprises shall have received a certificate signed on behalf of Shoney's and TPAC by the Chairman and Chief Executive Officer or President and by the Chief Financial Officer of Shoney's to such effect; (d) Shoney's shall have satisfied or otherwise discharged Enterprises from any liabilities associated with or arising out of the TPIR Bank Debt and Shoney's shall have satisfied all liabilities associated with or arising out of the Private Debentures; (e) Enterprises shall have received the following: (i) a stock certificate or stock certificates representing all of the Exchange Shares issued, registered in the name of Enterprises (or Enterprises' designees), (ii) copies of the charter and bylaws of Shoney's and of TPAC and of resolutions adopted by the boards of directors and shareholders of each of Shoney's and TPAC authorizing and approving the execution and performance of the Reorganization Agreement and the agreements contemplated by the Reorganization Agreement, all as certified by appropriate officers of Shoney's and TPAC as of the Closing Date, (iii) a certificate indicating the incumbency of each person executing the Reorganization Agreement and the other agreements contemplated by the Reorganization Agreement on behalf of either Shoney's or TPAC, (iv) Certificates of Existence with respect to Shoney's and TPAC, neither of which shall be dated more than seven days prior to the Closing Date, issued by the Tennessee Secretary of State, (v) a certificate signed on behalf of Shoney's by the Chief Executive Officer of Shoney's and the Chief Financial Officer of Shoney's certifying satisfaction of the conditions set forth in Section 9.3.1 of the Reorganization Agreement, (vi) a certificate from an officer of Shoney's dated the Closing Date as to certain factual matters regarding Shoney's that will support, in part, the opinion referred to in Section 9.3.5(b) of the Reorganization Agreement, and (vii) an assignment from TPIR of the following:
(1) all rights to prosecute the Marlin Claims, which rights shall include the right to receive certain payments therefrom and (2) the right to any insurance recovery under any insurance policy maintained by Marlin or its affiliates, Enterprises or TPIR which covers liabilities arising in connection with the Marlin Claims; (f) Enterprises shall have received the opinion of Shoney's Counsel, dated the Closing Date, as to certain matters set forth in the Disclosure Schedule; (g) Enterprises shall have received the opinion of Enterprises' Counsel, dated the Closing Date, to the effect that the transactions contemplated by the Reorganization Agreement constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code; (h) Enterprises shall have received a "comfort" letter from Ernst & Young, LLP dated the Closing Date, with respect to the Shoney's financial statements included in this Joint Proxy Statement/Prospectus; and (i) there shall be no Material Adverse Change in Shoney's other than as a result of conditions or events (business or otherwise) that also affect Enterprises and result in a Material Adverse Effect on Enterprises.

     The conditions to the obligations of Shoney's to effect the transaction contemplated by the Reorganization Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Shoney's: (a) each of the representations and warranties of Enterprises set forth in the Reorganization Agreement shall be true and correct on the Closing Date; (b) each of the representations and warranties of Enterprises contained in
Section 5.1 through Section 5.9 of the Reorganization Agreement (other than those set forth in Section 5.1 through 5.9 of the Reorganization Agreement and with certain other exceptions) shall be true and correct on the Closing Date (without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) as though made on and as of the Closing Date, except when any such breach of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty), individually or aggregated with any other breach or breaches of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty), would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole; (c) Enterprises shall have performed in all material respects all obligations required to be performed by it under the Reorganization Agreement at or prior to the Closing Date, and Shoney's shall have received a certificate signed on behalf of Enterprises by the Chief Executive Officer and the Chief Financial Officer of Enterprises to such effect; (d) Shoney's shall have received the following: (i) a stock certificate or stock certificates representing all of the issued and outstanding shares of TPIR, TPIE, TPII, registered in the name of Enterprises and duly endorsed in blank or with executed stock powers or assignments attached, in proper form for transfer and/or cancellation, (ii) the stock certificates representing all of the issued and outstanding shares of each TPIR Subsidiary, registered in the name of TPIR, (iii) written resignations of all officers and directors of TPIR, TPIE, TPII and each TPIR Subsidiary effective as of the Closing Date (which resignations shall not affect or impair any, and shall be without prejudice to, contractual rights of such officers or directors), (iv) the original minute books and stock transfer records of each of TPIR, TPIE, TPII and each of the TPIR Subsidiaries, (v) copies of the charter and bylaws of Enterprises and of TPIR, TPIE, TPII and of resolutions adopted by the boards of directors and shareholders of Enterprises authorizing and approving the execution and performance of the Reorganization Agreement and the agreements contemplated by the Reorganization Agreement, all as certified by appropriate officers of the respective corporation as of the Closing Date, (vi) a certificate as to the incumbency of each person executing the Reorganization Agreement and the other agreements contemplated by the Reorganization Agreement on behalf of Enterprises, (vii) a Certificate of Existence with respect to Enterprises, TPIR, TPIE, TPII, TPI-West Palm Inc., TPI Transportation, Inc., TPI Commissary, Inc., The Insurex Agency, Inc., and Insurex Benefits Administrations, Inc., none of which shall be dated more than seven days prior to the Closing Date and each issued by its respective Secretary of State; (viii) certificates of corporate good standing (or equivalent) with respect to Enterprises, TPIR and TPIE, none of which shall be dated more than seven days prior to the Closing Date, each issued by the appropriate officers of the appropriate states; (ix) a certificate signed on behalf of Enterprises by the Chief Executive Officer of Enterprises and the Chief Financial Officer of Enterprises certifying satisfaction of the representations and warranties as set forth in the Reorganization Agreement; and (x) a certificate from an officer of Enterprises dated the Closing Date with respect to certain factual matters regarding Enterprises (the form and substance of such certificate to be mutually agreeable with Enterprises' Counsel and Shoney's Counsel) that will support, in part, legal opinions with respect to certain matters set forth in the Reorganization Agreement and the schedules attached thereto; (e) Shoney's shall have received an Affiliate Letter in the form attached to the Reorganization Agreement from each of the Rule 145 Affiliates of Enterprises; (f) Shoney's shall have received a legal opinion from Enterprises' Counsel, dated the Closing Date, as to the matters set forth in the Reorganization Agreement; (g) Shoney's shall have received the opinion of Shoney's Counsel, dated the Closing Date, to the effect that the transactions contemplated by the Agreement constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code; (h) there shall be no Material Adverse Change in any of the Companies or the TPIR Subsidiaries other than as a result of conditions or events (business or otherwise) that also affect Shoney's and result in a Material Adverse

Effect on Shoney's; (i) the Enterprises Management Agreement shall have been terminated and each of TPIR, TPIE, TPII and the TPIR Subsidiaries shall have been released and discharged from any liabilities or obligations thereunder; (j) the Enterprises Tax Sharing Arrangement shall have been terminated and each of TPIR, TPIE, TPII and the TPIR Subsidiaries shall have been released and discharged from any liabilities or obligations thereunder; (k) the funding of the Bridge in accordance with its terms; and (l) on the Closing Date, the Inventories at the Restaurants will be adequate for the operation of the Restaurants and shall be at usual and customary levels in accordance with past practice.


TERMINATION OF THE REORGANIZATION AGREEMENT

  Grounds for Termination

     The Reorganization Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Closing Date, before or after the approval of the shareholders of Shoney's and Enterprises, in the following circumstances:

          (1) by the mutual written consent of Shoney's and Enterprises in a written instrument;

          (2) by either Shoney's or Enterprises, if there has been a breach on the part of the other of one or more representations, warranties, covenants or agreements set forth in the Reorganization Agreement, which breach has not been cured within five business days following receipt by the breaching party of notice of such breach and that, individually or in the aggregate, causes or is likely to cause a Material Adverse Effect;

          (3) by either Shoney's or Enterprises upon written notice to the other party if any court or Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Reorganization Agreement, and in any such case the time for appeal or petition for reconsideration of such other shall have expired without such appeal or petition being granted;


          (4) by either Shoney's or Enterprises if the transactions contemplated by the Reorganization Agreement shall not have been consummated on or before August 30, 1996, unless the failure to so consummate by such time is due to the breach of the Reorganization Agreement by the party seeking to terminate;


          (5) by either Shoney's or Enterprises if any approval of the shareholders of either Shoney's or Enterprises required for the consummation of the transactions contemplated by the Reorganization Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

          (6) by Shoney's, if prior to the Closing Date, the Enterprises Board shall have approved, recommended or endorsed any Acquisition Transaction other than that contemplated in the Reorganization Agreement;


          (7) by Enterprises if, prior to the Closing Date, the Enterprises Board, after consultation with its legal counsel and financial advisors, determines in the good faith exercise of its fiduciary duties that a bona fide proposal or offer by a third party to consummate an Acquisition Transaction is in the best interest of its shareholders; and



          (8) by Shoney's if, prior to the Closing Date, Enterprises makes, commits, agrees to make or otherwise becomes obligated to make any payments of principal on either the Public Debentures or the Private Debentures.


  Break-up Fee

     If the Reorganization Agreement is terminated in accordance with clauses
(6) or (7) above, Enterprises will be required to pay Shoney's (within five days of the date of termination) a break-up fee in the amount of $1,000,000.

     Enterprises will also be required to pay Shoney's a break-up fee of $1,000,000, within five days of the date the Reorganization Agreement is terminated, if the Reorganization Agreement is terminated in accordance with clause (5) above by reason of the failure of Enterprises' shareholders to approve the Reorganization Agreement at the Enterprises Special Meeting after any Third Party Acquisition Event has occurred.

EXTENSION AND WAIVER

     At any time prior to the Closing Date, either Shoney's or Enterprises, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to the Reorganization Agreement, (b) waive any inaccuracies in the representations and warranties of the other contained in the Reorganization Agreement or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained in the Reorganization Agreement.

AMENDMENT

     The Reorganization Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Reorganization Agreement by the shareholders of Enterprises or Shoney's, but, after any such approval, no amendment may be made that by law requires further approval by such shareholders without such further approval.

EXPENSES

     In the event the Reorganization Agreement is terminated for whatever reason (other than a termination due to a breach of one or more representations, warranties, covenants or agreements which causes, or is likely to cause, a Material Adverse Effect) and the Reorganization is not consummated, each party thereto shall be responsible for the payment or other satisfaction of its own expenses incurred in connection therewith, except that (a) expenses incurred in connection with filing, printing and mailing this Joint Proxy Statement/ Prospectus, and any portion thereof, (b) expenses incurred in connection with the listing of the Exchange Shares on the NYSE and (c) the filing fee associated with the filing under the HSR Act shall be shared equally by Shoney's and Enterprises. If the Reorganization Agreement is terminated due to a breach, as described above, the breaching party will be liable to the terminating party for its costs and expenses. If the Reorganization is not consummated, Shoney's and Enterprises will have incurred substantial expenses in connection with the aborted transaction.

     As described above under "Termination of the Reorganization Agreement," Enterprises may be required to pay Shoney's a break-up fee of $1,000,000 if the Reorganization Agreement is terminated on certain grounds.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements for Shoney's are presented after giving effect to the Reorganization as if it had been consummated, with respect to statement of operations data, at the beginning of the earliest period presented, and, with respect to balance sheet data, as of the date presented. These pro forma financial statements have been prepared by the managements of Shoney's and Enterprises based on the historical financial statements of Shoney's and the historical financial statements of:
TPIR, TPIE, and TPII (TPIE and TPII are collectively referred to as "TPI-Other" and, together with TPIR, are collectively referred to as "TPI"), as well as available information and certain assumptions which the managements believe are reasonable, giving effect to the Reorganization under the purchase method of accounting. Such pro forma assumptions and adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.


     The unaudited pro forma condensed combined financial statements were derived from, should be read in conjunction with, and are qualified in their entirety by reference to, the separate historical financial statements and the notes thereto in the Annual Reports on Form 10-K and quarterly reports on Form 10-Q of Shoney's and Enterprises which have been incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma condensed combined statements of operations, which include results of operations as if the Reorganization had been consummated, do not reflect transaction costs anticipated to be incurred or the effects of potential cost savings and operating synergies anticipated to result from the Reorganization. The purchase price allocation utilized to prepare these pro forma financial statements was based on estimates and managements' judgements. The actual purchase price allocation will differ from these estimates. The unaudited pro forma condensed combined financial statements have been included for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that actually would have been obtained if the Reorganization had been effected at the beginning of the earliest period presented, or as of the date indicated or of the financial position or results of operations which may be obtained in the future. See "Incorporation of Certain Information by Reference," "Summary -- Summary Financial Data," and "Summary -- Comparative Per Share Data."

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET REFLECTING SHONEY'S AFTER GIVING EFFECT TO THE REORGANIZATION


                                                   MAY 12,      APRIL 21, 1996
                                                    1996      -------------------
                                                  ---------                TPI-      PRO FORMA      PRO FORMA
                                                  SHONEY'S      TPIR      OTHER     ADJUSTMENTS     COMBINED
                                                  ---------   --------   --------   -----------     ---------
                                                                    (AMOUNTS IN THOUSANDS)
                                                   ASSETS
Current assets:
  Cash and cash equivalents.....................  $   5,820   $  8,159   $    359    $     327A2    $  14,665
                                                                                        80,000B12
                                                                                       (80,000)B13
  Notes and accounts receivable.................     12,395        826          0                      13,221
  Intercompany receivable.......................          0          0      8,306       (8,306)B7           0
  Inventories...................................     34,005     10,762          0                      44,767
  Deferred income taxes and other
    current assets..............................     34,031      4,969          5                      39,005
                                                  ---------   --------   --------                   ---------
         Total current assets...................     86,251     24,716      8,670                     111,658
Property, plant and equipment...................    746,222    229,257          0      (78,479)B1     888,166
                                                                                        (8,834)B5
Less accumulated depreciation and
  amortization..................................   (306,819)   (83,550)         0       83,550B1     (306,819)
                                                  ---------   --------   --------                   ---------
         Net property, plant and equipment......    439,403    145,707          0                     581,347
Other assets:
  Goodwill......................................      5,262     35,170          0      (35,170)B2      48,273
                                                                                        43,011B14
  Deferred charges and other intangible
    assets......................................      8,329     17,597         30      (15,224)B3      10,732
  Other assets..................................      7,848        634          0                       8,482
                                                  ---------   --------   --------                   ---------
         Total other assets.....................     21,439     53,401         30                      67,487
                                                  ---------   --------   --------   -----------     ---------
                                                  $ 547,093   $223,824   $  8,700    $ (19,125)     $ 760,492
                                                  ==========  =========  =========  ===========     ==========
                               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities.........................  $ 111,928   $ 40,805   $  2,003    $   4,000B5    $ 159,236
                                                                                           500B9
  Intercompany payable..........................          0     20,669          0      (20,669)B7           0
  Reserve for litigation settlement.............     23,155          0          0                      23,155
  Debt and capital lease obligations due
    within one year.............................     43,802     26,742          0      (25,487)B13     37,889
                                                                                        (7,168)B13
                                                  ---------   --------   --------                   ---------
         Total current liabilities..............    178,885     88,216      2,003                     220,280
Long-term debt and capital lease obligations....    293,066     81,485          0       (5,350)B4     398,094
                                                                                        (3,762)B10
                                                                                        80,000B12
                                                                                       (15,939)B13
                                                                                       (31,406)B13
Zero coupon subordinated convertible
  debentures....................................     91,787          0          0                      91,787
Reserve for litigation settlement...............     27,385          0          0                      27,385
Deferred income, taxes and other liabilities....     29,645     13,186          0       12,940B5       36,689
                                                                                       (10,516)B6
                                                                                        (8,566)B11
Shareholders' equity (deficit):
  Preferred stock...............................          0          0     32,000      (32,000)B8           0
  Common stock..................................     41,651          0        258         (258)B8      48,123
                                                                                         6,444A1
                                                                                            28A2
  Additional paid-in capital....................     61,896    120,216      1,851     (122,067)B8     115,356
                                                                                        53,161A1
                                                                                           299A2
Unrealized gain on securities available for
  sale..........................................      2,833          0          0                       2,833
Retained earnings (deficit).....................   (180,055)   (79,279)   (27,412)     106,691B8     (180,055)
                                                  ---------   --------   --------   -----------     ---------
         Total shareholders' equity (deficit)...    (73,675)    40,937      6,697       12,298        (13,743)
                                                  ---------   --------   --------   -----------     ---------
                                                  $ 547,093   $223,824   $  8,700    $ (19,125)     $ 760,492
                                                  ==========  =========  =========  ===========     ==========


   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS REFLECTING SHONEY'S AFTER GIVING EFFECT TO THE REORGANIZATION


                                               FOR THE YEARS ENDED
                                      -------------------------------------
                                       OCTOBER           DECEMBER 31,
                                         29,                 1995
                                         1995      ------------------------
                                      ----------       TPI          TPI-       PRO FORMA      PRO FORMA
                                       SHONEY'S    RESTAURANTS     OTHER      ADJUSTMENTS      COMBINED
                                      ----------   -----------   ----------   -----------     ----------
                                               (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Revenues............................  $1,053,332    $ 283,719    $       84    $  (5,109)C7   $1,332,026
Costs and expenses:
  Cost of sales.....................     922,545      257,095          (375)       2,654C1     1,176,810
                                                                                  (5,109)C7
  General and administrative
     expenses.......................      63,905       24,611           198         (899)C2       88,256
                                                                                     441C3
  Interest expense..................      39,816       10,607             0          489C4        51,437
                                                                                     525C5
  Provision for asset valuation.....           0       17,000             0      (17,000)C8            0
  Restructuring expenses............       7,991       (5,762)            0                        2,229
                                      ----------   -----------   ----------   -----------     ----------
          Total costs and
            expenses................   1,034,257      303,551          (177)     (18,899)      1,318,732
                                      ----------   -----------   ----------   -----------     ----------
Income (loss) from continuing
  operations before income taxes....      19,075      (19,832)          261       13,790          13,294
Provision for income taxes..........       7,873            0             0       (1,066)C6        6,807
                                      ----------   -----------   ----------   -----------     ----------
Income (loss) from continuing
  operations........................  $   11,202    $ (19,832)   $      261    $  14,856      $    6,487
                                       =========     ========     =========    =========       =========
Income (loss) from continuing
  operations per common share:
  Primary...........................       $0.27                                                   $0.14
  Fully diluted.....................       $0.27                                                   $0.14
Weighted average shares outstanding:
  Primary...........................      41,519                                   6,472C9        47,991
  Fully diluted.....................      41,519                                   6,472C9        47,991


   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

         REFLECTING SHONEY'S AFTER GIVING EFFECT TO THE REORGANIZATION


                                              FOR THE TWENTY-EIGHT WEEKS
                                                         ENDED
                                            -------------------------------
                                            MAY 12,         APRIL 21,
                                              1996             1996
                                            --------   --------------------    PRO FORMA      PRO FORMA
                                            SHONEY'S     TPIR     TPI-OTHER   ADJUSTMENTS     COMBINED
                                            --------   --------   ---------   -----------     ---------
                                                 (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Revenues................................... $557,889   $146,925     $  44      $  (2,751)C7   $ 702,107
Costs and expenses:
  Cost of sales............................  488,682    133,583      (138)         1,429C1      620,805
                                                                                  (2,751)C7
  General and administrative expenses......   36,520     13,819       167           (484)C2      50,260
                                                                                     238C3
  Interest expense.........................   18,965      5,881         0            263C4       25,392
                                                                                     283C5
  Provision for asset valuation............        0        833         0           (833)C8           0
  Restructuring expenses...................        0     (2,746)        0                        (2,746)
                                            --------   --------   ---------   -----------     ---------
          Total costs and expenses.........  544,167    151,370        29         (1,855)       693,711
                                            --------   --------   ---------   -----------     ---------
Income (loss) from continuing operations
  before income taxes......................   13,722     (4,445)       15           (896)         8,396
Provision for income taxes.................    5,667          0         0           (574)C6       5,093
                                            --------   --------   ---------   -----------     ---------
Income (loss) from continuing operations... $  8,055   $ (4,445)    $  15      $    (322)     $   3,303
                                            ========   ========   ========     =========       ========
Income (loss) from continuing operations
  per common share:
  Primary.................................. $   0.19                                          $    0.07
  Fully diluted............................ $   0.19                                          $    0.07
Weighted average shares outstanding:
  Primary..................................   41,674                               6,472C9       48,146
  Fully diluted............................   41,674                               6,472C9       48,146


   See notes to unaudited pro forma condensed combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

NOTE A -- PURCHASE PRICE

     1. The accompanying unaudited pro forma condensed combined financial statements show the pro forma effect of acquiring all of the outstanding capital stock of TPI Restaurants, Inc. (TPIR), TPI Entertainment, Inc. and TPI Insurance, Inc. (TPI-Other), collectively referred to as TPI, by issuing common stock ($1 par value) of Shoney's (Shoney's Common Stock) as follows:


                                                                NUMBER       PRICE     PURCHASE
                                                               OF SHARES   PER SHARE    PRICE
                                                               ---------   ---------   --------
    Base exchange shares.....................................    5,577     $  8.5000   $ 47,405
    Cash exchange shares.....................................      867     $ 11.5375     10,000
                                                               ---------               --------
                                                                 6,444                   57,405
                                                               =======
    Estimated transaction costs..............................                             2,200
                                                                                       --------
                                                                                       $ 59,605
                                                                                        =======



     The purchase price is calculated assuming a price for Shoney's Common Stock of $8.50 per share near the time the final terms of the definitive Agreement were announced for the base exchange shares. The Reorganization Agreement calls for the issuance of 5,577 shares ("base exchange shares") plus $10,000 of additional Shoney's Common Stock ("cash exchange shares") to be issued at Closing based on the average closing market price ten days prior to closing. The pro forma financial statements were prepared based on an assumed market value of $11.5375 per share for these cash exchange shares based on the average closing price from the ten trading days immediately preceding June 24, 1996 resulting in the assumed issuance of 867 cash exchange shares. The actual number of cash exchange shares will be determined based on the Average Closing Market Price. The estimated transaction costs primarily include professional fees for financial advisors, attorneys and accountants, and other direct incremental costs of Shoney's.



     2. The pro forma financial statements also reflect the issuance of an additional $327 of Shoney's Common Stock at the average price of $11.5375 per share (28 shares) to reflect the assumed reduction in Retained Cash by Enterprises pursuant to the terms of the Reorganization Agreement and assuming the Closing took place on June 24, 1996. The pro forma financials assume Shoney's would receive an additional $327 cash in exchange for these shares. See "The Reorganization -- The Reorganization Transaction-Adjustments to Consideration."



     Pursuant to the terms of the Reorganization Agreement, in the event that, after November 7, 1995 and prior to the Closing, Enterprises issues additional shares in connection with the Enterprises 401(k) Plan or the Enterprises Stock Purchase Plan or in the event of exercise of Enterprises Options or Enterprises Warrants granted prior to September 1, 1995, Shoney's will issue additional shares of Shoney's Common Stock to Enterprises equal to such number of additional shares of Enterprises Common Stock multiplied by the Exchange Ratio. No such shares have been reflected in the accompanying condensed combined financial statements. As of June 24, 1996, Enterprises issued approximately 156 shares of Enterprises Common Stock pursuant to the Enterprises 401(k) Plan and the Enterprises Stock Purchase Plan, which would have resulted in additional consideration of 49 shares of Shoney's Common Stock had the Closing occurred on

June 24, 1996. The final number of Exchange Shares will vary.

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B -- BALANCE SHEET


     Adjustments: The following adjustments have been made to show the pro forma effect of applying the purchase method of accounting (i.e., adjust the carrying values of net assets acquired to their estimated fair values) to the Reorganization as of May 12, 1996:



                                                                                INCREASE
                                                                               (DECREASE)
                                                                               NET ASSETS
                                                                               ----------
  1.  Revalue property, plant and equipment primarily based on appraisals and
      eliminate TPI historical accumulated depreciation......................   $   5,071
  2.  Eliminate TPI goodwill recorded........................................     (35,170)
  3.  Eliminate TPI other intangible assets (franchise related)..............     (15,224)
  4.  Revalue 8.25% publicly traded subordinated convertible debentures at a
      market value of $89.625 (total par value of $51,563)...................       5,350
  5.  Provide for TPI asset impairments and certain other costs related to:
      -- Closing 35 of the TPI restaurants (26 leased and 9
      owned).......................................................  (19,819)
      -- Closing the TPI leased corporate offices and other leased facilities, including costs of termination of certain
         furniture and equipment leases............................   (3,520)
      -- Severance pay related to certain TPIR employment
      contracts....................................................   (1,735)
      -- Accrual of stay pay offered to eligible TPIR employees as
      a result of the acquisition..................................     (700)
                                                                     --------
                                                                     (25,774)
                                                                      =======
      The above adjustments are reflected as follows:
      Property, plant and equipment................................   (8,834)
      Current liabilities..........................................   (4,000)
      Long-term liabilities........................................  (12,940)
                                                                     --------
      Sub-total of entry B-5.................................................     (25,774)
  6.  Reflect deferred income tax benefit (asset) related to the pro forma
      differences in book and tax assets and liabilities.....................      10,516
  7.  Eliminate all intercompany balances with Enterprises (since they are acquired by Shoney's per the Reorganization Agreement): TPIR has a
      payable of $20,669, offset by the TPI-Other receivable of $8,306.......      12,363
  8.  Eliminate the historical carrying value of shareholder's equity:
      TPIR -- $40,937 and TPI-Other -- $6,697................................      47,634
  9.  Provide for additional vacation and insurance related benefits of TPI
      employees to conform to Shoney's policies..............................        (500)
 10.  Reduce capital lease obligations related to restaurants slated for            3,762
      closure................................................................
 11.  Reduction of TPI deferred tax asset valuation reserve to reflect
      probability of future realization of the asset.........................       8,566
 12.  Reflect the borrowing of $80,000 of remaining available Bridge Loan
      (after $20,000 initial borrowing)......................................      80,000
 13.  Reflect the assumed use of the $80,000 proceeds from the Bridge Loan by paying existing debt as follows: TPI current debt -- $25,487, TPI long-term debt -- $15,939, Shoney's current debt -- $7,168 and Shoney's
      long-term debt -- $31,406..............................................     (80,000)
                                                                               ----------
      Excess of fair value of net assets over liabilities acquired...........      16,594
      Purchase price (Note A)................................................      59,605
                                                                               ----------
 14.  Cost in excess of net assets acquired (goodwill).......................   $  43,011
                                                                                 ========


- ---------------

Note: Shoney's also will be required to replace approximately $10,500,000 in letters of credit that support TPIR self-insurance reserves, but which are not reflected as debt in the accompanying pro forma condensed combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- STATEMENTS OF OPERATIONS

     Adjustments: The following adjustments have been made to show the pro forma effect of applying the purchase method of accounting as if the Reorganization occurred at the beginning of the earliest period presented (i.e., October 31, 1994):

          1. Recognize additional depreciation and amortization of TPI property, plant and equipment -- to reflect adjustments to fair value, and to conform to the Shoney's accounting policy for depreciation, which generally resulted in shorter depreciable lives as compared to TPI's historical practices.


          2. Reduce amortization of other intangible assets of TPI, principally resulting from the elimination of substantially all of the historical carrying value of TPI intangible assets since they are primarily related to franchise rights granted by Shoney's as the franchisor of Shoney's and Captain D's Restaurants. See adjustment B3.



          3. Adjust amortization of goodwill to reflect the elimination of the historical TPI goodwill and reflect the amortization of $43,011 of goodwill resulting from the Reorganization utilizing the straight-line method over 25 years ($1,720 per year).



          4. Increase interest expense to reflect the amortization of the $5,350 bond discount recorded to reflect the Public Debentures at market value. The discount has been amortized utilizing the effective interest method over the 92 month period from October 31, 1994 until the scheduled maturity of the bonds on July 15, 2002.



          5. Increase interest expense to reflect the refinancing of the $15,000 of TPI's 5% senior debentures at Shoney's expected current interest rate of 8.5% ($525 per year). Management does not believe there will be any significant effect on interest expense from refinancing other debt with the Bridge Loan. (See Notes B12 and B13.)



          6. Recognize the deferred income tax effect of the above adjustments at an assumed 38.5% tax rate for Shoney's.


          7. Eliminate TPI franchise fees paid to Shoney's.


          8. TPI recorded a $17,000 impairment of goodwill during December 1995 to reduce the carrying value of their net assets to be exchanged to the estimated fair value of the consideration to be received from Shoney's. TPI subsequently adjusted the recorded impairment of goodwill to $833 (a reduction of $16,167) during April 1996. This adjustment was based on the change in the estimated fair value of the consideration to be received from Shoney's. The accompanying pro forma condensed combined statements of operations have been adjusted to eliminate the recorded goodwill impairment because it is considered to have been directly attributable to the Reorganization.



          9. To reflect 6,472 shares of Shoney's Common Stock to be issued in connection with the Reorganization (see Note A) as if they had been outstanding during the periods indicated (6,444 shares of exchange shares plus 28 shares to be issued in consideration for $327 reduction in cash retained by Enterprises pursuant to the terms of the Reorganization Agreement (See Note A2). TPI stock options, warrants, and convertible debt have not been considered in the calculation of weighted average shares outstanding since they are considered to be anti-dilutive based on the respective conversion/exercise prices.


     Fiscal Years Presented: Shoney's fiscal year consists of thirteen four week periods and ends on the last Sunday in October. TPI's fiscal year consists of thirteen four week periods and ends on the last Sunday in December. The accompanying pro forma financial statements for the year ended October 29, 1995 were prepared using the TPI historical financial statements for their fiscal year ended December 31, 1995, which contained 53 weeks.

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


     The accompanying pro forma financial statements for the twenty-eight weeks ended in 1996 include the results of operations of TPI for the twenty-eight weeks ended April 21, 1996. As a result, the periods ended October 29 through December 24, 1995 for TPI are included in both the pro forma operating results presented for the fiscal year ended December 31, 1995 and the twenty-eight weeks ended April 21, 1996. Revenue and (loss) from continuing operations for TPI for these three periods (October through December 1995) were $61,983 and $(15,441), respectively.


NOTE D -- CERTAIN OTHER MATTERS


     Unusual Items: The operating results for TPI included in the accompanying pro forma financial statements for the year ended December 31, 1995 and the twenty-eight weeks ended April 21, 1996, reflect the following material unusual items that increased income from continuing operations during the periods indicated:



                                                                      FISCAL      TWENTY-EIGHT
                                                                       YEAR           WEEKS
                                                                      ENDED           ENDED
                                                                   DECEMBER 31,     APRIL 21,
                                                                       1995           1996
                                                                   ------------   -------------
    Reduction of restructuring expenses..........................     $5,762         $ 2,746
    Reduction of reserve for workers compensation insurance......      3,500           3,500
                                                                   ------------   -------------
                                                                      $9,262         $ 6,246
                                                                   ==========     ==========


     Anticipated Synergies: The accompanying pro forma condensed combined statements of operations do not reflect any "synergies" that are anticipated as a result of the Reorganization. Shoney's management believes that operating cost savings of approximately $11,300 annually can be achieved once the two companies have combined their corporate offices and commissary operations. These savings are expected to result from a $6,600 reduction in general and administrative expenses and a $4,700 savings in commissary distribution and purchasing related expenses. Shoney's anticipates that these savings will be achieved over a six to nine month transition period. There are no assurances that these cost savings will be achieved or that the anticipated savings will occur as quickly as projected by management.

                     DESCRIPTION OF SHONEY'S CAPITAL STOCK

SHONEY'S COMMON STOCK


     The authorized capital stock of Shoney's presently consists of 100 million shares of Shoney's Common Stock. See "The Shoney's Special Meeting -- Charter Amendment Increasing Number of Authorized Shares," concerning the proposal to increase the number of authorized shares of Shoney's Common Stock to 200 million.


     Each outstanding share of Shoney's Common Stock will entitle the holder to one vote on all matters presented to shareholders for a vote.

     Holders of Shoney's Common Stock are entitled to receive ratably such distributions as may be declared on the Shoney's Common Stock by the Shoney's Board in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of Shoney's, holders of Shoney's Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of Shoney's Common Stock have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon. The outstanding shares of Shoney's Common Stock are, and the Shoney's Common Stock to be outstanding after the Reorganization will be, fully paid and nonassessable.

SHARE PURCHASE RIGHTS


     Pursuant to the Shareholder Rights Plan, each four shares of Shoney's Common Stock, including the shares to be issued in the Reorganization, also represent one Right. Until the Distribution Date (as defined below), the certificates for Shoney's Common Stock will evidence one Right for each four shares of Shoney's Common Stock represented thereby. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Amended and Restated Rights Agreement dated as of May 25, 1994 between Shoney's and Harris Trust and Savings Bank, as Rights Agent, as amended by Amendment No. 1 dated as of April 18, 1995 and Amendment No. 2 dated as of June 14, 1996 (as amended, the "Shareholder Rights Plan").


     The Rights are not represented by separate certificates and are not exercisable or transferable apart from the Shoney's Common Stock until the earlier to occur of (i) the tenth business day (or such later date as may be determined by action of the Shoney's Board prior to the Distribution Date (as hereinafter defined) that otherwise would have occurred) after the date of the commencement of a tender or exchange offer by any person (other than Shoney's or an employee benefit plan of Shoney's) which would, if consummated, result in such person having beneficial ownership (as defined in the Shareholder Rights
Plan) of 30% or more of the issued and outstanding shares of Shoney's Common Stock, and (ii) the tenth business day (or such earlier or later date as the Shoney's Board may fix by resolution adopted before such date otherwise would have occurred) after a public announcement by Shoney's that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Shoney's Common Stock (any such person described in clause (ii) being an "Acquiring Person") (the earlier of such dates being called the "Distribution Date").

     The Rights will first become exercisable on the Distribution Date and could then begin trading separately from the Shoney's Common Stock. The Rights will expire on the earliest of May 25, 2004, the date on which the Rights are earlier redeemed by Shoney's, the date on which the Rights are exchanged, or upon the merger of Shoney's into another corporation when there is no Acquiring Person (such earliest date being the "Expiration Date").

     In the event any person becomes an Acquiring Person, each Right would give the holder thereof (other than such Acquiring Person and its transferees) the right to buy, for the Purchase Price (presently $60), shares of Shoney's Common Stock with a market value of two times the Purchase Price. In addition, at any time after any person becomes an Acquiring Person, the Shoney's Board may, at its option and in lieu of any transaction described in the preceding sentence, exchange the outstanding and exercisable Rights (other than

Rights held by any such Acquiring Person and its transferees) for shares of Shoney's Common Stock at an exchange ratio of four shares of Shoney's Common Stock per Right, subject to certain adjustments.

     In certain mergers, consolidation and other transactions involving Shoney's after there is an Acquiring Person which controls the Shoney's Board, each Right will be converted into the right to purchase, for the Purchase Price, common stock of the other party to the transaction with a market value of twice the Purchase Price.

     The Shoney's Board may redeem the Rights for $.01 each at any time until the tenth business day (or such earlier or later date as the Shoney's Board may fix by resolution adopted before such date otherwise would have occurred) after a public announcement by Shoney's that there is an Acquiring Person. The Shoney's Board may amend the Shareholder Rights Plan from time to time to eliminate ambiguities or to provide additional benefits to the holders of the Rights, provided that, the amendment does not adversely affect the holders of the Rights Certificates.

     If Shoney's receives a tender offer for all outstanding shares of Shoney's at the same price per share, for cash on a fully-financed basis or for New York Stock Exchange listed shares on a tax-deferred basis, which offer is not subject to conditions and Shoney's has not received advice from its financial advisors that such offer is inadequate (such offer being a "Qualified Offer"), the Shoney's Board shall either (i) within 60 days either redeem the Rights or approve a financially superior transaction, or (ii) call a special meeting of shareholders of Shoney's, at which a majority of outstanding shares (other than those owned by the person making the Qualified Offer) may vote to require the Shoney's Board to redeem the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Shoney's, including, without limitation, the right to vote or to receive dividends.

     The Purchase Price payable, and the number of shares of Shoney's Common Stock or other securities or property issuable, upon exercise of the Rights, and the number of outstanding Rights, are subject to customary antidilution adjustments.

     The Rights have certain "anti-takeover" effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Shoney's on terms not approved by the Shoney's Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Shoney's Board prior to the Distribution Date (at which time holders of the Rights become entitled to exercise their Rights for shares of Shoney's Common Stock), since until such time the Rights generally may be redeemed by the Shoney's Board at $.01 per Right.


     Based upon the number of shares of Shoney's Common Stock presently outstanding, Enterprises will acquire more than 10% of the outstanding shares of Shoney's Common Stock on the Closing Date of the Reorganization. To avoid treatment as an Acquiring Person, thereby triggering a Distribution Date under the Shareholder Rights Plan, Enterprises has agreed to deliver to Shoney's its irrevocable commitment to promptly divest itself of sufficient Exchange Shares in order to reduce below 10% the outstanding shares of Shoney's Common Stock beneficially owned by it. To further avoid treatment as an Acquiring Person, thereby triggering a Distribution Date under the Shareholder Rights Plan, the Shoney's Board has amended the Shareholder Rights Plan to exclude Enterprises from the definition of Acquiring Person, provided certain conditions (including that Enterprises not exert control, directly or indirectly, or act in concert with any person to exert control) are met. By virtue of such amendment, Enterprises and its Affiliates (as defined in the Shareholders Rights Plan) and Associates (as defined in the Shareholders Rights Plan) will not be treated as Acquiring Persons under the Shareholder Rights Plan as a result of Enterprises' Beneficial Ownership (as defined in the Shareholders Rights Plan) of Exchange Shares until the 90th day following the Closing (or such other date the Shoney's Board determines to be reasonable and consistent with the interests of Shoney's) unless: (I) any person or group (other than a Person who was an Affiliate or Associate of Enterprises on March 15, 1996) Beneficially Owns in excess of 10% of the voting securities of Enterprises; (II) the individuals who, as of March 15, 1996, were members of the Enterprises Board, cease for any reason to constitute at least the majority of the Enterprises Board; (III) after March 15, 1996, any Affiliate or Associate of Enterprises increases the percentage of the voting securities of Enterprises that it Beneficially Owns;

(IV) after March 15, 1996, Enterprises or any Affiliate or Associate of Enterprises becomes the Beneficial Owner of any shares of Common Stock other than pursuant to the Reorganization Agreement; (V) after March 15, 1996, Enterprises or any Associate or Affiliate of Enterprises acquires or makes any proposal or enters into any agreement to acquire any assets or securities of Shoney's, except as contemplated by the Reorganization Agreement, or announces, commences or participates in a proxy or consent solicitation with respect to Shoney's; or (VI) the Shoney's Board determines that Enterprises shall not have distributed the shares of Shoney's Common Stock in accordance with the Plan of Complete Liquidation. Failure of any of these conditions could result in the Rights becoming exercisable.


BUSINESS COMBINATION PROVISIONS OF SHONEY'S CHARTER

     Unless a Business Combination (as defined below) with a beneficial owner of ten percent (10%) or more of Shoney's capital stock entitled to be voted (an "Interested Stockholder") is approved by a majority of the members of the Shoney's Board who are not, and are not affiliated with, the Interested Stockholder and who were members of the Shoney's Board prior to the time the Interested Stockholder became an Interested Stockholder (the "Continuing Directors"), Shoney's Charter permits Shoney's to enter the Business Combination only if such Business Combination is affirmatively approved by at least eighty percent (80%) of the votes entitled to be cast by the holders of Shoney's capital stock entitled to be voted (the "Voting Stock"), voting together as a single class. If approved by a majority of the Continuing Directors, however, Shoney's may enter the Business Combination upon only such affirmative approval, if any, as is required by law.

     For purposes of these provisions of Shoney's Charter, a Business Combination is defined as: (i) any merger or consolidation of Shoney's, or one of its majority-owned subsidiaries, with an Interested Stockholder or an affiliate of an Interested Stockholder; (ii) any sale, lease, exchange, transfer or other disposition with an Interested Stockholder or an affiliate of an Interested Stockholder involving assets or securities having a fair market value of $25,000,000 or more; (iii) the adoption of any plan or proposal for the liquidation or dissolution of Shoney's proposed by or on behalf of an Interested Stockholder or an affiliate of an Interested Stockholder; (iv) any reclassification of Shoney's securities or recapitalization of Shoney's, or any merger or consolidation of Shoney's with any of its majority-owned subsidiaries, or any other transaction that has the effect of increasing the proportionate share of any class or series of Shoney's capital stock, or of any securities convertible into Shoney's capital stock or into equity securities of a majority-owned subsidiary of Shoney's, that is beneficially owned by an Interested Stockholder or an affiliate of an Interested Stockholder; or (v) any agreement, contract or other arrangement providing for any one or more of the foregoing specified actions.

     These provisions may have the effect of discouraging or delaying a takeover attempt or other offer to purchase or otherwise acquire outstanding shares of Shoney's equity securities and, consequently, may cause the holders of such securities to forego opportunities to sell such securities at an attractive price.

             EFFECT OF THE REORGANIZATION ON RIGHTS OF SHAREHOLDERS

     Shoney's is a Tennessee corporation subject to the provisions of the Tennessee Business Corporation Act (the TBCA). Enterprises is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act (the NJBCA). Shareholders of Enterprises, whose rights are governed by the Enterprises Certificate and Bylaws and by the NJBCA, will, upon consummation of the Reorganization, become shareholders of Shoney's whose rights will then be governed by the Shoney's Charter and Bylaws and by the TBCA. The following is a summary of the material differences in the rights of shareholders of Shoney's and Enterprise and is qualified in its entirety by reference to the governing law and the Certificate of Incorporation or Charter and Bylaws of each of Enterprises and Shoney's. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder.

REMOVAL OF DIRECTORS

     The Enterprises Bylaws provide that one or more or all of the directors of Enterprises may be removed for cause by the shareholders by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors.

     Shoney's Bylaws provide that any or all of the directors of Shoney's may be removed with or without cause, at any time, by vote of the shareholders. A director may be removed by the shareholders if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.


NUMBER OF DIRECTORS

     The Enterprises Bylaws provide that the number of the members of the Enterprises Board may be increased or decreased from time to time by a vote of the majority of the entire Enterprises Board, but may not exceed 11 nor be less than three, except as permitted by law.

     By agreement dated March 19, 1993 between Enterprises, The Airlie Group L.P., The Bass Management Trust, Sid R. Bass Management Trust, Lee M. Bass and TPI Investors, L.P. (collectively, the "Purchasers"), Enterprises agreed to set the size of the Enterprises Board at ten members and agreed to use its best efforts to cause the Purchasers to have 30% representation on the Enterprises Board. Since January 1995, the Enterprises Board has consisted of nine directors with the agreement of the Purchasers.

     The number of members of the Shoney's Board may be increased or decreased from time to time by a vote of the majority of the entire Shoney's Board, but may not exceed 15 nor be less than three, except as permitted by law. Directors need not be shareholders of Shoney's.

CONFLICT-OF-INTEREST TRANSACTIONS

     The NJBCA generally permits transactions involving Enterprises and an interested director of Enterprises if (i) the contract or other transaction is fair and reasonable as to Enterprises at the time it is authorized, approved or ratified; (ii) the fact of the common directorship or interest is disclosed or known to the Enterprises Board and the Enterprises Board authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (iii) the fact of the common directorship or interest is disclosed or known to the Enterprises' shareholders, and they authorize, approve or ratify the contract or transaction. The Reorganization was approved by the unanimous vote of the disinterested members of the Enterprises Board after adequate disclosure by the interested members of the Enterprises Board of all interests in the transaction. See "The Reorganization -- Interests of Certain Persons in the Reorganization."

     The TBCA generally permits transactions involving Shoney's and an interested director of Shoney's if (i) the material facts of the transaction and the director's interest are disclosed to the Shoney's Board and a majority of disinterested directors authorizes, approves or ratifies the transaction; (ii) the material facts of the transaction and the director's interest are disclosed to the shareholders entitled to vote and a majority of disinterested shares entitled to vote thereon authorizes, approves or ratifies the transaction; or
(iii) the transaction is fair to Shoney's. The TBCA prohibits loans to directors by Shoney's unless approved by a majority of the votes represented by the outstanding voting shares of all classes held by of disinterested shareholders or the Shoney's Board determines that the loan benefits Shoney's and either approves the specific loan or a general plan of loans by Shoney's.

SPECIAL MEETINGS

     The Enterprises Bylaws provide that special meetings of shareholders may be called at any time by the Enterprises Board or the President and shall be called by the President or the Secretary at the request in writing of a majority of the Enterprises Board or at the request in writing by shareholders owning a majority of the shares issued and outstanding. Such a call shall state the purpose or purposes of the proposed special meeting and no other business may be considered at such meeting.

     Under Shoney's Bylaws, special meetings of shareholders may be called by the Chairman of the Shoney's Board, the Shoney's Board, or upon written request of the holders of shares representing not less than one-tenth of the shares entitled to vote at such special meeting. Notice of any special meeting of Shoney's shareholders must state the purpose or purposes for which the special meeting is called.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     The NJBCA provides that approval of a merger, consolidation or a sale, lease, exchange or other disposition of all, or substantially all, of the assets of a corporation (other than in the regular course of business) requires the approval of the board of directors of each corporation and the affirmative vote of a majority of the votes cast by the holders of shares of each such corporation entitled to vote thereon, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class.

     Notwithstanding the foregoing, the approval of the shareholders of a surviving corporation shall not be required to authorize a merger (unless its certificate of incorporation otherwise provides) if (i) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation which is required by the provisions of the NJBCA to be approved by the shareholders; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights immediately after; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of participating shares of the surviving corporation outstanding immediately before the merger.


     The TBCA provides that a merger, consolidation or a sale, lease, exchange or other disposition of all, or substantially all, of the assets of a corporation (other than in the regular course of business) requires the recommendation of the board of directors of the corporation (unless the board of directors determines that because of conflict of interest or other special circumstances that it should make no recommendation) and the affirmative vote of a majority of the outstanding shares of each voting group. In accordance with the TBCA, submission by the Shoney's Board of any such action may be conditioned on any basis, including without limitation conditions regarding a supermajority voting requirement.


     With respect to a merger, no vote of the shareholders of Shoney's would be required if (i) Shoney's were the surviving corporation and the Shoney's Charter would remain unchanged after the merger, subject to certain exceptions, (ii) each shareholder of Shoney's immediately before the effective date of the merger would hold an identical number of shares, with identical rights and preferences, immediately after the effective date of the merger, (iii) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the number of voting shares of the surviving corporation outstanding immediately before the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

     With respect to a sale, lease, exchange or other disposition of substantially all the assets of Shoney's, no vote of the shareholders of Shoney's would be required if such transfer were conducted in the regular course of business or if such transfer were made to a wholly-owned subsidiary of Shoney's.

ACTION BY WRITTEN CONSENT

     Both the TBCA and the Enterprises Bylaws, as applicable to Shoney's and Enterprises, respectively, provide that action may be taken without a shareholder meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. Action by written consent of Shoney's and Enterprises' shareholders is impracticable given the number of holders of Shoney's Common Stock and Enterprises Common Stock.

INSPECTION RIGHTS

     Both the TBCA and the NJBCA contain provisions granting shareholders the right to inspect certain records of each corporation. Under the NJBCA, upon the written request of any shareholder, Enterprises shall mail such shareholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss and surplus statements for such fiscal year. In addition, any person who shall have been a shareholder of record of Enterprises for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least 5% of the outstanding shares of any class or series, upon at least five days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its shareholders and record of shareholders and to make extracts therefrom, at the places where the same are kept pursuant to the NJBCA.

     Under the TBCA, Shoney's shareholders are also entitled to inspect and copy, during regular business hours at Shoney's principal office, the minutes of shareholder meetings, charter, bylaws, its most recent annual report, and certain other records of the corporation, provided the shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy the records. In addition, a shareholder who makes a demand in good faith, for a proper purpose, and describes with reasonable particularity his purpose and the records he desires to inspect, and if the records are directly connected with his purpose, may, upon five business days' written notice, inspect and copy: (i) accounting records of the corporation, (ii) the records of shareholders and (iii) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting.

AMENDMENT OF BYLAWS

     Under the NJBCA and the Enterprises Bylaws, the Enterprises Bylaws may be amended or repealed or new bylaws adopted (i) by vote of the shareholders at the time entitled to vote in the election of any directors; or (ii) by the Enterprises Board, provided that any bylaw adopted by the Enterprises Board may be amended by the shareholders entitled to vote thereon.

     The Shoney's bylaws provide that the shareholders of Shoney's may adopt new bylaws and may amend or repeal any or all of Shoney's bylaws at any annual or special meeting. In addition, the board of directors may adopt new bylaws and may amend or repeal any or all of the bylaws by the vote of a majority of the entire board, provided that any bylaw adopted by the board may be amended or repealed by the shareholders. The board of directors may amend bylaws adopted by the shareholders provided that the shareholders may from time to time specify particular provisions of the bylaws that may not be amended by the board of directors.

VOLUNTARY DISSOLUTION

     The NJBCA provides that Enterprises may be dissolved if the Enterprises Board recommends dissolution and an affirmative vote of a majority of the votes cast by the holders of shares of Enterprises entitled to vote thereon approves the dissolution, and, in addition, if any class or series is entitled to vote thereon as a class, an affirmative vote of a majority of the votes cast in each class vote to approve the dissolution.

     The TBCA provides that Shoney's may be dissolved if the Shoney's Board recommends (unless the Shoney's Board determines that because of conflict of interest or other special circumstances that it should make no recommendation) dissolution and a majority of the shares of Shoney's entitled to vote thereon approves. In accordance with the TBCA, the Shoney's Board may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement.

INDEMNIFICATION

     Both the NJBCA and the TBCA provide in certain situations for mandatory and permissive indemnification of directors and officers in substantially the same manner. Both the NJBCA and the TBCA state that statutory indemnification is not to be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled; provided, however, that the TBCA states that no indemnification may be made if a final adjudication adverse to the director or officer establishes his liability (1) for any breach of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for unlawful distributions.


     As permitted by the NJBCA, the Enterprises Certificate provides that a director or officer shall not be personally liable to Enterprises or its shareholders for damages for breach of any duty owed by that person if (i) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.


     The TBCA permits a corporation to adopt in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) unlawful distributions under TBCA.

BUSINESS COMBINATION STATUTE

     The New Jersey Shareholders Protection Act provides that no resident domestic corporation shall engage in any business combination with any interested shareholder (the beneficial owner of 10% or more of the voting power of that resident domestic corporation or an affiliate or associate of such beneficial owner) for a period of five years following that interested shareholder's stock acquisition date unless the combination has been approved by the board of directors of that resident domestic corporation prior to that interested shareholder's stock acquisition date. Alternatively, the combination may be approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose or by meeting certain aggregate dollar amount thresholds provided for in the NJBCA.

     The Tennessee Business Combination Act (the "Business Combination Act") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either
(A) is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation at a meeting called for such purpose or (B) satisfies certain fairness conditions specified in the Business Combination Act.

     These provisions apply unless one of two events occurs. A business combination with an interested shareholder can proceed without delay when approved by the resident domestic corporation's board of directors before that interested shareholder becomes an interested shareholder, or the resident corporation enacts a charter amendment or bylaw to remove itself entirely from the Business Combination Act. This charter amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and it may not take effect for at least two years after the vote. Shoney's has not adopted a charter or bylaw amendment removing Shoney's from coverage under the Business Combination Act.

     The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and bylaws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter.

     The United States Court of Appeals for the Sixth Circuit has held that the Tennessee Business Combination Act is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Enterprises).

BUSINESS COMBINATION PROVISIONS OF SHONEY'S CHARTER

     As discussed under the heading "Description of Shoney's Capital
Stock -- Business Combination Provisions of Shoney's Charter," in addition to any other approval required by law, Shoney's Charter imposes super-majority shareholder approval requirements for any Business Combination with an Interested Stockholder that is not affirmatively approved by a majority of the Continuing Directors. See "Description of Shoney's Capital Stock -- Business Combination Provisions of Shoney's Charter."

     These provisions may have the effect of discouraging or delaying a takeover attempt or other offer to purchase or otherwise acquire outstanding shares of Shoney's equity securities and, consequently, may cause the holders of such securities to forego opportunities to sell such securities at an attractive price.

CONTROL SHARE ACQUISITION ACT

     The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered Tennessee corporation brings the purchasers voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be established only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote and must be established at each of the specified levels. The purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may or may not redeem the purchasers shares if the shares are not granted voting rights. The TCSAA applies only to a Tennessee corporation whose charter or bylaws contain an express declaration (which Shoney's Charter and Bylaws do not) that control share acquisitions in respect of the shares of such corporation are governed by and subject to the provisions of TCSAA and such corporation meets certain other requirements under the TCSAA.

     The United States Court of Appeals for the Sixth Circuit, however, has held that the TCSAA is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Enterprises).

     There is no parallel provision to the TCSAA under New Jersey law.

INVESTOR PROTECTION ACT

     The New Jersey Corporation Takeover Bid Disclosure Law ("NJCTBDL") applies to tender offers to purchase such number of shares of any class of equity securities as would result in the offeror owning more than 10% of the outstanding shares of such class, or in the aggregate (after giving effect to all conversion and purchase rights held by the offeror), more than 10% of the total outstanding stock, directed at corporations (called "target companies") that are organized under the laws of the state of New Jersey or have their principal place of business or a substantial portion of their total assets in the state of New Jersey, unless such takeover offer is approved by the target company, acting through its board of directors. The NJCTBDL requires an offeror making a tender offer for a target company to file certain information with the Bureau of Securities in the Division of Consumer Affairs in the Department of Law and Public Safety (the "Bureau"). The Bureau chief may fix a public hearing if he shall determine that it is necessary or if the board of directors requests one, unless the Bureau chief finds that it is unnecessary.

     In addition to requiring the offeror to file certain information with the Bureau, the NJCTBDL requires the offeror and the target company to deliver to the Bureau all solicitation materials used in connection with the tender offer. The NJCTBDL prohibits "fraudulent, deceptive, or manipulative acts or practices" by either the offeror or the target company, and gives the Bureau standing to apply for equitable relief to any Superior Court of New Jersey, whenever it appears to the Bureau that the offeror, the target company, or any of its respective affiliates has engaged in or is about to engage in a violation of the NJCTBDL. Upon proper showing, any Superior Court of New Jersey may grant injunctive relief. The NJCTBDL further provides for civil and criminal penalties for violations. At least one court has held that the NJCTBDL is unconstitutional, and Enterprises is unable to predict whether the constitutionality of the NJCTBDL law would ultimately be upheld against constitutional challenge.

     The Tennessee Investor Protection Act ("TIPA") provides that unless a Tennessee corporation's board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer, may offer to acquire any class of equity security of the offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase, (i) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company, (ii) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities, and (iii) files with the Tennessee Commissioner of Commerce and Insurance (the "Commissioner") and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner. Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offeror also must accept securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and pay for. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities accepted.

     The TIPA does not apply to an offer involving a vote by holders of equity securities of the offeree company, pursuant to its charter, on a merger, consolidation or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation.

     The United States Court of Appeals for the Sixth Circuit has held that the TIPA violates the commerce clause of the United States Constitution to the extent that it applies to target corporations organized under the laws of states other than Tennessee (such as Enterprises).

AUTHORIZED CORPORATION PROTECTION ACT

     The Tennessee Authorized Corporation Protection Act ("TACPA") is the vehicle through which the Tennessee statutes attempt to permit the Business Combination Act and the TCSAA to govern foreign corporations. The TACPA provides that an authorized corporation can adopt a bylaw or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable to the same extent as such provisions apply to a resident domestic corporation. Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any two or more of certain tests, including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

     The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Enterprises).

     There is no parallel provision to the TACPA under New Jersey law.

GREENMAIL ACT

     The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

     There is no parallel provision to the TGA under New Jersey law.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The NJBCA provides that a New Jersey corporation generally may make dividends or other distributions to its shareholders unless, after giving effect thereto, either (i) the corporation would be unable to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than its total liabilities.

     The TBCA provides that a Tennessee corporation generally may make dividends or other distributions to its shareholders unless after the distribution either
(i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless its charter provides otherwise, which the Shoney's Charter does not) the amount that would be needed if it were to be dissolved at the time of such dividend or distribution to satisfy the preferential dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution. Shoney's has no shares of preferred stock authorized.

DISSENTERS' RIGHTS

     The NJBCA generally provides dissenters' rights for mergers, consolidations and any sale, lease, exchange or other disposition of all or substantially all of the assets not in the usual or regular course of business. Dissenters' rights are not available with respect to shares (i) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders, or (ii) for which pursuant to the plan of merger or consolidation, shareholders will receive (x) cash; (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by of less than 1,000 holders; or (z) cash and such securities.

     The TBCA generally provides dissenters' rights for mergers and share exchanges that would require shareholder approval, sales of substantially all the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), and certain amendments to the charter that materially and adversely affect rights in respect of a dissenter's shares. Dissenters' rights are not available as to any shares that are listed on an exchange registered under Section 6 of the Exchange Act or are "national market system" securities as defined in rules promulgated pursuant to the Exchange Act.

     Because the Enterprises Common Stock outstanding is held of record by more than 1,000 holders, and the Shoney's Common Stock is listed on the NYSE, neither Enterprises' shareholders nor Shoney's shareholders have the right to dissent under the NJBC or the TBCA, respectively.

PREEMPTIVE RIGHTS


     Under the NJBCA, preemptive rights to shareholders apply only when so provided in the certificate of incorporation of a corporation. The Enterprises Certificate does not provide for preemptive rights.


     Under the TBCA, shareholders of a Tennessee corporation do not have preemptive rights unless the charter provides otherwise. Shoney's Charter does not provide for preemptive rights.

                    DESCRIPTION OF THE SHONEY'S OPTION PLAN

     This section of the Joint Proxy Statement/Prospectus describes proposed amendments to the Shoney's Option Plan to be voted on by Shoney's shareholders at the Shoney's Special Meeting. The following description is qualified in its entirety by the Shoney's Option Plan, restated to incorporate the proposed amendments, a copy of which is attached as Appendix E.

     The Shoney's Option Plan was originally adopted by the Shoney's Board on September 2, 1981 and approved by Shoney's shareholders at the 1982 annual meeting of shareholders. The Shoney's Option Plan has subsequently been amended, including amendments to: (i) extend the original expiration date from September 2, 1991 until September 2, 1996; (ii) increase by 3,500,000 the number of shares of Shoney's Common Stock authorized for issuance under the Shoney's Option Plan;
(iii) allow the Human Resources and Compensation Committee (the "HRC Committee") to determine, within limits set forth in the Shoney's Option Plan, when options become exercisable; (iv) extend the expiration date from September 2, 1996 to September 2, 2001; (v) increase by 5,000,000 the number of shares of Shoney's Common Stock authorized for issuance under the Shoney's Option Plan; (vi) limit to 250,000 the number of shares to be optioned to any employee during any fiscal year; and (vii) to provide for full vesting of options upon death or disability.

     The amendments to the Shoney's Option Plan adopted by the Shoney's Board, and recommended for shareholder approval at the Shoney's Special Meeting, effective with respect to options granted on and after May 1, 1996, are as follows:

          1. To permit the HRC Committee to grant performance-based options that will vest, in whole or in part, at such time, or within such time period as the HRC Committee shall designate, as the fair market value of Shoney's Common Stock subject to the option increases by 75%, or such greater percentage as determined by the HRC Committee, over the fair market value of such Shoney's Common Stock at the time the option is granted, with said option to vest no later than ten (10) years from the date the option is granted provided that the HRC Committee may provide for expiration of the option upon termination of employment.


          2. To increase the maximum number of shares of Shoney's Common Stock that can be optioned to any employee during any fiscal year of Shoney's from 250,000 to 2,000,000 shares.


          3. To define the fair market value of Shoney's Common Stock based on the trading price of Shoney's Common Stock, or, in the case of performance-based options, the average of the trading prices of Shoney's Common Stock for the immediately preceding twenty (20) consecutive trading days, where trading price means: (i) the closing price of Shoney's Common Stock on the principal national securities exchange on which the Shoney's Common Stock is traded; or (ii) if the Shoney's Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Shoney's Common Stock in the over-the-counter market as reported by the Nasdaq National Market; or (iii) if the Shoney's Common Stock is not then reported on the Nasdaq National Market, the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter-securities.

          4. To delete, effective with respect to options granted on or after May 1, 1996, the provision of the Shoney's Option Plan requiring incentive stock options to be exercised in the order granted to reflect the repeal of such requirement under the Code.

          5. To extend the period of time during which an optionee may exercise an option upon termination of employment other than for death or disability from 10 days to 3 months.

          6. To extend the period of time during which an optionee or the optionee's representative may exercise an option upon termination of employment for death or disability from 3 months to 12 months.

          7. To amend the provision of the Shoney's Option Plan that provided for full vesting of options upon death or disability to permit the HRC Committee to provide at the time the option is granted for either full or partial vesting of options upon death or disability.

          8. To limit, other than in the event of a change in control, the exercise of an option to the extent exercise would cause loss of Shoney's tax deduction under the Code provision denying deductions for compensation in excess of $1,000,000, with such option continuing to be exercisable until such time as Shoney's deduction would not be affected; provided, however that an incentive stock option may not be exercised later than 10 years from date of grant.

          9. To provide for acceleration of the vesting of options upon a change in control upon such terms and condition as deemed appropriate by the HRC Committee.

     Following is a description of the Shoney's Option Plan incorporating the foregoing amendments:


          The Shoney's Option Plan provides for the granting to employees, including executive officers, of either "incentive" stock options, within the meaning of Code Section 422, or "nonqualified" stock options. A total number of 13,685,180 shares of Shoney's Common Stock has been authorized for issuance under the Shoney's Option Plan. As of the Shoney's Record
     Date, there were outstanding options to purchase           shares of
     Shoney's Common Stock (with an aggregate fair market value of $          ,
     based on the closing price of Shoney's Common Stock as of said date) and shares of Shoney's Common Stock available for future grants under the Shoney's Option Plan (with an aggregate fair market value of
     $          , based on the closing price of Shoney's Common Stock as of said date).



          The Shoney's Option Plan is administered by the HRC Committee. Subject to the provisions of the Shoney's Option Plan, the HRC Committee has the authority to select the employees to whom options are granted and to determine the terms of each option, including: (i) the number of shares of Shoney's Common Stock covered by the option, not to exceed 2,000,000 for any employee during any fiscal year of Shoney's; (ii) when the option becomes exercisable, subject to the limitations contained in the Shoney's Option Plan with respect to exercisability; (iii) the duration of the option (which may not exceed 10 years other than where the exercise of the option would preclude Shoney's tax deduction in which case the option continues to be exercisable until such time as Shoney's deduction is not affected; provided, however, that incentive stock options may not be exercised later than 10 years from date of grant); and (iv) the option exercise price, which must be at least 100% of the fair market value of the shares as of the date of grant. For purposes of determining the option exercise price, the fair market value of the Shoney's Common Stock is: (i) the closing price of Shoney's Common Stock on the principal national securities exchange on which Shoney's Common Stock is traded on the date of grant, if Shoney's Common Stock is then traded on a national securities exchange; or (ii) if Shoney's Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, in the over-the-counter market as reported by the Nasdaq National Market on the date of grant; or (iii) if Shoney's Common Stock is not then reported on the Nasdaq National Market, the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter-securities on the date of grant.


          Options are exercisable at such time as provided by the HRC Committee, provided that: (i) no option may be exercised sooner than 3 equal annual installments from the date of grant of the option except in the case of performance-based options as explained below; and (ii) options must be exercised no later than 10 years from the date of grant other than where the exercise of the option would preclude Shoney's tax deduction in which case the option continues to be exercisable until such time as Shoney's deduction is not affected; provided, however, that incentive stock options may not be exercised later than 10 years from date of grant. The HRC Committee may provide for either full or partial vesting of an option upon death or disability. The HRC Committee may provide for acceleration of the vesting of an option upon a change in control.

          The HRC Committee may grant performance-based options that vest, in whole or in part, at such time, or within such time period as the HRC Committee designates, as the fair market value of the Shoney's Common Stock increases in value by 75%, or such greater percentage as determined by the HRC Committee, of the value on the date of grant of the option, provided that the option vests in any event no later than 10 years from the date of grant subject to lapse upon termination of employment if so provided by the HRC Committee. Fair market value for purposes of determining the option price and for purposes of vesting of a performance-based option is determined by the average of the trading prices of the Shoney's Common Stock for the immediately preceding twenty (20) consecutive trading days where trading price means (i) the average of the closing price of the Shoney's Common Stock on the principal national securities exchange on which the Shoney's Common Stock is traded; or (ii) if the Shoney's Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Shoney's Common Stock in the over-the-counter market as reported by the NASDAQ National Market List; or (iii) if the Shoney's Common Stock is not then reported on the NASDAQ National Market List, the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter-securities.

          The exercise of an option is limited, except in the event of a change in control, to the extent exercise would cause loss of Shoney's tax deduction under the Code provision denying deductions for compensation in excess of $1,000,000, with such option continuing to be exercisable until such time as Shoney's deduction would not be affected, provided, however, that an incentive stock option may not be exercised later than 10 years from date of grant.

          All options are nontransferable other than by will or the laws of descent and distribution. Upon termination of employment (other than by death or disability), an optionee may exercise any options that are then exercisable at any time before the earlier of the option's expiration date or the expiration of 3 months from such employee's termination date. The optionee's representative, in the event of death, or the optionee, in the event of disability, may, subject to any option's earlier expiration, exercise any option up to 12 months after the date of death or disability.

          The Shoney's Option Plan may be amended by Shoney's shareholders or by the Shoney's Board at any time, except that the Shoney's Board may not: (a) alter or impair an optionee's rights under an outstanding option without the optionee's consent; or (b) without shareholder approval, increase the total number of shares that may be optioned under the plan, modify the requirements for eligibility under the plan, reduce the exercise price of options issued under the plan, or extend the expiration date of the plan beyond its current expiration date of September 2, 2001.


     Subject to and effective on or after the receipt of shareholder approval of the foregoing amendments at the Shoney's Special Meeting, performance based options covering a total of 2,650,000 shares of Shoney's Common Stock will be granted to the Named Executive Officers in the Company's Summary Compensation Table (see page 88) and the executive officers of Shoney's as a group, as follows:



                                NAME AND POSITION                        OPTION GRANTS
          -------------------------------------------------------------  -------------
          C. Stephen Lynn..............................................    1,000,000
            Chairman and Chief Executive Officer
          W. Craig Barber..............................................      300,000
            Senior Executive Vice President and Chief Financial Officer
          Executive Officers As A Group................................    2,650,000



The performance based options will have a ten year term, and will vest within four years from the date of grant if the fair market value of Shoney's Common Stock increases by a four year compound growth rate of 20% per year or, if that performance criteria is not met, on the ninth anniversary of the date of grant of the performance based option. The option price will be the fair market value on the effective date of the grant.


FEDERAL TAX CONSEQUENCES OF SHONEY'S OPTION PLAN

     Incentive Stock Options. Generally, no taxable income is recognized by an optionee upon the grant or exercise of an incentive stock option, and no corresponding expense deduction is available to Shoney's. However, the difference between the exercise price of an incentive stock option and the fair market value of the Shoney's Common Stock acquired on the date of exercise is included in the optionee's alternative minimum taxable income at the time of exercise for purposes of the alternative minimum tax on individuals.

     Generally, if an optionee holds the Shoney's Common Stock acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased Shoney's Common Stock to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of the Shoney's Common Stock will be treated as capital gain. The gain recognized upon the sale of the Shoney's Common Stock is the difference between the option exercise price and the sales price of the Shoney's Common Stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the Shoney's Common Stock is sold, taxation of any increase in the value of the Shoney's Common Stock from the time of grant to the time of exercise and to have such gain taxed at capital gains tax rates rather than ordinary income tax rates.

     If the optionee sells the Shoney's Common Stock before the expiration of the Statutory Holding Period (a "disqualifying disposition"), he or she will realize ordinary income in an amount equal to the lesser of: (i) the fair market value of the Shoney's Common Stock on the date of exercise less the option exercise price; or (ii) the amount realized on sale of the Shoney's Common Stock less the option exercise price. Shoney's will receive a corresponding tax deduction. Any additional gain will be treated as long-term capital gain if the Shoney's Common Stock is held for more than one year before the sale and as short-term capital gain if the Shoney's Common Stock is held for a shorter period. If the optionee sells the Shoney's Common Stock for less than the option exercise price, he or she will recognize a capital loss equal to the difference between the sales price and the option exercise price. The loss will be long-term capital loss if the Shoney's Common Stock is held for more than one year before the sale and a short-term capital loss if the Shoney's Common Stock is held for a shorter period.

     Nonqualified Stock Options. No taxable income is recognized by the optionee upon the grant of a nonqualified option. The optionee recognizes ordinary income in the year the option is exercised in an amount equal to the difference between the fair market value of the purchased Shoney's Common Stock on the date of exercise and the option exercise price (and Shoney's may be required to withhold an appropriate amount for tax purposes). Shoney's is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased Shoney's Common Stock will be a capital gain or loss, and will be a long-term gain or loss if the Shoney's Common Stock is held for more than one year.

                        SHONEY'S EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the compensation paid or accrued by Shoney's during the three fiscal years ended October 29, 1995 to those persons who: (i) served as Shoney's CEO during the 1995 Fiscal Year; (ii) were Shoney's four most highly compensated executive officers (other than the CEO) serving as of the end of the 1995 Fiscal Year; and (iii) would have been included under item (ii) but for the fact that they were not serving as executive officers at the end of the 1995 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                --------------------------
                                                                                          AWARDS
                                                  ANNUAL COMPENSATION           --------------------------
                                           ----------------------------------                  SECURITIES          ALL
                                                                 OTHER ANNUAL    RESTRICTED    UNDERLYING         OTHER
        NAME AND PRINCIPAL                  SALARY     BONUS     COMPENSATION   STOCK AWARDS     OPTIONS      COMPENSATION
             POSITION               YEAR     ($)        ($)         ($)(1)         (#)(2)          (#)             ($)
- ----------------------------------  ----   --------   --------   ------------   ------------   -----------   ---------------
C. Stephen Lynn...................  1995   $226,122   $300,000            --           --        250,000     $ 262,879(3)
  Chairman and Chief Executive
  Officer(3)
Charles E. Porter.................  1995   $279,460   $100,000    $      319(4)        --        175,000     $  33,389(5)(6)(7)(8)
  President(8)                      1994   $202,725   $ 60,128            --        1,000         25,000     $  23,735
                                    1993   $185,863   $ 60,128            --           --         10,500        20,198
W. Craig Barber...................  1995   $239,061   $ 90,000            --           --        150,000     $   6,755(5)(7)
  Senior Executive Vice President   1994   $185,661   $ 50,000            --           --             --     $   3,964
  and Chief Financial Officer       1993   $169,165   $ 76,275            --           --         22,500     $   3,251
Daniel E. Staudt..................  1995   $159,292   $ 29,155    $      319(4)        --         25,000     $  11,545(5)
  Executive Vice President --       1994   $144,154   $ 22,475            --        1,000         25,000     $  11,893
  Manufacturing and Distribution    1993   $131,983   $ 21,515            --           --          9,000     $   9,752
Charles P. Vaughn, Jr.............  1995   $154,154   $ 34,125    $      319(4)        --         15,000     $   5,000(7)
  Vice President -- Franchising     1994   $136,646   $ 21,750            --        1,000          4,000            --
  and Development                   1993   $100,323   $ 17,355            --           --          6,500            --
Taylor H. Henry...................  1995   $200,385         --            --           --             --     $ 300,126(5)(9)
  Chairman and Chief Executive      1994   $372,624   $100,000            --           --             --     $  25,814
  Officer(3)(9)                     1993   $293,462   $190,688            --           --         90,000     $  28,082

- ---------------


(1) As to "Other Annual Compensation", although executive officers receive perquisites and other personal benefits (e.g., company furnished automobiles), the aggregate amount of such perquisites or other personal benefits does not exceed the lesser of: (a) $50,000; or (b) 10% of the annual salary and bonus for any of the "Named Executive Officers."

(2) Awards made under the stock bonus plan vest and are distributed at the rate of 10% per year for four years and in full after five years. An employee receives no dividends and has no other rights as a shareholder with respect to shares awarded under the stock bonus plan until the shares vest and are distributed to the employee. At the time shares are distributed, the employee also receives a cash award equal to 25% of the value of the shares then being distributed to reimburse the employee for certain taxes. In December 1993, Messrs. Porter, Staudt and Vaughn each received an award under the stock bonus plan of 1,000 shares valued, as of that date, at $23,125. During the 1995 fiscal year, 100 shares were distributed to each of Messrs. Porter, Staudt and Vaughn. At the time of the distribution during the 1995 fiscal year, the distributions were valued at $1,275 each, which resulted in each of them receiving a tax equalization bonus of $319 that is reflected in the column labeled "Other Annual Compensation."
(3) Mr. Lynn was elected as Shoney's CEO on April 11, 1995. At that time, Taylor
     H. Henry, who had served as Shoney's CEO, retired. Mr. Lynn's employment agreement is described below under "Employment Agreements." The amount set forth in "All Other Compensation" represents the following: certain expenses incurred by Mr. Lynn in connection with his relocation ($94,764); real estate commissions and closing costs in connection with the sale of Mr. Lynn's former residences ($133,115); and insurance premiums paid on Mr. Lynn's behalf pursuant to his employment agreement ($35,000).
(4) Includes tax equalization bonus paid with respect to the receipt of shares under Shoney's stock bonus plan. See footnote 2.
(5) Includes amounts paid pursuant to Shoney's restaurant group ownership plans established in prior years, in which partnerships composed of employees have acquired up to a 30% interest in groups of restaurants. During the 1995 fiscal year, the amounts paid to the Named Executive Officers, respectively, were as follows: Mr. Henry ($21,280); Mr. Porter ($16,644); Mr. Barber ($4,755); and Mr. Staudt ($11,545).
(6) Includes amounts accrued, but not paid, to provide for possible future payments under a salary continuation plan that covers certain present and former employees of Shoney's. The plan provides for payments of up to $37,500 per year for ten years following death, disability or retirement at age 55. During the 1995 fiscal year, Mr. Porter was the only Named Executive Officer for whom any amount was accrued, which amount was $6,745.
(7) Includes matching contributions by Shoney's under Shoney's Supplemental Executive Retirement Plan as follows: Mr. Porter ($10,000); Mr. Barber ($2,000); and Mr. Vaughn ($5,000).
(8) Mr. Porter retired effective May 1, 1996.
(9) Mr. Henry resigned as CEO and as a member of the Shoney's Board on April 11, 1995. Mr. Henry's contract provides that he is to serve as a consultant to Shoney's through December 31, 1996. His contract provides for him to receive approximately $42,000 per month. All payments are less deductions for income tax withholding, FICA and any other legal requirements. These payments also are conditioned upon Mr. Henry's compliance with certain non-competition and non-disclosure obligations.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information concerning stock option grants to any Named Executive Officer who was granted a stock option during the 1995 fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                              ---------------------------------------                 POTENTIAL REALIZABLE
                                                % OF TOTAL                           VALUE AT ASSUMED ANNUAL
                                 NUMBER OF       OPTIONS                              RATES OF STOCK PRICE
                                SECURITIES      GRANTED TO   EXERCISE                   APPRECIATION FOR
                                UNDERLYING      EMPLOYEES    OR BASE                      OPTIONS TERM
                              OPTIONS GRANTED   IN FISCAL     PRICE     EXPIRATION   -----------------------
            NAME                  (#)(1)           YEAR       ($/SH)       DATE       5%($)         10%($)
- ----------------------------  ---------------   ----------   --------   ----------   --------     ----------
Mr. Lynn....................      250,000          17.57%     $10.75     4-11-2005   $742,507     $1,640,746
Mr. Porter..................      175,000          12.30%     $10.63      6-8-2005   $513,711     $1,135,167
Mr. Barber..................      150,000          10.54%     $10.63      6-8-2005   $440,324     $  973,000
Mr. Staudt..................       25,000           1.76%     $10.63      6-8-2005   $ 73,387     $  162,167
Mr. Vaughn..................       15,000           1.05%     $10.63      6-8-2005   $ 44,032     $   97,300

- ---------------

(1) The exercise price of the options granted is equal to the market value of the shares on the date of grant. These options vest (become exercisable) at a cumulative rate of 20% per year and in full after five years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     Shown below is information with respect to exercises by any Named Executive Officer during the 1995 fiscal year of options to purchase shares pursuant to Shoney's stock option plans and information with respect to unexercised options to purchase shares held by such officers as of the end of the 1995 fiscal year:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL AND
                            FY-END OPTION/SAR VALUES


                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                               OPTIONS/SARS AT OCTOBER    THE-MONEY OPTIONS/SARS AT
                                                                     29, 1995(#)             OCTOBER 29, 1995($)
                              SHARES ACQUIRED      VALUE      -------------------------   -------------------------
            NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ----------------------------  ---------------   -----------   -------------------------   -------------------------
Mr. Lynn....................            0               0        0/250,000                               0/0
Mr. Porter..................        3,000           9,375     11,200/202,300                             0/0
Mr. Barber..................       20,000          48,125     25,850/165,400                        41,248/0
Mr. Staudt..................        5,000           7,500     18,800/ 51,200                        18,998/0
Mr. Vaughn..................          650             406     11,450/ 22,800                        20,249/0


     Shoney's has not awarded stock appreciation rights to any employee and has had no long term incentive plans, as that term is defined in the Commission's regulations. Also, Shoney's has had no defined benefit or actuarial plans covering any employees of Shoney's.

COMPENSATION OF DIRECTORS


     Each director who is also an officer of Shoney's receives no additional compensation for service on the Shoney's Board. Directors who are not also officers of Shoney's receive a quarterly retainer of $4,000 in addition to $1,000 plus expenses for each meeting of the Shoney's Board they attend. Members of Shoney's Board committees receive $1,000 plus expenses for each committee meeting they attend.



     Also, each non-employee director participates in the Shoney's, Inc. Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders of Shoney's on March 19, 1991. Each non-employee Director received an option for 5,000 of Shoney's Common Stock shares as of June 7, 1990, the date the Shoney's Board adopted the Directors' Plan. Non-employee directors initially elected to the Shoney's Board subsequent to the adoption of the Directors' Plan receive an option for 5,000 shares of Shoney's Common Stock upon their election to the Shoney's Board. Non-employee directors, upon the fifth anniversary of the grant of their most recent option under the Directors' Plan, will also be awarded an additional option for 5,000 shares of Shoney's Common Stock. As of the end of the 1995 fiscal year, there were six participants under the Directors' Plan who held options covering 30,000 shares at an exercise price of $10.375 per share and two participants under the Directors' Plan who held options covering 10,000 shares of Shoney's Common Stock at an exercise price of $23.375 per share. During 1995, there were no exercises of options for shares granted under the Directors' Plan.


EMPLOYMENT CONTRACTS


     Shoney's has employment agreements with Messrs. Lynn, Porter and Barber. Mr. Lynn's employment agreement provides for a term from May 1, 1995 through April 30, 1998. The employment agreement with Mr. Porter presently provides for an initial term terminating on January 16, 1997. The employment agreement with Mr. Barber provides for an initial term from June 17, 1996, through June 16, 1999. In addition, if a "Change in Control" (as defined in the employment agreements generally to mean acquisition of 50% (20% in the case of Mr. Porter) or more of Shoney's outstanding voting securities by any person or the occurrence of certain changes in the composition of the Shoney's Board) occurs with respect to Shoney's, the employment terms contained in the employment agreements are automatically extended for an additional two year term (one year in the case of Mr. Porter).

     Consistent with the employment agreements, Messrs. Porter and Barber presently are entitled to base salaries in the amounts of $300,000 and $255,000, respectively, with increases to be in the sole discretion of the Shoney's Board, except that Mr. Barber is entitled to an annual minimum increase each year consistent with the performance merit matrix as established by the Board of Directors. Mr. Lynn is entitled to a base salary of $450,000 through April 30, 1996; $500,000 from May 1, 1996 through April 30, 1997; and $550,000 from May 1,
1997 through April 30, 1998. In addition, the employment agreements provide that Messrs. Lynn, Porter and Barber are entitled to annual bonuses. The bonuses will be based upon a formula to be agreed upon by the employee and Shoney's.



     Under Messrs. Lynn's, Porter's and Barber's employment agreements, termination of the employee without cause will result in the employee's right to receive the greater of (i) the salary and bonus paid or accrued on the employee's behalf for the fiscal year of Shoney's immediately prior to the fiscal year in which the termination took place or (ii) the amount due the employee for salary and bonuses during the balance of the then current employment term. In addition, termination without cause results in immediate vesting of all stock options held by Mr. Lynn and entitles each of Messrs. Porter and Barber to be paid a cash amount equal to the unrealized gain that he has in any unvested stock options. In the event of the termination for cause or the employee's resignation, the employee is entitled to no severance payments under his employment agreement and all stock options that are not vested prior to the effective date of the termination shall lapse and be void. Cause for termination includes personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of any felony or crime involving moral turpitude, material intentional breach of any provision of the employment agreement, or unsatisfactory performance by the employee of his duties as a result of alcohol or drug abuse. Effective May 1, 1996, Mr. Porter retired from Shoney's. It is contemplated that Mr. Porter's employment agreement will be amended to provide that he will serve as a consultant to Shoney's for a period of two (2) years at an annual compensation of $150,000.


     Mr. Lynn's agreement also provides that if his employment is terminated without cause, certain benefits (insurance, medical and automobile) continue until expiration of the term of the agreement or his earlier coverage through other employment. Also, in the event of a Change in Control (as defined above) Mr. Lynn, at his option, may terminate his agreement within 90 days after such Change in Control in which case he will receive the greater of: (i) two times the base salary and bonus paid during the fiscal year immediately prior to that in which the termination took place; or (ii) the amount due as base salary during the then remaining employment term. Participation in other benefits is treated the same as if Mr. Lynn's employment had been terminated without cause.

     Mr. Lynn's agreement also provides that he will receive 50,000 shares of restricted Shoney's Common Stock as follows: 16,500 shares of Shoney's Common Stock on April 11, 1996; 16,500 shares of Shoney's Common Stock on April 11, 1997 and 17,000 shares on April 11, 1998. On these dates, Mr. Lynn also will receive a tax equalization bonus determined by the value of the shares. Mr. Lynn's agreement further provides that he will receive future options under Shoney's stock option plan on November 1, 1996 as follows: 125,000 shares of Shoney's Common Stock at an exercise price equal to the market price on that date; 75,000 shares at an exercise price of $16.75 per share; and 50,000 shares at an exercise price of $18.50 per share.

     Mr. Lynn's contract provided for Shoney's to pay him certain relocation expenses resulting from his accepting his position with Shoney's and for Shoney's to acquire his former residences in Oklahoma City. Each of these residences has been sold or resold to third parties with Shoney's incurring no loss in connection with the transaction other than transaction expenses.

     Each employment agreement terminates upon the death or disability of the employee and the employee is entitled to certain benefits in the event of a termination resulting from disability. Each employment agreement also contains a covenant by the employee not to disclose any confidential information and trade secrets of Shoney's. Each employment agreement also provides that, in the event of a termination of the employee's employment for cause or the employee's resignation, the employee may not compete with Shoney's within the United States for one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The HRC Committee is composed of Directors Hoover (Chairperson), Jackson, Shircliff and Turner. None of these persons has at any time been an officer or employee of Shoney's or any of its subsidiaries. In addition, there are no relationships among Shoney's executive officers, members of the HRC Committee or entities whose executives serve on the Shoney's Board or the HRC Committee that require disclosure under applicable regulations of the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Joint Proxy Statement/Prospectus incorporates documents by reference with respect to Shoney's and Enterprises that are not presented herein or delivered herewith. Documents relating to Shoney's (excluding exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, upon written or oral request to Robert M. Langford, Executive Vice President, General Counsel and Secretary, Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210, telephone (615) 231-2548. Documents relating to Enterprises (excluding exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, upon written or oral request to Frederick W. Burford, Secretary, TPI Enterprises, Inc., 3950 RCA Boulevard, Suite 5001, Palm Beach Gardens, Florida 33410, telephone (407) 835-8800. In order to ensure timely delivery of the
documents, any request should be made by             , 1996.



     The following documents filed by Shoney's with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and made a part hereof: (a) Shoney's Annual Report on Form 10-K for the fiscal year ended October 29, 1995, filed with the Commission on January 29, 1996 and the amendment thereto on Form 10-K/A, as filed with the Commission on February 23, 1996; (b) Shoney's Current Report on Form 8-K filed with the Commission on March 20, 1996; (c) Shoney's Quarterly Report on Form 10-Q for the fiscal quarter ended February 18, 1996, filed with the Commission on April 13, 1996; (d) Shoney's Current Report on Form 8-K filed with the Commission on May 15, 1996;
(e) Shoney's Quarterly Report on Form 10-Q for the fiscal quarter ended May 12, 1996, filed with the Commission on June 25, 1996; (f) the Appendices to this Joint Proxy Statement/Prospectus, including the Reorganization Agreement attached hereto as Appendix A; and (g) the description of Shoney's common stock, par value $1.00 per share, that is contained in Shoney's registration statement on Form 10 filed under the Exchange Act with the Commission on February 27, 1970, including any amendment or report filed for the purpose of updating such description.



     The following documents filed by Enterprises with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and made a part hereof: (a) Enterprises' Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on April 1, 1996, and the amendment thereto on Form 10-K/A, as filed with the Commission on April 29, 1996; (b) Enterprises' Quarterly Report on Form 10-Q for the quarter ended April 21, 1996, as filed with the Commission on June 5, 1996; (c) Enterprises' Current Report on Form 8-K filed with the Commission on May 18, 1996; (d) Enterprises' Current Report on Form 8-K filed with the Commission on May 28, 1996; (e) Enterprises' Current Report on Form 8-K filed with the Commission on June 18, 1996; and (f) the information furnished in Enterprises' annual report to shareholders for the fiscal year ended December 31, 1995, in accordance with Items 101(b), (c)(1) and (d) of Regulation S-K (classes of similar products or services, foreign and domestic operations and export sales), Item 201 of Regulation S-K (market price of dividends on Enterprises Common Stock and related stockholder matters), Item 301 of Regulation S-K (selected financial data), Item 302 of Regulation S-K (supplemental financial information), Item 303 of Regulation S-K (management's discussion and analysis of financial condition and results of operations) and Item 304 of Regulation S-K (changes in and disagreements with accountants on accounting and financial disclosure). The other information in Enterprises' annual report to shareholders for the fiscal year ended December 31, 1995 not otherwise incorporated by reference into this Joint Proxy Statement/Prospectus is not part of the Registration Statement.

     All documents filed by Shoney's or Enterprises pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Shoney's Special Meeting and the Enterprises Special Meeting shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                                 LEGAL MATTERS


     The validity of the issuance of the shares of Shoney's Common Stock offered pursuant to this Joint Proxy Statement/Prospectus will be passed upon for Shoney's by Wyatt, Tarrant & Combs, counsel to Shoney's. In addition, the description of federal income tax consequences contained in the section entitled "The Reorganization -- Federal Income Tax Consequences" has been reviewed by Shereff, Friedman, Hoffman & Goodman, LLP on behalf of Enterprises and by Sullivan & Cromwell on behalf of Shoney's.


                                    EXPERTS

     The consolidated financial statements and schedule of Shoney's, Inc. at October 29, 1995 and October 30, 1994 and for each of the fiscal years in the three-year period ended October 29, 1995, incorporated by reference in the Joint Proxy Statement of Shoney's, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules of TPI Enterprises, Inc. as of December 31, 1995 and December 25, 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in this Prospectus and Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in the Prospectus and Registration Statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                                                                      APPENDIX A

                        PLAN OF TAX-FREE REORGANIZATION
                       UNDER SECTION 368(A)(1)(C) OF THE
                      INTERNAL REVENUE CODE AND AGREEMENT

     This Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement (hereinafter referred to as the "Agreement") made and entered into as of the 15th day of March, 1996, by and among Shoney's, Inc., a Tennessee corporation, (hereinafter referred to as "Shoney's"), TPI Restaurants Acquisition Corporation, a Tennessee corporation (hereinafter referred to as "TPAC"), and TPI Enterprises, Inc., a New Jersey corporation (hereinafter referred to as "Enterprises").

                              W I T N E S S E T H:

     WHEREAS, Shoney's owns all of the issued and outstanding capital stock of TPAC; and

     WHEREAS, Shoney's, by itself or through subsidiaries, is engaged in the business of franchising, owning and/or operating "Shoney's," "Captain D's" and casual dining restaurants in the United States; and

     WHEREAS, Enterprises owns all of the issued and outstanding capital stock of each of TPI Restaurants, Inc., a Tennessee corporation ("TPIR"), TPI Entertainment, Inc., a Delaware corporation ("TPIE"), and TPI Insurance Corporation, a Hawaii corporation ("TPII") (each of TPIR, TPIE and TPII being sometimes hereinafter referred to as a "Company" and collectively as the "Companies"), which comprise substantially all of the properties and assets of Enterprises; and

     WHEREAS, the Companies and their respective subsidiaries (with the exception of TPIE) are engaged in the business of owning and/or operating or providing support services to one hundred eighty-eight (188) "Shoney's" and sixty-eight (68) "Captain D's" restaurants located at the addresses set forth on
SCHEDULE 1A to the Enterprises Disclosure Letter (each a "Restaurant" and, collectively, the "Restaurants"); and

     WHEREAS, TPAC desires to acquire from Enterprises, and Enterprises desires to transfer to TPAC, all of the issued and outstanding shares of capital stock of each of the Companies in exchange for Shoney's $1.00 par value voting common stock (hereinafter referred to as "Shoney's Common Stock") to be delivered on the Closing Date and the assumption of certain liabilities of Enterprises, all upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Boards of Directors of Shoney's, TPAC and Enterprises deem it desirable, and in the best interest of their respective corporations and their shareholders, that the transactions contemplated by this Agreement be consummated and qualify as a "reorganization" under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions, covenants and grants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, in addition to the terms defined elsewhere herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

          "ACCOUNTS RECEIVABLE" means all of the accounts and notes receivable owed to one of TPIR, TPIE, TPII or a TPIR Subsidiary.

          "AFFILIATE" means, when used with respect to a specific Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "ASBESTOS" shall have the meaning set forth in SECTION 5.20(b).

          "AVERAGE CLOSING MARKET PRICE" means the average per share price of the last trade of Shoney's Common Stock on the NYSE as reported by The Wall Street Journal for the ten trading days immediately preceding the Closing Date; provided, however, that, if there shall be any material alteration in the present system of reporting sales of Shoney's Common Stock, or if Shoney's Common Stock shall no longer be listed on the NYSE, the market value per share of the Shoney's Common Stock as of a particular date shall be determined in such a method as may be mutually agreeable to the parties.

          "CASH EQUIVALENT" means any item classified by Enterprises as a cash equivalent in accordance with GAAP.

          "CIVIL ACTION" means that certain litigation pending in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida styled Maxcell Telecom Plus, Inc., et al., v. McCaw Cellular Communications, Inc., et al.

          "CLOSING" means the consummation of the purchase and sale of all of the issued and outstanding shares of capital stock of the Companies as provided in this Agreement.

          "CLOSING DATE" means the second business day after the last of the conditions set forth in ARTICLE IX hereof shall have been fulfilled or waived, or any other date that may be mutually agreed upon by the parties hereto.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, Public Law 99-272, Title X.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations or published rulings promulgated or issued thereunder.

          "COMPANY" and "COMPANIES" shall have the meaning set forth in the THIRD RECITAL OF THIS AGREEMENT.

          "COMPANY PROPERTY" means either a Leased Property or an Owned Property. "COMPANY PROPERTIES" means all such Leased Properties and Owned Properties, collectively.

          "CONTROLS" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "ENTERPRISES" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "ENTERPRISES COMMON STOCK" means Enterprises' $.01 par value voting common stock.

          "ENTERPRISES' COUNSEL" means Shereff, Friedman, Hoffman & Goodman, LLP of New York, New York.

          "ENTERPRISES' DISCLOSURE LETTER" means the Disclosure Letter delivered to Shoney's by Enterprises on or before the date hereof.

          "ENTERPRISES 401(k) PLAN" means the NationsBank Defined Contribution Master Plan and Trust Agreement.

          "ENTERPRISES' MANAGEMENT AGREEMENT" means the Management Services Agreement dated as of October 5, 1988 between TPIR and Enterprises.

          "ENTERPRISES' TAX SHARING ARRANGEMENT" means the Tax Sharing Arrangement dated as of October 5, 1988 between TPIR (on its behalf and on behalf of its U.S. Subsidiaries) and Enterprises.

          "ENTERPRISES OPTION" means an option to acquire Enterprises Common Stock granted under one of the Enterprises Stock Option Plans.

          "ENTERPRISES STOCK OPTION PLAN" means one of the following: Telcom Equipment Corp. Incentive Stock Option Plan, Telcom Plus International, Inc. 1983 Stock Option Plan, Telcom Plus International, Inc. 1984 Stock Option Plan, 1992 TPI Enterprises, Inc. Stock Option and Incentive Plan and the TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan. "ENTERPRISES STOCK OPTION PLANS" means all such plans collectively.

          "ENTERPRISES STOCK PURCHASE PLAN" means the TPI Enterprises, Inc. 1995 Employee Stock Purchase Plan.

          "ENTERPRISES WARRANTS" means the warrants contained in that certain Warrant Purchase Agreement dated March 19, 1993 by and among Enterprises and The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group, L.P.

          "ENVIRONMENTAL LAWS" shall have the meaning set forth in SECTION 5.20.

          "ENVIRONMENTAL CONDITION" means any condition at a Company Property which: (1) is in violation of applicable Environmental Laws; (2) involves the disposal, discharge, placement, generation or emission of Hazardous Materials prior to the Closing Date; or (3) is likely to result in a claim by any governmental or regulatory authority under applicable Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations or published rulings promulgated or issued thereunder.

          "ERISA AFFILIATE" means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Section 414(b),
     (c), (m) or (o) of the Code, of which TPIR, TPIE, TPII or any TPIR Subsidiary also is a member.

          "EXCESS REPAIR AND MAINTENANCE EXPENSES" means the sum of (a) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the year ended December 31, 1995 exceed $13,235,000; plus (b) the amount by which actual repair and maintenance expenses incurred by Enterprises or TPIR for the two periods ended February 25, 1996 exceed $1,457,000.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE RATIO" shall mean the number of Exchange Shares divided by the number of Enterprises Common Stock outstanding on the Closing Date.

          "EXCHANGE SHARES" shall have the meaning set forth in SECTION 3.1.

          "FF&E" means furniture, fixtures, equipment, machinery, signage, inventories of china, glass and silver, utensils and small wares, uniforms, spare and replacement parts, trucks, automobiles and all other like personalty located at and/or used in connection with the operation of the Restaurants or the business(es) of any of the Companies.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "GROSS PROCEEDS" means the cash actually received by Enterprises or its Affiliates from the defendants in the Civil Action through a final, non-appealable judgment or settlement.

          "HAZARDOUS MATERIALS" means and shall include, without limitation, hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sec. 9601(14), as amended by the Superfund Amendments and Reauthorization Act of 1986, hazardous wastes and hazardous constituents as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, ET SEQ., substances or chemicals regulated under TSCA, 15 U.S.C. Sec. 2601 ET SEQ., hazardous substances as defined in the Clean Water Act, 33 U.S.C. Sec. 1321(a)(14); hazardous air pollutants as defined in the Clean Air Act, 42 U.S.C. Sec. 7412(a)(6);

     hazardous substances and chemicals and extremely hazardous substances regulated under Emergency Planning and Community Right-to-know Act, 42 U.S.C. Sec. 11001 ET SEQ.; gasoline, petroleum, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as of the date hereof as hazardous or toxic by any federal, state or local law, ordinance, rule or regulation, but excluding Asbestos.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1977, as amended.

          "INTERCOMPANY ACCOUNTS" means, collectively, all of the intercompany accounts payable and intercompany accounts receivable among Enterprises, the Remaining Subsidiaries, the Companies and the TPIR Subsidiaries.

          "INVENTORIES" means, collectively, the inventories of food, paper and supplies, and other raw materials owned by one of the Companies or a TPIR Subsidiary, whether stored on or away from a Company Property.

          "KNOWLEDGE" means, with respect to any Person, to that Person's actual knowledge as of the date of this Agreement and, if the Person is a corporation, to the actual knowledge of the directors and executive officers of that Person as of the date of this Agreement.

          "LEASED PROPERTY" means a property, the land and/or building for which is leased by one of TPIR, TPIE, TPII or a TPIR Subsidiary.

          "LITIGATION EXPENSES" means any and all expenses incurred after September 4, 1995 in instituting, prosecuting, defending any counterclaim with respect to, and, if applicable, negotiating a settlement of and settling the Civil Action (including, without limitation, attorneys' fees and expenses, witness fees, consulting fees and settlement sharing arrangements).

          "MARLIN CLAIMS" means obligations or causes of action between Marlin Services, Inc., Marlin Electric, Inc., d/b/a/ Marlin Services and their respective affiliates (collectively "Marlin"), on the one hand, and Enterprises or TPIR, on the other hand, arising in connection with that certain Maintenance Services Agreement dated as of October 1, 1995 between Marlin and TPIR, including but not limited to obligations arising from the settlement or any judgment resulting from any such claims or as a result of any obligation to subcontractors retained by Marlin, together with expenses arising from the above, including attorney's fees incurred in prosecuting and defending any dispute or litigation regarding such claims.

          "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, subject to the qualifications or limitations set forth in this definition, when used with respect to a Person, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the assets, condition (financial or otherwise) or results of operations of that Person. With respect to Enterprises, a Material Adverse Change or Material Adverse Effect shall not be deemed to have occurred unless a change, effect, condition or occurrence is or would reasonably be expected to materially adversely affect the ability of Enterprises to perform its obligations hereunder. For the purposes of this Agreement, a Material Adverse Change shall not be deemed to have occurred or a Material Adverse Effect shall not be deemed to exist with respect to TPIR, the TPIR Subsidiaries, TPIE and TPII, taken as a whole, unless a change or effect causes or results in a liability or expense in excess of $500,000. For the purposes of this Agreement, a Material Adverse Change shall not be deemed to have occurred or a Material Adverse Effect shall not be deemed to exist with respect to Shoney's and its Subsidiaries, taken as a whole, unless a change or effect causes or results in a liability or expense in excess of $500,000.

          "NET PROCEEDS" means the Gross Proceeds minus the Litigation Expenses.

          "NYSE" means the New York Stock Exchange.

          "OPERATING COMMITTEE" means a committee composed of four persons: two members of the Board of Directors of Enterprises designated by Shoney's, and two designees of Enterprises.

          "OWNED PROPERTY" means a property, the land and/or building for which is owned in fee simple by one of TPIR, TPIE, TPII or a TPIR Subsidiary.

          "PERSON" means an individual, partnership, corporation, trust or other entity, or a government or agency or instrumentality thereof.

          "PRIVATE DEBENTURES" means those $15,000,000 in principal amount outstanding of 5.00% convertible senior subordinated debentures due 2003 issued by Enterprises under that certain debenture purchase agreement dated as of March 19, 1993 among Enterprises, TPIR, as guarantor and the purchasers named therein.

          "PRIVATE INDENTURE" means that certain debenture purchase agreement dated as of March 19, 1993 among Enterprises, TPIR, as guarantor and the purchasers named therein pursuant to which the Private Debentures are issued.

          "PUBLIC DEBENTURES" means those $51,563,000 in principal amount outstanding of 8.25% convertible subordinated debentures due 2002 issued by Enterprises under that certain indenture dated as of July 15, 1992 among Enterprises, TPIR, as guarantor and NationsBank of Tennessee, N.A., as Trustee.

          "PUBLIC INDENTURE" means that certain indenture dated as of July 15, 1992 among Enterprises, TPIR, as guarantor and NationsBank of Tennessee, N.A., as Trustee pursuant to which the Public Debentures are issued.

          "REMAINING SUBSIDIARY" means one of Telecom Plus Shared Tenants Services Inc., a Delaware corporation, and Maxcell Telecom Plus, Inc., a Delaware corporation. "REMAINING SUBSIDIARIES" means Telecom Plus Shared Tenants Services Inc., a Delaware corporation, and Maxcell Telecom Plus, Inc., a Delaware corporation.

          "RESTAURANT" and "RESTAURANTS" shall have the meanings set forth in the FOURTH RECITAL of this Agreement.

          "RETAINED REPAIR AND MAINTENANCE EXPENSES" means the sum of (a) actual repair and maintenance expenses incurred by Enterprises or TPIR for the year ended December 31, 1995, not exceeding $13,235,000; plus (b) actual repair and maintenance expenses incurred by Enterprises or TPIR for the two periods ended February 25, 1996, not exceeding $1,457,000.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHONEY'S" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "SHONEY'S COMMON STOCK" shall have the meaning set forth in the FIFTH RECITAL of this Agreement.

          "SHONEY'S COUNSEL" means Tuke Yopp & Sweeney of Nashville, Tennessee; provided, however, that with respect to the tax opinion referred to in
     Section 9.2.6(b), Shoney's Counsel shall mean Sullivan & Cromwell of New York, New York.

          "SHONEY'S DISCLOSURE LETTER" means the Disclosure Letter delivered to Enterprises by Shoney's on or before the date hereof.

          "SHONEY'S STOCK PLAN" means one of the following: the Shoney's, Inc. 1981 Stock Option Plan, the Shoney's Inc. Employee Stock Purchase Plan, the Shoney's, Inc. Stock Bonus Plan and the Shoney's, Inc. Non-Employee Director Stock Option Plan. "SHONEY'S STOCK PLANS" means all such plans, collectively.

          "SPECIFIED WIND-UP EXPENSE" means one of the expenses in the respective estimated amount as described on SCHEDULE 1(b) of the Enterprises Disclosure Letter. "SPECIFIED WIND-UP EXPENSES" means all such expenses, collectively.

          "SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity of which a Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean: (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; and (b) liability for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement or Tax indemnity arrangement.

          "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TAX SHARING ARRANGEMENT" shall mean any written or unwritten agreement or arrangement for the allocation of payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined, or unitary Tax Return which Tax Return includes TPIR, TPIE, TPII or any TPIR Subsidiary.

          "TERMINATION DATE" means June 30, 1996.

          "TPAC" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "TPAC OPTION" shall mean an option to purchase Shoney's Common Stock under a TPAC Stock Option Plan embodying the terms set forth in SECTION 3.4.2.

          "TPAC WARRANTS" means the warrants to purchase Shoney's Common Stock contained in that certain Warrant Purchase Agreement dated the Closing Date by and among TPAC and The Bass Management Trust, Sid R. Bass Management Trust, TPI Investors, L.P., Lee M. Bass and The Airlie Group, L.P. embodying the terms set forth in SECTION 3.4.3.

          "TPIE" shall have the meaning set forth in the THIRD RECITAL of this Agreement.

          "TPIE COMMON STOCK" means the common stock, $.01 par value per share, of TPIE.

          "TPII" shall have the meaning set forth in the THIRD RECITAL of this Agreement.

          "TPII COMMON STOCK" means the issued and outstanding common stock, $1.00 par value per share, of TPII.

          "TPIR" shall have the meaning set forth in the THIRD RECITAL of this Agreement.

          "TPIR BANK DEBT" means that indebtedness of TPIR outstanding under that certain second amended and restated credit agreement dated as of January 31, 1995, by and among TPIR, the banks party thereto, The Bank of New York, as Administrative Agent, and NationsBank of North Carolina, N.A., as Collateral Agent.

          "TPIR COMMON STOCK" means the common stock, $.01 par value per share, of TPIR.

          "TPIR PREFERRED STOCK" means the preferred stock, $.01 par value per share, of TPIR.

          "TPIR SUBSIDIARY" and "TPIR SUBSIDIARIES" shall have the meanings set forth in SECTION 5.1(b).

          "VOTING DEBT" means any bond, debenture, note or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote.

     All references herein to "Sections," "Schedules" and "Exhibits" shall, unless otherwise indicated, refer to the sections, schedules and exhibits which (through attachment, whether to this Agreement, the Enterprises Disclosure Letter or the Shoney's Disclosure Letter or incorporation by reference) are a part of this Agreement.

                                   ARTICLE II

                            TRANSFERS BY ENTERPRISES

     SECTION 2.1 Enterprises' Assets. On the Closing Date, Enterprises shall transfer and deliver to Shoney's (or, if directed by Shoney's, to TPAC), subject to the terms and conditions set forth in this Agreement, free and clear of all liens, encumbrances, claims, pledges, or security interests, all of the issued and outstanding shares of TPIR Common Stock, TPIR Preferred Stock, TPIE Common Stock and TPII Common Stock, all Intercompany Accounts and all of the cash and Cash Equivalents of Enterprises and each of Enterprises' Subsidiaries, except the amount of cash permitted to be retained by SECTION 2.2 and SECTION 2.3. Shoney's agrees (and agrees to cause TPAC, if applicable) to accept the transfer from Enterprises of said shares, Intercompany Accounts and cash and Cash Equivalents subject to the terms and conditions of this Agreement.

     SECTION 2.2 Cash Retained to Pay Expenses. To pay the Specified Wind-up Expenses, Enterprises may retain in cash on the Closing Date an amount not to exceed $7,350,000.

     SECTION 2.3 Other Cash Retained. Subject to SECTION 2.4, Enterprises shall on the Closing Date retain from its assets the sum of $7,500,000.

     SECTION 2.4 Limit on Retained Cash. In no event shall the aggregate amount of cash retained by Enterprises pursuant to SECTION 2.3 exceed ten percent (10%) of the dollar amount determined by multiplying the number of Exchange Shares by the price of the last trade of a share of Shoney's Common Stock on the NYSE as reported by THE WALL STREET JOURNAL on the last trading day prior to the Closing Date.

     SECTION 2.5 Transfer of Excess Cash to Shoney's. Promptly after payment of all of the Specified Wind-up Expenses that are to be paid from the cash withheld pursuant to SECTION 2.2 hereof, Enterprises shall deliver to Shoney's (or as directed by Shoney's, to TPAC) the cash remaining, if any, from the amount so withheld.

                                  ARTICLE III

                              PAYMENT BY SHONEY'S

     SECTION 3.1 Transfer of Shoney's Shares. On the Closing Date, Shoney's shall, or shall cause TPAC to, deliver to Enterprises a stock certificate or stock certificates representing a number of shares of Shoney's Common Stock equal to: (a) Five Million Five Hundred Seventy Seven Thousand One Hundred Two (5,577,102); plus (b) (x) $10,000,000 divided by (y) the Average Closing Market Price, subject to adjustment as provided in SECTION 3.2 (the "Exchange Shares").

     SECTION 3.2  Adjustments.

     SECTION 3.2.1 In the event of any reclassification, stock split or stock dividend with respect to Shoney's Common Stock, any change of the Shoney's Common Stock into other securities or any other dividend or distribution with respect to the Shoney's Common Stock, or if a record date with respect to any of the foregoing should occur, prior to the Closing, appropriate and proportionate adjustments, if any, shall be made to the number of Exchange Shares to be issued pursuant to this Agreement, and all references to such terms in this Agreement shall be deemed to be to such terms as so adjusted.

     SECTION 3.2.2 In the event that, prior to the Closing Date, any Person exercises an option granted prior to September 1, 1995 under one of the Enterprises Stock Option Plans or exercises any Enterprises Warrants or converts any Public Debentures or Private Debentures into Enterprises Common Stock, in each case in accordance with the terms of the governing instruments and which were outstanding on the date hereof, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) the number of shares of Enterprises Common Stock issued pursuant to the exercise of such options, warrants or debentures multiplied by (b) the Exchange Ratio (as determined without reference to the adjustment required by this Section). In the event of such an adjustment, all references to "Exchange Shares" in this Agreement (except in the definition of Exchange Ratio) shall be deemed to be to such term as so adjusted.

     SECTION 3.2.3 In the event that, after November 7, 1995 and prior to the Closing Date, any shares of Enterprises Common Stock are issued, transferred from treasury or allocated in connection with the Enterprises 401(k) Plan or the Enterprises Stock Purchase Plan, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) the number of shares of Enterprises Common Stock so issued multiplied by (b) the Exchange Ratio (as determined without reference to the adjustment required by this Section). In the event of such an adjustment, all references to "Exchange Shares" in this Agreement (except in the definition of Exchange Ratio) shall be deemed to be to such term as so adjusted.

     SECTION 3.2.4 In the event that Enterprises, solely by reason of SECTION 2.4, retains less than $7,500,000, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) the number of dollars less than $7,500,000 that Enterprises retains divided by (b) the Average Closing Market Price. In the event of such an adjustment, all references to "Exchange Shares" in this Agreement shall be deemed to be to such term as so adjusted.

     SECTION 3.2.5 In the event (and only to the extent) that the Net Proceeds are required by TPIR's lenders to be used to permanently retire all or any portion of the TPIR Bank Debt, Shoney's shall issue to Enterprises an additional number of shares of Shoney's Common Stock equal to: (a) the amount (not to exceed: (x) that amount that may be retained by Enterprises pursuant to SECTION
2.2 and SECTION 2.3 (as adjusted by SECTION 2.4); minus (y) that amount of cash and Cash Equivalents held by Enterprises at the Closing) by which the TPIR Bank Debt was permanently reduced using the Net Proceeds divided by (b) the Average Closing Market Price. In the event of such an adjustment, all references to "Exchange Shares" in this Agreement shall be deemed to be to such term as so adjusted.

     SECTION 3.3 No Fractional Securities. No certificates or scrip representing fractional shares of Shoney's Common Stock shall be issued pursuant to SECTION 3.2., and no Shoney's dividend or other distribution or stock split shall relate to any fractional security, and such fractional interests shall not entitle Enterprises to vote or to any rights of a security holder of Shoney's. In lieu of any such fractional securities, Enterprises will be paid an amount in cash (without interest) equal to the value of such fractional shares of Shoney's Common Stock.

     SECTION 3.4 Assumption of Enterprises' Liabilities. At the Closing, Shoney's shall (or at its option cause TPAC to) assume and pay, discharge, and perform when lawfully due the following liabilities, contracts, and other obligations of Enterprises as described below.

     SECTION 3.4.1 Public Debentures. At the Closing, Shoney's shall (or at its option cause TPAC to) assume all of Enterprises' duties and obligations under the Public Indenture in accordance with its terms.

     SECTION 3.4.2 Employee Stock Options. Each employee of Enterprises, TPIR, TPIE or TPII or the TPIR Subsidiaries who has outstanding at the Closing an Enterprises Option shall be issued a TPAC Option in exchange for such Enterprises Option as follows:

          (a) The number of shares of Shoney's Common Stock subject to the TPAC Option shall be that number of shares subject to the Enterprises Option for which the TPAC Option was exchanged multiplied by the Exchange Ratio.

          (b) The exercise price for the shares subject to the TPAC Option shall be the exercise price for the shares subject to the Enterprises Option for which the TPAC Option was exchanged divided by the Exchange Ratio.

          (c) In determining the vesting or exercisability, as well as the term, of any TPAC Option granted hereunder, the Grant Date of the TPAC Option shall be the original grant date of the Enterprises Option for which the TPAC Option was exchanged subject to any acceleration of vesting or exercisability of the Enterprises Option for which the TPAC Option was exchanged which occurs as a result of the Closing.

     SECTION 3.4.3 Enterprises Warrants. The holder of the Enterprises Warrants shall be issued TPAC Warrants in exchange for such Enterprises Warrants as follows:

          (a) The number of shares of Shoney's Common Stock subject to the TPAC Warrants shall be that number of shares subject to the Enterprises Warrants multiplied by the Exchange Ratio.

          (b) The exercise price for the shares subject to the TPAC Warrants shall be the exercise price for the shares subject to the Enterprises Warrants divided by the Exchange Ratio.

     SECTION 3.4.4 Other Liabilities. At the Closing, Shoney's shall (or at its option cause TPAC to) assume all of Enterprises' duties and obligations under the liabilities set forth in Section 3.4.4 of the Enterprises Disclosure Letter and shall (or at its option cause TPAC to) hold Enterprises harmless from any liabilities deriving from any duties, obligations or liabilities assumed pursuant to this Section 3.4.

     SECTION 3.5 No Assumption of Other Liabilities. Except as specifically set forth in Sections 3.4, 8.4 and 8.6, none of Shoney's, TPAC or any of their respective Affiliates shall assume or have any liability for any other liability or obligation of Enterprises or any of the Remaining Subsidiaries including, without limitation, any liability for Taxes.

     SECTION 3.6  Restriction on Sale and Distribution of Exchange
Shares. Enterprises agrees that the Exchange Shares shall be distributed to Enterprises' shareholders and creditors in one or more distributions in connection with the complete liquidation of Enterprises, and that the Exchange Shares shall not otherwise be sold, transferred or exchanged. Any certificate issued to Enterprises representing all or any portion of the Exchange Shares will bear a legend to the foregoing effects, and Shoney's will instruct its transfer agent for the Shares to place appropriate stop orders on the stock transfer record to reflect such provisions. Upon request by Enterprises and certification that any proposed transferee is either an Enterprises shareholder or creditor, Shoney's shall instruct its transfer agent to execute any transfer instructions duly received from Enterprises.

     SECTION 3.7 Performance by Shoney's. If, pursuant to this Agreement, Shoney's elects to acquire (rather than causing TPAC to acquire) the assets and properties of Enterprises, all obligations and liabilities of TPAC hereunder shall be assumed and performed by Shoney's.

                                   ARTICLE IV

                                    CLOSING

     The Closing shall occur at the offices of Shoney's Counsel, Suite 1100 NationsBank Plaza, Nashville, Tennessee at 10:00 a.m., Nashville time, on the Closing Date.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ENTERPRISES

     Enterprises represents and warrants to Shoney's and TPAC that:

          SECTION 5.1 Organization, Standing and Power. (a) Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as now being conducted. Enterprises has no Subsidiaries other than those listed on SCHEDULE 5.1(a) to the Enterprises Disclosure Letter. Enterprises is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Enterprises.

          (b) TPIR is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the requisite corporate power and authority to carry on its business as now being conducted. TPIR has no Subsidiaries other than those listed on SCHEDULE 5.1(b) to the Enterprises Disclosure Letter (each a "TPIR Subsidiary" and, collectively, the "TPIR Subsidiaries"). With the exception of the TPIR Subsidiaries, TPIR does not own any interest in any partnership or other entity. There are no outstanding contractual obligations of TPIR to acquire any shares of capital stock or other ownership interest of any corporation, partnership or other entity. With the exception of the TPIR Subsidiaries, TPIR does not have any investment (either debt or equity), or commitments to make such an investment, in any corporation, joint venture, general or limited partnership, business enterprise or other person or entity. Each TPIR Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (which is set forth on SCHEDULE 5.1(b) to the Enterprises Disclosure Letter) and has the requisite corporate power and authority to carry on its business as now being conducted. Each of TPIR and the TPIR Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where it owns or leases property, conducts business or where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (c) TPIE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. TPIE has no Subsidiaries. TPIE does not own any interest in any partnership or other entity. There are no outstanding contractual obligations of TPIE to acquire any shares of capital stock or other ownership interest of any corporation, partnership or other entity. TPIE does not have any investment (either debt or equity), or commitments to make such an investment, in any corporation, joint venture, general or limited partnership, business enterprise or other person or entity. TPIE is duly qualified to do business and is in good standing in each jurisdiction where it owns or leases property, conducts business or where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (d) TPII is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has the requisite corporate power and authority to carry on its business as now being conducted. TPII has no Subsidiaries. TPII does not own any interest in any partnership or other entity. There are no outstanding contractual obligations of TPII to acquire any shares of capital stock or other ownership interest of any corporation, partnership or other entity. TPII does not have any investment (either debt or equity), or commitments to make such an investment, in any corporation, joint venture, general or limited partnership, business enterprise or other person or entity. TPII is duly qualified to do business and is in good standing in each jurisdiction where it owns or leases property, conducts business or where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

     SECTION 5.2 Capital Structure. (a) TPIR has authorized capital consisting of one thousand (1,000) shares of TPIR Common Stock, of which one hundred (100) shares are issued and outstanding and ten thousand (10,000) shares of TPIR Preferred Stock, all of which is issued and outstanding. TPIR has no other issued or authorized securities. There are no shares of TPIR Common Stock held in the treasury of TPIR. The issued and outstanding shares of TPIR Common Stock are validly issued, fully paid and nonassessable. There are no existing subscriptions, options, warrants, calls, commitments, agreements or rights of any kind obligating TPIR to issue any shares of stock or options or rights with respect thereto, and there are no existing or outstanding securities of any kind convertible into or exchangeable for shares of TPIR Common Stock. No former shareholder of TPIR or any corporation heretofore merged with or into TPIR has any claim or cause of action whatsoever against TPIR arising out of or in any way connected with any occurrence or state of facts in existence prior to the date hereof that would have a Material Adverse Effect on TPIR. To Enterprises' Knowledge, no former shareholder of TPIR or any corporation heretofore merged with or into TPIR has any claim or cause of action whatsoever against TPIR not barred by the applicable statute of limitations arising out of or in any way connected with any occurrence or state of facts in existence prior to the date hereof. To Enterprises' Knowledge, no former shareholder of TPIR or any corporation heretofore merged with or into TPIR shall come to have any claim or cause of action whatsoever against TPIR, Shoney's or TPAC, or any officer, director or shareholder of any such corporations, by virtue of, or in any way connected with, the transactions contemplated by this Agreement. All of the issued and outstanding TPIR Common Stock has been issued and sold in compliance with all federal and state securities laws. There are no preemptive rights in respect of TPIR Common Stock.

     (b) TPIE has authorized capital consisting of three million (3,000,000) shares of TPIE Common Stock, of which one thousand (1,000) shares are issued and outstanding and one million (1,000,000) shares of preferred stock, none of which is issued and outstanding. TPIE has no other issued or authorized securities. There are no shares of TPIE Common Stock held in the treasury of TPIE. The issued and outstanding shares of TPIE Common Stock are validly issued, fully paid and nonassessable. There are no existing subscriptions, options, warrants, calls, commitments, agreements or rights of any kind obligating TPIE to issue any shares of stock or options or rights with respect thereto, and there are no existing or outstanding securities of any kind convertible into or exchangeable for shares of TPIE Common Stock. No Person other than Enterprises has ever been a shareholder of TPIE. No corporation has heretofore merged with or into TPIE. All of the issued and outstanding TPIE Common Stock has been issued and sold in compliance with all federal and state securities laws. There are no preemptive rights in respect of TPIE Common Stock.

     (c) TPII has authorized capital consisting of two hundred fifty thousand (250,000) shares of TPII Common Stock, of one dollar ($1.00) par value each, all of which are issued and outstanding. TPII has no other issued or authorized securities. There are no shares of TPII Common Stock held in the treasury of TPII. The issued and outstanding shares of TPII Common Stock are validly issued, fully paid and nonassessable. There are no existing subscriptions, options, warrants, calls, commitments, agreements or rights of any kind obligating TPII to issue any shares of stock or options or rights with respect thereto, and there are no existing or outstanding securities of any kind convertible into or exchangeable for shares of TPII Common Stock. No Person other than Enterprises has ever been a shareholder of TPII. No corporation has heretofore merged with or into TPII. All of the issued and outstanding TPII Common Stock has been issued and sold in compliance with all federal and state securities laws. There are preemptive rights in respect of TPII Common Stock.

     (d) Each TPIR Subsidiary has authorized, issued and outstanding capital as set forth on SCHEDULE 5.2(d) to the Enterprises Disclosure Letter. None of the TPIR Subsidiaries has any other issued or authorized securities. There are no shares of capital stock held in the treasury of any of the TPIR Subsidiaries. The issued and outstanding shares of each TPIR Subsidiary are validly issued, fully paid and nonassessable. There are no existing subscriptions, options, warrants, calls, commitments, agreements or rights of any kind obligating any TPIR Subsidiary to issue any shares of stock or options or rights with respect thereto, and there are no existing or outstanding securities of any kind convertible into or exchangeable for shares of stock of any TPIR Subsidiary. No former shareholder of any TPIR Subsidiary or any corporation heretofore merged with or into any TPIR Subsidiary has any claim or cause of action whatsoever against any TPIR Subsidiary arising or in any way connected with any occurrence or state of facts in existence prior to the date hereof, and no such former shareholder shall come to have any claim or cause of action whatsoever against any TPIR Subsidiary, TPIR, Enterprises, Shoney's or TPAC, or any officer, director or shareholder of any such corporations, by virtue of, or in any way connected with, the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of each TPIR Subsidiary has been issued and sold in compliance with all federal and state securities laws. Except as set forth on SCHEDULE 5.2(d) to the Enterprises Disclosure Letter, there are no preemptive rights in respect of the capital stock of any TPIR Subsidiary.

     (e) Enterprises owns of record and beneficially all of the issued and outstanding TPIR Common Stock, TPIR Preferred Stock, TPIE Common Stock and TPII Common Stock and has the right and power to transfer and assign the TPIR Common Stock, TPIR Preferred Stock, TPIE Common Stock and TPII Common Stock free and clear of all liens, encumbrances, restrictions, claims, pledges or security interests or charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise, with the exception of those liens, encumbrances, restrictions, claims, pledges or security interests or charges or interests described in SCHEDULE 5.2(e) to the Enterprises Disclosure Letter. Enterprises has the exclusive right, power and authority to vote the TPIR Common Stock, the TPIR Preferred Stock, the TPIE Common Stock and the TPII Common Stock. Enterprises is the sole shareholder of each of TPIR, TPIE and TPII and will remain and continue to be the sole shareholder of each of TPIR, TPIE and TPII through the Closing Date and will not sell, pledge or otherwise transfer or assign any of its stock in either of TPIR, TPIE or TPII prior to the Closing Date. Upon and effective with the Closing, subject to TPAC's satisfaction of the condition set forth in SECTION 9.3.3, TPAC will have good, valid and marketable title to all of the issued and outstanding capital stock of each of TPIR, TPIE and TPII free and clear of all liens, encumbrances, restrictions, claims, pledges, security interests, charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise, with the exception of liens or encumbrances that may have been created or granted by Shoney's or TPAC.

     (f) TPIR owns of record and beneficially all of the issued and outstanding capital stock of each TPIR Subsidiary and has the right and power to transfer and assign shares of each TPIR Subsidiary free and clear of all liens, encumbrances, restrictions, claims, pledges or security interests or charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise, with the exception of those liens, encumbrances, restrictions, claims, pledges or security interests or charges or interests described in
SCHEDULE 5.2(f) to the Enterprises Disclosure Letter. TPIR has the exclusive right, power and authority to vote the shares of each TPIR Subsidiary. TPIR is the sole shareholder of each TPIR Subsidiary, and will remain and continue to be the sole shareholder through the Closing Date and will not sell, pledge or otherwise transfer or assign any of its stock in any TPIR Subsidiary prior to the Closing Date. Upon and effective with the Closing, subject to TPAC's satisfaction of the condition set forth in SECTION 9.3.3, TPIR will have good, valid and marketable title to all of the issued and outstanding capital stock of each TPIR Subsidiary, free and clear of all liens, encumbrances, restrictions, claims, pledges, security interests, charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise, with the exception of liens or encumbrances that may have been created or granted by Shoney's or TPAC.

     (g) Since September 1, 1995, none of TPIR, TPIE or TPII has declared, set aside, made or paid to Enterprises dividends or other distributions on the outstanding shares of TPIR Common Stock, TPIE Common Stock or TPII Common Stock, respectively, and none of TPIR, TPIE or TPII has any obligation to declare, set aside, make or pay to Enterprises dividends or other distributions on the outstanding shares of TPIR Common Stock, TPIE Common Stock or TPII Common Stock, respectively. Except with respect to the TPIR Preferred Stock, there are no amounts owed to Enterprises by either of TPIR, TPIE or TPII as a result of any previous declaration of any dividend or other distribution on any outstanding securities of any of TPIR, TPIE or TPII.

     SECTION 5.3 Authority; Non-Contravention. (a) Enterprises has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the transactions contemplated hereby requiring approval by its shareholders, Enterprises has all requisite corporate power and authorization to consummate the transactions contemplated hereby. Enterprises' execution and delivery of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, subject to such approval by Enterprises' shareholders. This Agreement has been duly executed and delivered by Enterprises and, subject to the satisfaction of the conditions applicable to Enterprises as forth herein, constitutes a valid and binding obligation of Enterprises, enforceable in accordance with its terms.

     (b) Except as set forth on SCHEDULE 5.3(b) to the Enterprises Disclosure Letter, the execution and delivery of this Agreement by Enterprises does not and will not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Enterprises or any of its Subsidiaries (including TPIR, TPIE, TPII and each of the TPIR Subsidiaries) under:

          (1) any provision of the Certificate of Incorporation or By-laws of either Enterprises, TPIR, TPIE or TPII;

          (2) any provision of the comparable charter or organization documents of any of the Remaining Subsidiaries or of the TPIR Subsidiaries;

          (3) to Enterprises' Knowledge, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries;

          (4) to Enterprises' Knowledge, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries or any of their respective properties or assets; other than, in the case of clauses (3) or (4), any such conflicts, violations, defaults, rights, loss of benefits, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPII, TPIE and the TPIR Subsidiaries, taken as a whole.

     (c) To Enterprises' Knowledge, no filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries in connection with the execution and delivery of this Agreement by Enterprises or is necessary for the consummation of the transactions contemplated by this Agreement, except:

          (1) in connection, or in compliance, with the provisions of the HSR
     Act;

          (2) in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act and applicable state securities or blue sky laws (the Securities Act, Exchange Act and such applicable state securities laws being hereinafter referred to collectively as "Securities Laws");

          (3) insurance regulatory filings with respect to TPII (the "Insurance Regulatory Approvals");

          (4) such filings, authorizations, orders and approvals as may be required by the Interstate Commerce Commission (the "ICC Filings"); and

          (5) such other filings, registrations, authorizations, consents or approvals, the failure to obtain which would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPII, TPIE and the TPIR Subsidiaries, taken as a whole.

     SECTION 5.4 Vote Required. The affirmative vote of a majority of the votes cast by holders of Enterprises Common Stock entitled to vote thereon is the only vote of the holders of any class or series of securities of either Enterprises or any of Enterprises' Subsidiaries (including, without limitation, TPIR, TPIE,

TPII or any of the TPIR Subsidiaries) necessary to approve this Agreement and the transactions contemplated by this Agreement (assuming for purposes of this representation the accuracy of the representations contained in SECTION 6.6 (without giving effect to the knowledge qualification thereof)).

     SECTION 5.5 Opinion of Financial Advisor. Enterprises has received the opinion of Alex. Brown & Sons Incorporated (the "Enterprises Financial Advisor") to the effect that, as of the date hereof, the consideration to be received by Enterprises in exchange for the properties being transferred to TPAC, pursuant to the terms and conditions of this Agreement, is fair to Enterprises' shareholders from a financial point of view.

     SECTION 5.6  Ownership of Shoney's Common Stock.  Except as set forth on
Schedule 5.6 to the Enterprises Disclosure Letter, as of the date hereof, none of Enterprises or Enterprises Subsidiaries, nor, to Enterprises' Knowledge, any of their respective "Affiliates" or "Associates" (as such terms are defined under the Exchange Act): (a) beneficially owns, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding with any Person other than Shoney's for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Shoney's Common Stock.

     SECTION 5.7 Non-Applicability of Certain Provisions. Assuming the accuracy of the representation and warranty of Shoney's contained in SECTION 6.6, without giving effect to the knowledge qualification thereof, the anti-takeover restrictions of the Tennessee Investor Protection Act, the Delaware General Corporation Law, the Hawaii Corporate Takeovers Act, the Florida 1989 Business Corporation Act and the New Jersey Shareholders Protection Act do not apply to the execution and delivery of this Agreement by Enterprises or the consummation of the transactions contemplated by this Agreement.

     SECTION 5.8 Dissenters' Rights. As of the date of this Agreement, there were in excess of one thousand five hundred (1,500) holders of record of Enterprises Common Stock. No holder of Enterprises Common Stock will have any right to dissent from the exchange by Enterprises of the TPIR Common Stock, TPIR Preferred Stock, TPIE Common Stock, TPII Common Stock and Enterprises' cash and Cash Equivalents for the Exchange Shares or other consideration to be paid and/or assumed by TPAC and/or have any appraisal rights with respect to this Agreement and the transactions contemplated by this Agreement pursuant to any provision of the New Jersey Business Corporation Act (the "NJBCA").

     SECTION 5.9 Corporate Documents. The copies of the Articles of Incorporation or Charter, as the case may be, and By-laws of Enterprises, TPIR, TPIE, TPII and each of the TPIR Subsidiaries, which have been delivered to Shoney's and TPAC, are true, correct and complete copies of each of such Articles of Incorporation or Charter, as the case may be, and By-laws as in effect on the date hereof.

     SECTION 5.10 Company Financial Information. Enterprises has delivered to Shoney's and TPAC true and complete copies of the following (collectively, the "Company Financial Information"):

AUDITED ANNUAL FINANCIAL STATEMENTS:

                                                                                      FISCAL
                                      ENTITY                                        YEAR ENDED
- ----------------------------------------------------------------------------------  ----------
TPI Enterprises, Inc. and Subsidiaries -- Consolidated............................   12/25/94
TPI Restaurants, Inc. and Subsidiaries -- Consolidated............................   12/25/94
TPI Insurance Corporation.........................................................   12/25/94

UNAUDITED ANNUAL FINANCIAL STATEMENTS

     (Balance Sheets, Statements of Operations and Statements of Cash Flows for:)

                                                                               PERIOD
                                ENTITY                                         COVERED
- -----------------------------------------------------------------------  -------------------
TPI Enterprises, Inc. and Subsidiaries -- Consolidated.................  Year ended 12/31/95
TPI Restaurants, Inc. and Subsidiaries -- Consolidated.................  Year ended 12/31/95
TPI Insurance Corporation..............................................  Year ended 12/31/95
TPI Entertainment, Inc.................................................  Year ended 12/31/95

OTHER

     Consolidation worksheets for TPIR and Enterprises for the year ended 12/31/95.

     To Enterprises' Knowledge, none of the Company Financial Information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which and as of the respective dates they were made, not misleading, except for such statements or omissions as would not have a Material Adverse Effect. To Enterprises' Knowledge, the financial statements (including the accompanying notes) included in any of the Company Financial Information, as of their respective dates, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated therein or in the notes thereto), subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments. As of December 31, 1995 none of Enterprises or any of its Subsidiaries had invested surplus cash in any investment other than a Cash Equivalent.

     SECTION 5.11 Information Supplied. None of the information supplied or to be supplied by Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement (as defined below in SECTION 8.1) will, to Enterprises' knowledge, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "SEC") and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except for such statements or omissions as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole; provided, however, that Enterprises is given a reasonable opportunity to review such information prior to filing and effectiveness. The Proxy Statement and the Registration Statement (except for such portions thereof that relate only to or contain information supplied by Shoney's), to Enterprises' knowledge, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the information furnished by Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary in connection with this Agreement or the consummation of the transactions contemplated by this Agreement (which information is described on SCHEDULE 5.11 to the Enterprises Disclosure Letter), to Enterprises' knowledge, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished and as of the date it was furnished, not misleading.

     SECTION 5.12 Compliance with Applicable Laws and Agreements. To Enterprises' Knowledge, TPIR, TPIE, TPII and each TPIR Subsidiary hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole (the "Company Permits"). To Enterprises' Knowledge, except as set forth on SCHEDULE 5.12 to the Enterprises Disclosure Letter, each of TPIR, TPIE, TPII and each TPIR Subsidiary are in compliance with the terms of the Company Permits, except where the failure to be in compliance would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, the businesses of Enterprises, TPIR, TPIE, TPII and each of the TPIR Subsidiaries are not being conducted in conflict with, violation of or default under: (a) any law, ordinance, regulation, judgment or order of any Governmental Entity; or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Enterprises, TPIR, TPIE, TPII or any of the TPIR Subsidiaries is a party or by which Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary or any of their respective properties or assets is bound or affected, except for conflicts, violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect on either Enterprises and the Remaining Subsidiaries, taken as a whole, or TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, no investigation or review by any Governmental Entity with respect to Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which will not have a Material Adverse Effect on either Enterprises and the Remaining Subsidiaries, taken as a whole or TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

     SECTION 5.13 Litigation. To Enterprises' Knowledge, except as set forth on SCHEDULE 5.13 to the Enterprises Disclosure Letter:

          (a) There is no pending or threatened litigation relating to the TPIR Common Stock, the TPIR Preferred Stock, the TPIE Common Stock, the TPII Common Stock or any of the stock of any of the TPIR Subsidiaries, except for such litigation as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (b) There is no litigation, claim, suit, action, administrative or arbitration proceeding or controversy pending or threatened (whether or not from a Governmental Entity), nor is Enterprises in receipt of any inquiry, notice, citation, investigation or complaint from any Governmental Entity, which would have a Material Adverse Effect on Enterprises nor does Enterprises know of any occurrence or condition that might properly constitute a basis for such litigation or proceeding or such inquiry, notice, citation, investigation or complaint.

          (c) Enterprises is not subject to any judgment, order, writ, injunction or decree of any court or administrative agency which would have a Material Adverse Effect on Enterprises.

          (d) There is no litigation, claim, suit, action, administrative or arbitration proceeding or controversy pending or, to Enterprises' knowledge, threatened against TPIR, TPIE, TPII or any TPIR Subsidiary (whether or not from a Governmental Entity), nor is TPIR, TPIE, TPII or any TPIR Subsidiary in receipt of any inquiry, notice, citation, investigation or complaint from any Governmental Entity, which would have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, nor does Enterprises know or have reasonable grounds to know of any occurrence or condition that might properly constitute a basis for such litigation, proceeding or controversy or such inquiry, notice, citation, investigation or complaint, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (e) None of TPIR, TPIE, TPII or the TPIR Subsidiaries is subject to any judgment, order, writ, injunction or decree of any Governmental Entity that would have a Material Adverse Effect on TPIR, TPIE, TPII or the TPIR Subsidiaries, taken as a whole.

     SECTION 5.14 Insurance. To Enterprises' Knowledge, Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII and the TPIR Subsidiaries maintain insurance against such risks and in such amounts as is customary (subject to reasonable deductibles) for Persons engaging in the businesses of Enterprises, its Subsidiaries, TPIR, TPIE, TPII and the TPIR Subsidiaries, except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, there is in full force and effect policies of insurance, which policies are described on SCHEDULE
5.14 to the Enterprises Disclosure Letter, to cover the business, assets and properties of TPIR, TPIE, TPII and each of the TPIR Subsidiaries from loss by fire, windstorm and extended coverage as well as insurance for general liability, product liability, automobile and workers' compensation. To Enterprises' Knowledge, Enterprises has provided or made available a list of all claims (including but not necessarily limited to workers' compensation, automobile and general liability and products liability) filed by or on behalf of TPIR, TPIE, TPII or any TPIR Subsidiary for insured losses prior to the date hereof which are pending and have not been disposed of and that are for amounts in excess of the applicable policy limits, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, none of Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries is in default with respect to any provisions or requirements of any such policy, nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for such defaults or failures that would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, none of Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries has received any notice of cancellation or termination in respect of any of its insurance policies that currently are in force. To Enterprises' Knowledge, except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIE Subsidiaries, taken as a whole, no litigation is presently pending against Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary is being defended by any insurance carrier under reservation of rights. To Enterprises' Knowledge, Enterprises' captive insurance Subsidiary, TPII, is adequately capitalized to insure against such risks as Enterprises reasonably believes necessary to conduct its business in accordance with the requirements of the Hawaii Insurance Code.

     SECTION 5.15  Properties.  To Enterprises' Knowledge:

          (a) TPIR, TPIE, TPII and/or one of the TPIR Subsidiaries owns fee simple absolute or leasehold title to each of the Owned Properties and Leased Properties, respectively, identified in SCHEDULE 5.15(a) to the Enterprises Disclosure Letter, which constitutes all of the real estate properties owned by or leased by any of them, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (b) SCHEDULE 5.15(b) to the Enterprises Disclosure Letter sets forth the term (including renewals), rent structure and other information as described thereon with respect to each lease of a Leased Property.

          (c) TPIR, TPIE, TPII and/or one of the TPIR Subsidiaries owns or leases all of the FF&E used in the businesses conducted by the Companies at the Company Properties reflected in the Company Financial Information as being owned or leased by TPIR, TPIE, TPII or one of the TPIR Subsidiaries, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. Schedule 5.15(c) to the Enterprises Disclosure Letter is a complete and accurate list and description of all the FF&E that TPIR, TPIE, TPII and each of the TPIR Subsidiaries own, lease, have agreed (or have an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, in each case the cost of which (on an individual item-by-item basis) exceeds $50,000. Each item of FF&E is in operating order, ordinary wear and tear excepted, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. At the Closing, the FF&E at each Company Restaurant will be adequate for the operation of such Company Restaurant, and such FF&E will be in operating condition, normal wear and tear excepted, except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (d) Each of the Owned Properties, each of the Leased Properties and each item of FF&E is owned or leased, as the case may be, free and clear of liens, mortgages or deeds of trust, claims against title, charges which may be liens, security interests or other encumbrances on title ("Encumbrances"), and is not subject to any easements, rights of way, written agreements, laws, ordinances and regulations materially affecting business use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") except for:

             (1) Encumbrances and Property Restrictions set forth in SCHEDULE 5.15(d)(1) to the Enterprises Disclosure Letter;

             (2) Property Restrictions imposed or promulgated by law or any other Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely effect the current use of the property;

             (3) Encumbrances and Property Restrictions disclosed in existing title insurance policies or existing surveys (in either case copies of which title insurance policies and surveys have been made available to Shoney's and are listed on SCHEDULE 5.15(d)(3)) to the Enterprises Disclosure Letter.

             (4) mechanics', carriers', workers' and repairmen's liens, property taxes not yet delinquent and other Encumbrances, Property Restrictions and limitations of any kind, if any, which, in the aggregate or individually, are not substantial in amount, do not materially interfere with the current use of the Company Properties, taken as a whole, subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, and which have arisen or been incurred only in the ordinary course of business.

          (e) SCHEDULE 5.15(d)(3) to the Enterprises Disclosure Letter sets forth a schedule of existing policies of title insurance that have been issued insuring the fee simple absolute or leasehold title, as the case may be, to the Company Properties and the amounts of such policies. Subject only to the matters disclosed above, such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy, except as disclosed in SCHEDULE 5.15(e) to the Enterprises Disclosure Letter.

          (f) Except as disclosed in SCHEDULE 5.15(f) to the Enterprises Disclosure Letter or as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole:

             (1) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads, and other means of egress and ingress to and from any of the Company Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of the same;

             (2) there is no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity;

             (3) there is no:

                (i) structural defect relating to the Company Properties; or

                (ii) Company Property whose building systems are not in working order in any material respect; or

                (iii) physical damage to any Company Property for which there is no insurance in effect covering the cost of the restoration;

           in the case of any of (i), (ii) or (iii) that would that would require the expenditure of in excess of $100,000 at any one Company Property or that, in the aggregate, would that would require the expenditure of in excess of $250,000 at all Company Properties;

             (4) there is no ongoing renovation or restoration of any Company Property the cost of which is reasonably expected to exceed $100,000; or

             (5) there is no reason (by reason of any existing condition) why any Company Property would fail to satisfy ordinary and normal conditions and requirements of prudent and knowledgeable real estate lenders to qualify as a financeable property.

          (g) Except as described on SCHEDULE 5.15(g) to the Enterprises Disclosure Letter, not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has received any notice to the effect that:

             (1) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties; or

             (2) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

          (h) Except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, all work to be performed, payments to be made and actions to be taken by Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any of the Company Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and there is no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (i) Except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, the Inventories of TPIR, TPIE, TPII and each of the TPIR Subsidiaries shown on the financial statements included in the Company Financial Information and which will be on hand on the Closing Date consist of items that are good and usable in the normal course of business and the values at which such inventories are carried at values that reflect the customary inventory valuation policies consistently applied of valuing inventories at lower of cost or market.

          (j) Except as set forth in SCHEDULE 5.15 (j) to the Enterprises Disclosure Letter or as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, all Accounts Receivable other than intercompany receivables shown on the financial statements are good and collectible and arose in the ordinary course of business and reflect obligations of third party debtors.

     SECTION 5.16 Tax Matters. To Enterprises' Knowledge, except as set forth on SCHEDULE 5.16 to the Enterprises Disclosure Letter, and except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole:

          (a) Each of TPIR, TPIE, TPII and each TPIR Subsidiary has filed or obtained timely extensions to file all Tax Returns which are required to be filed prior to the date of this Agreement, and such filed returns were true, complete and correct in all material respects. Each of TPIR, TPIE, TPII and each TPIR Subsidiary has paid all Taxes and other charges due or claimed to be due (whether or not requiring the filing of a return) to the extent that such Taxes are due prior to the date of this Agreement. The Tax Returns filed reflected all Taxes due and payable by TPIR, TPIE, TPII and each TPIR Subsidiary, as the case may be, with respect to the periods covered thereby and not one of TPIR, TPIE, TPII or any TPIR Subsidiary has any liabilities for Taxes with respect to such periods.

          (b) Each of TPIR, TPIE, TPII and the TPIR Subsidiaries are members of the affiliated group (as defined in Section 1504 of the Code) of which Enterprises is the common parent. Enterprises has included or will include TPIR, TPIE, TPII and each of the TPIR Subsidiaries in its consolidated federal income Tax Return and any combined state Tax Return required for the taxable year ended December 31, 1995, and for the taxable year of Enterprises that includes the Closing Date, and Enterprises has included TPIR, TPIE, TPII and each of the TPIR Subsidiaries in its consolidated, combined or unitary Tax Returns relating to state Taxes. None of TPIR, TPIE, TPII or the TPIR Subsidiaries has obtained an extension of time within which to file any Tax Return which has not yet been filed. None of

     Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII or any of the TPIR Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which any of them does not file a Tax Return stating that it is subject to taxation by that jurisdiction. None of TPIR, TPIE, TPII or any of the TPIR Subsidiaries is required to file any Tax Return in any jurisdiction outside the United States or is the tax matters partner of any partnership.

          (c) The amounts accrued as liabilities for Taxes on the books of TPIR, TPIE, TPII and each of the TPIR Subsidiaries and reflected on financial statements included in the Company Financial Information are adequate to satisfy all material unpaid liabilities for Taxes of TPIR, TPIE, TPII and each TPIR Subsidiary through the date of such financial statements. There is no agreement, waiver or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes of any of TPIR, TPIE, TPII or any TPIR Subsidiary, which extension or waiver is still in effect. Enterprises has delivered to Shoney's and TPAC correct and complete copies of all examination reports, statements or deficiencies and similar documents prepared by any Tax authority that relate to the income, operations or business of any of TPIR, TPIE, TPII and each TPIR Subsidiary with respect to any period ending on or after December 30, 1992. All final adjustments made by the Internal Revenue Service with respect to any federal Tax Return of TPIR, TPIE, TPII or any TPIR Subsidiary (or which includes TPIR, TPIE, TPII or any TPIR Subsidiary) have been reported to the relevant state Tax authorities as required by law. Other than the Enterprises Tax Sharing Arrangement, none of TPIR, TPIE, TPII or any TPIR Subsidiary is a party to any Tax Sharing Arrangement allocation agreement with any entity. None of TPIR, TPIE, TPII or any TPIR Subsidiary: (i) has been a member of an affiliated group filing a consolidated federal Tax Return other than the affiliated group of which Enterprises is the common parent; or (ii) has liability for Taxes of any person other than Enterprises under Treasury Regulation Sec. 1.1502-6 or any similar provision of state law, or as a transferee or successor, by contract or otherwise.

     SECTION 5.17 Certain Agreements. To Enterprises' Knowledge, except as disclosed on SCHEDULE 5.17 to the Enterprises Disclosure Letter, none of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or the TPIR Subsidiaries is a party to any oral or written agreement or plan, including any employment, consulting, or severance agreement, any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     SECTION 5.18 Benefit Plans. (a) To Enterprises' Knowledge, except as disclosed on SCHEDULE 5.18(a) to the Enterprises Disclosure Letter, none of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary provides, nor has an obligation to provide, or makes, nor has had an obligation to make, contributions to provide compensation or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) to, or on behalf of, one, or more than one, current or former employee or director of TPIR, TPIE, TPII or any TPIR Subsidiary or any of their dependents, other than any plans, programs or other arrangements which only provide for the payment of cash compensation currently from the general assets of TPIR, TPIE, TPII or any TPIR Subsidiary on a payday by payday basis as base salary or hourly wages for current services (individually a "Benefit Plan" and collectively the "Benefit Plans"). To Enterprises' Knowledge, each of the Benefit Plans and each other plan pursuant to which any current or former employee or director of TPIR, TPIE, TPII or any TPIR Subsidiary is entitled to any compensation or benefits is listed on SCHEDULE 5.18(a) to the Enterprises Disclosure Letter.

     (b) To Enterprises' Knowledge, except as specifically described on SCHEDULE 5.18(b) to the Enterprises Disclosure Letter:

          (1) No ERISA Affiliate (other than TPIR, TPIE, TPII or any TPIR Subsidiary) provides, or has an obligation to provide, or makes, or has had an obligation to make, contributions to provide, compensation or benefits of or under any plan, program or arrangement which is subject to Title IV of ERISA ("ERISA Affiliate Title IV Plan").

          (2) Enterprises has furnished to Shoney's a true, complete and current copy of each written Benefit Plan and any amendments thereto, a complete description of each other Benefit Plan, and all Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation rulings or determinations, annual reports, summary plan descriptions, actuarial and other financial reports and such other documentation with respect to any Benefit Plan as is reasonably requested by Shoney's or TPAC.

          (3) No assets have been set aside in a trust or other separate account to pay directly or indirectly any benefits under any Benefit Plan or to the extent assets have been set aside, all assets are shown on the books and records of such trust or separate account at their current fair market value.

          (4) Since January 1, 1991, each Benefit Plan and each ERISA Affiliate Title IV Plan has been established, maintained and administered in compliance with all applicable laws, except for such noncompliance that would not have a Material Adverse Effect upon TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. Not one of TPIR, TPIE, TPII or any TPIR Subsidiary has any duty or obligation to indemnify or hold any other person or entity harmless for any liability attributable to any acts or omissions by such person or entity with respect to any Benefit Plan or ERISA Affiliate Title IV Plan, other than indemnification of Benefit Plan fiduciaries under the terms of the Benefit Plan documents and corporate charters, bylaws and state corporate law.

          (5) Not one of TPIR, TPIE, TPII or any TPIR Subsidiary has incurred and no facts exist which are reasonably likely to result in any liability to TPIR, TPIE, TPII or any TPIR Subsidiary for any tax or penalty with respect to any Benefit Plan, ERISA Affiliate Title IV Plan or any group health plan (as described in section 5000 of the Code) of an ERISA Affiliate including, without limitation, any tax or penalty under ERISA or under the Code, any of which would have a Material Adverse Effect upon TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, and any deductions claimed by TPIR, TPIE, TPII or any TPIR Subsidiary with respect to contributions made to any Benefit Plan have been deductible in full on the income tax returns on which TPIR, TPIE, TPII or any TPIR Subsidiary has claimed such deduction.

          (6) Since January 1, 1991, not one of TPIR, TPIE, TPII or any TPIR Subsidiary has terminated or withdrawn from or sought a funding waiver with respect to, and no facts exist which could reasonably be expected to result in termination or withdrawal from or seeking a funding waiver with respect to, any Benefit Plan which is subject to Title IV of ERISA. Not one of TPIR, TPIE, TPII or any TPIR Subsidiary has incurred, and no facts exist which could reasonably be expected to result in, liability to TPIR, TPIE, TPII or any TPIR Subsidiary as a result of a termination, withdrawal or funding waiver with respect to an ERISA Affiliate Title IV Plan.

          (7) There are no pending or, to Enterprises' knowledge, threatened claims under a Benefit Plan or ERISA Affiliate Title IV Plan which could reasonably be expected to result in liability to TPIR, TPIE, TPII or any TPIR Subsidiary (other than routine claims made in the ordinary course of plan or contract operations) or with respect to the employment or termination of employment or treatment of any employee or former employee, and not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has any notice or knowledge of any proposed or actual audit or investigation by any Governmental Entity with respect to any Benefit Plan or ERISA Affiliate Title IV Plan, any of which would have a Material Adverse Effect upon TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          (8) TPIR, TPIE, TPII and each TPIR Subsidiary has the right under the terms of each Benefit Plan and under applicable law to terminate any of such plans at any time, subject to applicable notice requirements, exclusively by action of TPIR, TPIE, TPII or the TPIR Subsidiary, as applicable, and no additional contributions would be required in order to properly effect the termination of such plan in accordance with the terms of any such plan and applicable law.

          (9) None of TPIR, TPIE, TPII or any TPIR Subsidiary makes or has made, or has or has had an obligation to make, or reimburses or has reimbursed, or has or has had an obligation to reimburse, another employer, directly or indirectly, for making, contributions to a multiemployer plan as described in Title IV of ERISA.

          (10) Section 280G of the Code shall not apply to any payments made by TPIR, TPIE, TPII or any TPIR Subsidiary as a result of the transactions contemplated by this Agreement, and there are no additional payments to or increase in vesting for any current or former employee or director or their dependents under any Benefit Plan or otherwise which will be triggered as a result of the change in the control of TPIR, TPIE, TPII or any TPIR Subsidiary contemplated by this Agreement.

     SECTION 5.19 Labor Matters. To Enterprises' Knowledge, not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union organization. To Enterprises' Knowledge, there is no unfair labor practice or labor arbitration proceeding pending or, to Enterprises' knowledge, threatened against Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary relating to their respective businesses that would result in a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary, except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has experienced within the last three years, any strike, work stoppage or interruption or obvious slowdown of production due to labor controversies of any material nature. To Enterprises' Knowledge, not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has any labor controversy in existence with respect to its business and operations that would result in a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has reason to believe that any strike, work stoppage, interruption or obvious slowdown of production or labor controversy of any nature is imminent or threatened with respect to its employees.

     SECTION 5.20 Environmental Matters. (a) To Enterprises' Knowledge, except as disclosed on SCHEDULE 5.20 to the Enterprises Disclosure Letter and except as would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, at all times during the use and occupancy of any of the Company Properties by TPIR, TPIE, TPII or any of the TPIR Subsidiaries, as applicable, through and including the date of this Agreement:

          (1) not one of TPIR, TPIE, TPII or the TPIR Subsidiaries has used, stored or disposed of any Hazardous Materials, except in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings or charges thereunder or other governmental requirements (each, an "Environmental Law" and, collectively, the "Environmental Laws");

          (2) no former user of any Company Property or any third party has used, stored or disposed of any Hazardous Materials on or at any Company Property, except in compliance with all applicable Environmental Laws;

          (3) each of TPIR, TPIE, TPII and the TPIR Subsidiaries has complied with all applicable Environmental Laws in connection with its use and occupancy of each of the Company Properties;

          (4) not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has received any notice, citation, inquiry or advice from any Governmental Entity or any source whatsoever with respect to Hazardous Materials on, from or affecting any Company Property, other than with respect to matters that will require no further action on the part of any of TPIR, TPIE, TPII or any of the TPIR Subsidiaries;

          (5) there are no underground storage tanks, either active, out-of-service or abandoned, on any of the Company Properties;

          (6) there has been no "release" as that term is defined in CERCLA, 42 U.S.C. Sec. 9601(22), of any Hazardous Material at, on or adjoining any of the Company Properties; and

          (7) not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has received any notice, citation, inquiry or advice of any claim or potential claim arising out of the transportation, generation, use or disposal of Hazardous Materials at any of the Company Properties or at any other location, whether arising under the Environmental Laws, common law principles or other legal standards.

     (b) To Enterprises' Knowledge, except as would not have a Material Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, there is no asbestos or material containing asbestos ("Asbestos") in the buildings located on any of the Company Properties, and not one of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary has received any notice, citation, inquiry or advice from any Governmental Entity or any source whatsoever with respect to Asbestos on, affecting or installed in the buildings located on any of the Company Properties.

     (c) To Enterprises' Knowledge, each of Enterprises, Enterprises's Subsidiaries, TPIR, TPIE, TPII and the TPIR Subsidiaries has obtained or procured, and is in substantial compliance with, all licenses, permits, registrations, and governmental authorizations necessary to operate its respective properties under all applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect upon TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge,
SCHEDULE 5.20 to the Enterprises Disclosure Letter lists all such material licenses, permits, registrations and government authorizations maintained by TPIR, TPIE, TPII or any of the TPIR Subsidiaries that are required by any Environmental Law.

     SECTION 5.21 Contracts and Commitments.  To Enterprises' Knowledge, except:
(i) with respect to contracts or agreements with Shoney's or Shoney's Subsidiaries; (ii) set forth on SCHEDULE 5.21 to the Enterprises Disclosure Letter; and (iii) as otherwise would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, not one of TPIR, TPIE, TPII or any TPIR Subsidiary is a party to or bound by any:

          (a) contract or agreement involving amounts payable to or by TPIR, TPIE, TPII or any TPIR Subsidiary during any 12-month period that will aggregate $50,000 or more;

          (b) management, consultant or employment contract under which there are amounts payable by TPIR, TPIE, TPII or any TPIR Subsidiary during any 12-month period that will aggregate $50,000 or more;

          (c) contract obligating TPIR, TPIE, TPII or any TPIR Subsidiary to make severance or similar payments to any employee or officer of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary upon termination of employment or to make payments to any officer or employee of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary in excess of the officer's or employee's regular salary and reimbursement of ordinary business expenses;

          (d) contract or agreement with any distributor, dealer or sales representative that is not cancelable without liability to TPIR, TPIE, TPII or any TPIR Subsidiary on a maximum of thirty (30) days notice and under which there are amounts payable by TPIR, TPIE, TPII or any TPIR Subsidiary during any 12-month period that will aggregate $50,000 or more;

          (e) contract or agreement of any nature whatsoever with Enterprises, any Subsidiary of Enterprises or any of their respective Affiliates, with any past or present director or officer of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary, or any of their respective Affiliates, or with any person related to any past or present director or officer of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary;

          (f) contract or agreement relating to any loan, factoring or credit line;

          (g) lease of real property other than those described on SCHEDULE 5.15(b) to the Enterprises Disclosure Letter;

          (h) lease of personal or mixed property under which TPIR, TPIE, TPII or any TPIR Subsidiary is a lessor or lessee involving payments by or to TPIR, TPIE, TPII or any TPIR Subsidiary in excess of $50,000 in any 12-month period;

          (i) joint venture, partnership or other agreement involving sharing of profits;

          (j) contract preventing TPIR, TPIE, TPII or any TPIR Subsidiary from carrying on its business anywhere in the world;

          (k) outstanding power of attorney empowering any person or entity to act on behalf of TPIR, TPIE, TPII or any TPIR Subsidiary;

          (l) outstanding offer or bid that, if accepted, would result in (x) a contract required to be disclosed pursuant to this SECTION 5.21, or (y) any other material contract or commitment;

          (m) purchase commitments, requirements or similar contracts (or series of related purchase commitments, requirements or similar contracts) involving amounts payable by TPIR, TPIE, TPII or any TPIR Subsidiary during any 12-month period that will aggregate $50,000 or more;

          (n) outstanding guaranty, subordination or other similar type of agreement, whether or not entered into in the ordinary course of business;

          (o) contract, commitment, or obligation otherwise material to the business of any of TPIR, TPIE, TPII or any TPIR Subsidiary or not made in the ordinary course of business; or

          (p) agreement with a Governmental Entity (including any conciliation agreement, consent decree or letter of commitment) other than agreements that are immaterial in amount or scope.

     To Enterprises' Knowledge, SCHEDULE 5.21 to the Enterprises Disclosure Letter describes the material terms of all oral contracts disclosed in SCHEDULE
5.21 to the Enterprises Disclosure Letter. To Enterprises' Knowledge, TPIR, TPIE, TPII and each TPIR Subsidiary has duly complied in all material respects with all provisions of every contract listed on SCHEDULE 5.21 to the Enterprises Disclosure Letter (whether written or oral) to which TPIR, TPIE, TPII or any TPIR Subsidiary is a party and is not in default in any material respect as to any such contract, except where the failure to so comply or such default would not have a Material Adverse Effect upon TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, no condition or state of facts exists that, with notice or the passage of time, or both, would constitute such a default under any such contract, except for defaults that would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, all contracts and other agreements to which TPIR, TPIE, TPII or any TPIR Subsidiary is a party are in full force and effect and are enforceable by TPIR, TPIE, TPII or a TPIR Subsidiary, as applicable, in accordance with their terms against all other parties thereto, subject as to enforceability to bankruptcy, insolvency and similar laws affecting creditors's rights generally, except where the unenforceability would not have a Material Adverse Effect upon any of TPIR, TPIE, TPII, and the TPIR Subsidiaries, taken as a whole. To Enterprises' Knowledge, except as disclosed on SCHEDULE 5.21 to the Enterprises Disclosure Letter, no loan payable by TPIR, TPIE, TPII or any TPIR Subsidiary provides for any prepayment penalty or premium. Copies of each such document described on
SCHEDULE 5.21 to the Enterprises Disclosure Letter will be delivered or made available to Shoney's and TPAC no later than ten (10) business days after the date of this Agreement.

     SECTION 5.22 Absence of Certain Changes or Events. To Enterprises' Knowledge, except as disclosed on SCHEDULE 5.22 to the Enterprises Disclosure Letter and except as would not have a Material

Adverse Effect on Enterprises and the Remaining Subsidiaries, taken as a whole, or on TPIR, TPIE, TPII, and the TPIR Subsidiaries, taken as a whole, since September 1, 1995, there has not been:

          (a) any declaration or payment of dividends on any capital stock of Enterprises, any Subsidiary of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary or any distribution with respect to, or in redemption of, any of the shares of capital stock of Enterprises, any Subsidiary of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary;

          (b) any sale or transfer of any assets or properties of Enterprises, any Subsidiary of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary except in the ordinary course of business consistent with past practice;

          (c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets, business or prospects of Enterprises, any Subsidiary of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary;

          (d) any Material Adverse Change in the condition (financial or otherwise) of properties, assets, liabilities, business or prospects of TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole, except as reflected in the Company Financial Information and except for declines in profitability subsequent to the date of the Company Financial Information but prior to the date of this Agreement of which Shoney's has been made aware;

          (e) any transaction other than in the ordinary course of business of TPIR, TPIE, TPII or any TPIR Subsidiary consistent with past practice;

          (f) any lease of personal or real property to or from any person, firm or entity with respect to which TPIR, TPIE, TPII or any TPIR Subsidiary is a party;

          (g) any amendment of the charter or bylaws of TPIR, TPIE, TPII or any TPIR Subsidiary;

          (h) the granting or filing of any lien, encumbrance or security interest against any of the shares of capital stock of either TPIR, TPIE, TPII or any TPIR Subsidiary or any of their respective properties or assets, real, personal or mixed, tangible or intangible;

          (i) any payment, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible) to, or execution of any agreement with, officers or directors of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary;

          (j) any personal injury on any premises of TPIR, TPIE, TPII or any TPIR Subsidiary or in connection with their respective businesses that may give rise to a claim in excess of the applicable insurance coverage;

          (k) any increase in the compensation payable to or to become payable by TPIR, TPIE, TPII or any TPIR Subsidiary to any officer, employee or agent of Enterprises, TPIR, TPIE, TPII or any TPIR Subsidiary (including, without limitation, any increase in the discretionary matching under any 401(k) plan), except for normal compensation adjustments to salaries or wages to non-officers of TPIR, TPIE, TPII or any TPIR Subsidiary, and to officers of TPIR, TPIE, TPII or any TPIR Subsidiary as required by an applicable employment agreement, in each case made in the ordinary course of business consistent with past practice;

          (l) any payment, other than in the ordinary course of business of TPIR, TPIE, TPII or any TPIR Subsidiary consistent with past practice, under any insurance, pension or other benefit plan, program or arrangement made to, for or with any officer, employee or agent of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII or any TPIR Subsidiary;

          (m) any change in the method of accounting or accounting practice by TPIR, TPIE, TPII or any TPIR Subsidiary, except as required by generally accepted accounting principles;

          (n) issuance of any certificates or coupons that would entitle the bearer thereof to receive a reduction in the price of food and/or beverages consumed at any of the Restaurants or to receive such

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

     food and/or beverages free of charge, except in the ordinary course of business consistent with past practice;

          (o) any extension or modification of any agreement required to be disclosed by SECTION 5.21;

          (p) any investment of surplus cash by Enterprises or any of its Subsidiaries in any investment other than a Cash Equivalent;

          (q) any agreement, whether in writing or otherwise, to take any action described in this SECTION 5.22.

     SECTION 5.23 Bank Accounts. A true and correct list of all bank accounts of TPIR, TPIE, TPII and each TPIR Subsidiary is set forth on SCHEDULE 5.23 to the Enterprises Disclosure Letter.

     SECTION 5.24 Books and Records. Enterprises has delivered or made available to Shoney's and TPAC what, to Enterprises' Knowledge, are true, correct and complete copies of the following items:

          (a) With respect to each parcel of real property listed in SCHEDULE 5.15(a) to the Enterprises Disclosure Letter, the deed evidencing ownership of such property, each mortgage or other encumbrance thereon reflected in a written instrument, each instrument (if any) evidencing a grant by or to TPIR, TPIE, TPII or any TPIR Subsidiary of an option to purchase or lease such property, each lease and leasehold mortgage (if any) with respect to such property, and any title policies or commitments and surveys (if any) with respect to such property;

          (b) Each of the contracts, lease agreements, plans, instruments, reports or documents that are in writing and are listed in the Schedules attached hereto;

          (c) The pleadings and briefs filed in each pending suit or proceeding listed in SCHEDULE 5.13 to the Enterprises Disclosure Letter and the judgments, orders, injunctions, decrees, stipulations and awards listed in said Schedule;

          (d) All federal income Tax Returns filed by TPIR, TPIE, TPII or any TPIR Subsidiary within the past four (4) years; and

          (e) True and correct copies of all stock records and corporate minutes of TPIR, TPIE, TPII and each TPIR Subsidiary.

     SECTION 5.25 No Brokers. Except as disclosed on SCHEDULE 5.25 to the Enterprises Disclosure Letter, none of Enterprises, the Remaining Subsidiaries, TPIR, TPIE, TPII, or any TPIR Subsidiary is a party to or bound by any contract, arrangement or understanding with any person or firm which may result in the obligation of TPIR, TPIE, TPII, any TPIR Subsidiary, Shoney's or TPAC to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and there will be no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.26 Absence of Undisclosed Liabilities. To Enterprises' Knowledge, except as and to the extent reflected or reserved against in the most recent financial statements contained in the Company Financial Information and since December 31, 1995, none of TPIR, TPIE, TPII or any of the TPIR Subsidiaries has incurred any liabilities of any kind whatsoever (including liabilities for Taxes, liabilities under ERISA, liabilities arising out of litigation, or liabilities arising out of violations of Environmental Laws), whether accrued, absolute, contingent, determined, determinable or otherwise other than: (a) liabilities incurred in the ordinary course of business in accordance with past practice since December 31, 1995; (b) liabilities that have been repaid, discharged or otherwise extinguished; (c) liabilities under or contemplated by this Agreement; (d) liabilities disclosed on SCHEDULE 5.26 to the Enterprises Disclosure Letter; (e) liabilities of a type not required to be recorded or disclosed in accordance with GAAP; (f) other liabilities in an amount not to exceed $500,000; and (g) liabilities described on any Schedule to this Agreement or to the Enterprises Disclosure Letter.

     SECTION 5.27 Representations Complete. None of the representations or warranties made by Enterprises herein contains, to Enterprises' Knowledge, or will contain at the Closing Date any untrue statement of a material fact or omits, to Enterprises' Knowledge, or will omit at the Closing Date to state any material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF SHONEY'S AND TPAC

     Shoney's and TPAC, jointly and severally, represent and warrant to Enterprises that:

          SECTION 6.1 Organization, Standing and Power. Shoney's is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as defined herein) of Shoney's (including TPAC) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Shoney's and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Shoney's.

     SECTION 6.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Shoney's consists of 100,000,000 shares of Shoney's Common Stock. At the close of business on January 22, 1996:

          (1) 41,614,113 shares of Shoney's Common Stock were issued and outstanding;

          (2) 7,840,442 shares of Shoney's Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Shoney's Stock Plans;

          (3) 5,205,632 shares of Shoney's Common Stock were reserved for issuance upon the conversion of certain outstanding Liquid Yield Option Notes (the "LYONs"); and

          (4) no shares of Shoney's Common Stock were held by Shoney's in its treasury.

     All outstanding shares of Shoney's Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (b) As of the date hereof, all of the issued and outstanding shares of capital stock of TPAC (the "TPAC Stock") are and, on the Closing Date, will be, directly owned by Shoney's. All outstanding shares of TPAC Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, there are not, and there will not be on the Closing Date, any outstanding options, warrants, calls, rights, commitments or any other agreements of any character to which TPAC is a party, or by which it is bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of its capital stock, except as provided under this Agreement.

     (c) As of the date hereof, with the exception of the LYONs, no Voting Debt of Shoney's is issued or outstanding.

     (d) Except for those that are disclosed in the Shoney's SEC Documents (as defined in SECTION 6.9), Shoney's does not have any Subsidiaries or any interest in any other entity. All of the issued and outstanding capital stock in each of Shoney's Subsidiaries (including TPAC) is owned by Shoney's and is fully paid, nonassessable and not subject to preemptive rights.

     (e) As of the date hereof, except for options or awards outstanding under certain of the Shoney's Stock Plans, the conversion rights of the holders of the LYONs and as reflected in the Shoney's SEC Documents, there are no options, warrants, calls, rights, commitments or agreements of any character to which Shoney's or any of its Subsidiaries is a party or by which any of them is bound obligating Shoney's or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Shoney's Common Stock or any Voting Debt of Shoney's or any of its Subsidiaries, or obligating Shoney's or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement obligating Shoney's or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Shoney's Common Stock or any Voting Debt of Shoney's or any of its Subsidiaries, or obligating Shoney's or any of its Subsidiaries to grant, extend, or enter into any such option, warrant, call, right or agreement. As of the date hereof, there are no outstanding contractual obligations of Shoney's or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Shoney's Common Stock.

     SECTION 6.3 Authority; Non-contravention. (a) Each of Shoney's and TPAC has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the transactions contemplated hereby by Shoney's and TPAC's shareholders, each of Shoney's and TPAC has all requisite corporate power and authorization to consummate the transactions contemplated hereby. Shoney's and TPAC's execution and delivery of this Agreement and their consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, subject to such approval by Shoney's shareholders. This Agreement has been duly executed and delivered by Shoney's and TPAC and, subject to the satisfaction of the conditions applicable to them as set forth herein, constitutes a valid and binding obligation of Shoney's and TPAC, enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement by Shoney's and TPAC do not and will not, and the consummation by them of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Shoney's or any of its Subsidiaries (including TPAC) under:

          (1) any provision of the Charter or By-laws of Shoney's;

          (2) any provision of the comparable charter or organization documents of any of Shoney's Subsidiaries (including TPAC);

          (3) to Shoney's Knowledge, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Shoney's or any of its Subsidiaries (including TPAC);

          (4) to Shoney's Knowledge, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shoney's or any of its Subsidiaries (including TPAC) or any of their respective properties or assets; other than, in the case of clauses (3) or (4), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Shoney's or TPAC or materially impair the ability of either Shoney's or TPAC to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     (c) To Shoney's Knowledge, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Shoney's or any of its Subsidiaries (including TPAC) in connection with the execution and delivery of this Agreement by Shoney's and TPAC or is necessary for the consummation of the transactions contemplated by this Agreement, except for:

          (1) in connection, or in compliance, with the provisions of the HSR
     Act;

          (2) in connection, or in compliance, with the Securities Laws;

          (3) the Insurance Regulatory Filings;

          (4) the ICC Filings; and

          (5) such other filings, registrations, authorizations, consents or approvals, the failure to obtain which would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole.

     SECTION 6.4 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Shoney's Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Shoney's securities necessary to approve this Agreement and the transactions contemplated by this Agreement (assuming for purposes of this representation the accuracy of the representations contained in SECTION 5.6 (without giving effect to the knowledge qualification thereof)). The affirmative vote of the holders of a majority of the outstanding shares of TPAC common stock entitled to vote thereon is the only vote of the holders of any class or series of TPAC securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

     SECTION 6.5 Opinion of Financial Advisor. Shoney's has received the opinion of Salomon Brothers Inc. (the "Shoney's Financial Advisor") to the effect that, as of the date hereof, the consideration to be paid by Shoney's and/or TPAC in exchange for the properties being transferred to TPAC, pursuant to the terms and conditions of this Agreement, is fair to Shoney's shareholders from a financial point of view.

     SECTION 6.6 Ownership of Enterprises Common Stock. As of the date hereof, neither Shoney's, any of its Subsidiaries, nor, to Shoney's Knowledge, any of their respective "Affiliates" or "Associates" (as such terms are defined under the Exchange Act): (a) beneficially owns, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding with any person other than Enterprises for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Enterprises Common Stock.

     SECTION 6.7 Non-Applicability of Certain Provisions. Assuming the accuracy of the representation and warranty of Enterprises contained in SECTION 5.6, without giving effect to the knowledge qualification thereof, the restrictions on business combinations imposed by the Tennessee Business Combination Act do not apply to the execution and delivery of this Agreement by Shoney's or TPAC or the consummation of the transactions contemplated by this Agreement by Shoney's or TPAC.

     SECTION 6.8 Corporate Documents. The copies of the Charter and By-laws of Shoney's, which have been delivered to Enterprises, are true, correct and complete copies of the Charter and By-laws of Shoney's in effect on the date hereof.

     SECTION 6.9 Dissenters' Rights. As of the date of this Agreement, Shoney's Common Stock was listed on the NYSE, which is a "national securities exchange". No holder of Shoney's Common Stock will have any right to dissent from the consummation of the transactions contemplated by this Agreement and/or have any appraisal rights with respect to the transactions contemplated by this Agreement pursuant to any provision of the TBCA.

     SECTION 6.10 SEC Documents. Shoney's and TPAC have delivered to Enterprises true and complete copies of each report, schedule, registration statement and definitive proxy statement filed with the SEC by or with respect to Shoney's or any of its Subsidiaries (as any such document has since the time of its filing been amended, the "Shoney's SEC Documents") since January 1, 1993, which are all the documents (other than preliminary material) that were required to be filed with the SEC by Shoney's or any of its Subsidiaries since such date. To Shoney's Knowledge, each of the Shoney's SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Shoney's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements or omissions as would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole. To Shoney's Knowledge, the financial statements (including the accompanying notes) included in any of the Shoney's SEC Documents, as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods indicated (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Shoney's and Shoney's consolidated Subsidiaries as of the dates thereof and the consolidated results of the operations and cash flows of Shoney's and Shoney's consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments described therein). To Shoney's Knowledge, all material agreements, contracts and other documents required to be filed as exhibits to any of the Shoney's SEC Documents have been so filed. Since January 1, 1993, Shoney's has timely filed with the SEC all reports, registration statements and other filings required to be filed by the SEC's rules and regulations.

     SECTION 6.11 Information Supplied. None of the information supplied or to be supplied by Shoney's or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement (as defined below in SECTION 8.1) will, to Shoney's knowledge, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except for such statements or omissions as would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole. The Proxy Statement and the Registration Statement (except for such portions thereof that relate only to or contain information supplied by Enterprises), to Shoney's knowledge, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. No information furnished by Shoney's or any of its Subsidiaries in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, to Shoney's knowledge, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished and as of the date it was furnished, not misleading.

     SECTION 6.12 Compliance With Applicable Laws and Agreements. To Shoney's Knowledge, Shoney's and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Shoney's and each of its Subsidiaries, taken as a whole (the "Shoney's Permits"). To Shoney's Knowledge, Shoney's and each of its Subsidiaries are in compliance in all material respects with the terms of the Shoney's Permits. To Shoney's Knowledge, the businesses of Shoney's and each of its Subsidiaries are not being conducted in conflict with, violation of or default under: (a) any law, ordinance, regulation, judgment or order of any Governmental Entity; or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Shoney's or any of its Subsidiaries is a party or by which Shoney's or any of its Subsidiaries or any property or asset of Shoney's or any of its Subsidiaries is bound or affected, except for conflicts, violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect on Shoney's or materially impair the ability of Shoney's to perform its obligations under this Agreement, or prevent the consummation of any of the transactions contemplated hereby. To Shoney's Knowledge, no investigation or review by any Governmental Entity with respect to Shoney's or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which will not have a Material Adverse Effect on Shoney's.

     SECTION 6.13 Absence of Certain Changes or Events. To Shoney's Knowledge, except as set forth in Shoney's SEC Documents and except as would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole, since January 22, 1996, there has not been:

          (a) any damage, destruction or loss, whether covered by insurance or not, which has had a Material Adverse Effect on Shoney's;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of Shoney's capital stock; or

          (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate having a Material Adverse Effect on Shoney's.

     SECTION 6.14 Absence of Undisclosed Liabilities. To Shoney's Knowledge, except as and to the extent reflected or reserved against in the most recent financial statements contained in or disclosed in the Shoney's SEC Documents and since January 29, 1996, neither Shoney's nor its Subsidiaries has incurred any liabilities of any kind whatsoever (including liabilities for Taxes, liabilities under ERISA, liabilities arising out of litigation, or liabilities arising out of violations of Environmental Laws), whether accrued, absolute, contingent, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole, other than: (a) liabilities incurred in the ordinary course of business in accordance with past practice since January 29, 1996; (b) liabilities that have been repaid, discharged or otherwise extinguished; and (c) liabilities under or contemplated by this Agreement.

     SECTION 6.15 No Brokers. Except for Shoney's Financial Advisor, none of Shoney's or its Subsidiaries is a party to or bound by any contract, arrangement or understanding with any person or firm which may result in the obligation of Enterprises to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and there will be no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.16 Representations Complete. None of the representations or warranties made by Shoney's or TPAC herein contains, to Shoney's Knowledge, or will contain on the Closing Date any untrue statement of a material fact or omits, to Shoney's Knowledge, or will omit on the Closing Date to state any material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading.

                                  ARTICLE VII

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 7.1 Acquisition Proposals. Prior to the Closing Date, Enterprises agrees:

          (a) that neither it nor any of its Subsidiaries or Affiliates shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or Affiliates) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or the equity securities of, Enterprises or any of its Subsidiaries or Affiliates, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and

          (c) that it will notify Shoney's immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it;

     PROVIDED, HOWEVER, that nothing contained in this SECTION 7.1 shall prohibit the Board of Directors of Enterprises from:

          (a) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that:

             (1) the Board of Directors of such party determines in good faith, based on the advice of Enterprises' Counsel, or such other counsel reasonably acceptable to the Shoney's, that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law; and

             (2) subject to the exercise of fiduciary duties of Enterprises' Board of Directors, the requirements of the federal securities laws and any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for Enterprises' Board of Directors to comply with its fiduciary duties to shareholders imposed by law), such party keeps the other party to this Agreement informed of the status (not the terms) of any such discussions or negotiations; and

          (b) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this SECTION 7.1 shall: (x) permit Enterprises to terminate this Agreement (except as specifically provided in ARTICLE X hereof) or (y) permit Enterprises or any of its Subsidiaries to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, none of Enterprises or its Subsidiaries shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)).

     SECTION 7.2 Conduct of Businesses. (a) Prior to the Closing Date, unless Shoney's has been notified at least 5 business days in advance thereof and has not objected in writing thereto, Enterprises shall and shall cause each of TPIR, TPIE, TPII and each TPIR Subsidiary to:

          (1) subject to SECTION 9.2.3(c) hereof, use their reasonable efforts, and shall cause each of their respective Subsidiaries and Affiliates to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (2) confer on a regular basis with one or more representatives of Shoney's to report operational matters of materiality and, subject to
     SECTION 7.1, any proposals to engage in material transactions;

          (3) promptly notify Shoney's of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (4) promptly deliver to Shoney's true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (5) conduct operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clause (6) below;

          (6) not acquire, enter into an option to acquire or lease or exercise an option or contract to acquire or lease additional real property, incur additional indebtedness for borrowed money (other than under the TPIR Bank Debt to fund operations in the ordinary course of business consistent with past practice), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, restaurant or other real estate projects;

          (7) maintain in the ordinary course of business, their respective properties in their current condition of repair, ordinary wear and tear excepted, and assure that each of the Company Properties, at the

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

     Closing Date, has sufficient FF&E and Inventories to enable it to be operated in the usual and ordinary course of business;

          (8) maintain their books of account and records relating to their respective operations in the usual, regular and ordinary manner on a basis consistent with past practices and not to make any changes in their accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

          (9) pay when due and payable all Taxes and assessments relating to the operation of TPIR, TPIE, TPII and each TPIR Subsidiary during taxable periods ending on or before such Closing Date and file all Tax Returns relating to such Taxes and assessments as required by SECTION 8.7;

          (10) except in the ordinary course of business in accordance with past practice, not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate or personal property Taxes assessed against any assets of TPIR, TPIE, TPII or any TPIR Subsidiary for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period;

          (11) not amend their respective Articles of Incorporation or Bylaws;

          (12) not: (i) issue, transfer from treasury or allocate any additional shares of capital stock (except pursuant to the Enterprises Stock Purchase Plan, the Enterprises 401(k) Plan, the exercise of options granted under one of the Enterprises Stock Option Plans, the exercise of the Enterprises Warrants or the conversion of any of the Public Debentures or the Private Debentures), effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction; (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of the capital stock of TPIR, TPIE, TPII or any TPIR Subsidiary; (iii) increase any compensation (except as may be required by an applicable contract) or enter into or amend any employment agreement with any of their respective present or future officers or directors; (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan, supplemental employee retirement plan or severance arrangement), amend any existing employee benefit plan, program or practice or the individual benefits provided to any individual employee in any material respect, except for changes which are less favorable to participants in such plans or terminate any existing employee benefit plan; or (v) increase discretionary matching under any 401(k) Plan;

          (13) not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the capital stock of TPIR, TPIE, TPII or any TPIR Subsidiary, or make any commitment for any such action; PROVIDED, HOWEVER, that, notwithstanding the foregoing, there is hereby permitted the transfer of funds from any of TPIR, TPIE, TPII or the TPIR Subsidiaries to Enterprises sufficient to satisfy when due all payment obligations of Enterprises or TPIR in respect of the Public Debentures (including, without limitation, the payment of principal, premium, if any, interest or the Repurchase Price or the Redemption Price (as such terms are defined in the Public Indenture) or the Private Debentures (including, without limitation, the payment of principal, premium, if any and interest);

          (14) not sell, lease or otherwise dispose of: (i) any Company Property; or (ii) except in the ordinary course of business, any assets with a value greater than $100,000;

          (15) not make any loans, advances or capital contributions to, or investments in, any other person or entity (other than intercompany loans, advances, contributions or investments in the ordinary course of business consistent with past practice and as approved by the Operating Committee);

          (16) except as set forth in SCHEDULE 7.2, not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) included in the Company Financial Information or incurred in the ordinary course of business consistent with past practice;

          (17) not enter into any commitment (or series of related commitments) to purchase goods or services extending beyond July 31, 1996 which may result in total payments by or liability to it in excess of $100,000 (excluding commitments: (a) to purchase food products in quantities that are necessary to meet TPIR's anticipated needs to participate in product promotions as part of the Shoney's system; or (b) that are approved in writing by Shoney's);

          (18) not enter into any commitment with any officer, director or consultant of Enterprises, any of the Remaining Subsidiaries, TPIR, TPIE, TPII, any TPIR Subsidiary or any of their respective Affiliates;

          (19) (i) not use, transport, store, dispose of or in any manner deal with Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws; (ii) comply in all material respects with all applicable Environmental Laws, and to keep all Company Properties free and clear of any liens imposed pursuant to such Environmental Laws; and (iii) not install, or permit to be installed, Asbestos on any Company Property;

          (20) notify Shoney's and TPAC in writing as soon as possible upon receipt of any notices from any persons, entities or Governmental Entities pertaining to Hazardous Materials on, from or affecting any Company Property or to alleged illegal activities or conditions at any of the Company Properties or operations;

          (21) not cancel any debts owed to TPIR, TPIE, TPII or any TPIR Subsidiary other than intercompany receivables due from Enterprises;

          (22) not enter into any contract or agreement of the type described in
     SECTION 5.21 or SECTION 5.22 (except using a $100,000 threshold for contracts or agreements which would otherwise be subject to a $50,000 threshold);

          (23) not pay the Specified Wind-up Expenses in an amount in excess of the aggregate amount set forth in the Enterprises Disclosure Letter;

          (24) except pursuant to Shoney's marketing plans or Enterprises' marketing plans described on SCHEDULE 7.2(a)(24) to the Enterprises Disclosure Letter, not issue any certificates or coupons that would entitle the bearer thereof to receive a reduction in the price of food and/or beverages consumed at any of the Restaurants or to receive such food and/or beverages free of charge;

          (25) not invest cash in any investment other than a Cash Equivalent;

          (26) not allow Accounts Receivable to exceed $1,500,000;

          (27) prior to the Closing Date, to record on their books appropriate charges in accordance with GAAP with respect to any Inventories that are obsolete, spoiled or unusable and with respect to any Accounts Receivable that are not anticipated to be collected; and

          (28) not do any act, omit to do any act or permit any act within the control of TPIR, TPIE, TPII or any TPIR Subsidiary which will cause a breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (b) If Shoney's is notified of a proposed action under SECTION 7.2(a) and objects in writing within the time period set forth, the matter shall be resolved by the Operating Committee.

     (c) Prior to the Closing Date, unless Enterprises has consented in writing thereto, Shoney's:

          (1) shall use its reasonable efforts, and shall cause each of its respective Subsidiaries and Affiliates to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (2) shall promptly notify Enterprises of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material governmental complaints, investiga-tions, or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (3) shall promptly deliver to Enterprises true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (4) shall not, and shall not permit any of its Subsidiaries to, amend their respective Articles of Incorporation or Bylaws; provided that TPAC may amend its Articles of Incorporation or Bylaws for the sole purpose(s) of changing its name and/or authorizing the issuance of preferred stock;

          (5) Shall not: (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any additional shares of Shoney's Common Stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction; or
     (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Shoney's Common Stock, other than (x) options granted pursuant to and in accordance with Shoney's Stock Plans as in effect on the date hereof, (y) options, redemption or conversion rights granted in connection with the acquisition of properties by Shoney's or (z) shares of Shoney's Common Stock granted pursuant to existing employee benefit plans of Shoney's;

          (6) Shall not: (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to the Shoney's Common Stock; or
     (ii) except in connection with Shoney's Stock Plans or the use of shares of Shoney's Common Stock to pay the exercise price or tax withholding in connection with Shoney's Stock Plans, directly or indirectly redeem, purchase or otherwise acquire any Shoney's Common Stock or any of the shares of capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (7) Shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of their respective properties other than: (i) in the ordinary course of business; or (ii) sales, leases or disposals of assets which are not material, individually or in the aggregate;

          (8) Shall cause TPAC to take all necessary corporate action to consummate the transactions contemplated hereby;

          (9) Shall not, and shall not permit any of its Subsidiaries to acquire or commit to acquire, from the date of this Agreement until the Closing Date, more than twenty (20) restaurants from third parties or make any other material acquisition; and

          (10) Shall not, and shall not permit any of its Subsidiaries to do any act or permit any act within the control of Shoney's or any of its Subsidiaries which will cause a breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (d) On the Closing Date, Shoney's shall cause TPAC to satisfy or discharge the TPIR Bank Debt and the Private Debentures.

     (e) Shoney's shall use its best efforts to satisfy the conditions set forth in SECTION 9.1.2 (with respect to Shoney's lenders) and to obtain the commitment letter referenced in SECTION 9.2.10 prior to April 30, 1996. Upon its receipt, Shoney's shall deliver to Enterprises a copy of the commitment letter referenced in SECTION 9.2.10.

     SECTION 7.3 Meetings of Shareholders. Each of Shoney's and Enterprises will take all action necessary in accordance with applicable law, the rules and regulations of any national securities exchange upon which its common stock is listed and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon: (a) in the case of Shoney's, the approval (separate from the approval of any other transaction) of this Agreement and the transactions contemplated hereby (including the issuance of the Exchange Shares); and (b) in the case of Enterprises, the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Shoney's and the Board of Directors of Enterprises (consistent with their respective fiduciary obligations) each shall recommend such approval, and Shoney's and Enterprises each shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in SECTION 8.1); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Shoney's or the Board of Directors of Enterprises, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law. Shoney's and Enterprises shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. It shall be a condition to the mailing of the Proxy Statement that: (a) Shoney's shall have received a "comfort" letter from Deloitte & Touche, LLP, independent public accountants for Enterprises, dated as of a date within two business days before the date on which the Registration Statement (as defined in SECTION 8.1) shall become effective, with respect to the financial statements of Enterprises included in the Proxy Statement, in form and substance reasonably satisfactory to Shoney's, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement; and (b) Enterprises shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Shoney's, dated as of a date within two business days before the date on which the Registration Statement shall become effective, with respect to the financial statements of Shoney's included in the Proxy Statement, in form and substance reasonably satisfactory to Enterprises, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement.

     SECTION 7.4 Filings; Other Action. Subject to the terms and conditions herein provided, Enterprises and Shoney's shall, and shall cause each of their respective Subsidiaries: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to this Agreement and the transactions contemplated by this Agreement; (b) use all reasonable efforts to cooperate with one another in: (1) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (2) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations ((a) and (b) together, collectively, "Regulatory Filings"); (c) use their best efforts to obtain in writing any consents and financing commitments required from third parties in form reasonably satisfactory to Enterprises and Shoney's necessary to effectuate the transactions contemplated by this Agreement, including, without limitations, the consent or approval of their respective lenders; and (d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, satisfaction of the conditions set forth in ARTICLE IX below. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Shoney's and Enterprises shall take all such necessary action.

     SECTION 7.5 Due Diligence; Inspection of Records and Properties. From the date hereof to the Closing Date, each of Enterprises and Shoney's shall allow all designated officers, employees, attorneys, accountants and other representatives of the other access at all reasonable times to all its properties, records, files, correspondence, audits (including, without limitation, workpapers of independent auditors), as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Enterprises and Shoney's and their respective Subsidiaries as such other party may reasonably request. Each party will hold all information about the other party obtained by them in connection with the transactions contemplated hereby which is nonpublic in confidence to the extent required by, and in accordance with, the provisions relating to the confidentiality of information contained in the letters, each dated July 26, 1995, between Enterprises and Shoney's (the "Confidentiality Agreements"), as if herein stated in the first instance, provided that any provisions therein relating to termination shall be extended for six months after the original termination date.

     SECTION 7.6 Listing Application. Shoney's shall promptly prepare and submit to the NYSE a listing application covering the Exchange Shares, and shall use its reasonable efforts to obtain, prior to the Closing Date, approval for the listing of such securities, subject to official notice of issuance.

     SECTION 7.7 Legal Conditions to Exchange. Subject to the terms and conditions herein provided, each of Enterprises and Shoney's shall, and shall cause each of their respective Subsidiaries to, use all reasonable efforts: (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Agreement and to consummate the transactions contemplated hereby, subject to the appropriate votes of its shareholders described herein; and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement. Each of Enterprises and Shoney's will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

     SECTION 7.8 Supplemental Disclosure Schedules. Each of Shoney's and Enterprises shall supplement the Schedules to this Agreement, the Enterprises Disclosure Letter and the Shoney's Disclosure Letter as of the Closing Date to the extent necessary to reflect matters permitted by, or consented to by, the other party under this Agreement. In addition, from time to time prior to the Closing Date, each of Shoney's and Enterprises will promptly deliver to the other party such amendments or supplements to the Schedules to this Agreement, the Enterprises Disclosure Letter and the Shoney's Disclosure Letter as may be necessary to make the Schedules accurate and complete in all material respects as of the Closing Date; provided, however, that no such disclosure shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Article IX of this Agreement.

     SECTION 7.9 Dissolution. From and after the Closing Date, Enterprises will not engage in any business other than with respect to winding up the affairs of Enterprises and the Remaining Subsidiaries, will promptly liquidate and dissolve as a corporation, and will distribute the Exchange Shares to its shareholders in complete cancellation and redemption of their shares of Enterprises Common Stock, except that Enterprises shall not distribute any fractional interests in shares of Shoney's Common Stock but shall arrange for the orderly sale, for the account of its shareholders, of a sufficient number of Exchange Shares to enable it to distribute cash in lieu of fractional interests to which its shareholders would otherwise be entitled.

     SECTION 7.10 Cobra Benefits. Following the Closing Date, TPAC shall offer the Enterprises employees listed on Schedule 7.10 of the Enterprises Disclosure Letter benefits required by COBRA.

     SECTION 7.11 Certain Notices. From and after the Closing Date, TPAC shall promptly notify Enterprises of all exercises of TPAC Options and TPAC Warrants and all conversions of the Public Debentures or Private Debentures.

     SECTION 7.12 Further Action. Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1 Preparation of Registration and Proxy Statements. Shoney's and Enterprises shall cooperate and promptly prepare and Shoney's shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act, with respect to the issuance and distribution of the Exchange Shares, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Enterprises and of Shoney's in connection with this Agreement and the transactions contemplated by this Agreement (the "Proxy Statement"). Shoney's and Enterprises will cause the Proxy Statement and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Shoney's shall use all reasonable efforts, and Enterprises will cooperate with Shoney's, to have the Registration Statement declared effective by the SEC as promptly as practicable. Shoney's shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Shoney's agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of shareholders of Shoney's and Enterprises, or in the case of the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Shoney's in reliance upon and in conformity with written information concerning Enterprises or any of Enterprises Subsidiaries (including, without limitation, TPIR, TPIE, TPII or any of the TPIR Subsidiaries) furnished to Shoney's by Enterprises specifically for use in the Proxy Statement. Shoney's will advise Enterprises, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Exchange Shares for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 8.2 Affiliates of Enterprises. (a) At least 30 days prior to the Closing Date, Enterprises shall deliver to Shoney's a list of names and addresses of those persons who were, in Enterprises' reasonable judgment, at the record date for its shareholders' meeting to approve this Agreement and the transactions contemplated by this Agreement, "affiliates" (each such person a "Rule 145 Affiliate") of Enterprises within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). Enterprises shall provide Shoney's such information and documents as Shoney's shall reasonably request for purposes of reviewing such list. Enterprises shall use all reasonable efforts to deliver or cause to be delivered to Shoney's, prior to the Closing Date, from each of the Rule 145 Affiliates of Enterprises identified in the foregoing list, an Affiliate Letter in the form attached hereto as
EXHIBIT 8.2. Shoney's shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Shoney's Common Stock to be distributed by Enterprises to such Rule 145 Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for the Shoney's Common Stock, consistent with the terms of such Letters.

     (b) Shoney's shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Enterprises may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell Shoney's Common Stock received by Enterprises pursuant to the transactions contemplated by this Agreement and thereafter distributed to such Rule 145 Affiliate without registration under the Securities Act pursuant to: (1) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time; or (2) any successor rule or regulation hereafter adopted by the SEC.

     SECTION 8.3 Expenses; Break-Up Fee. (a) If the transactions contemplated by this Agreement are not consummated or this Agreement is terminated by either Enterprises or Shoney's pursuant to Section 10.1

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

(other than a termination pursuant to Section 10.1(b)), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that (x) expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Registration Statement, (y) expenses incurred in connection with the listing of the Exchange Shares on the NYSE, including all fees paid to the NYSE and (z) the filing fee associated with the filing under the HSR Act shall be shared equally by Shoney's and Enterprises. If this Agreement is terminated pursuant to Section 10.1(b) the breaching party shall be liable to the terminating party for the costs and expenses of the terminating party.

     (b) If this Agreement is terminated in accordance with Section 10.1(f) or 10.1(g), Enterprises shall forthwith pay to Shoney's (within five (5) days of the date of termination of this Agreement) a break-up fee in the amount of One Million Dollars ($1,000,000) in immediately available funds.

     (c) If this Agreement is terminated in accordance with Section 10.1(e) by reason of the failure of Enterprises' shareholders to approve the matters to be submitted for their approval pursuant to this Agreement after any of the following Third Party Acquisition Events has occurred, then in such event Enterprises shall forthwith pay to Shoney's (within five (5) days of the date of termination of this Agreement) a break-up fee in the amount of One Million Dollars ($1,000,000) in immediately available funds.

     (d) For purposes hereof, a "Third Party Acquisition Event" means:

          (1) any Person as defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act (other than Shoney's or its affiliates) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act), after the date hereof, a tender offer or exchange offer to purchase common stock of Enterprises such that, upon consummation of such offer, such Person could own or control fifty percent (50%) or more of Enterprises' outstanding common stock; or

          (2) any Person (other than Shoney's or its Affiliates) shall, after the date hereof, have publicly announced a proposal: (i) to consummate a bonafide Acquisition Proposal with Enterprises or; (ii) to make an offer described in clause (d)(1) above; or

          (3) any Person (other than Shoney's or its Affiliates) shall, after the date hereof, with respect to common stock of Enterprises, have solicited proxies in connection with any Acquisition Proposal or an effort to obtain the control of the Board of Directors of Enterprises, or executed any written consent or become a participant in any such solicitations (as such term is defined in Regulation 14A under the Exchange Act); or

          (4) any Person (other than Shoney's or its Affiliates), after the date hereof, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) or more of the outstanding common stock of Enterprises.

     (e) Enterprises acknowledges that the provisions for the payment of a break-up fee contained in this SECTION 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these provisions, Shoney's would not have entered into this Agreement. Accordingly, if a break-up fee shall become due and payable by Enterprises, and Enterprises shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Enterprises therefor, Enterprises shall pay Shoney's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the dates incurred) at the prime rate of interest, announced from time to time by NationsBank of Tennessee, N.A. The obligations of Enterprises under this SECTION 8.3 shall survive any termination of this Agreement.

     SECTION 8.4 Indemnities Relating To Disclosures. (a) Until the Closing Date Enterprises hereby indemnifies and holds harmless Shoney's and its directors, officers, advisors and agents and Shoney's hereby

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indemnifies and holds harmless Enterprises and its directors, officers, advisors and agents, from and against any loss, claim, damage, cost, liability, obligation or expense (including reasonable attorney's fees and costs of investigation) to which any indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, cost, liability, obligation or expense or actions in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to such indemnifying party and contained in the Registration Statement or the Proxy Statement or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to such indemnifying party not misleading.

     (b) (1) Shoney's and TPAC agree that, until six years from the Closing Date, the Charter and By-laws of TPIR, TPIE, TPII and each of the TPIR Subsidiaries shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of TPIR, TPIE, TPII and each of the TPIR Subsidiaries thereunder or as to the ability of TPIR, TPIE, TPII and each of the TPIR Subsidiaries to indemnify such persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify, or to reduce any limitations therein on the liability of directors. Shoney's and TPAC agree that they shall cause each of TPIR, TPIE, TPII and each of the TPIR Subsidiaries to at all times exercise the powers granted to them by their Charters, their By-laws, and by applicable law to indemnify to the fullest extent possible present or former directors, officers, employees and agents of TPIR, TPIE, TPII and each of the TPIR Subsidiaries, as the case may be, against claims made against them arising from their service in such capacities.

     (2) Should any claim or claims be made against any present or former director, officer, employee or agent of TPIR, TPIE, TPII or any TPIR Subsidiary arising from his services as such, within six years of the Closing Date, the provisions of this SECTION 8.4(b) respecting the Charter and the By-laws of TPIR, TPIE and TPII and the TPIR Subsidiaries shall continue in effect with respect to the Company in question until the final disposition of all such claims.

     (3) The provisions of this SECTION 8.4(b) are intended to be for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder, his heirs and his representatives.

     SECTION 8.5 Exchange Act Reports. For a period of three years after the Closing Date, Shoney's shall use its best efforts to comply with the current public information requirements of SEC Rule 144(c).

     SECTION 8.6 Indemnification. (a) BY ENTERPRISES. Enterprises will indemnify, defend and hold Shoney's, TPIR, TPIE, TPII, and each of the TPIR Subsidiaries (collectively, the "Shoney's Parties") harmless after the Closing Date from and against any claims or costs (including, without limitation, reasonable attorneys' fees and court costs and costs of investigation), losses, damages, liabilities or expenses (collectively "Costs") incurred by the Shoney's Parties (whether as a result of a third-party claim, or otherwise) as a result of:

          (1) the nonfulfillment of any covenant, agreement or obligation to be performed by Enterprises under or pursuant to this Agreement or any of the other agreements contemplated by this Agreement;

          (2) any claim for brokerage, finders' fees or other commissions relative to this Agreement or any of the other agreements contemplated by this Agreement asserted by or on behalf of any broker or finder claiming to have been retained by Enterprises or to have rendered services on Enterprises' behalf;

          (3) any Excess Repair and Maintenance Expenses and any obligations or expenses arising from the Marlin Claims that are not Retained Repair and Maintenance Expenses to the extent any such expenses or obligations are not satisfied in full from cash available for Specified Wind-Up Expenses pursuant to Section 2.2 hereof after all other Specified Wind-Up Expenses have been paid or discharged; or

          (4) any liability of Enterprises for taxes, penalties or interest to the City of New York in excess of $150,000 for the periods 1987 through 1989, whether such liability arises from assessment, settlement, or otherwise.

     (b) By TPAC. Shoney's shall (or at its option shall cause TPAC to) indemnify, defend and hold Enterprises harmless on and after the Closing Date from and against all Costs incurred by Enterprises (whether as a result of a third-party claim, or otherwise) as a result of:

          (1) the nonfulfillment of any covenant, agreement or obligation to be performed by Shoney's under or pursuant to this Agreement or any of the other agreements contemplated by this Agreement;

          (2) any claim for brokerage, finders' fees or other commissions relative to this Agreement or any of the other agreements contemplated by this Agreement asserted by or on behalf of any broker or finder claiming to have been retained by Shoney's or to have rendered services on Shoney's behalf; or

          (3) any claim asserted against Enterprises arising out of or related to any liability expressly assumed by TPAC pursuant to SECTION 3.4.

     (c) Participation in Third Party Claims. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the indemnified party shall promptly notify the indemnifying party thereof. If the indemnified party fails to promptly notify the indemnifying party, the obligation of the indemnifying party shall be reduced by the amount of damages actually suffered as a result of such late notice. The indemnified party may make settlement of a claim and such settlement shall be binding on both parties hereto for the purposes of this SECTION 8.6 if, not less than thirty (30) days prior to such settlement, the indemnified party delivers to the indemnifying party written notice of its intent to settle such claim, which notice shall set forth the terms of the proposed settlement; provided, however, that if within such thirty (30) day period the indemnifying party shall have requested the indemnified party to contest any such claim at the expense of the indemnifying party, the indemnified party shall promptly comply, and the indemnifying party shall have the right to direct the defense of such claim or any litigation based thereon at its own expense through counsel reasonably acceptable to the indemnified party. The indemnified party shall also have the right to participate in the settlement of any such claim or in any such litigation so long as its participation is at its own expense and with the understanding that the indemnifying party may settle in its own discretion. Any payment or settlement made by the indemnifying party in such contest, together with the total expense thereof, shall be binding on the indemnified party and the indemnifying party for the purposes only of this SECTION 8.6. Notwithstanding anything herein to the contrary, an indemnifying party shall not, without the prior written consent of the indemnified party, settle any claim in any manner which adversely affects the indemnified party. In addition to the foregoing, the indemnifying party shall assume the defense of any claim, action or proceeding within the scope of the foregoing indemnities upon the written request of the indemnified party.

     SECTION 8.7 Tax Matters. (a) Enterprises shall cause to be prepared and filed any Tax Return relating to TPIR, TPII, TPIE and each of the TPIR Subsidiaries for any taxable period ending on or before the Closing Date. Any such Tax Return shall be prepared on a basis consistent with those prepared for prior Tax years unless a different treatment of any item is required by an intervening change in law. Shoney's and TPAC shall prepare or cause TPIR, TPII, TPIE and each of the TPIR Subsidiaries to prepare any Tax Return relating to any of TPIR, TPII, TPIE or the TPIR Subsidiaries for any taxable period ending after the Closing Date.

     (b) All Tax Returns filed by any of the parties that address or include any period that includes the Closing Date shall record any matter arising out of or related to the transactions contemplated by this Agreement consistent with such transactions qualifying as a tax free reorganization under Section 368(a)(1)(C) of the Code.

     (c) The parties agree that net operating losses currently existing in any of Enterprises or its Subsidiaries may be utilized in offsetting any gain arising out of the settlement of the Civil Action.

     (d) Any refund or credit (including any interest paid or credited with respect thereto) received by Shoney's, TPAC, TPIR, TPII, TPIE or any of the TPIR Subsidiaries of Taxes relating to taxable periods ending on or before the Closing Date shall be the sole property of Shoney's, TPAC, TPIR, TPII, TPIE or one or more of the TPIR Subsidiaries, as the case may be, and neither Enterprises nor any of the Remaining Subsidiaries shall have any interest in or right to all or any portion of any such refund or credit.

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

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

     SECTION 9.1 Mutual Conditions to Closing. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

          SECTION 9.1.1 Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Shoney's Common Stock entitled to vote thereon and the affirmative vote of a majority of the votes cast by holders of Enterprises Common Stock entitled to vote thereon.

          SECTION 9.1.2 Other Approvals. All authorizations, consents or approvals of third parties, the failure of which to obtain would have a Material Adverse Effect on Enterprises or on Shoney's (which shall include, without limitation, the approval of Shoney's lenders), as the case may be, shall have been obtained without either the payment of any fee or the amendment of any agreement.

          SECTION 9.1.3 Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings making a stop order. Shoney's shall have received all state securities laws or "Blue Sky" permits and other authorizations necessary to issue the Exchange Shares and otherwise consummate the transactions contemplated by this Agreement.

          SECTION 9.1.4 Stock Exchange Listings. The Exchange Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          SECTION 9.1.5 No injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing which has a reasonable likelihood of success be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes their consummation illegal.

          SECTION 9.1.6 Hart-Scott-Rodino Waiting Period Expired. The required waiting periods under the HSR Act have either expired or been terminated by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice.

          SECTION 9.1.7 Dissenter's Rights. No holder of any of the outstanding shares of either Enterprises Common Stock or Shoney's Common Stock shall be determined by a court of competent jurisdiction to have been entitled to dissent from the transactions contemplated by this Agreement or to demand payment for his or her shares of Enterprises Common Stock if the transactions contemplated by this Agreement are effectuated.

          SECTION 9.1.8 Opinions of Financial Advisors. Each of the Enterprises Financial Advisor and the Shoney's Financial Advisor have delivered written opinions, dated the date of the Proxy Statement and included in the Proxy Statement and in form and substance reasonably satisfactory to the parties, that, in the case of Enterprises, the consideration to be received by Enterprises in exchange for the properties being transferred to TPAC, pursuant to the terms and conditions of this Agreement, is fair to Enterprises' shareholders from a financial point of view, and, in the case of Shoney's, that the consideration to be paid by Shoney's and/or TPAC in exchange for the properties being transferred to TPAC, pursuant to the terms and conditions of this Agreement, is fair to Shoney's shareholders from a financial point of view.

          SECTION 9.1.9 Supplemental Indentures. The obligations of Enterprises under the Public Debentures shall have been assumed by TPAC in accordance with their terms, and a supplemental indenture shall have been entered into by TPAC with respect to the Public Debentures and Shoney's

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

     and/or TPAC shall have received all authorizations necessary under the Securities Laws to enter into and perform such supplemental indenture.

          SECTION 9.1.10 Receipt of Civil Action Proceeds. Enterprises and/or one of its Affiliates shall have received Net Proceeds from the Civil Action in an amount not less than $17,500,000.

          SECTION 9.2 Conditions to Obligations of Shoney's and TPAC. The obligations of Shoney's and TPAC to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by Shoney's:

          SECTION 9.2.1 Representations and Warranties. (a) Each of the representations and warranties of Enterprises set forth in SECTION 5.1 through SECTION 5.9 shall be true and correct on the Closing Date.

          (b) Each of the representations and warranties of Enterprises (other than those set forth in SECTION 5.1 through SECTION 5.9 and those relating to TPIR Bank Debt and the Private Debentures) contained herein shall be true and correct on the Closing Date (without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) as though made on and as of the Closing Date, except when any such breach of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty), individually or aggregated with any other breach or breaches of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty), would not have a Material Adverse Effect on TPIR, TPIE, TPII and the TPIR Subsidiaries, taken as a whole.

          SECTION 9.2.2 Performance of Obligations of Enterprises. Enterprises shall have performed in all material respects all obligations required to be performed by it hereunder at or prior to the Closing Date, and Shoney's shall have received a certificate signed on behalf of Enterprises by the Chief Executive Officer and the Chief Financial Officer of Enterprises to such effect.

          SECTION 9.2.3 Deliveries. Shoney's shall have received the following:

             (a) A stock certificate or stock certificates representing all of the issued and outstanding shares of TPIR, TPIE, TPII, registered in the name of Enterprises and duly endorsed in blank or with executed stock powers or assignments attached, in proper form for transfer and/or cancellation;

             (b) The stock certificates representing all of the issued and outstanding shares of each TPIR Subsidiary, registered in the name of TPIR;

             (c) Written resignations of all officers and directors of TPIR, TPIE, TPII and each TPIR Subsidiary effective as of the Closing Date (which resignations shall not affect or impair any, and shall be without prejudice to, contractual rights of such officers or directors);

             (d) The original minute books and stock transfer records of each of TPIR, TPIE, TPII and each of the TPIR Subsidiaries;

             (e) Copies of the charter and bylaws of Enterprises and of TPIR, TPIE, TPII and of resolutions adopted by the boards of directors and shareholders of Enterprises authorizing and approving the execution and performance of this Agreement and the agreements contemplated by this Agreement, all as certified by appropriate officers of the respective corporation as of the Closing Date;

             (f) A certificate as to the incumbency of each person executing this Agreement and the other agreements contemplated by this Agreement on behalf of Enterprises;

             (g) A Certificate of Existence with respect to Enterprises dated not more than seven (7) days prior to the Closing Date issued by the New Jersey Secretary of State and certificates of corporate good standing (or equivalent) with respect to Enterprises dated not more than seven
        (7) days prior
        to the Closing Date issued by the appropriate officers of the States of New York, Florida and Hawaii;

             (h) A Certificate of Existence with respect to TPIR dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State and certificates of corporate good standing (or equivalent) with respect to TPIR dated not more than seven (7) days prior to the Closing Date issued by the appropriate officers of the States of Alabama, Arizona, Arkansas, Florida, Georgia, Louisiana, Michigan, Mississippi, North Carolina, South Carolina and Texas;

             (i) A Certificate of Existence with respect to TPIE dated not more than seven (7) days prior to the Closing Date issued by the Delaware Secretary of State and certificates of corporate good standing (or equivalent) with respect to TPIE dated not more than seven (7) days prior to the Closing Date issued by the appropriate officers of the States of Florida;

             (j) A Certificate of Existence with respect to TPII dated not more than seven (7) days prior to the Closing Date issued by the Hawaii Secretary of State;

             (k) A Certificate of Existence with respect to TPI West Palm, Inc. dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State;

             (l) A Certificate of Existence with respect to TPI Transportation, Inc. dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State and certificates of corporate good standing (or equivalent) with respect to TPIR dated not more than seven
        (7) days prior to the Closing Date issued by the appropriate officers of the States of Alabama, Arizona, Arkansas, Florida, Georgia, Kentucky, Louisiana, Michigan, Mississippi, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina and Texas;

             (m) A Certificate of Existence with respect to TPI Commissary, Inc. dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State and certificates of corporate good standing (or equivalent) with respect to TPIR dated not more than seven
        (7) days prior to the Closing Date issued by the appropriate officers of the States of Alabama, Arizona, Arkansas, Florida, Georgia, Michigan, Mississippi, North Carolina, South Carolina and Texas;

             (n) A Certificate of Existence with respect to The Insurex Agency, Inc. dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State;

             (o) A Certificate of Existence with respect to Insurex Benefits Administrations, Inc. dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State;

             (p) A certificate signed on behalf of Enterprises by the Chief Executive Officer of Enterprises and the Chief Financial Officer of Enterprises certifying satisfaction of the conditions set forth in
        SECTION 9.2.1; and

             (q) A certificate from an officer of Enterprises dated the Closing Date as to certain factual matters regarding Enterprises (the form and substance of such certificate to be mutually agreeable with Enterprises Counsel and Shoney's Counsel) that will support, in part, the opinion referred to in SECTION 9.2.6 (b).

          SECTION 9.2.4 Affiliate Letters. Shoney's shall have received an Affiliate Letter in the form attached hereto as Exhibit 8.2 from each of the Rule 145 Affiliates of Enterprises.

          SECTION 9.2.5 Comfort Letter. Shoney's shall have received a "comfort" letter from Deloitte & Touche, LLP dated the Closing Date, with respect to Enterprises financial information included in the Proxy Statement.

          SECTION 9.2.6 Legal Opinions. (a) Shoney's shall have received a legal opinion from Enterprises Counsel, dated the Closing Date, as to the matters set forth on SCHEDULE 9.2.6.

          (b) Shoney's shall have received the opinion of Shoney's Counsel, dated the Closing Date, to the effect that the transactions contemplated by this Agreement constitute a "reorganization" within the meaning of Sec. 368(a)(1)(C) of the Code.

          SECTION 9.2.7 No Material Adverse Change. There shall be no Material Adverse Change in any of the Companies or the TPIR Subsidiaries other than as a result of conditions or events (business or otherwise) that also affect Shoney's and result in a Material Adverse Effect on Shoney's.

          SECTION 9.2.8 Termination of Management Agreement. The Enterprises Management Agreement shall have been terminated and each of TPIR, TPIE, TPII and the TPIR Subsidiaries shall have been released and discharged from any liabilities or obligations thereunder.

          SECTION 9.2.9  Termination of Enterprises Tax Sharing
     Arrangement. The Enterprises Tax Sharing Arrangement shall have been terminated and each of TPIR, TPIE, TPII and the TPIR Subsidiaries shall have been released and discharged from any liabilities or obligations thereunder.

          SECTION 9.2.10 Financing. Shoney's shall have received a commitment for additional financing in the amount of $60,000,000 and such commitment shall have been funded in accordance with its terms.

          SECTION 9.2.11 Inventories. On the Closing Date, the Inventories at the Restaurants will be adequate for the operation of the Restaurants and shall be at usual and customary levels in accordance with past practice.

          SECTION 9.3 Conditions to Obligations of Enterprises. The obligation of Enterprises to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by
     Enterprises:

          SECTION 9.3.1 Representations and Warranties. (a) Each of the representations and warranties of Shoney's and TPAC set forth in SECTION
     6.1 through SECTION 6.9 shall be true and correct on the Closing Date.

          (b) Each of the representations and warranties of Shoney's and TPAC (other than those set forth in SECTION 6.1 through SECTION 6.9) set forth herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date (without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) as though made on and as of the Closing Date, except when any such breach of a representation or warranty (determined without giving effect to any material Adverse Effect qualification within any individual representation or warranty), individually or aggregated with any other breach or breaches of a representation or warranty (determined without giving effect to any Material Adverse Effect qualification within any individual representation or warranty) would not have a Material Adverse Effect on Shoney's and its Subsidiaries, taken as a whole.

          SECTION 9.3.2  Performance of Obligations of Shoney's and
     TPAC. Shoney's and TPAC shall have performed in all material respects all obligations required to be performed by it hereunder at or prior to the Closing Date, and Enterprises shall have received a certificate signed on behalf of Shoney's and TPAC by the Chairman and Chief Executive Officer or President and by the Chief Financial Officer of Shoney's to such effect.

          SECTION 9.3.3 TPIR Bank Debt and Private Debentures. TPAC shall have satisfied or otherwise discharged Enterprises from any liabilities associated with or arising out of the TPIR Bank Debt, and TPAC shall have satisfied all liabilities associated with or arising out of the Private Debentures.

          SECTION 9.3.4 Deliveries. Enterprises shall have received the following:

             (a) A stock certificate or stock certificates representing all of the Exchange Shares issued, registered in the name of Enterprises (or Enterprises' designees);

             (b) Copies of the charter and bylaws of Shoney's and of TPAC and of resolutions adopted by the boards of directors and shareholders of each of Shoney's and TPAC authorizing and approving

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

        the execution and performance of this Agreement and the agreements contemplated by this Agreement, all as certified by appropriate officers of Shoney's and TPAC as of the Closing Date;

             (c) A certificate as to the incumbency of each person executing this Agreement and the other agreements contemplated by this Agreement on behalf of either Shoney's or TPAC;

             (d) A Certificate of Existence with respect to Shoney's dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State;

             (e) A Certificate of Existence with respect to TPAC dated not more than seven (7) days prior to the Closing Date issued by the Tennessee Secretary of State;

             (f) A certificate signed on behalf of Shoney's by the Chief Executive Officer of Shoney's and the Chief Financial Officer of Shoney's certifying satisfaction of the conditions set forth in SECTION 9.3.1;

             (g) A certificate from an officer of Shoney's dated the Closing Date as to certain factual matters regarding Shoney's (the form and substance of such certificate to be mutually agreeable with Enterprises Counsel and Shoney's Counsel) that will support, in part, the opinion referred to in SECTION 9.3.5(b); and

             (h) An assignment from TPIR of the following: (i) all rights to prosecute the Marlin Claims, which rights shall include the right to receive (x) payments from Marlin or it affiliates as a result of the settlement of the Marlin Claims or a judgment, (y) payments under the performance bond dated on or about November 15, 1995, with Marlin as principal and the Aetna Casualty and Surety Company ("Aetna") as surety, and (z) payments under the labor and material payment bond dated on or about November 15, 1995, with Marlin as principal and Aetna as surety, which bonds were provided in connection with the Maintenance Agreement and (ii) the right to any insurance recovery under any insurance policy maintained by Marlin or its affiliates, Enterprises or TPIR which covers liabilities arising in connection with the Marlin Claims.

          SECTION 9.3.5 Legal Opinions. (a) Enterprises shall have received the opinion of Shoney's Counsel, dated the Closing Date, as to the matters set forth on SCHEDULE 9.3.3.

          (b) Enterprises shall have received the opinion of Enterprises' Counsel, dated the Closing Date, to the effect that the transactions contemplated by this Agreement constitute a "reorganization" within the meaning of Sec. 368(a)(1)(C) of the Code.

          SECTION 9.3.6 Comfort Letter. Enterprises shall have received a "comfort" letter from Ernst & Young, LLP dated the Closing Date, with respect to the Shoney's financial statements included in the Proxy Statement.

          SECTION 9.3.7 No Material Adverse Change. There shall be no Material Adverse Change in Shoney's other than as a result of conditions or events (business or otherwise) that also affect Enterprises and result in a Material Adverse Effect on Enterprises.

                                   ARTICLE X

                           TERMINATION AND AMENDMENT

     SECTION 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after its approval by the shareholders of Enterprises or Shoney's:

          (a) by mutual consent of Shoney's and Enterprises in a written instrument;

          (b) by either Shoney's or Enterprises, if there has been a breach on the part of the other of one or more representations, warranties, covenants or agreements set forth in this Agreement, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach and that, individually or in the aggregate, causes or is likely to cause a Material Adverse Effect;

          (c) by either Shoney's or Enterprises upon written notice to the other party if any court or Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

          (d) by either Shoney's or Enterprises if the transactions contemplated by this Agreement shall not have been consummated on or before the Termination Date unless the failure to so consummate by such time is due to the breach of this Agreement by the party seeking to terminate;

          (e) by either Shoney's or Enterprises if any approval of the shareholders of either Enterprises or Shoney's required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

          (f) by Shoney's, if prior to the Closing Date, the Board of Directors of Enterprises shall have approved, recommended or endorsed any Acquisition Proposal other than this Agreement;

          (g) by Enterprises if, prior to the Closing Date, its Board of Directors, after consultation with its legal counsel and financial advisors, determines in the good faith exercise of its fiduciary duties that a bona fide proposal or offer by a third party to consummate an Acquisition Proposal is in the best interests of its shareholders;

          (h) by Enterprises if, prior to April 30, 1996, Shoney's has failed to satisfy the conditions set forth in SECTION 9.1.2 (with respect to Shoney's lenders) or to receive the financing commitment referenced in SECTION 9.2.10; and

          (i) by Shoney's if, prior to the Closing Date, Enterprises makes, commits, agrees to make or otherwise becomes obligated to make any payments of principal on either the Public Debentures or the Private Debentures.

     SECTION 10.2 Effect of Termination. In the event of termination of this Agreement by either Enterprises or Shoney's as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Shoney's or Enterprises or their respective officers or directors except for the obligations of the parties with respect to the Confidentiality Agreements and their covenants contained in Sections 7.8 and
8.3. No termination of this Agreement shall relieve any person from liability resulting from a willful breach by a party of any of its representations and warranties set forth herein if such breach results in a Material Adverse Effect on the breaching party, or from liability resulting from a willful breach by a party of any of its covenants or agreements set forth herein.

     SECTION 10.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement by the shareholders of Enterprises or of Shoney's, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1 Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. No investigation by either Enterprises, Shoney's or TPAC shall affect the representations and warranties of the other.

     SECTION 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) upon the date actually delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Shoney's, to

              Shoney's, Inc.
              1727 Elm Hill Pike
              Nashville, Tennessee 37210
              Facsimile No: 615/231-2531
              Attention: Chief Financial Officer

              with a copy to

              Tuke Yopp & Sweeney
              Suite 1100
              NationsBank Plaza
              414 Union Street
              Nashville, Tennessee 37219
              Facsimile No: 615/313-3310
              Attention: Gary M. Brown, Esq.

        and

        (b) if to Enterprises, to

              TPI Enterprises, Inc.
              3950 RCA Boulevard, Suite 5001
              Palm Beach Gardens, FL 33410
              Facsimile No: 407/691-8881
              Attention: J. Gary Sharp

              with a copy to

              Shereff, Friedman, Hoffman & Goodman, LLP
              919 Third Avenue, 20th Floor
              New York, New York 10022
              Facsimile No: 212/758-9526
              Attention: Richard A. Goldberg, Esq.

     SECTION 11.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the first page of this Agreement. Headings of articles and sections used herein are used for convenience of reference only and shall not affect the interpretation of this Agreement.

     SECTION 11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 11.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that the Confidentiality Agreements shall survive the execution and delivery hereof, and (ii) except as provided in Sections 3.4, 8.2(b), 8.4 and 8.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee, without regard to any otherwise applicable conflicts of law principles.

     SECTION 11.7 Publicity. It is the intention of the paries to use reasonable efforts to reach agreement on the wording of any news releases or other public announcements by Shoney's or Enterprises, or any of their respective affiliates, pertaining to this Agreement. In the absence of circumstances requiring otherwise, any such releases or public announcements shall be submitted to the other party for its comment prior to issuance.

     SECTION 11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 11.9 Exhibits. The Exhibits and Schedules attached to this Agreement are integral parts of this Agreement and incorporated herein by this reference and expressly made a part hereof.

     SECTION 11.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.11 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to temporary, preliminary and/or permanent injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Shoney's, Enterprises and TPAC have caused this Agreement to be signed by their respective officers thereunto duly authorized, on this 15th day of March, 1996.

                                          TPI ENTERPRISES, INC.

                                          By:       /s/  J. GARY SHARP

                                            ------------------------------------
                                                       J. Gary Sharp
                                                     President and CEO

                                          SHONEY'S, INC.

                                          By:      /s/  W. CRAIG BARBER

                                            ------------------------------------
                                                      W. Craig Barber
                                              Senior Executive Vice President
                                                and Chief Financial Officer

                                          TPI RESTAURANTS ACQUISITION CORP.

                                          By:      /s/  W. CRAIG BARBER

                                            ------------------------------------
                                                      W. Craig Barber
                                                       Vice President

                               AMENDMENT NO. 1 TO


                      PLAN OF TAX-FREE ORGANIZATION UNDER


                              SECTION 368(A)(1)(C)


                          OF THE INTERNAL REVENUE CODE


                                 AND AGREEMENT



     This Amendment No. 1 ("Amendment"), dated June 14, 1996, amends the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement ("Agreement") made and entered into as of the 15th day of March, 1996, by and among Shoney's, Inc., a Tennessee corporation, ("Shoney's"),TPI Restaurants Acquisition Corporation, a Tennessee corporation ('TPAC'), and TPI Enterprises, Inc., a New Jersey corporation ("Enterprises").



     WHEREAS, the parties mutually desire to extend the Termination Date, as that term is used in the Agreement, from June 30, 1996 to August 30, 1996;



     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Shoney's, TPAC and Enterprises agree as follows:



     Amendment to ARTICLE 1. The definition of "Termination Date" appearing in
ARTICLE 1 of the Agreement is hereby amended to read in its entirety as follows:



          "Termination Date" means August 30, 1996.



     Reaffirmation of Other Terms and Conditions. Except as modified by this Agreement, all other terms and conditions of the Agreement, as in effect prior to the execution of this Amendment, shall remain in full force and effect and the same are hereby reaffirmed and ratified as if fully set forth herein.



     IN WITNESS WHEREOF, Shoney's, Enterprises and TPAC have caused this Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, on this 14th day of June, 1996.


                                          TPI ENTERPRISES, INC.



                                          By:        /s/ J. Gary Sharp


                                             J. Gary Sharp, President and CEO



                                          SHONEY'S INC.



                                          By:       /s/ W. Craig Barber


                                          W. Craig Barber, Senior Executive Vice


                                          President and Chief Financial Officer



                                          TPI RESTAURANTS ACQUISITION CORP.



                                          By:       /s/ W. Craig Barber


                                             W. Craig Barber, Vice President

                                                                      APPENDIX B

                      FORM OF SALOMON BROTHERS INC OPINION

               , 1996

Board of Directors
Shoney's, Inc.
1727 Elm Hill Pike
Nashville, TN 37210

Ladies and Gentlemen:


     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the consideration to be paid by Shoney's, Inc. ("Shoney's"), in connection with the proposed acquisition (the "Reorganization") by Shoney's of substantially all of the assets and liabilities of TPI Enterprises, Inc. ("Enterprises"), including all of the common stock of TPI Restaurants, Inc. ("TPIR"), TPI Entertainment, Inc., and TPI Insurance Corp. and certain other assets (collectively, the "TPI Assets"), pursuant to the Plan of Tax-free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated March 15, 1996 as amended (the "Transaction Agreement"). As more specifically detailed in the Transaction Agreement, Shoney's shall issue 5,577,102 shares of its common stock, par value $1.00 per share ("Common Stock"), plus additional shares of its Common Stock with a market value of $10 million, and shall assume certain liabilities and other obligations of Enterprises, as specified in the Transaction Agreement, in exchange for the TPI Assets in a tax-free transaction. Among other exclusions, the TPI Assets shall exclude the stock, assets and liabilities of Maxcell Telecom Plus, Inc. and exclude any other assets or liabilities relating to the Maxcell litigation (which was originally captioned Maxcell Telecom Plus, Inc. v. McCaw Cellular Communications, Inc.).


     Salomon Brothers Inc ("Salomon Brothers") has previously rendered certain investment banking and financial advisory services to Shoney's for which we have received customary compensation, including providing financial advisory services to the Board of Directors in 1994, 1995 and 1996 as well as representing Shoney's in two divestitures during 1995. Salomon Brothers is a full-service securities firm and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the securities of Shoney's and Enterprises for Salomon Brothers' own account and for the accounts of customers and, accordingly, at any time may hold a long or short position in such securities.


     In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Transaction Agreement and certain other documents relating to the Reorganization; (ii) certain internal information, primarily financial in nature, provided by management of Shoney's and Enterprises, as well as certain financial forecasts prepared by the management of Shoney's; (iii) the audited financial statements for Shoney's and Enterprises for each of the fiscal years ended 1995, 1994 and 1993 and the unaudited interim financial statements for Shoney's and Enterprises since the most recent audited financial statements;
(iv) certain publicly available information regarding certain other companies that we considered to be generally comparable to Shoney's and TPIR, the principal business of the TPI Assets, and the trading markets for their respective securities; (v) certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry; and (vi) such other information, financial studies, analyses, and financial, economic and market criteria that we deemed to be relevant. We have also met with certain officers and employees of Shoney's to discuss the foregoing as well as other matters we believe relevant to our inquiry and have had limited discussions with members of Enterprises management.


     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us for the purpose of this opinion. We have not assumed any responsibility for independent verification of any of such financial and other information. With respect to the financial forecasts that we utilized, we have assumed that they reasonably reflect the best currently available estimates and judgments of the management of Shoney's as to the future financial performance of Shoney's including pro forma for the TPI Assets. We have not made or obtained any independent evaluations or appraisals of the TPI Assets or of any of the properties or facilities of Shoney's or Enterprises or assumed any responsibility to do so, and have not been furnished with any such valuations or appraisals.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following factors: (i) the historical and current financial position and results of operations of Shoney's and the TPI Assets; (ii) the business prospects of Shoney's and the TPI Assets; (iii) the historical and current market for the Common Stock and for the other equity securities of certain other companies that we believe to be generally comparable to Shoney's and TPIR; and (iv) the nature and terms of certain other transactions that we deemed to be relevant. We have also taken into our assessment general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof.

     This opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be paid for the TPI Assets in connection with the Reorganization and does not address Shoney's underlying business decision to effect the transaction or constitute a recommendation to any holder of Shoney's Common Stock as to how such holder should vote with respect to the Reorganization. You recognize that Shoney's, its Board of Directors and its stockholders have the ultimate responsibility to decide whether it is appropriate and reasonable to effect the Reorganization.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the assets to be received from Enterprises in exchange for the consideration to be paid by Shoney's is fair, from a financial point of view, to Shoney's and its shareholders.

                                          Very truly yours,

                                                                      APPENDIX C

                FORM OF ALEX. BROWN & SONS INCORPORATED OPINION

                      , 1996

Board of Directors
TPI Enterprises, Inc.
3950 RCA Boulevard, Suite 5001
Palm Beach Gardens, Florida 33410

Dear Sirs:


     TPI Enterprises, Inc., a New Jersey corporation ("Enterprises"), entered into a Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended (the "Agreement"), with Shoney's, Inc. ("Shoney's") and TPI Restaurants Acquisition Corporation ("TPAC"), each a Tennessee corporation. As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, on the Closing Date, as defined in the Agreement, Enterprises will transfer to TPAC all of the issued and outstanding shares of (i) common and preferred stock, $.01 par value per share, of TPI Restaurants, Inc., a Tennessee corporation ("TPIR"),
(ii) common stock, $.01 par value per share, of TPI Entertainment, Inc., a Delaware corporation ("TPIE"), and (iii) common stock, $1.00 par value per share, of TPI Insurance Corporation, a Hawaii corporation ("TPII") (together, the "Enterprises Subsidiary Stock"), all Intercompany Accounts, as defined in the Agreement, and all of the cash and cash equivalents of Enterprises and its subsidiaries (other than (a) an amount not to exceed $7,350,000 to pay Specified Windup Expenses, as defined in the Agreement, and (b) an amount (the "Retained Cash") equal to $7,500,000 subject to reduction in certain circumstances) (all such other cash and cash equivalents so transferred being referred to herein as the "Transferred Cash"). The Enterprises Subsidiary Stock, the Intercompany Accounts and the Transferred Cash are collectively referred to herein as the "Transferred Property." On the Closing Date, in exchange for the Transferred Property, pursuant to the Agreement Enterprises will receive the Exchange Shares (defined below) and TPAC will assume or discharge certain liabilities of Enterprises as specified in the Agreement (collectively, the "Consideration"). Pursuant to the Agreement, the Exchange Shares shall equal (x) 5,577,102 shares of common stock, $1.00 par value, of Shoney's ("Shoney's Common Stock"), plus
(y) the number of shares of Shoney's Common Stock determined by dividing $10,000,000 by the Average Closing Market Price (as defined in the Agreement) for Shoney's Common Stock, all subject to adjustment in certain circumstances as provided in the Agreement including an increase in the event of (i) reduction in the amount of Retained Cash pursuant to the Agreement and (ii) the use of any of the Net Proceeds (as defined in the Agreement) to retire any portion of the TPIR Bank Debt (as defined in the Agreement). Pursuant to the Agreement, TPAC will assume the duties and obligations of Enterprises under the $51,563,000 principal amount of 8.25% convertible subordinated debentures due 2002 issued by Enterprises and guaranteed by TPIR, Shoney's will satisfy or discharge Enterprises from the $15,000,000 principal amount of 5.00% convertible senior subordinated debentures due 2003 and from any liabilities associated with or arising out of the TPIR Bank Debt and TPAC will assume certain liabilities of Enterprises. You have requested our opinion as to whether the Consideration to be received by Enterprises in exchange for the Transferred Property being transferred to TPAC pursuant to the terms and conditions of the Agreement is fair, from a financial point of view, to the shareholders of Enterprises.


     Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of Enterprises in connection with the transactions described above and will receive a fee for our services, including the rendering of this opinion. We regularly publish research reports regarding the businesses and securities of publicly owned companies in the restaurant industry, including Shoney's. In addition, in the ordinary course of business, Alex. Brown may actively trade the securities of Shoney's and Enterprises for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

     In connection with our opinion, we have reviewed certain publicly available financial and other information concerning Enterprises and Shoney's and certain internal financial analyses and other information with respect to the business, operations and prospects of Enterprises, furnished by the management of Enterprises to us. We have also held discussions with members of senior management of Enterprises regarding the business and prospects of Enterprises and with members of senior management of Shoney's regarding the business and prospects of Shoney's. In addition, we have (i) reviewed the reported price and trading activity for shares of common stock, $.01 par value, of Enterprises ("Enterprises Common Stock") and Shoney's Common Stock; (ii) compared certain financial and stock market information for Enterprises and Shoney's with similar information for certain selected companies within the restaurant industry whose securities are publicly traded; (iii) reviewed the financial terms of certain recent business combinations which we deemed relevant in whole or in part; and
(iv) performed such other studies and analyses and considered such other factors as we deemed appropriate for the purpose of rendering our opinion. We have also reviewed the Agreement.

     In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion, and we have not assumed any responsibility to independently verify any of such information. With respect to information relating to the prospects of Enterprises and Shoney's, we have assumed that the information provided to us has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Enterprises and Shoney's as to the likely respective future financial performance of Enterprises and Shoney's. We express no view as to such information or the assumptions on which it is based. We were not requested or authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Enterprises Subsidiary Stock, Enterprises or any of its constituent businesses or any other transaction as an alternative to the transactions described above. We have assumed that the transactions contemplated by the Agreement will constitute a "reorganization" within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. We have assumed that the Civil Action, as defined in the Agreement, will be settled in accordance with the terms of the agreement in principle therefor and we express no opinion with respect thereto. We have further assumed that pursuant to the Agreement a substantial portion of the Retained Cash will be distributed to stockholders of Enterprises. While we conducted physical inspections of a limited number of Shoney's and Enterprises properties and facilities, we did not conduct physical inspections of most of such properties or facilities and we did not make or obtain any evaluations or appraisals of any of the properties, facilities, assets or liabilities of Shoney's or Enterprises.

     Our opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion addresses only the fairness, from a financial point of view, to the shareholders of Enterprises of the Consideration to be received by Enterprises in exchange for the Transferred Property being transferred to TPAC pursuant to the terms and conditions of the Agreement, and does not constitute a recommendation to any Enterprises stockholder as to how to vote with respect to the Agreement or the transactions contemplated thereby.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Consideration to be received by Enterprises in exchange for the Transferred Property being transferred to Shoney's pursuant to the terms and conditions of the Agreement is fair, from a financial point of view, to the shareholders of Enterprises.

                                          Very truly yours,

                                                                      APPENDIX D

             PLAN OF COMPLETE LIQUIDATION OF TPI ENTERPRISES, INC.

     This Plan of Complete Liquidation (the "Plan") provides for the voluntary dissolution and complete liquidation of TPI Enterprises, Inc., a New Jersey corporation (the "Corporation"), in accordance with Chapter 12 of Title 14A of the New Jersey Business Corporation Act (the "Act"). The voluntary dissolution and complete liquidation shall be accomplished in accordance with the provisions of this Plan, which is an integral aspect of, and called for by, the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement (the "Plan of Reorganization"). Pursuant to the Plan of Reorganization, Shoney's, Inc., a Tennessee corporation ("Shoney's"), will acquire substantially all of the properties and assets of the Corporation.

     1. Approval of Board of Directors. The board of directors of the Corporation has determined that, subject to the closing of the Plan of Reorganization with Shoney's (the "Closing"), it is deemed desirable and for the benefit of the Corporation and the stockholders thereof that the Corporation be voluntarily dissolved and completely liquidated in accordance with the provisions of this Plan.

     2. Adoption of Plan by Stockholders. This Plan shall be submitted to the stockholders of the Corporation for approval and adoption at a special meeting of the shareholders of the Corporation called by the board of directors for that purpose (the "Meeting"). The Plan shall be deemed adopted and shall become effective upon its approval at the Meeting by the affirmative vote of a majority of the votes cast by the holders of at least a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation entitled to vote at the Meeting as required by Section 14A:12-4 of the Act, subject to the Closing.

     3. Issuance of Certificate of Dissolution by Secretary of State. If the Plan is adopted and approved at the Meeting as provided in Paragraph 2 above, and the Closing thereafter occurs, the proper officers of the Corporation shall file a Certificate of Dissolution as soon as practicable after the Meeting in the office of the Secretary of State of State of New Jersey, in accordance with the provisions of Section 14A:12-4 of the Act. Upon the filing of the Certificate of Dissolution, the Corporation shall be deemed dissolved (the date of issuance of such certificate being hereafter referred to as the "Dissolution Date").

     4. Continuation of Corporate Status After Dissolution Date for Certain Purposes. On and after the Dissolution Date, the Corporation shall continue its corporate existence but shall carry on no business except for the purpose of winding up its affairs by (a) collecting its assets, (b) conveying for cash or upon deferred payment, with or without security, such of its assets are not to be distributed in kind to its shareholders, (c) paying, satisfying and discharging its debt and other liabilities and (d) doing all other acts required to liquidate its business and affairs.

     5. Time for Completion of Liquidation. It is the intent of this Plan that the complete liquidation of the Corporation shall commence on the Dissolution Date and that such liquidation, and the distribution of the net assets of the Corporation, shall be completed as soon as practicable thereafter and in any event within one year after the date of the approval of this Plan by the shareholders of the Corporation except as otherwise provided by Section 10 hereof.

     6. Powers and Authority of Directors after Dissolution. (a) Upon dissolution of the Corporation, its officers, directors and shareholders of the Corporation shall continue to function in the same manner as if the dissolution had not occurred. Without limiting the generality of the foregoing:

          (i) The directors of the Corporation shall not be deemed to be trustees of its assets and shall be held to no greater standard of conduct than that prescribed by Section 14A:6-14 of the Act;

          (ii) Title to the Corporation's assets shall remain in the Corporation until transferred by it in the corporate name;

          (iii) The dissolution shall not change quorum or voting requirements for the board or shareholders, nor shall it alter provisions regarding election, appointment, resignation or removal of, or filling vacancies among, directors or officers, or provisions regarding amendment or repeal of by-laws or adoption of new by-laws;

          (iv) Shares may be transferred until the Complete Liquidation Date (as defined in Paragraph 10.1);

          (v) The Corporation may sue and be sued in its corporate name and process may issue by and against the Corporation in the same manner as if dissolution had not occurred, subject to the provisions of New Jersey law; and

          (vi) No action brought against the Corporation prior to its dissolution shall abate by reason of such dissolution.

     (b) Specifically, but without limiting the generality of the foregoing set forth in Section 6(a) hereof, upon dissolution of the Corporation, the directors of the Corporation shall have the following powers and authorities:

          (i) To employ, terminate the employment of, and fix the compensation and other terms of employment of such officers, employees, agents, attorneys, accountants and others as in the discretion of the directors are necessary or appropriate to effect the purpose of the Plan;

          (ii) To fix the compensation and other terms of employment of the directors; provided, however, that the annual compensation (excluding expenses) of the directors shall be no greater than the annual cash compensation of the directors immediately prior to the Dissolution Date;

          (iii) To purchase, lease, or otherwise provide such offices and other facilities as in the discretion of the directors are necessary or appropriate to effect the purpose of the Plan;

          (iv) To (1) collect its assets, (2) convey for cash or upon deferred payments, with or without security, such of its assets as are not to be distributed in kind to its shareholders and (3) pay, satisfy and discharge its debts and other liabilities;

          (v) To dispose of and convey the properties and assets (on going-concern or other bases as deemed by the directors to be in the best interests of the shareholders of the Corporation), to sell shares of Shoney's Stock (as defined in Paragraph 8.1(a)) in accordance with Paragraph 8.3 and to distribute shares of Shoney's Stock to Enterprises' shareholders and creditors in accordance with Section 3.6 of the Plan of Reorganization, at such times, in such manner, and upon such terms and conditions as are deemed by the directors to be in the ultimate best interests of the shareholders of the Corporation but in a manner consistent with the Plan of Reorganization and the requirements to maintain a tax-free transaction;

          (vi) To do all other acts required to liquidate its business and affairs, including to take and effect all other actions deemed by the directors to be necessary or appropriate to effect the purpose of the Plan.

     7. Exercise of Powers and Authorities of Directors. From and after the dissolution of the Corporation:

          7.1 The powers and authorities of the directors may be exercised in the manners and in accordance with the provisions of this Plan, the Bylaws of the Corporation and as specifically provided by the Act.

          7.2 Article Sixth of the Restated Certificate of Incorporation of the Corporation shall at all times apply to the officers and directors of the Corporation. Without limiting the foregoing, except as otherwise specifically provided by the Act, no director shall be personally liable in respect of any action taken on behalf of the Corporation.

     8. Initial Liquidating Distribution.

          8.1 (a) As soon as practicable after the Dissolution Date and upon determination by the directors that adequate provision has been made for payment of all creditors of the Corporation and all costs and expenses of liquidation, the Corporation shall make an initial liquidating distribution on a pro rata basis to the holders of outstanding shares of Common Stock. Holders of employee stock options or warrants immediately prior to the closing of the transactions contemplated by the Plan of Reorganization (collectively, the "Derivative Securities") shall be entitled to a distribution only in accordance with Paragraph 8.2 hereof. The initial liquidating distribution to holders of Common Stock shall be comprised of cash and approximately 6,600,000 shares (or such greater number of shares as the Corporation may then hold) of common stock, $1.00 par value per share (the "Shoney's Stock"), of Shoney's or its successor in interest, or such portions thereof as the directors shall determine should be distributed to such holders of Common Stock after adequate provision for payment of creditors and costs and expenses of liquidation and a reserve for such distributions to the holders of Derivative Securities as may be required under Paragraph 8.2.

          (b) A person or entity designated by the directors of the Corporation shall act as agent for the holders of the outstanding shares of Common Stock for this purpose and shall accept delivery in proper form for transfer of the Shoney's Stock on their behalf and arrange for transfer into their names of the record ownership of the Shoney's Stock on the stock transfer books of Shoney's.

          8.2 Holders of Derivative Securities who exercise their Derivative Securities after the closing of the transaction contemplated by the Plan of Reorganization but before the Final Liquidating Distribution Record Date (as defined below) and thereby acquire shares of Shoney's Stock in accordance with the terms of the Derivative Securities existing immediately prior to the Closing as modified by the Plan of Reorganization shall be entitled to receive, as soon as practicable after the Corporation or the Liquidating Agent (as defined in Paragraph 10.1) receives notice of such exercise their pro rata portion of the cash portion of the initial liquidating distribution and of the cash portion of any subsequent liquidating distribution to the extent of such exercise. Holders of Derivative Securities shall not be entitled to participate in any liquidating distribution of shares of Shoney's Stock or other non-cash consideration received from Shoney's pursuant to the Plan of Reorganization or any proceeds thereof. To become entitled to the liquidating distributions of cash provided herein, holders of Derivative Securities must exercise such Derivative Securities into shares of Shoney's Stock prior to the record date for the final liquidating distribution pursuant to Paragraph 10.1, which in no event shall be no earlier than December 31, 1998 (the "Final Liquidating Distribution Record Date"); provided, however, that the Final Liquidating Distribution Record Date shall occur no later than the third anniversary after the Complete Liquidation Date. Until the Final Liquidating Distribution Record Date, the Corporation or the Liquidating Agent shall retain in reserve the holder's pro rata portion of the cash portion of the initial liquidating distribution and of any subsequent liquidating distribution. Upon expiration or cancellation of any of a holder's Derivative Securities, or if such Derivative Securities are not exercised on or prior to the Final Liquidating Distribution Record Date, the cash and other property reserved for such holder shall be available for distribution to the holders of Common Stock, provided that the Corporation or the Liquidating Agent shall be entitled to delay such distributions so that they may be reasonably aggregated. Cash amounts to which holders of Derivative Securities may become entitled from the Corporation hereunder are referred to herein as the "Derivative Securities Entitlements."

          8.3 No fractional shares of scrip or certificates for fractional shares will be issued in connection with any liquidating distribution of Shoney's Stock to the holders of Common Stock. Fractional share interests with respect to Shoney's Stock shall be settled by aggregating all fractions, selling the number of full shares of Shoney's Stock representing such aggregated fractions in the open market, and, after payment out of the proceeds of such sale or sales of all expenses (including brokerage commissions) incidental to such sale or sales, distributing the net proceeds from such sale or sales to the respective holders of Common Stock entitled thereto in accordance with their fractional entitlements.

          8.4 In connection with all liquidating distributions prior to the Complete Liquidation Date, the stock transfer books of the Corporation need not be closed but, in lieu of such closing, the directors may fix a record and a payment date for the purpose of determining the identity of holders of Common Stock entitled to receive such liquidating distribution or distributions and all rights of persons with respect to such liquidating distribution or distributions shall be determined in accordance with the dates so fixed by the directors.

     9. Reserve for Liabilities and Subsequent Liquidating Distributions. The directors shall be entitled, from time to time, to determine and pay, or make adequate provision for the payment of, all liabilities, known, contingent or potential, of the Corporation (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Corporation) and shall be entitled at all times to retain cash and other assets determined by the directors to be adequate to provide for the payment of all such liabilities. Subject to the foregoing, the directors from time to time shall make distributions in such amounts or in such property, pro rata to holders of Common Stock of record on such date or dates, as is determined by the directors and, in accordance with Paragraph 8.2, in satisfaction of Derivative Securities Entitlements. All such determinations shall be made in the exercise of the absolute discretion of the directors, and the directors shall not be required to make, or be in any manner liable for not making, any liquidating distribution to holders of Common Stock or any payment of Derivative Securities Entitlements except in accordance with the express requirements of the Plan.

     10. Liquidating Agent.


        10.1 (a) On or before the date that is one year after the Meeting (the "Complete Liquidation Date"), one or more of the directors (unless shareholder or court approval of other persons is obtained) shall agree to serve as the liquidating agent for the holders of the Common Stock and Derivative Securities (herein individually and collectively referred to as the "Liquidating Agent") pursuant to an agreement (the "Agency Agreement") entered into between the Corporation (as authorized by the directors) and such Liquidating Agent. On the Complete Liquidation Date, all then remaining monies, properties and assets of the Corporation and all interests therein, subject to any remaining claims against and liabilities of the Corporation, shall be transferred to an account designated by the Liquidating Agent pursuant to the Agency Agreement. The transfer books and other records of the Corporation shall be closed on the Complete Liquidation Date.


        (b) Promptly following the Complete Liquidation Date, the directors shall report to the holders of Common Stock and holders of Derivative Securities which have not been exercised or canceled and which have not expired (i) that the transfer of the assets and liabilities of the Corporation to the Liquidating Agent has occurred, (ii) the terms and conditions of the Agency Agreement, (iii) the identity of the Liquidating Agent and (iv) their respective percentage beneficial interests in the assets held by the Liquidating Agent (assuming the exercise of all of the Derivative Securities into shares of Shoney's Stock prior to the Final Liquidating Distribution Record Date). Notwithstanding the foregoing, no holder of Derivative Securities shall have any rights or interest in or entitlement to the assets held by the Liquidating Agent unless and until such holder exercises such Derivative Securities into shares of Shoney's Stock on or before the Final Liquidating Distribution Record Date as provided in Paragraph 8.2.

        10.2 The Agency Agreement shall provide, in substance, that the purposes thereof shall be to determine and pay or otherwise satisfy or finally provide for (whether by insurance or otherwise), within three years after the Complete Liquidation Date, all then remaining claims of creditors and other liabilities of the Corporation, including costs and expenses of the Liquidating Agent and the Derivative Securities Entitlements, and thereupon to distribute any remaining money, property, or assets to the holders of Common Stock as provided below. The Agency Agreement shall also provide that, at such time as the Liquidating Agent shall determine in the exercise of its absolute discretion that all debts and liabilities, known, contingent and potential, including the costs and expenses of completing the complete liquidation, of the Corporation have been paid or provided for, the Liquidating Agent shall thereupon fix the Final Liquidating Distribution Record Date and give the holders of Derivative Securities 30 days' prior written notice of the Final Liquidating Distribution Record Date as it is so established. Thereafter, on a date (on or after the Final Liquidating Distribution Record Date) to be determined by the Liquidating Agent, the Liquidating Agent shall satisfy the Derivative Securities Entitlements and then distribute any funds or other property then held by or for the account of the Corporation pro rata to holders of Common Stock of record as of the Final Liquidating Distribution Record Date. Subject only to the foregoing, the Agency Agreement may contain such terms and conditions as are mutually agreeable to the directors and the Liquidating Agent and as are necessary or convenient to the final liquidation of the assets and liabilities of the Corporation and the distribution of the net proceeds thereof.

        10.3 Upon occurrence of the events contemplated by, and compliance with the provisions of, the foregoing Paragraphs 10.1 and 10.2 (which may be at any time prior to the third anniversary of the Complete Liquidation Date), the Corporation shall be deemed to be completely liquidated and dissolved and the directors shall be discharged of and released from all further powers, authorities, duties, responsibilities, and liabilities as directors.

     11. Unlocated Stockholders. Any cash or other property held by or for the account of the Liquidating Agent for distribution to holders of Common Stock and for payment, in accordance with Paragraph 8.2, to holders of Derivative Securities who have not at the time been located shall, at the time of the final liquidating distribution contemplated by Paragraph 10.1, be transferred by the Liquidating Agent to the custodian, state official, trustee or other person authorized by law to receive distributions for the benefit of such unlocated stockholders, in such manner as may be determined by the Corporation or the Liquidating Agent, as the case may be. Such cash or other property shall thereafter be held by such person solely for the benefit of and ultimate distribution, without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Corporation and the Liquidating Agent with respect thereto shall be satisfied and extinguished.

     12. Share Certificates. At the time of the transfer of the assets, subject to the liabilities, of the Corporation to the Liquidating Agent, the Corporation will call upon the holders of Common Stock to surrender to the Corporation the certificates that theretofore represent their shares of Common Stock.

     13. Termination. In the event the Plan of Reorganization is terminated prior to the Closing, this Plan shall terminate and be of no force or effect.

                                                                      APPENDIX E

                     SHONEY'S, INC. 1981 STOCK OPTION PLAN
                  AS AMENDED AND RESTATED THROUGH MAY 1, 1996

                              PURPOSE OF THE PLAN

     This Stock Option Plan (the "Plan") is intended to promote the interests of Shoney's, Inc. (the "Company") and its shareholders by encouraging those key employees who will be responsible for the future growth and continued development of the Company and its Subsidiaries, as hereinafter defined, to own, and to increase their ownership of, the Company's stock, thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Company's continued success and progress.

                             STATEMENT OF THE PLAN

     1. Name. The Plan shall be known as the Shoney's, Inc. 1981 Stock Option Plan.

     2. Definition of Terms. In addition to words and terms that may be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms:

          2.1 "Board"  means the Company's Board of Directors.


          2.2 "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if during the option exercise period: (a) any "person" (as such term is used in the Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of Company's then outstanding voting securities; or (b) all or substantially all of the appraised value of the fixed assets of the Company are sold, exchanged or otherwise transferred (other than to secure debt owed by the Company); or
     (c) the Company's shareholders approve a plan of liquidation or dissolution; or (d) individuals who at the time an option is granted constitute members of the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the time the option was granted.


          2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.4 "Committee" means the Human Resources and Compensation Committee of the Board, consisting solely of three or more outside directors (as defined by Code Section 162(m) and the regulations issued thereunder), as from time to time designated by the Board, that administers the Plan in accordance with Section 3, and who are not and have not at any time for one year before appointment to the Committee been eligible to receive stock or options under any plan (other than the Directors Stock Option Plan) of the Company or any of its affiliates.

          2.5 "Common Stock" means the common stock of the Company having a par value of $1.00 per share.

          2.6 "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and which renders Participant unable to engage in the duties being engaged in before the impairment. A Participant shall not be considered to have a Disability unless the Participant furnishes proof of the existence thereof in a such form and manner, and at such time, as the Committee may require.

          2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.8 "Incentive Option" means an option which qualifies as an incentive stock option within the meaning of Code Section 422.

          2.9 "Nonqualified Option" means an option which does not qualify as an incentive stock option under Code Section 422.

          2.10 "Parent" means any corporation, which at the time an option is granted, qualifies as a parent of the Company under the definition of "parent corporation" contained in Code Section 424(e), i.e., any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.11 "Participant" means an employee of the Company or any of its Subsidiaries to whom an option is granted under the Plan.

          2.12 "Performance-Based Option" means an Incentive Option or Nonqualified Option that vests as determined by the Committee in accordance with Section 7.7[i].

          2.13 "Prior Plan" means the Stock Option Plan originally approved by the Company's shareholders on January 16, 1969, as amended.

          2.14 "Representative" means the personal representative of the Participant's estate, and after final settlement of the Participant's estate, the successor or successors entitled thereto by law.

          2.15 "Subsidiary" means any corporation which at the time an option is granted qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f), i.e., any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          2.16 "Trading Price of the Common Stock" means (i) the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) if the Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, in the over-the-counter market as reported by the NASDAQ National Market List; or (iii) if the Common Stock is not then reported on the NASDAQ National Market List, the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter-securities.

     3. Administration. The Plan shall be administered by the Committee. Members of the Committee shall not be eligible to participate in the Plan. The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the shareholders of the Company. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military or other approved leave of absence from the Company or a Subsidiary, as a period of employment of such optionee by the Company or such Subsidiary, as the case may be, for purposes of accrual of the Participant's rights under the Plan; provided, however, that in the case of an Incentive Option such leave shall not be longer than 90 days or the optionee's reemployment following such leave must be guaranteed by contract or statute. In the event the leave described in the preceding sentence exceeds 90 days and reemployment is not guaranteed by contract or statute, the optionee's employment by the Company or a Subsidiary shall be deemed to have terminated on the 91st day of such leave. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any option granted under the Plan.

     4. Shares Subject to Plan. Options may be granted by the Company from time to time to purchase an aggregate of 13,685,180 shares of Common Stock, subject to adjustment as provided in Section 9. The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire, or, with the consent of the Participant, be cancelled as to any shares, new options may thereafter be granted covering any such shares.

     5. Eligibility. Options may be granted to those employees of the Company (including officers, whether or not they are directors) who have and exercise key management functions and responsibilities for the Company or any Subsidiary. The granting of an option to any employee shall neither entitle such employee to, nor disqualify such employee from, participation in any other grant of options.


     6. Grant of Options. The Committee shall have the authority, subject to the terms of the Plan, to: (a) determine and designate from time to time those employees of the Company or any Subsidiary to whom options are to be granted and the number of shares to be optioned to each such employee, provided that no director of the Company who is not also an employee of the Company or of a Subsidiary and no director who is a member of the Committee administering the Plan shall be entitled to receive any option under the Plan and further provided that the maximum number of shares of Common Stock that may be granted to any Participant during any fiscal year of the Company shall not exceed two million (2,000,000) shares; (b) authorize the granting of Incentive Options, Nonqualified Options, Performance-Based Options, or combinations of Incentive Options, Nonqualified Options and Performance-Based Options; and to require, if it so determines, that if an Incentive Option and a Nonqualified Option are granted to the same Participant, then to the extent one option is exercised the other option shall not be exercised and shall terminate; (c) determine the number of shares subject to each option; and (d) subject to the restrictions of
Section 7.7, determine the schedule and duration of the exercise period for any option. The date of grant of an option under the Plan will be the date on which the option is awarded by the Committee.


     7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, and shall be subject to the terms and conditions contained in Sections 7.1 through
7.8 and to such other terms and conditions as the Committee may deem appropriate; provided, however, that no Incentive Option shall be subject to any condition that is inconsistent with the provisions of Code Section 422(b). In the event that any condition imposed hereunder on an Incentive Option is at any time determined by the Internal Revenue Service or a court of competent jurisdiction to be inconsistent with Code Section 422, then each Incentive Option shall be deemed to have been granted without such condition but shall continue in effect under such remaining terms and conditions as may be applicable as if the invalid condition had not been included.

          7.1 Option Period. Each option agreement shall specify the period during which the option thereunder is exercisable (which shall not exceed ten (10) years from the date of grant, except as otherwise provided by
     Section 8.3) and shall provide that the option shall expire at the end of such period.


          7.2 Option Price. The option price per share shall be 100% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock shall be the Trading Price of the Common Stock on the date of grant. Such price shall be subject to adjustment as provided in
     Section 9.


          7.3 Nontransferability. The options granted hereunder shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution.

          7.4 Ten Percent Shareholders. Incentive Options shall not be granted to any employee who, immediately before the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries; provided, however, that this prohibition shall not apply if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock and such option is not exercisable after the expiration of five (5) years from the date such option is granted.

          7.5 $100,000 Incentive Option Limitation. To the extent the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which an Incentive Option will first become exercisable by a Participant in any calendar year under all plans of the Participant's employer corporation and its Parent and Subsidiaries exceeds $100,000, such option shall be treated as a Nonqualified Option.

          7.6 Termination of Employment. If any Participant shall cease to be an employee of either the Company, or a Parent or Subsidiary, or a Parent or Subsidiary corporation of each corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies, except when such cessation of employment is caused by the death or Disability of the Participant, the Participant may, subject to the provisions hereof and before the earlier of the option's expiration date or the expiration of three (3) months from such cessation of employment, exercise the option granted to such Participant to the same extent that the Participant might have exercised such option on the date of cessation of employment. To the extent that any option is not exercised in accordance herewith, it shall terminate at the earlier of the option's expiration date or the expiration of the three (3) month period following cessation of employment. Participant's Representative, in the event of the Participant's death, or the Participant, in the event of the Participant's Disability, may, subject to the provisions hereof and before the earlier of the option's expiration date or the expiration of twelve (12) months after the date of such death or Disability, exercise the option granted to such Participant up to the total number of shares covered by the option less any previous exercises. To the extent that any option is not exercised in accordance herewith, it shall terminate at the earlier of the option's expiration date or the expiration of the twelve (12) month period following death or Disability. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant.

          7.7 Period of Exercise of Options. Any option granted hereunder, may, before its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An option granted hereunder shall become exercisable in such installments as are specified in the option agreement, the rate of which shall not be at a rate exceeding the following schedule, except as otherwise provided by this Section 7.7: (a) After one
     (1) year from the date the option is granted, it may be exercised as to not more than 33 1/3% of the shares covered thereunder; (b) after two years from the date the option is granted, it may be exercised as to not more than an additional 33 1/3%, or a total of 66 2/3%, of the shares covered thereunder; (c) after three years from the date the option is granted, it may be exercised as to all of the shares covered thereunder. Notwithstanding the foregoing, the Committee may provide in the option agreement that an option shall vest, in whole or in part:

             [i] with respect to Performance-Based Options, at such time, or within such time period as the Committee shall designate, as the fair market value of the Company's Common Stock subject to the option increases seventy-five percent (75%), or such greater percentage as determined by the Committee, over the fair market value of the Common Stock at date of grant of the option, with said option to vest no later than ten (10) years from the date the option is granted provided that the Committee may provide for expiration of the option upon termination of employment.

             [ii] in the event of the Participant's termination of employment with the Company or Subsidiary because of the Participant's death or Disability; and

             [iii] in the event of a Change in Control.


          7.8 Determination of Fair Market Value for Vesting of
     Performance-Based Options. A Performance-Based Option shall vest on such dates as the average of the Trading Price of the Common Stock for the immediately preceding twenty (20) consecutive trading days (the "Average Trading Price of the

     Common Stock") is at least seventy-five percent (75%), or such greater percentage as determined by the Committee, over the Trading Price of the Common Stock on the date of grant.


     8. Exercise of Option. The exercise of any option under the Plan shall be subject to the provisions of Sections 8.1 through 8.3.

          8.1 Manner of Exercise. To exercise an option, the Participant shall deliver to the Company at its main office (attention of the corporate Secretary): [i] written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Participant, or a broker-dealer (as provided in Section 8.2), for such shares of the option price for the number of shares with respect to which the option is exercised. Provided that all conditions precedent contained in the Plan and option agreement are satisfied, the Company shall deliver to the Participant, at the offices of the Company, a certificate or certificates for the Common Stock. If Participant fails to accept delivery of the Common Stock, the Participant's rights to exercise the applicable portion of the option shall terminate.

          8.2 Payment for Shares. Except as otherwise provided in this Section 8, the option price for the Common Stock shall be paid in full when the option is exercised. Subject to such rules as the Committee may impose, the option price may be paid in whole or in part in [i] cash, [ii] whole shares of Common Stock owned by the Participant evidenced by negotiable certificates, [iii] by a combination of such methods of payment, or [iv] such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee. If payment of the option price is made in Common Stock, the value of the Common Stock used for payment of the option price shall be the closing price of the Common Stock on the national securities exchange on the business day preceding the day written notice of exercise is delivered to the Company. The Committee, in its discretion, may suspend or terminate the right of Participant to pay with stock of the Company should the Committee deem such action to be in the Company's best interests.

          8.3 Exercises Causing Loss of Tax Deduction. No part of an option may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' tax deduction, provided that an Incentive Option may not be exercised later than ten (10) years from date of grant. This section shall not limit the exercisability of an option in the event of Change in Control.

          8.4 Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the Participant or Participant's Representative shall deliver to the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Participant or Participant's Representative to purchase Common Stock.

          8.5 Withholding. The Company's obligation to deliver shares on the exercise of any option shall be subject to satisfaction of any applicable federal, state, and local tax withholding requirements, and the Company, in its sole discretion, may withhold shares otherwise transferable to the Participant upon exercise of an option in order to satisfy such withholding requirements.

          8.6 Successive Options. Notwithstanding anything herein contained to the contrary, no Incentive Option granted hereunder to a Participant before May 1, 1996 shall be exercisable while there is outstanding (within the meaning of former Code Section 422A(c)(7) which was repealed with respect to options granted after December 31, 1986) any Incentive Option theretofore granted to such Participant to purchase stock in the Company or in a corporation which (at the time of the granting of this option) is a Parent or Subsidiary of the Company, or is a predecessor corporation of any such corporations.

     9. Capital Adjustments. The number and price of shares of Common Stock covered by each option and the total number of shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Stock, any option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate.

     10. Reservation and Delivery of Shares. The Company, during the term of any options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the options granted under the Plan. If in the opinion of its counsel, the issuance or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

     11. Event of Defeasance. Any options granted hereunder are specifically made subject to defeasance by the failure of the shareholders of the Company to approve the Plan within a period of twelve months from the date the Plan is adopted by the Board.

     12. Securities Laws. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, a current registration statement relating to the shares of Common Stock to be received upon such exercise, the Participant shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said shares evidencing the restrictions on transfer under the Securities Act of 1933 and the issuance of stop-transfer instructions by the Company to its transfer agent with respect thereto. No shares of Common Stock shall be issued or sold upon the exercise of any option unless and until the then applicable requirements of the Securities Act of 1933, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to the Company, and the rules and regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.

     13. No Rights as Shareholder. A Participant shall not have any rights as a shareholder with respect to any shares covered by any option granted hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to a Participant as to any dividends or other rights for which the record date occurred before the issuance of such certificate.

     14. Indemnification and Exculpation. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in settlement thereof (with the Company's written approval) or paid by him/her in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his/her lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him/her, he/she shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him/her or hold him/her harmless. Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself/herself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken or any omission to act, when any such determination, action, or omission is made in good faith.

     15. Amendment and Discontinuance. The Board or the shareholders of the Company may terminate or amend the Plan in any respect at any time, except that
(a) no action of the Board or the shareholders may alter or impair a participant's rights under any outstanding option without the Participant's consent, and (b) without the approval of the shareholders, the total number of shares that may be optioned and sold under the Plan may not be increased (except by adjustment pursuant to Section 9), the provisions of Section 5 regarding eligibility may not be modified, the price at which shares may be purchased pursuant to options granted hereunder may not be reduced (except by adjustment pursuant to Section 9), the expiration date of the Plan may not be extended, and the provisions of this Section 15 may not be changed.

     16. Term of Plan. Subject to the provisions of Section 11, the Plan shall be effective as of the date of the adoption of the Plan by the Board and shall expire on September 2, 2001 (except as to options outstanding on that date), and no option shall be granted under the Plan on or after such expiration date.

     17. Construction. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning, or enforceability of any provision of the Plan. All references herein to "section" or "paragraph" shall mean the appropriately numbered section or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.

     18. Severability. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

     19. Governing Law. Except as the same may be governed by the Code and any applicable federal securities laws, the Plan and any options granted hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.


     This Shoney's, Inc. 1981 Stock Option Plan, as amended and restated through
May 1, 1996, is executed this           day of             , 1996, but effective
as of May 1, 1996.


                                          SHONEY'S, INC.


                                          By:


                                          --------------------------------------


                                          Title:


                                          --------------------------------------
WITNESS:

- --------------------------------------
Corporate Secretary

                                                                    Appendix F

                                 SHONEY'S, INC.
      (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SHONEY'S, INC. FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, AUGUST , 1996)

REVOCABLE
       PROXY


   The undersigned hereby appoints C. Stephen Lynn and W. Craig Barber, and either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of Shoney's, Inc. ("Shoney's") standing in my name on the books and records of Shoney's at the close of business on June 28, 1996 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held in the fifth floor auditorium of
the First American Center, Nashville, Tennessee on      , August  , 1996 at 1:00
P.M., local time, and at any and all adjournments or postponements, as follows:



1. To approve the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended, among Shoney's, TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, and TPI Enterprises, Inc., including the issuance of shares and associated rights, and stock options, warrants and rights to purchase shares, and associated rights, of Shoney's common stock, par value $1.00 per share ("Shoney's Common Stock") contemplated thereby.


               / / FOR            / / AGAINST            / / ABSTAIN

2. To approve an amendment to the restated charter of Shoney's increasing the authorized capital stock of Shoney's from 100 million to 200 million shares of Shoney's Common Stock.

               / / FOR            / / AGAINST            / / ABSTAIN

3. To consider and vote upon proposed amendments to the Shoney's Inc. 1981 Stock Option Plan (the "Shoney's Option Plan"), as described in the accompanying Joint Proxy Statement/Prospectus.

               / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE IF NO CHOICE IS
                                  MADE HEREON.

   To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

   Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Shoney's at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

                           (continued on other side)


   The undersigned acknowledges receipt of a Notice of Special Meeting called
for the    day of August, 1996 and the Joint Proxy Statement/Prospectus dated
the    day of July, 1996 prior to the execution of this Proxy.


                                                 DATE:
                                                 -------------------------------

                                                 -------------------------------
                                                    Print Name of Shareholder

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 DATE:
                                                 -------------------------------

                                                 -------------------------------
                                                    Print Name of Shareholder

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 (Please sign exactly as your
                                                 name appears on the envelope in
                                                 which this card was mailed.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give your full title. If more
                                                 than one trustee, all should
                                                 sign. If shares are held
                                                 jointly, each holder should
                                                 sign.)

                                                                     Appendix G

                             TPI ENTERPRISES, INC.
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  TPI ENTERPRISES, INC. FOR A SPECIAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON AUGUST   , 1996)

REVOCABLE
        PROXY


    The undersigned hereby appoints J. Gary Sharp and Frederick W. Burford, and any one or more of them with full power of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of TPI Enterprises, Inc., a New Jersey corporation ("Enterprises"), standing in my name on the books and records of Enterprises at the close of business on June 24, 1996 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm
Beach Gardens, Florida on       , August   , 1996 at the hour of 9:00 a.m.,
local time, and at any and all adjournments or postponements, as follows:



    1. To consider and vote upon a proposal to approve the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated as of March 15, 1996, as amended (the "Reorganization Agreement"), by and among Shoney's, Inc. ("Shoney's"), TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, and Enterprises, including the dissolution and liquidation of Enterprises under the terms of a plan of complete liquidation contemplated by the Reorganization Agreement.


                   / / FOR      / / AGAINST      / / ABSTAIN

  THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE IF NO CHOICE IS MADE
                                    HEREON.

    To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Enterprises at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and no further force and effect.

                           (continued on other side)


    The undersigned acknowledges receipt of Notice of Special Meeting called for
the     day of August, 1996 and the Joint Proxy Statement/ Prospectus dated the day of July, 1996 prior to the execution of this Proxy.


                                                 DATE:
                                                 -------------------------------

                                                 -------------------------------
                                                    Print Name of Shareholder

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 DATE:
                                                 -------------------------------

                                                 -------------------------------
                                                    Print Name of Shareholder

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 (Please sign exactly as your
                                                 name appears on the envelope in
                                                 which this card was mailed.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give your full title. If more
                                                 than one trustee, all should
                                                 sign if shares are held
                                                 jointly, each holder should
                                                 sign.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 48-18-501 through 48-18-509 of the TBCA authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Shoney's has adopted the provisions of the Tennessee statute pursuant to Article of its Amended and Restated Charter. Also, Shoney's has a Directors' and Officers' Liability Insurance Policy that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Section 48-12-102 of the TBCA permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. Shoney's has adopted the provisions of the statute in Article of its Amended and Restated Charter. Accordingly, Shoney's Charter eliminates, subject to certain exceptions, the personal liability of a director to Shoney's or its shareholders for monetary damages for breaches of such director's duty of care or other duties as a director. The Charter does not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of a director's duty of loyalty to Shoney's (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions, or (iv) acts or omissions which involve transactions from which the director derived an improper personal benefit. The charter further provides that if the TBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the TBCA, as amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
       2      --  Agreement and Plan of Reorganization, filed as Exhibit 2 to the Current Report of Shoney's, Inc. on Form 8-K filed with the Commission on March 20, 1996 and incorporated herein by this reference.
  3(i),4.1    --  Charter of Shoney's, Inc., as amended, filed as Exhibit 4.1 to Post Effective
                  Amendment No. 3 to the Company's Registration Statement on Form S-8 (File No.
                  33-605) filed with the Commission on October 31, 1988, and incorporated herein by this reference.
 3(ii),4.2    --  Amended and Restated Bylaws of Shoney's, Inc., filed as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February
                  18, 1996 and incorporated herein by this reference.
       4.3    --  Amended and Restated Rights Agreement, dated as of May 25, 1994, between
                  Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights
                  Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on June 9, 1994 and incorporated herein by this reference.
       4.4    --  Amendment No. 1 dated as of April 18, 1995 to Amended and Restated Rights
                  Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and
                  Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the
                  Company's Current Report on Form 8-K filed with the Commission on May 4, 1995, and incorporated herein by this reference.

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
       4.5    --  Amendment No. 2 dated as of June 14, 1996 to Amended and Restated Rights
                  Agreement, dated as of May 25, 1994, between Shoney's, Inc. and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4.5 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, filed with the Commission on June 25, 1996, and incorporated herein by this reference.
       4.6    --  Indenture dated as of April 1, 1989 between the Company and Sovran Bank/Central
                  South, as Trustee relating to $201,250,000 in principal amount of liquid yield option notes due 2004, filed as Exhibit 4.8 to Amendment No. 1 to the Company's
                  Registration Statement on Form S-3 filed with the Commission on April 3, 1989
                  (No. 33-27571), and incorporated herein by this reference.
       4.7    --  Revolving Credit Agreement dated as of July 13, 1988 between the Company and
                  First American National Bank, filed as Exhibit 4.1 and 19.1 to the Company's
                  Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.8    --  Modification Agreement No. 1 dated as of March 5, 1991 to Revolving Credit
                  Agreement, dated as of July 13, 1988 between the Company and First American
                  National Bank, filed as Exhibit 4.2 and 19.2 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.9    --  Alternative Rate Agreement dated as of June 4, 1992 supplementing that certain
                  Revolving Credit Agreement dated as of July 13, 1988 between the Company and
                  First American National Bank, filed as Exhibit 4.36 and 10.29 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
       4.10   --  Note Issuance Agreement, dated as of October 1, 1989, among the Company, Sovran
                  Bank, N.A., as Note Agent and Placement Agent and Sovran Bank/Central South, as
                  Escrow Agent, filed as Exhibit 19.5 and 28.3 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.11   --  Reimbursement Agreement, dated as of October 1, 1989, together with the Standby
                  Note relating thereto, among the Company, Sovran Bank/Central South, Long Term
                  Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York
                  Branch and Sovran Bank/ Central South, as Agent, filed as Exhibit 19.6 and 28.4 to the Company's Current Report on Form 8-K filed with the Commission on
                  December 3, 1991, and incorporated herein by this reference.
       4.12   --  Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement
                  Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank/Central South, Long Term Credit Bank of
                  Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran
                  Bank/Central South, as Agent, filed as Exhibit 4.4 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended August 1, 1993 filed with the
                  Commission on September 15, 1993, and incorporated herein by this reference.
       4.13   --  Modification Agreement No. 2 dated as of June 8, 1994 to Reimbursement
                  Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran
                  Bank/Central South), Long Term Credit Bank of Japan, Limited, New York Branch,
                  Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as
                  Agent, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for
                  the fiscal year ended October 30, 1994 filed with the Commission on January 30,
                  1995, and incorporated herein by this reference.

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
       4.14   --  Note Issuance Agreement, dated as of October 1, 1990, among the Company, Sovran
                  Bank, N.A., as Note Agent and Placement Agent and Sovran Bank/Central South, as
                  Escrow Agent, filed as Exhibit 19.7 and 28.5 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.15   --  Reimbursement Agreement, dated as of October 1, 1990, together with the Standby
                  Note relating thereto, between the Company and Sovran Bank/Central South, filed as Exhibit 19.8 and 28.6 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.16   --  Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement
                  Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank/Central South, filed as Exhibit
                  4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended August
                  1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.
       4.17   --  Modification Agreement No. 2 dated as of April 1, 1994 to Reimbursement
                  Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and NationsBank of Tennessee, N.A. (formerly
                  Sovran Bank/Central South), filed as Exhibit 4.34 to the Company's Annual
                  Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the
                  Commission on January 30, 1995, and incorporated herein by this reference.
       4.18   --  Amended and Restated Note Issuance Agreement, dated as of November 1, 1993, among the Company, NationsBank of Virginia, N.A., as Note Agent and Placement
                  Agent and NationsBank of Tennessee, as Escrow Agent, filed as Exhibit 4.36 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31,
                  1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
       4.19   --  Reimbursement Agreement, dated as of October 1, 1991, together with the Standby
                  Note relating thereto, between the Company and National Bank of Canada, New
                  York Branch, filed as Exhibit 28.10 to the Company's Current Report on Form 8-K
                  filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.20   --  Assignment, Assumption and Modification Agreement dated as of November 4, 1993 relating to Reimbursement Agreement, dated as of October 1, 1991, among the
                  Company, NationsBank of Georgia, N.A. and National Bank of Canada, New York
                  Branch, filed as Exhibit 4.38 to the Company's Annual Report on Form 10-K for
                  the fiscal year ended October 31, 1993 filed with the Commission on January 31,
                  1994, and incorporated herein by this reference.
       4.21   --  Loan Agreement dated as of September 24, 1992 between the Company and CIBC,
                  Inc., filed as Exhibit 4.43 and 10.36 to Post Effective Amendment No. 5 to the
                  Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the
                  Commission on January 25, 1993, and incorporated herein by this reference.
       4.22   --  Modification Agreement No. 1 dated as of October 25, 1992 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC, Inc., filed as
                  Exhibit 4.44 and 10.37 to Post Effective Amendment No. 5 to the Company's
                  Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
       4.23   --  Modification Agreement No. 2 dated as of July 21, 1993 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC, Inc., filed as Exhibit
                  4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended August
                  1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
       4.24   --  Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4 to the Company's Quarterly Report on
                  Form 10-Q for the quarter ended May 9, 1993 filed with the Commission on June
                  23, 1993, and incorporated herein by this reference.
       4.25   --  Modification Agreement No. 1 dated as of July 21, 1993 to Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the
                  quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.
       4.26   --  Loan Agreement dated as of December 1, 1994 between the Company and NationsBank of Tennessee, N.A. filed as Exhibit 4.43 to the Company's Annual Report on Form
                  10-K for the fiscal year ended October 30, 1994 filed with the Commission on
                  January 30, 1995, and incorporated herein by this reference.
       4.27   --  U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement,
                  dated as of July 21, 1993, as amended and restated as of May 3, 1996, among
                  Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York
                  Agency, as the Agent for the Lenders, filed as Exhibit 4.2 to the Company's
                  Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.
       4.28   --  U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among
                  Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and
                  various other financial institutions now or hereafter parties hereto, as the
                  Lenders, and Canadian Imperial Bank of Commerce acting through its New York
                  Agency, as the Agent for the Lenders, filed as Exhibit 4.1 to the Company's
                  Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.
       5      --  Opinion of Wyatt, Tarrant & Combs regarding legality.
       8.1    --  Opinion of Sullivan & Cromwell concerning tax matters.
       8.2    --  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP concerning tax matters.
      10.1    --  License Agreement, dated as of October 25, 1991, between Shoney's Investments,
                  Inc. and Shoney's Lodging, Inc., filed as Exhibit 28.7 to the Company's Current
                  Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
      10.2    --  Amendment No. 1 dated as of September 16, 1992 to License Agreement, dated as of October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc. (formerly Shoney's Lodging, Inc.), filed as Exhibit 10.2 to the
                  Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
      10.3    --  Amendment No. 2 dated as of March 18, 1994 to License Agreement, dated as of
                  October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc. filed as Exhibit 10.3 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference.
      10.4    --  Amendment No. 3 dated as of March 13, 1995 to License Agreement, dated as of
                  October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc., filed as Exhibit 10.4 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference.

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
      10.5    --  Stock Purchase and Warrant Agreement, dated as of October 25, 1991, between
                  Shoney's Investments, Inc. and Gulf Coast Development, Inc. filed as Exhibit
                  28.8 to the Company's Current Report on Form 8-K filed with the Commission on
                  December 3, 1991, and incorporated herein by this reference.
      10.6    --  Agreement dated as of September 15, 1992 between the Company and Raymond L.
                  Danner, filed as Exhibit 10.41 to Post Effective Amendment No. 5 to the
                  Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the
                  Commission on January 25, 1993, and incorporated herein by this reference.
      10.7    --  Consent Decree entered by the United States District Court for the Northern
                  District of Florida on January 25, 1993 in Haynes, et. al v. Shoney's, Inc.,
                  et. al, filed as Exhibit 28 to the Company's Current Report on Form 8-K filed with the Commission on February 3, 1993, and incorporated herein by this reference.
      10.8    --  Shoney's, Inc. 1981 Stock Option Plan, filed as Exhibit 10.8 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, filed with the Commission on June 25, 1996, and incorporated herein by this reference.
      10.9    --  Shoney's, Inc. Stock Option Plan, filed as Exhibit 4.7 to Post Effective
                  Amendment No. 4 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on April 11, 1990, and incorporated herein by this reference.
      10.10   --  Shoney's, Inc. Employee Stock Purchase Plan, filed as Exhibit 4.7 to Post
                  Effective Amendment No. 4 to the Company's Registration Statement on Form S-8
                  (File No. 33-605) filed with the Commission on October 26, 1989, and incorporated herein by this reference.
      10.11   --  Shoney's, Inc. Employee Stock Purchase Plan, as amended through May 1, 1991, filed as Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q for the
                  quarter ended May 12, 1996, as filed with the Commission on June 25, 1996, and incorporated herein by this reference.
      10.12   --  Shoney's, Inc. Employee Stock Bonus Plan, filed as Exhibit 10.9 to the
                  Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
      10.13   --  Shoney's, Inc. Directors' Stock Option Plan, filed as Exhibit 4.38 to the
                  Company's Registration Statement on Form S-8 (File No. 33-45076) filed with the
                  Commission on January 14, 1992, and incorporated herein by this reference.
      10.14   --  Shoney's Ownership Plan 1977, filed as Exhibit 10.47 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.15   --  Captain D's Ownership Plan 1976, filed as Exhibit 10.48 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.16   --  Captain D's Ownership Plan 1978-1979, filed as Exhibit 10.49 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.17   --  Shoney's, Inc. Supplemental Executive Retirement Plan, filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended October
                  29, 1995 filed with the Commission on January 28, 1996, and incorporated herein by this reference, as amended by Amendment No. 1 to the Shoney's Inc.
                  Supplemental Executive Retirement Plan, filed as Exhibit 10.17 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended February 18, 1996 and incorporated herein by this reference.

  NUMBER                                            DESCRIPTION
- -----------       -------------------------------------------------------------------------------
      10.18   --  Employment Agreement dated as of January 13, 1995 between the Company and
                  Taylor H. Henry, filed as Exhibit 10.15 to the Company's Annual Report on Form
                  10-K for the fiscal year ended October 30, 1994 filed with the Commission on
                  January 30, 1995, and incorporated herein by this reference.
      10.19   --  Employment Agreement dated as of January 17, 1995 between the Company and
                  Charles E. Porter, filed as Exhibit 10.16 to the Company's Annual Report on
                  Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.
      10.20   --  Employment Agreement dated as of June 17, 1996, between the Company and W.
                  Craig Barber, filed as Exhibit 10.20 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 12, 1996, filed with the Commission on June 25,
                  1996, and incorporated herein by this reference.
      10.21   --  Employment Agreement dated as of April 11, 1995, between the Company and C.
                  Stephen Lynn, filed as Exhibit 10.20 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference, as amended by Amendment No. 1, filed as Exhibit 10.21 to the Company's Annual Report on Form 10-K for the
                  fiscal year ended October 29, 1995, filed with the Commission on January 28,
                  1996 and incorporated herein by this reference.
      13      --  TPI Enterprises, Inc. 1995 Annual Report to Shareholders. (previously filed).
      13.1    --  TPI Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended April
                  21, 1996.
      21      --  Subsidiaries of Shoney's, Inc. (previously filed)
      23.1    --  Consent of Ernst & Young LLP, independent auditors.
      23.2    --  Consent of Wyatt, Tarrant & Combs (included as part of Exhibit 5).
      23.3    --  Consent of Sullivan & Cromwell (included as part of Exhibit 8.1).
      23.4    --  Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included as part of
                  Exhibit 8.2)
      23.5    --  Consent of Deloitte & Touche LLP.
      24      --  Power of Attorney (included on the Signature Page previously filed)


     (c) The opinions of Salomon Brothers Inc, advisor to Shoney's, and Alex. Brown & Sons Incorporated, advisor to the Special Committee to the Board of Directors of Enterprises, are appendices to the prospectus included in this registration statement.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
     Statement:

             (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.



     (e) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.



     (f) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (g) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.



     (h) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Nashville, State of Tennessee, on June 27, 1996.


                                          SHONEY'S, INC.


                                          By:      /s/  W. CRAIG BARBER
                                            ------------------------------------
                                                      W. Craig Barber
                                          Title: Senior Executive Vice President
                                                 and Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 CAPACITY                    DATE
- ---------------------------------------------   --------------------------------   --------------
                /s/  C. STEPHEN LYNN*           Chairman of the Board, Chief        June 27, 1996
- ---------------------------------------------     Executive Officer, President
               C. Stephen Lynn                    and Director

                 /s/  W. CRAIG BARBER           Senior Executive Vice President     June 27, 1996
- ---------------------------------------------     and Chief Financial Officer
               W. Craig Barber

             /s/  ROBERT M. LANGFORD*           Executive Vice President,           June 27, 1996
- ---------------------------------------------     General Counsel and Secretary
             Robert M. Langford

               /s/  F.E. MCDANIEL, JR.          Vice President and Treasurer        June 27, 1996
- ---------------------------------------------
             F.E. McDaniel, Jr.

               /s/  GREGORY A. HAYES*           Vice President and Controller       June 27, 1996
- ---------------------------------------------
              Gregory A. Hayes

             /s/  DENNIS C. BOTTORFF*           Director                            June 27, 1996
- ---------------------------------------------
             Dennis C. Bottorff

               /s/  CAROLE F. HOOVER*           Director                            June 27, 1996
- ---------------------------------------------
              Carole F. Hoover

            /s/  VICTORIA B. JACKSON*           Director                            June 27, 1996
- ---------------------------------------------
             Victoria B. Jackson

                  SIGNATURE                                 CAPACITY                    DATE
- ---------------------------------------------   --------------------------------   --------------
           /s/  JEFFRY F. SCHOENBAUM*           Director                            June 27, 1996
- ---------------------------------------------
            Jeffry F. Schoenbaum

            /s/  B. FRANKLIN SKINNER*           Director                            June 27, 1996
- ---------------------------------------------
             B. Franklin Skinner

                /s/  CAL TURNER, JR.*           Director                            June 27, 1996
- ---------------------------------------------
               Cal Turner, Jr.

*By:       /s/  W. CRAIG BARBER                                                     June 27, 1996
- ---------------------------------------------
    W. Craig Barber, pursuant to Power of
                   Attorney

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                      DESCRIPTION OF EXHIBITS
- -----------       --------------------------------------------------------------------------------
       2      --  Agreement and Plan of Reorganization, filed as Exhibit 2 to the Current Report of Shoney's, Inc. on Form 8-K filed with the Commission on March 20, 1996 and incorporated herein by this reference.
 3(i), 4.1    --  Charter of Shoney's, Inc., as amended, filed as Exhibit 4.1 to Post Effective
                  Amendment No. 3 to the Company's Registration Statement on Form S-8 (File No.
                  33-605) filed with the Commission on October 31, 1988, and incorporated herein by this reference.
3(ii), 4.2    --  Amended and Restated Bylaws of Shoney's, Inc., filed as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February
                  18, 1996 and incorporated herein by this reference.
       4.3    --  Amended and Restated Rights Agreement, dated as of May 25, 1994, between
                  Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights
                  Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on June 9, 1994 and incorporated herein by this reference.
       4.4    --  Amendment No. 1 dated as of April 18, 1995 to Amended and Restated Rights
                  Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and
                  Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the
                  Company's Current Report on Form 8-K filed with the Commission on May 4, 1995, and incorporated herein by this reference.
       4.5    --  Amendment No. 2 dated as of June 14, 1996 to Amended and Restated Rights
                  Agreement, dated as of May 25, 1994, between Shoney's, Inc. and Harris Trust and
                  Savings Bank, as Rights Agent, filed as Exhibit 4.5 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended May 12, 1996, filed with the
                  Commission on June 25, 1996, and incorporated herein by this reference.
       4.6    --  Indenture dated as of April 1, 1989 between the Company and Sovran Bank/Central
                  South, as Trustee relating to $201,250,000 in principal amount of liquid yield option notes due 2004, filed as Exhibit 4.8 to Amendment No. 1 to the Company's
                  Registration Statement on Form S-3 filed with the Commission on April 3, 1989
                  (No. 33-27571), and incorporated herein by this reference.
       4.7    --  Revolving Credit Agreement dated as of July 13, 1988 between the Company and
                  First American National Bank, filed as Exhibit 4.1 and 19.1 to the Company's
                  Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.8    --  Modification Agreement No. 1 dated as of March 5, 1991 to Revolving Credit
                  Agreement, dated as of July 13, 1988 between the Company and First American
                  National Bank, filed as Exhibit 4.2 and 19.2 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.9    --  Alternative Rate Agreement dated as of June 4, 1992 supplementing that certain
                  Revolving Credit Agreement dated as of July 13, 1988 between the Company and
                  First American National Bank, filed as Exhibit 4.36 and 10.29 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
       4.10   --  Note Issuance Agreement, dated as of October 1, 1989, among the Company, Sovran
                  Bank, N.A., as Note Agent and Placement Agent and Sovran Bank/Central South, as
                  Escrow Agent, filed as Exhibit 19.5 and 28.3 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

  EXHIBIT
  NUMBER                                      DESCRIPTION OF EXHIBITS
- -----------       --------------------------------------------------------------------------------
       4.11   --  Reimbursement Agreement, dated as of October 1, 1989, together with the Standby
                  Note relating thereto, among the Company, Sovran Bank/Central South, Long Term
                  Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York
                  Branch and Sovran Bank/Central South, as Agent, filed as Exhibit 19.6 and 28.4 to the Company's Current Report on Form 8-K filed with the Commission on
                  December 3, 1991, and incorporated herein by this reference.
       4.12   --  Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement
                  Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank/Central South, Long Term Credit Bank of
                  Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran
                  Bank/Central South, as Agent, filed as Exhibit 4.4 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended August 1, 1993 filed with the
                  Commission on September 15, 1993, and incorporated herein by this reference.
       4.13   --  Modification Agreement No. 2 dated as of June 8, 1994 to Reimbursement
                  Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran
                  Bank/Central South), Long Term Credit Bank of Japan, Limited, New York Branch,
                  Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as Agent,
                  filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.
       4.14   --  Note Issuance Agreement, dated as of October 1, 1990, among the Company, Sovran
                  Bank, N.A., as Note Agent and Placement Agent and Sovran Bank/Central South, as
                  Escrow Agent, filed as Exhibit 19.7 and 28.5 to the Company's Current Report on
                  Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.15   --  Reimbursement Agreement, dated as of October 1, 1990, together with the Standby
                  Note relating thereto, between the Company and Sovran Bank/Central South, filed as Exhibit 19.8 and 28.6 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
       4.16   --  Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement
                  Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank/Central South, filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1,
                  1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.
       4.17   --  Modification Agreement No. 2 dated as of April 1, 1994 to Reimbursement
                  Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and NationsBank of Tennessee, N.A. (formerly Sovran
                  Bank/Central South), filed as Exhibit 4.34 to the Company's Annual Report on
                  Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.
       4.18   --  Amended and Restated Note Issuance Agreement, dated as of November 1, 1993, among the Company, NationsBank of Virginia, N.A., as Note Agent and Placement
                  Agent and NationsBank of Tennessee, as Escrow Agent, filed as Exhibit 4.36 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31,
                  1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
       4.19   --  Reimbursement Agreement, dated as of October 1, 1991, together with the Standby
                  Note relating thereto, between the Company and National Bank of Canada, New York
                  Branch, filed as Exhibit 28.10 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
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       4.20   --  Assignment, Assumption and Modification Agreement dated as of November 4, 1993 relating to Reimbursement Agreement, dated as of October 1, 1991, among the
                  Company, NationsBank of Georgia, N.A. and National Bank of Canada, New York
                  Branch, filed as Exhibit 4.38 to the Company's Annual Report on Form 10-K for
                  the fiscal year ended October 31, 1993 filed with the Commission on January 31,
                  1994, and incorporated herein by this reference.
       4.21   --  Loan Agreement dated as of September 24, 1992 between the Company and CIBC,
                  Inc., filed as Exhibit 4.43 and 10.36 to Post Effective Amendment No. 5 to the
                  Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the
                  Commission on January 25, 1993, and incorporated herein by this reference.
       4.22   --  Modification Agreement No. 1 dated as of October 25, 1992 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC, Inc., filed as
                  Exhibit 4.44 and 10.37 to Post Effective Amendment No. 5 to the Company's
                  Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
       4.23   --  Modification Agreement No. 2 dated as of July 21, 1993 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC, Inc., filed as Exhibit
                  4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended August
                  1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.
       4.24   --  Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of
                  Tennessee, N.A., filed as Exhibit 4 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 9, 1993 filed with the Commission on June 23,
                  1993, and incorporated herein by this reference.
       4.25   --  Modification Agreement No. 1 dated as of July 21, 1993 to Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the
                  quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.
       4.26   --  Loan Agreement dated as of December 1, 1994 between the Company and NationsBank of Tennessee, N.A. filed as Exhibit 4.43 to the Company's Annual Report on Form
                  10-K for the fiscal year ended October 30, 1994 filed with the Commission on
                  January 30, 1995, and incorporated herein by this reference.
       4.27   --  U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement,
                  dated as of July 21, 1993, as amended and restated as of May 3, 1996, among
                  Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the
                  Lenders, and Canadian Imperial Bank of Commerce acting through its New York
                  Agency, as the Agent for the Lenders, filed as Exhibit 4.2 to the Company's
                  Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.
       4.28   --  U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among
                  Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.
       5      --  Opinion of Wyatt, Tarrant & Combs regarding legality.
       8.1    --  Opinion of Sullivan & Cromwell concerning tax matters.
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       8.2    --  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP concerning tax matters.
      10.1    --  License Agreement, dated as of October 25, 1991, between Shoney's Investments,
                  Inc. and Shoney's Lodging, Inc., filed as Exhibit 28.7 to the Company's Current
                  Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.
      10.2    --  Amendment No. 1 dated as of September 16, 1992 to License Agreement, dated as of
                  October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc. (formerly Shoney's Lodging, Inc.), filed as Exhibit 10.2 to the
                  Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
      10.3    --  Amendment No. 2 dated as of March 18, 1994 to License Agreement, dated as of
                  October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc. filed as Exhibit 10.3 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference.
      10.4    --  Amendment No. 3 dated as of March 13, 1995 to License Agreement, dated as of
                  October 28, 1991, between Shoney's Investments, Inc. and ShoLodge Franchise
                  Systems, Inc., filed as Exhibit 10.4 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference.
      10.5    --  Stock Purchase and Warrant Agreement, dated as of October 25, 1991, between
                  Shoney's Investments, Inc. and Gulf Coast Development, Inc. filed as Exhibit
                  28.8 to the Company's Current Report on Form 8-K filed with the Commission on
                  December 3, 1991, and incorporated herein by this reference.
      10.6    --  Agreement dated as of September 15, 1992 between the Company and Raymond L.
                  Danner, filed as Exhibit 10.41 to Post Effective Amendment No. 5 to the
                  Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the
                  Commission on January 25, 1993, and incorporated herein by this reference.
      10.7    --  Consent Decree entered by the United States District Court for the Northern
                  District of Florida on January 25, 1993 in Haynes, et. al v. Shoney's, Inc., et.
                  al, filed as Exhibit 28 to the Company's Current Report on Form 8-K filed with the Commission on February 3, 1993, and incorporated herein by this reference.
      10.8    --  Shoney's, Inc. 1981 Stock Option Plan, filed as Exhibit 10.8 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, filed with the
                  Commission on June 25, 1996, and incorporated herein by this reference.
      10.9    --  Shoney's, Inc. Stock Option Plan, filed as Exhibit 4.7 to Post Effective
                  Amendment No. 4 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on April 11, 1990, and incorporated herein by this reference.
      10.10   --  Shoney's, Inc. Employee Stock Purchase Plan, filed as Exhibit 4.7 to Post
                  Effective Amendment No. 4 to the Company's Registration Statement on Form S-8
                  (File No. 33-605) filed with the Commission on October 26, 1989, and incorporated herein by this reference.
      10.11   --  Shoney's Inc. Employee Stock Purchase Plan, as amended through May 1, 1991, filed as Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q for the
                  quarter ended May 12, 1996, as filed with the Commission on June 25, 1996, and incorporated herein by this reference.
      10.12   --  Shoney's, Inc. Employee Stock Bonus Plan, filed as Exhibit 10.9 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.
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      10.13   --  Shoney's, Inc. Directors' Stock Option Plan, filed as Exhibit 4.38 to the
                  Company's Registration Statement on Form S-8 (File No. 33-45076) filed with the
                  Commission on January 14, 1992, and incorporated herein by this reference.
      10.14   --  Shoney's Ownership Plan 1977, filed as Exhibit 10.47 to Post Effective Amendment
                  No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257)
                  filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.15   --  Captain D's Ownership Plan 1976, filed as Exhibit 10.48 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.16   --  Captain D's Ownership Plan 1978-1979, filed as Exhibit 10.49 to Post Effective
                  Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No.
                  2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.
      10.17   --  Shoney's, Inc. Supplemental Executive Retirement Plan, filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended October 29,
                  1995 filed with the Commission on January 28, 1996, and incorporated herein by this reference, as amended by Amendment No. 1 to the Shoney's Inc. Supplemental
                  Executive Retirement Plan, filed as Exhibit 10.17 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended February 18, 1996 and incorporated herein by this reference.
      10.18   --  Employment Agreement dated as of January 13, 1995 between the Company and Taylor
                  H. Henry, filed as Exhibit 10.15 to the Company's Annual Report on Form 10-K for
                  the fiscal year ended October 30, 1994 filed with the Commission on January 30,
                  1995, and incorporated herein by this reference.
      10.19   --  Employment Agreement dated as of January 17, 1995 between the Company and
                  Charles E. Porter, filed as Exhibit 10.16 to the Company's Annual Report on Form
                  10-K for the fiscal year ended October 30, 1994 filed with the Commission on
                  January 30, 1995, and incorporated herein by this reference.
      10.20   --  Employment Agreement dated as of June 17, 1996, between the Company and W. Craig
                  Barber, filed as Exhibit 10.20 to the Company's Quarterly Report on Form 10-Q
                  for the quarter ended May 12, 1996, filed with the Commission on June 25, 1996, and incorporated herein by this reference.
      10.21   --  Employment Agreement dated as of April 11, 1995, between the Company and C.
                  Stephen Lynn, filed as Exhibit 10.20 to the Company's Quarterly Report on Form
                  10-Q for the quarter ended May 14, 1995 filed with the Commission on June 28,
                  1995, and incorporated herein by this reference, as amended by Amendment No. 1, filed as Exhibit 10.21 to the Company's Annual Report on Form 10-K for the
                  fiscal year ended October 29, 1995, filed with the Commission on January 28,
                  1996 and incorporated herein by this reference.
      13      --  TPI Enterprises, Inc. 1995 Annual Report to Shareholders. (previously filed).
      13.1    --  TPI Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended April
                  21, 1996.
      21      --  Subsidiaries of Shoney's, Inc. (previously filed)
      23.1    --  Consent of Ernst & Young LLP, independent auditors.
      23.2    --  Consent of Wyatt, Tarrant & Combs (included as part of Exhibit 5).
      23.3    --  Consent of Sullivan & Cromwell (included as part of Exhibit 8.1).
      23.4    --  Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included as part of
                  Exhibit 8.2).
      23.5    --  Consent of Deloitte & Touche LLP.
      24      --  Power of Attorney (included on the Signature Page previously filed)
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